EXHIBIT 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and between

HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

as Seller

and

CLAUDINE PROPERTY OWNER LLC,
a Delaware limited liability company

as Buyer

Harrah’s Las Vegas Hotel & Casino
3475 South Las Vegas Boulevard
Las Vegas, Nevada

Effective Date: November 29, 2017

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made as of November 29, 2017 (the “Effective Date”) by and between HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company, having an office at One Caesars Palace Drive, Las Vegas, Nevada 89109 (“Seller”), and CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”), having an office at 8329 W. Sunset Road, Suite 210, Las Vegas, Nevada 89113.

W I T N E S S E T H:
WHEREAS, Seller desires to sell and convey and Buyer desires to purchase and acquire all of the equity in the owner of that certain parcel of real property and the buildings and other improvements constructed thereon commonly known as Harrah’s Las Vegas Hotel & Casino, having an address of 3475 South Las Vegas Boulevard, Las Vegas, Nevada, as more particularly bounded and described in Exhibit A annexed hereto and made a part hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

SECTION 1.1 Definitions
In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:
“Affiliate” shall mean with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Alternative Financing” shall have the meaning given in Section 8.8(b).
“Amended and Restated ROFR” shall mean an amendment and restatement of that certain Right of First Refusal Agreement dated as of October 6, 2017, between CEC and VICI, in the form attached hereto as Exhibit H.
“Bright Line Commitment Provision” shall have meaning given in Section 8.8(b).
“Buildings” shall mean all buildings, structures and other improvements and fixtures located on the Land on the Effective Date, collectively.

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located. If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.
“Buyer Guarantor” shall mean VICI Properties 1 LLC, a Delaware limited liability company.
“Buyer Liquidated Damages Amount” shall have the meaning given in Section 9.2.
“Buyer’s Warranties” shall mean, collectively, Buyer’s representations and warranties set forth in Section 7.1.
“Casualty/Condemnation Proceeds” shall have the meaning given in Section 10.2.
“Casualty Notice Date” shall have the meaning given in Section 10.1.
“CEC” shall mean Caesars Entertainment Corporation, a Delaware corporation.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as the same may be further amended from time to time.
“Clark County Real Estate Records” shall mean the Office of the County Recorder of Clark County, Nevada.
“Closing” shall mean the closing of the Transaction.
“Closing Date” shall mean the second (2nd) day of the Closing Period, subject to extension pursuant to Section 6.1(b).
“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller or their respective Affiliates as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller or their respective Affiliates as part of Closing.
“Closing Period” shall mean the period of two (2) consecutive Business Days commencing on December 21, 2017, subject to extension pursuant to Section 6.1(b).
“Commitment Letter” shall have the meaning given in the definition of “Debt Financing Sources.”
“Contracts” shall mean all contracts and agreements, including brokerage agreements, licensing agreements, marketing agreements, design contracts, construction contracts, service and maintenance contracts and agreements, relating to the Property, together with any extensions, renewals, replacements or modifications of any of the foregoing; provided that the term “Contracts” does not include Leases.

“Control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other equity interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Debt Documents” shall have the meaning given in Section 8.8(a).
“Debt Financing” shall have the meaning given in the definition of “Debt Financing Sources.”
“Debt Financing Sources” shall mean the persons that have committed to provide the debt financing (the “Debt Financing”) to finance the Transaction pursuant to a commitment letter, dated as of the date hereof (the “Commitment Letter”), by and among VICI Properties Inc. and the commitment parties thereto, and lenders in respect of the Debt Financing, and any arranger, bookrunner or agent of or under the Debt Financing, their respective Affiliates and their and their Affiliates’ respective officers, directors, incorporators, managers, employees, members, advisors, agents, partners, controlling parties, representatives, successors and assigns.
“Declaration” shall mean that certain Declaration of Covenants, Restrictions and Easements, dated as of August 10, 2011, by and among Harrah’s Las Vegas, LLC, a Nevada limited liability company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, 3535 LV Newco, LLC, a Delaware limited liability company, and Caesars Linq, LLC, a Delaware limited liability company, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of September 12, 2012, and as further amended by that certain Second Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of October 11, 2013.
“Deed” shall have the meaning given in Section 6.2(a).
“Environmental Reports” shall mean that certain Phase I Environmental Site Assessment, prepared by EMG, dated as of November 27, 2017.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“Escrow Agent” shall mean Fidelity National Title Insurance Company, Attn: Frederic Glassman, E-Mail: fred.glassman@fnf.com, Fax: (212) 481-1325.
“Estoppel Certificate” shall mean an estoppel certificate in the form of Exhibit B hereto, delivered pursuant to the Declaration and made by Seller, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, 3535 LV Newco, LLC, a Delaware limited liability company, and Caesars Linq, LLC, a Delaware limited liability company.
“Financing Failure Event” shall have the meaning given in Section 8.8(a).
“Fixtures” shall mean all equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter (a) located in or on, or used in connection with, and (b) permanently affixed to or otherwise incorporated into the Land and/or the buildings and other improvements located on the Land. Notwithstanding the foregoing, Fixtures shall not include any Gaming Equipment.
“Gaming Authorities” shall mean, collectively, (i) the Nevada Gaming Commission, (ii) the Nevada State Gaming Control Board, (iii) the Clark County Liquor and Gaming Licensing Board, and (iv) any other governmental entity that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted or proposed to be conducted within the State of Nevada.
“Gaming Equipment” shall mean any and all gaming devices (as defined in the Nevada Gaming Laws), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including, without limitation, slot machines (as defined in the Nevada Gaming Laws), gaming tables, cards, dice, chips, tokens, player tracking systems, cashless wagering systems (as defined in the Nevada Gaming Laws), electronic betting systems, mobile gaming systems (as defined in the Nevada Gaming Laws), interactive gaming systems (as defined in the Nevada Gaming Laws), inter-casino linked systems (as defined in the Nevada Gaming Laws), on-line slot metering systems (as defined in the Nevada Gaming Laws), and associated equipment (as defined in the Nevada Gaming Laws), together with all improvements and/or additions thereto.
“Gaming License(s)” shall mean any license, qualification, registration, accreditation, permit, approval, finding of suitability or other authorization that is both (a) issued by a state or other governmental regulatory agency or gaming regulatory body and (b) required to operate, carry on or conduct any gaming, gaming device, slot machine, video lottery terminal, table game, race book or sports pool on the Property or any portion thereof, or to operate a casino at the Property.
“Inspections” shall have the meaning given in Section 4.1.
“Intangible Property” shall mean, collectively, all intangible personal property of Seller, that in any way relates to the Property, including (i) any licenses, permits and other written authorizations in effect as of the Closing Date with respect to the Real Property, (ii) any guaranties and warranties in effect as of the Closing Date with respect to any portion of the Real Property or the Personal Property (collectively, “Warranties”) and (iii) all rights in, to and under, and all physical embodiments of, any architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property; provided that the term “Intangible Property” shall not include any zoning or development rights that pertain solely to the Real Property (collectively, “Development Rights”).
“Land” shall mean the real estate legally described in Exhibit A, together with all easements, development rights and other rights appurtenant to the Land or the buildings, structures or other improvements thereon, collectively.
“Laws” shall mean, collectively, all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.

“Lease and Easement Assignment and Acceptance Agreement” shall have the meaning given in Section 6.2(c).
“Lease Assignment and Assumption Agreement” shall have the meaning given in Section 6.2(f).
“Leases” shall mean all leases, licenses and occupancy agreements of an interest in the Real Property and all amendments, modifications, extensions and other written agreements pertaining thereto but excluding (a) the Net Lease, (b) any arrangements for hotel guests or other lodgers to occupy sleeping quarters at the hotel on a transient basis and (c) any agreements or licenses for third parties to use any portion of the Property that do not create an interest in land and do not run with the land.
“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, including liabilities under the Americans with Disabilities Act, CERCLA and RCRA, any state or local counterparts thereof, and any regulations promulgated thereunder.
“Lien” shall mean any of the following to the extent it will be binding on Buyer or New Property Owner after the Closing: any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
“Major Casualty/Condemnation” shall have the meaning given in Section 10.1.
“Material Adverse Effect” shall mean a material adverse effect on (a) the value of the Property, (b) Seller’s authority and/or ability to convey title to the Property within the time or otherwise in accordance with the provisions of this Agreement and/or (c) the use and/or operation of the Property as same is being used and/or operated on the date hereof.
“Material Contracts” shall mean the Declaration.
“Membership Interest Assignment and Assumption Agreement” shall have the meaning given in Section 6.2(c).
“Net Lease” shall mean an amended and restated Lease dated as of the second day of the Closing Period between New Property Owner, as landlord, and Net Lease Tenant, as tenant, in the form of Exhibit C hereto.
“Net Lease Guarantor” shall mean (a) if the Proposed Merger Transaction is consummated prior to Closing, Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (as the surviving entity of a merger with Seller Guarantor, and then renamed Caesars Resort Collection, LLC) shall be the “Net Lease Guarantor” and (b) if the Proposed Merger Transaction is not consummated prior to Closing, then Seller Guarantor shall be the “Net

Lease Guarantor”, in which case the “Guarantor” in Exhibit C and Exhibit D shall be Seller Guarantor.
“Net Lease Guaranty” shall mean a Guaranty of Lease dated as of the second day of the Closing Period by Net Lease Guarantor in favor of New Property Owner, in the form of Exhibit D hereto.
“Net Lease Tenant” shall mean HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company.
“Nevada Gaming Laws” shall mean those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming and, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, the regulations promulgated thereunder, and the Clark County Code, each as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.
“New Property Owner” shall mean a Delaware limited liability company that is (a) duly formed by Seller no earlier than the day preceding the Closing Period pursuant to a certificate of formation and operating agreement reasonably acceptable to Buyer and (b) the sole managing member of which is Seller.
“Non-Party” shall have the meaning given in Section 3.1.
“Objection” shall have the meaning given in Section 3.1.
“Objection Notice” shall have the meaning given in Section 3.1.
“Ordinary Course” shall mean the course of day-to-day operations of the Property, in a manner which does not materially and adversely vary from the policies, practices and procedures in effect as of the Effective Date, and in all events consistent with the obligations of Net Lease Tenant under the Net Lease.
“Other Land Buyer” shall mean Eastside Convention Center, LLC, a Delaware limited liability company, which is an Affiliate of Seller.
“Other Land Property” shall mean the Property (as defined in the Other Land PSA).
“Other Land PSA” shall mean that certain Purchase and Sale Agreement dated as of the date hereof between Other Land Seller, as seller, and Other Land Buyer, as purchaser, with respect to certain land in Las Vegas, Nevada.
“Other Land Seller” shall mean Vegas Development LLC, a Delaware limited liability company, which is an Affiliate of Buyer.
“Owner’s Title Policy” shall mean one (1) or more ALTA owner’s title insurance policies in favor of New Property Owner issued by the Title Company in an aggregate amount equal to the Purchase Price, insuring that fee title to the Real Property is vested in New Property Owner subject only to the Permitted Exceptions, together with a non-imputation endorsement in favor of New Property Owner in the form of Exhibit E hereto.
“Permitted Exceptions” shall mean the following: (a) applicable zoning, building and land use Laws, (b) such state of facts as would be disclosed by an accurate land title survey or a physical inspection of the Property, provided same do not render title uninsurable, do not restrict the current use of the Property and do not have a material impact on the value of the Property, (c) the lien of real estate taxes, assessments and other governmental charges or fees not yet due and payable, (d) the rights of the tenants under the Leases as tenants only, (e) the rights of Net Lease Tenant under the Net Lease, (f) mechanics’ and materialman’s liens first arising after the date hereof that would be permitted to exist under Article XI of the Net Lease if the Net Lease were in effect, (g) inchoate mechanics’ and materialman’s liens that arise in the ordinary course of construction or improvement work at the Property and are not more than sixty (60) days past due, and (h) the title exceptions reflected on Exhibit F hereto (but excluding, in each case, any Required Removal Exceptions that are described in clause (i) or (ii) of the definition of Required Removal Exceptions).
“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.
“Personal Property” shall mean all tangible personal property that is in any way related to the Real Property and that Seller owns or possesses, including any such property that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including all books, records and files of Seller relating to the Real Property.
“Proceedings” shall have the meaning given in Section 11.14.
“Prohibited Person” shall have the meaning given in Section 7.1(c).
“Property” shall mean the Real Property; provided, that, for the avoidance of doubt, the term “Property” does not include Personal Property and does not include Intangible Property.
“PSA Buyer Guaranty” shall mean a Guaranty dated as of the Effective Date by Buyer Guarantor in favor of Seller.
“PSA Seller Guaranty” shall mean a Guaranty dated as of the Effective Date by Seller Guarantor in favor of Buyer.
“Purchase Price” shall have the meaning given in Article 2.
“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., as the same may be amended from time to time.
“REA” shall mean that certain Shared Roadway And Reciprocal Easement Agreement, dated January 16, 1998, by and among Seller, Las Vegas Sands, Inc., a Nevada corporation,

Venetian Casino Resorts, LLC, a Nevada limited liability company, and Interface Group Nevada, Inc., a Nevada corporation dba Sands Exposition and Convention Center.
“Real Property” shall mean the Land, all Buildings, the Development Rights and any, to the extent constituting rights and privileges in real property, rights and privileges pertaining thereto, collectively. For the avoidance of doubt, the Real Property includes Seller’s ownership interest in adjoining roadways, alleyways, strips, gores and the like appurtenant to the real estate described above; all buildings, structures, Fixtures and improvements of every kind that are, as of the date hereof (subject to the other express provisions of this Agreement), located on or permanently affixed to the Land or on the improvements that are located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures.
“Remove” with respect to any exception to title shall mean that Seller, at its sole cost, removes such title exception of record and/or causes the Title Company to omit the same from the Owner’s Title Policy at Closing; provided, however, that Seller shall only be permitted to cause the Title Company to omit from the Owner’s Title Policy (without removing the same of record) the following title exceptions: mechanics’ and materialman’s liens for work, the aggregate amount of which is no greater than Two Hundred Fifty Thousand Dollars ($250,000.00).
“Required Removal Exceptions” shall mean, collectively, (i) all mortgages, deeds of trust, deeds to secure debt or other security documents recorded against or otherwise secured by the Property or any portion thereof and related UCC filings and assignment of leases and rents and other evidence of indebtedness secured by the Property; (ii) liens or other encumbrances or title matters intentionally created or consented to by Seller or its Affiliates after the date hereof other than the Net Lease (but not including unrecorded mechanics’ or materialman’s liens); and (iii) the following so long as they are (A) not Permitted Exceptions, (B) not caused by the acts or omissions of Buyer, and (C) not consented to by Buyer: (1) judgments against Seller or New Property Owner; and (2) liens or other encumbrances or matters to the extent any of them shall be in a readily determined monetary amount, but only (in the case of (iii)) if the cost to remove such liens or encumbrances does not exceed Twenty Million Dollars ($20,000,000.00).
“Seller Guarantor” shall mean Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company.
“Seller’s Knowledge” or words of similar import shall refer to the current actual knowledge (without any duty of investigation) of Matt Krystofiak and Mariya Bobo Lange.
“Seller Liquidated Damages Amount” shall have the meaning given in Section 9.1.
“Seller’s NPO Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Sections 7.2(p) and (q).
“Seller’s Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Section 7.2.

“Survival Period” shall have the meaning given in Section 7.3(a).
“Tenant” shall mean any tenant of the Property under a Lease.
“Tenant’s Title Policy” shall mean one (1) or more ALTA leasehold owner’s title insurance policies in favor of Net Lease Tenant issued by the Title Company in an aggregate amount determined by Seller in its reasonable discretion, insuring that leasehold title to the Real Property is vested in Net Lease Tenant subject only to exceptions not caused by the acts of Buyer.
“Title Commitment” shall mean the Title Commitment from the Title Company annexed to this Agreement as Exhibit I.
“Title Company” shall mean Fidelity National Title Insurance Company, Attn: Frederic Glassman, E-Mail: fred.glassman@fnf.com, Fax: (212) 481-1325 and such other nationally recognized title insurance company, if any, as Buyer shall elect to act as co-insurers with Fidelity.
“Transaction” shall mean the transactions contemplated by this Agreement and the Other Land PSA, collectively.
“Update” shall have the meaning given in Section 3.1.
“VICI” shall mean VICI Properties L.P., a Delaware limited partnership.
"VICI REIT” shall have the meaning given in Section 8.8 (a).
SECTION 1.2 Terms Generally Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All references in this Agreement to “not to be unreasonably withheld” or correlative usage, mean “not to be unreasonably withheld, delayed or conditioned”. Any accounting term used but not defined herein shall have the meaning assigned to it in accordance with GAAP. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless such phrase already appears. The word “or” is not exclusive and is synonymous with “and/or” unless it is preceded by the word “either”. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.
ARTICLE 2
SALE OF PROPERTY

Subject to and upon the terms and conditions of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of the Membership Interests (as defined below) in New Property Owner, which New Property Owner will own the Property subject only to the Permitted Exceptions. In consideration therefor, Buyer shall pay to Seller One Billion One Hundred Thirty-Six Million Two Hundred Thousand and No/100 Dollars ($1,136,200,000.00) (the “Purchase Price”). The Purchase Price shall be paid as set forth in this Article 2. For the avoidance of doubt, Seller is not selling to Buyer, Buyer is not acquiring from Seller, and New Property Owner shall not own, directly or indirectly, any Personal Property or Intangible Property.

SECTION 2.1 Cash at Closing. On the Closing Date, Buyer shall deposit or cause to be deposited into escrow with the Escrow Agent an amount equal to the Purchase Price, in immediately available funds as more particularly set forth in Section 6.1. Such escrow shall be held and delivered by Escrow Agent in accordance with the provisions of such Section 6.1.

ARTICLE 3
TITLE MATTERS

SECTION 3.1 Title Objections; Required Removal Exceptions. Buyer shall have the right to have title updated, and shall provide to Seller any update to the Title Commitment (as applicable, an “Update”) that Buyer obtains upon Buyer’s receipt thereof. Buyer shall give Seller written notice (an “Objection Notice”) of any exception to title to the Property in the Update that is not a Permitted Exception and to which Buyer objects (an “Objection”). Seller shall have no obligation to bring any action or proceeding, or to incur any expense or liability, to Remove an Objection. If Seller elects to attempt to remedy any Objection, then Seller shall notify Buyer in writing within two (2) Business Days after Seller receives the Objection Notice, in which case Seller will endeavor to remedy such Objection, but Seller will have no liability to Buyer if Seller is unable or fails to remedy such Objection (unless such objection is a Required Removal Exception). If Seller either is unable to convey title to the Property in accordance with the provisions of this Agreement, or elects not to remedy any Objection(s) which it may elect not to Remove, then Seller may so notify Buyer in writing within two (2) Business Days after Seller receives the Objection Notice referencing such Objection(s). If Buyer delivers an Objection Notice to Seller, and (a) Seller does not notify Buyer within such two (2) Business Day period that Seller will attempt to cure such Objection, or (b) Seller notifies Buyer within such two (2) Business Day period that Seller will not attempt to cure such Objection, then, Buyer shall have the right to elect, by written notice to Seller given not later than the second (2nd) Business Day after (a) the receipt by Buyer of notice from Seller that Seller will not cure such Objection or (b) the second (2nd) Business Day after Seller received such Objection Notice if Seller did not within such two (2) Business Day period elect to cure such Objection, either (x) to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller (in which case the exception to which Buyer had raised an Objection and which Seller did not elect to cure shall be deemed to be a Permitted Exception), or (y) to terminate this Agreement. If Buyer delivers an Objection Notice to Seller, and Seller does not notify Buyer within such two (2) Business Day period that Seller will attempt to cure such Objection, then Seller shall be deemed to have elected not to remedy such

Objection(s). The Closing shall be adjourned (but not beyond December 28, 2017) to permit such process to be completed, and if such process shall be ongoing as of 11:59 p.m. on December 28, 2017, then this Agreement will automatically terminate without either party having any liability (other than obligations that, pursuant to the express terms hereof, survive termination hereof (for the avoidance of doubt, Seller’s failure to Remove any exception that is not a Required Removal Exception shall be neither a breach nor a default hereunder)) unless Buyer agrees to accept such title as Seller is able to convey, without any reduction of the Purchase Price or any credit or allowance on account thereof or any other claim against Seller. If Buyer elects to terminate this Agreement pursuant to the preceding clause (b), then this Agreement shall terminate and be deemed null, void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Seller shall be required to Remove all Required Removal Exceptions at or prior to Closing.

ARTICLE 4
ACCESS; AS-IS SALE

SECTION 4.1 Buyer’s Access to the Property (a) During the period between the Effective Date and the Closing Date, Buyer, at its cost, may conduct such surveys and non-invasive investigations and inspections of the Property (collectively “Inspections”) as Buyer elects in its sole discretion and Seller, at reasonable times, shall provide reasonable access to the Property to Buyer and Buyer’s consultants and other representatives for such purpose. Buyer’s right to perform the Inspections shall be subject to and will not unreasonably interfere with or disturb the rights of tenants, guests and customers at the Property and the Inspections shall not unreasonably interfere with the Seller’s business operations. Buyer and its agents, contractors and consultants shall comply with Seller’s reasonable requests with respect to the Inspections to minimize such interference. Buyer will cause each of Buyer’s consultants that will be performing such tests and inspections (other than purely visual inspections) to provide (as a condition to performing such Inspections) proof of commercial general liability insurance on an occurrence form with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate limit bodily injury, death and property damage per occurrence shall be provided to Seller.
(b) Buyer hereby agrees to indemnify and hold harmless Seller from and against any loss that Seller shall incur as the result of the acts of Buyer or Buyer's representatives or consultants in conducting physical diligence with respect to the Property, or, in the case of physical damage to the Property resulting from such physical diligence, for the reasonable cost of repairing or restoring the Property to substantially its condition immediately prior to such damage (unless Buyer promptly shall cause such damage to be repaired or restored); provided, however, (i) the foregoing indemnity and agreement to hold Seller harmless shall not apply to, and Buyer shall not be liable or responsible for, (A) the discovery of any fact or circumstance not caused by Buyer or its representatives or consultants (except to the extent Buyer exacerbates such fact or circumstance), (B) any pre-existing condition (except to the extent Buyer exacerbates such pre-existing condition), or (C) the negligence or willful misconduct of Seller, any of Seller’s Affiliates or any of their respective agents, employees, consultants or representatives and (ii) in no event shall Buyer be liable for any consequential, punitive or special damages; provided that, for the avoidance of doubt, such waiver of consequential, punitive and special damages shall not be deemed a waiver of damages that Seller is required to pay to a party other than Seller or an Affiliate of Seller in respect of consequential, punitive or special damages.

SECTION 4.2 As-Is Provision. Buyer acknowledges and agrees that:

(a)SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER OR ANY AFFILIATE SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE TO BUYER AT CLOSING, BUYER AGREES THAT: (i) BUYER SHALL ACCEPT THE MEMBERSHIP INTERESTS AND THE PROPERTY IN THEIR PRESENT STATE AND CONDITION AND “AS-IS WITH ALL FAULTS”; (ii) SELLER SHALL NOT BE OBLIGATED TO DO ANY RESTORATION, REPAIRS OR OTHER WORK OF ANY KIND OR NATURE WHATSOEVER ON OR AFFECTING THE PROPERTY AND, SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THE NET LEASE, SELLER SHALL NOT BE RESPONSIBLE FOR ANY WORK ON OR IMPROVEMENT OF THE PROPERTY NECESSARY (x) TO CAUSE THE PROPERTY TO MEET ANY APPLICABLE HAZARDOUS WASTE LAWS, (y) TO REPAIR, RETROFIT OR SUPPORT ANY PORTION OF THE IMPROVEMENTS DUE TO THE SEISMIC OR STRUCTURAL INTEGRITY (OR ANY DEFICIENCIES THEREIN) OF THE IMPROVEMENTS, OR (z) TO CURE ANY VIOLATIONS; AND (iii) NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR DISCOVERED AFTER THE CLOSING DATE, SHALL AFFECT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY OR TO PERFORM ANY OTHER ACT OTHERWISE TO BE PERFORMED BY BUYER UNDER THIS AGREEMENT, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY ACTION, PROCEEDING, CLAIM OR RIGHT OF DAMAGE OR RESCISSION AGAINST SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT.

(b)BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS TO BE DELIVERED BY SELLER OR ANY AFFILIATE THEREOF TO BUYER AT CLOSING, NEITHER SELLER, NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (I) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE (PRESENT OR

PROPOSED), OCCUPANCY OR OPERATION OF THE PROPERTY, (II) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS OPERATIONS, (III) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS OPERATIONS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (IV) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN ANY DOCUMENTATION OR OTHER INFORMATION PROVIDED TO BUYER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (V) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.

ARTICLE 5
NO ADJUSTMENTS or PRORATIONS; CLOSING COSTS

SECTION 5.1 No Adjustments or Prorations of Income or Expenses. Because New Property Owner, as landlord, and Net Lease Tenant, as tenant, will enter into the Net Lease during the Closing Period, as between Seller and Buyer there will be no adjustment or proration of income or expenses relating to the Property.

SECTION 5.2 Closing Costs. Closing costs shall be allocated between Buyer and Seller as follows:

(a)    Buyer shall pay the following closing costs: (i) all premiums and charges of the Title Company for the Owner’s Title Policy (other than in respect of a non-imputation endorsement, as set forth below), (ii) the cost of any surveys of the Property obtained by Buyer, and any updates thereto, (iii) fifty percent (50%) of (A) the cost of any non-imputation endorsement obtained by Buyer in connection with the Transaction and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing and (iv) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants.

(b)    Seller shall pay the following closing costs: (i) all fees due its attorneys, (ii) all costs incurred by Seller in connection with the Removal of any Required Removal Exceptions or other title exceptions that Seller elects or is required to remove, (iii) all costs to issue Tenant’s Title Policy, (iv) all fees associated with recording the Memorandum of Lease, and (v) fifty percent (50%) of (A) the cost of any non-imputation endorsement obtained by Buyer in connection with the Transaction and (B) any escrow charges imposed by the Escrow Agent and/or Title Company in connection with the Closing.

(c) Survival. The provisions of this Section 5.2 shall survive Closing and not be merged therein.

ARTICLE 6
CLOSING

SECTION 6.1 Closing Mechanics.

(a)    The parties shall conduct an escrow Closing through the Escrow Agent as escrowee so that it will not be necessary for any party to attend Closing. The escrow Closing shall be conducted in accordance with an escrow arrangement, and pursuant to an escrow agreement, reasonably acceptable to Seller, Buyer and the Escrow Agent (the “Escrow Arrangement”). The Closing shall occur during the Closing Period in accordance with the provisions of subsection 6.1(b) hereof.

(b)    On the first (1st) day of the Closing Period, Seller shall cause New Property Owner to be formed and then convey the Property to New Property Owner pursuant to the Deed, and New Property Owner and Seller will enter into a short form lease of the Property in the form of Exhibit U (the “Short Form of Lease”), the Lease and Easement Assignment and Acceptance Agreement, and the Lease Assignment and Assumption Agreement. On the Closing Date, provided all conditions precedent to Seller’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.5, Seller shall assign and transfer all of the Membership Interests to Buyer and provided all conditions precedent to Buyer’s obligations hereunder have been satisfied (or waived) in accordance with Section 6.4, Buyer agrees to pay the Purchase Price to Seller, in each case, in accordance with the Escrow Arrangement and Seller and New Property Owner will enter into the Net Lease and the Memorandum of Lease, and Net Lease Guarantor shall execute and deliver the Net Lease Guaranty. Upon written notice from Seller to Buyer, or Buyer to Seller, as applicable, on or prior to the then scheduled Closing Period, each of Seller and Buyer shall be entitled to adjourn the then scheduled Closing Period for up to six (6) days in the aggregate, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017, and in no event will the Closing occur after December 28, 2017. Notwithstanding anything to the contrary contained herein, it is expressly agreed to by Seller and Buyer that TIME IS OF THE ESSENCE with respect to Seller's and Buyer's respective obligations to consummate the Transaction on the Closing Date.

(c)    The items to be delivered by Seller or Buyer in accordance with the terms of Sections 6.2 or 6.3 (other than those pursuant to subsections 6.2(a) through (c) and 6.2(g)) shall be delivered to Escrow Agent on the Closing Date.

SECTION 6.2 Seller’s Closing Deliveries. During the Closing Period, Seller shall execute and deliver (or cause to be executed and delivered by its Affiliates), and, have acknowledged, as applicable, the following and make such payments as specified below (it being understood and agreed that the documents referenced in subsections 6.2(a) through (c), and 6.2(g) shall be executed, delivered and acknowledged (and, in the case of the Deed, be recorded in the Clark County Real Estate Records) on the first day of the Closing Period (with original fully-executed counterparts thereof delivered to Buyer on the Closing Date) and the other documents, materials and payments shall be executed, delivered, acknowledged and paid, as applicable on the Closing Date and, in the case of the Memorandum of Lease, be submitted for recording in the Clark County Real Estate Records):

(a)    Deed. A deed for the Property in the form of Exhibit J attached hereto (the “Deed”), and the State of Nevada Declaration of Value, executed, acknowledged and delivered by Seller and New Property Owner, as applicable, conveying the Property to New Property Owner.
(a)Short Form Lease. The Short Form of Lease executed and delivered by Seller and New Property Owner.

(b)Lease and Easement Assignment and Acceptance Agreement. An assignment and acceptance of the Leases, the REA and certain other recorded easements and agreements in the form of Exhibit K-1 attached hereto (the “Lease and Easement Assignment and Acceptance Agreement”), executed and delivered by Seller and New Property Owner, pursuant to which Seller assigns all of its interest in the Leases and the REA to New Property Owner and New Property Owner accepts such assignment.

(c)Evidence of Deed Recordation Etc. Reasonable evidence of the formation of New Property Owner in Delaware, that New Property Owner is qualified to do business and is in good standing in the State of Nevada, and that the Deed was duly recorded in the Clark County Real Estate Records, and that the Lease and Easement Assignment and Acceptance Agreement, Net Lease, Lease Assignment and Assumption Agreement, Net Lease Guaranty and Memorandum of Lease have been fully executed and delivered (including such estoppels and reaffirmations from Seller and its Affiliates as Buyer shall reasonably require).

(d)Net Lease and Net Lease Guaranty. The Net Lease, executed and delivered by New Property Owner and Net Lease Tenant, and the Net Lease Guaranty, executed and delivered by Net Lease Guarantor.

(e)Membership Interest Assignment and Assumption Agreement. An assignment and assumption agreement with respect to all of the membership interests in New Property Owner (the “Membership Interests”) in the form of Exhibit L attached hereto (the “Membership Interest Assignment and Assumption Agreement”), executed and delivered by Seller, pursuant to which Seller assigns and transfers all such membership interests to Buyer.

(f)Lease Assignment and Assumption Agreement. An assignment and assumption of the Leases in the form of Exhibit K-2 attached hereto (the “Lease Assignment and Assumption

Agreement”), executed and delivered by New Property Owner and Net Lease Tenant, pursuant to which New Property Owner assigns all of its interest, if any, in the Leases to Net Lease Tenant and Net Lease Tenant assumes all obligations under the Leases.

(g)Notice to Tenants. One (1) original form letter in the form of Exhibit M attached hereto, executed by Seller, duplicate copies of which shall be delivered by Buyer after Closing to each Tenant.

(h)Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit N attached hereto, in compliance with Treasury Regulations Section 1.1445-2(b)(2) (the “FIRPTA Affidavit”), executed and delivered by Seller.

(i)Amended and Restated ROFR. The Amended and Restated ROFR, executed and delivered by CEC.

(j)Evidence of Authority. Delivery by Seller of documentation to establish to Buyer’s and the Title Company’s reasonable satisfaction the due authorization of Seller’s, New Property Owner’s, Net Lease Tenant’s, Net Lease Guarantor’s and CEC’s consummation of the Transaction, including Seller’s execution of this Agreement and Seller’s, New Property Owner’s, Net Lease Tenant’s, Net Lease Guarantor’s and CEC’s execution of the Closing Documents required to be delivered by each such party.

(k)Title Affidavit, Non-Imputation Affidavit and Related Documents. An owner’s affidavit in the form of Exhibit O-1 attached hereto, a non-imputation affidavit in the form of Exhibit O-2 attached hereto, and such other documents, certificates, indemnities and affidavits as may be otherwise agreed upon by Seller and Buyer in each of their reasonable discretions and/or reasonably and customarily required by the Title Company to consummate the Transaction, executed and delivered by Seller and New Property Owner, as applicable.

(l)Seller Costs. Seller shall cause costs required to be paid by Seller under the provisions of this Agreement to be debited against the proceeds to Seller on the Title Company’s settlement statement.

(m)Memorandum of Lease. A memorandum of lease for the Net Lease in the form of Exhibit P attached hereto (the “Memorandum of Lease”), executed, acknowledged and delivered by New Property Owner and Net Lease Tenant.
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(n)Updated List of Leases and Material Contracts. Updates of Schedule 7.2(i) and Schedule 7.2(j) attached hereto as of the Closing Date.

(o)Estoppel Certificate. The Estoppel Certificate, executed and delivered by Seller, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, 3535 LV Newco, LLC, a Delaware limited liability company, and Caesars Linq, LLC, a Delaware limited liability company.

(p)Joinder. Joinders to the Declaration, each delivered pursuant to Section 2.4 of the Declaration and in the form attached to the Declaration as Exhibit O, and executed and submitted for recording in the Clark County Real Estate Records, in the following order: first, by 3535 LV Newco, LLC, a Delaware limited liability company; and second, by New Property Owner.

(q)Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit Q, executed and delivered by Seller, stating that the representations and warranties of Seller contained in Section 7.2 hereof are true, correct and complete in all material respects as of each day of the Closing Period, except to the extent they expressly relate to an earlier date.

SECTION 6.3 Buyer’s Closing Deliveries. On the Closing Date, Buyer shall execute and deliver (or cause to be executed and delivered by its Affiliates), and, have acknowledged, as applicable, the following and make such payments as specified below:

(a)    Purchase Price. The Purchase Price, plus any other amounts required to be paid by Buyer at Closing hereunder.

(b) Membership Interest Assignment and Assumption Agreement. The Membership Interest Assignment and Assumption Agreement, executed and delivered by Buyer.

(c) Amended and Restated ROFR. The Amended and Restated ROFR, executed and delivered by VICI.

(d) Evidence of Authority. Delivery by Buyer of documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s and VICI’s consummation of the Transaction, including Buyer’s execution of this Agreement and Buyer’s and VICI’s execution of the Closing Documents required to be delivered by each such party.

(e) Certificate of Representations and Warranties. A certificate, dated as of the Closing Date, in substantially the form attached hereto as Exhibit R, executed and delivered by Buyer, stating that the representations and warranties of Buyer contained in Section 7.1 hereof are true, correct and complete in all material respects as of the Closing Date, except to the extent they expressly relate to an earlier date.

(f) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer in each of their reasonable discretions to consummate the Transaction.

SECTION 6.4 Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or prior to the Closing Date:

(a)    Representations True. All Seller’s Warranties shall be true and correct in all material respects on and as of each day of the Closing Period as if made on and as of each such date except to the extent that they expressly relate to an earlier date.

(b)     Deed; Title Condition. The Deed shall have been duly recorded in the Clark County Real Estate Records, the New Property Owner shall own fee simple title (other than with respect to appurtenant interests constituting Real Property in which Seller does not hold fee simple title) to the Real Property, title to the Real Property shall be as provided in Section 3.1 and, assuming Buyer pays the premium in respect thereof, the Title Company shall irrevocably commit to issue the Owner’s Title Policy to New Property Owner.

(c)    Seller’s Deliveries Complete. Seller shall have executed and delivered (or caused to be executed and delivered), and have acknowledged, as applicable, all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or during the Closing Period.

(d)    Other Land PSA. The closing under the Other Land PSA shall be consummated concurrently with the Closing hereunder.

(e)    No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

(f)    No Involuntary Bankruptcy. A petition shall not have been filed against Seller or New Property Owner under the Federal Bankruptcy Code or any similar Laws.

SECTION 6.5 Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or during the Closing Period:

(a)    Representations True. All Buyer’s Warranties shall be true and correct in all material respects on and as of each day of the Closing Period, as if made on and as of each such date except to the extent they expressly relate to an earlier date.

(b)    Buyer’s Deliveries Complete. Buyer shall have timely delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to Closing.

(c)    Other Land PSA. The closing under the Other Land PSA shall be consummated concurrently with the Closing hereunder.

(d)    No Legal Impediment. There shall not be in effect any law, or any injunction or order of any governmental or judicial authority of competent jurisdiction prohibiting, restraining, enjoining or otherwise preventing the consummation of the Transaction.

(e)    Memorandum of Lease / Tenant’s Title Policy. The Memorandum of Lease shall have been submitted for recording in the Clark County Real Estate Records and, assuming that Seller pays the premium in respect thereof, the Title Company shall be irrevocably committed to issue the Tenant’s Title Policy to Net Lease Tenant.

SECTION 6.6 Failure of Conditions Precedent. In the event any of the conditions set forth in this Article 6 are neither waived nor satisfied as of the applicable day of the Closing Period (subject to Seller’s and Buyer’s rights to extend the Closing Period pursuant to the terms of this Agreement) and the provisions of Article 9 do not apply, Seller or Buyer (as applicable) may terminate this Agreement by notice to the other party, and thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement. If the Closing does not occur on or before December 28, 2017, this Agreement shall automatically terminate, other than those terms that, pursuant to the express terms hereof, survive termination hereof.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Buyer’s Representations. Buyer represents and warrants to Seller as of the Effective Date and as of each date of the Closing Period, as follows:

(a)    Buyer’s Authorization; Non-Contravention. Buyer and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, (ii) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Buyer and its Affiliates, as applicable, enforceable in accordance with their respective terms. Except as set forth in Section 7.3(d), the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and its Affiliates, as applicable, and the performance of the obligations of Buyer and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Buyer’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Buyer, (y) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Date, and (iii) no “Event of Default” exists under (and as defined in) that certain First Lien Credit Agreement, dated as of October 6, 2017 (as amended from time to time), among VICI Properties 1 LLC, as the borrower, the lenders party thereto from time to time and Wilmington Trust, National Association, as administrative agent; provided, however, that the representation and warranty made in this subsection (iii) is made only as of the Effective Date and shall not be remade as of each date of the Closing Period.

(b)    Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

(c)    OFAC; Patriot Act. Buyer hereby represents and warrants to Seller that Buyer is not, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are, (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Buyer hereby represents and warrants to Seller that no funds tendered to Seller under the terms of this Agreement are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Buyer will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

SECTION 7.2 Seller’s Representations. Seller represents and warrants to Buyer, as of the Effective Date and as of each day of the Closing Period as set forth below, as follows:

(a)    Seller’s Authorization; Non-Contravention. Seller and each of its Affiliates that is executing any Closing Document, as applicable, (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction, and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and its Affiliates, as applicable, and such instruments, obligations and actions are valid and legally binding upon Seller and its Affiliates, as applicable, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and its Affiliates, as applicable, and the performance of the obligations of Seller and its Affiliates, as applicable, hereunder or thereunder will not (w) result in the violation of any Laws, or any provision of Seller’s or its Affiliates’, as applicable, organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Seller, (y) except with respect to Net Lease Guarantor prior to the Closing, subject to Section 7.3(d) hereof, conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller or its Affiliates, as applicable, is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) subject to Section 7.3(d) hereof, require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Period.

(b)    New Property Owner’s Authorization; Non-Contravention. After the formation of the New Property Owner on the first day of the Closing Period and through the Closing Date, (i) New Property Owner shall be duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) New Property Owner shall be authorized to consummate the Transaction, and fulfill all of its obligations hereunder and under all Closing Documents to be executed by New Property Owner and such instruments, obligations and actions shall be valid and legally binding upon New Property Owner, enforceable in accordance with their respective terms. After the formation of the New Property Owner on the first day of the Closing Period and through the Closing Date, the execution and delivery of all Closing Documents to be executed by New Property Owner and the performance of the obligations of New Property Owner thereunder shall not (w) result in the violation of any Laws, or any provision of New Property Owner’s organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon New Property Owner, (y) subject to Section 7.3(d) hereof, conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which New Property Owner is bound, except to the extent that such conflict, inconsistency or default, as the case may be, would not reasonably be expected to have a Material Adverse Effect, or (z) subject to Section 7.3(d) hereof, require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained or will be obtained on or prior to the Closing Period.

(c)    Bankruptcy. As of the Effective Date, no petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws. As of each day of the Closing Period, no petition has been filed by New Property Owner under the Federal Bankruptcy Code or any similar Laws.

(d)    OFAC; Patriot Act. Seller hereby represents and warrants to Buyer that Seller is not, nor to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are Prohibited Persons. Seller hereby represents and warrants to Buyer that no funds tendered to Buyer under the terms of this Agreement are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Seller will not knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Property.

(e)    Environmental Laws. Except as disclosed in the Environmental Reports, Seller has complied and Seller and the Property are now complying with all Environmental Laws (as defined in the Net Lease), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(f)    Real Property. The Real Property comprises all of the real property used in the operation of the property commonly known as “Harrah’s Las Vegas Hotel & Casino”.

(g)    Litigation. Except as set forth in Schedule 7.2(g) with respect to certain litigation against Seller, which litigation does not affect the Property or New Property Owner, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding that is pending, or to Seller’s knowledge threatened in writing, against Seller, New Property Owner, the Property or the Membership Interests (other than, in the case of Seller, New Property Owner and the Property, claims for personal injury, property damage, worker's compensation or employment practices liability for which Seller’s insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits).

(h)    Compliance with Laws. Subject to the provisions of Section 7.2(e) with respect to Environmental Laws, the Property, and Seller’s operations at the Property, are in compliance with all applicable Laws, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(i)    Leases. The Leases which demise space at the Property are listed on Schedule 7.2(i), which is true, accurate and complete in all material respects as of the date set forth thereon, and except as set forth thereon, such Leases have not been amended or modified, and to Seller’s Knowledge, there is no material default under any such Lease except as set forth in Section 7.3(d). There are no separate agreements between Seller or New Property Owner and any party to any Lease with respect to the use or occupancy of the Property other than as specified on Schedule 7.2(i). Such Schedule shall be appropriately adjusted to reflect leasing matters in accordance with Section 7.3(e) hereof. Seller has furnished to Buyer true, correct and complete copies of all Leases, in all material respects, all of which are in full force and effect.

(j)    Contracts. The Material Contracts in effect with respect to the Property are set forth on Schedule 7.2(j), which is true, accurate and complete in all material respects as of the date set forth thereon, and except as set forth thereon, such Material Contracts have not been amended or modified, and to Seller’s Knowledge, there is no default under any such Material Contract, except for the Declaration of Covenants, Restrictions and Easements listed as item one on Schedule 7.2(j), which default is the result of the failure to obtain a joinder as required thereunder. Seller has furnished to Buyer true, correct and complete copies of all Material Contracts, all of which are in full force and effect.

(k)    Union Agreement; Employees. As of the Closing Date, (a) New Property Owner does not have any employees, (b) neither Seller nor any Affiliate thereof has any employees, who will have any right to employment by, or to Seller’s knowledge, claim against, New Property Owner, (c) neither Seller nor any affiliate thereof is a party to or bound by any collective bargaining agreement or other agreement with any labor organization that gives rise to any claims against New Property Owner and (d) there are no outstanding claims against Seller under any collective bargaining agreement or other agreement with a labor organization to which Seller is a party which relates to New Property Owner.

(l)    Taxes. Seller has timely filed with the appropriate taxing authorities all tax returns that it has been required to file with respect to the Property. All such tax returns are true, correct, and complete in all material respects. All taxes (including any interest or penalties thereon) owed by Seller with respect to the Property have been paid prior to delinquency.

(m)    Financial Information. The financial information attached as Exhibit T hereto (the “Financial Information”) (other than projections with respect to future periods included therein) (i) was derived from the books and records of Seller and has been prepared, or derived from information prepared on a basis consistent with prior periods, and (ii) fairly presents in all material respects the results of operations of the Seller and the Property as of their respective dates and for the respective periods presented, subject to normal year-end adjustments. Since September 30, 2017, there has been no material adverse change in the condition of the Property or in the property, business, operations or financial condition of Seller. The projections contained in the Financial Information were prepared by Seller based on assumptions that are to its knowledge reasonable and customary.

(n)    ERISA. Seller is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(o)    Condemnation. As of the Effective Date, no condemnation or eminent domain proceeding in which Seller has received written notice is pending with respect to the Property, and to Seller’s Knowledge, no such proceeding is threatened, or contemplated, in writing.

(p)    Membership Interests. As of the Closing Date, (i) immediately prior to assignment thereof to Buyer, Seller is the lawful owner of the Membership Interests, free and clear of all Liens; (ii) the Membership Interests constitute all of the membership interests of New Property Owner; (iii) Seller is the sole member of New Property Owner; (iv) New Property Owner has no manager (other than New Property Owner); (v) the Membership Interests have been duly authorized and validly issued and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any other rights; (vi) Seller will transfer good, valid and marketable title to the Membership Interests to Buyer, free and clear of all Liens; and (vii) Seller has furnished to Buyer true, correct and complete copies of the certificate of formation and operating agreement of New Property Owner.

(q)    New Property Owner. As of the Closing Date, (i) New Property Owner was created solely for the purpose of and has not engaged in any activity or business other than owning the Property; (ii) the only asset of New Property Owner is the Property (and, for the avoidance of doubt, New Property Owner has no direct or indirect subsidiaries and does not own any interests in any other entity); and (iii) New Property Owner has no liabilities (contingent or otherwise) other than its liabilities as landlord under the Net Lease and those liabilities that arise solely as a result of New Property Owner’s ownership of the Property, in its capacity as owner thereof (such as real estate taxes and any liabilities under the Declaration and/or REA).

SECTION 7.3 General Provisions.

(a)    Survival of Seller’s Warranties and Buyer’s Warranties. Seller’s Warranties and Buyer’s Warranties shall survive Closing and not be merged therein for a period of two hundred seventy (270) days (such period, the “Survival Period”); provided that Seller’s NPO Warranties shall survive Closing without limitation of time; provided further that the Survival Period will be extended for so long as any claim of breach of any such representation or warranty notice of which was provided to Seller or Buyer, as applicable, within the period of two hundred seventy (270) days referenced above shall be outstanding.

(b)    Seller’s aggregate liability to Buyer with respect to any and all such breaches of Seller’s representations or warranties set forth in this Agreement (other than Seller’s NPO Warranties), shall not exceed Five Percent (5%) of the Purchase Price and Buyer hereby waives any damages, costs and expenses in respect of such breaches in excess of said amount.

(c)    Survival. The provisions of this Section 7.3 shall survive Closing (and not be merged therein) or any earlier termination of this Agreement.

(d)    Exceptions to Representations and Warranties. Notwithstanding anything to the contrary in this Agreement, (a) Seller has advised Buyer that one or more of the Leases and easements listed on Schedule 7.3(d) may require consent to the assignment of such Lease or easement; (b) Seller shall use commercially reasonable efforts to obtain such consents on or prior to the Closing Date; and (c) the failure to obtain such consents shall not be a default by Seller under this Agreement or a breach of Seller’s representations or warranties hereunder; provided, however, that in no event shall this Section 7.3(d) vitiate any of the Net Lease Tenant’s responsibilities under the Net Lease, including, without limitation, the indemnification provisions set forth therein or the Net Lease Guarantor’s obligations under the Net Lease Guaranty.

(e)    Update of Representations and Warranties. Prior to the Closing, Seller shall have the right to amend and otherwise modify the representations and warranties made by Seller by written notice thereof to Buyer to reflect any change in facts or circumstances first occurring after the Effective Date not resulting from a breach or default by Seller or its Affiliates under this Agreement.

ARTICLE 8
COVENANTS

SECTION 8.1    Contracts and Leases. Between the Effective Date and the Closing, Seller shall not enter into any new Contract or Lease or extend, renew, replace or otherwise modify or terminate or cancel any Contract or Lease, except to the extent that Seller, solely in its capacity as tenant under the Net Lease, would be permitted to do the same under the terms of the Net Lease if the Net Lease were in effect.

SECTION 8.2    Operation of Property. Between the Effective Date and the Closing, Seller (a) shall (and shall cause New Property Owner on the first day of the Closing Period to) operate the Property in the Ordinary Course and shall cause the existing certificate of occupancy for the Real Property to remain in effect through Closing and (b) shall not demolish or alter, improve or otherwise physically change the Buildings, in whole or in part, or construct any additional buildings, structures or other improvements on the Land, except (in the case of (a) or (b)) to the extent that Net Lease Tenant would be permitted to do the same under the terms of the Net Lease if the Net Lease were in effect.

SECTION 8.3 Intentionally Omitted.

SECTION 8.4 Brokers. Seller and Buyer expressly represent that there has been no broker or any other party representing Seller or Buyer as broker with respect to the Transaction and with respect to this Agreement. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this Section 8.4 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.5 Transfer Taxes. Seller and Buyer each hereby covenant and agree that in the event any transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) are incurred in connection with this Agreement and the other Closing Documents (including any real property transfer tax and any other similar tax), all such taxes or fees shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Seller and Buyer will cooperate to timely file all necessary tax returns or other documents with respect to such taxes or fees, the provisions of this Section 8.5 shall survive Closing (and not be merged therein).

SECTION 8.6 Publicity. Seller and Buyer agree that any press release or other public statement with respect to the Transaction or this Agreement shall be mutually approved by the other (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange or in connection with corporate transactions or financings that Seller or Buyer may undertake; provided, that the disclosing party shall use commercially reasonable efforts to provide prior notice to and consult with the non-disclosing party. The provisions of this Section 8.6 shall survive Closing (and not be merged therein) or the earlier termination of this Agreement.

SECTION 8.7 Confidentiality. Seller and Buyer agree that they continue to be bound by the Mutual Non-Disclosure Agreement, dated October 20, 2017, between CEC and VICI (the “Confidentiality Agreement”). Notwithstanding the foregoing and for the avoidance of doubt, each of Seller and Buyer may disclose such information to the extent required by applicable gaming, securities or other Laws or by obligations pursuant to any listing agreement or rules of any securities exchange and to financing sources and as otherwise contemplated by the Confidentiality Agreement, and Section 8.6 above. The provisions of this Section 8.7 shall survive Closing (and not be merged therein) or earlier termination of this Agreement.

SECTION 8.8 Financing.

(a)    Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as practicable, all things necessary, proper or advisable to arrange and obtain the Debt Financing substantially on the terms and conditions (including the “market flex” provisions) described in the Commitment Letter. To such end, Buyer shall use reasonable best efforts to, and/or cause its Affiliates to use their respective reasonable best efforts to, (a) maintain in effect the Commitment Letter, (b) satisfy, or cause to be satisfied, on a timely basis all conditions to funding in the Commitment Letter and each definitive agreement executed by Buyer or its Affiliates with respect thereto (collectively, with the Commitment Letter and including any related fee letter(s), the “Debt Documents”) to the extent applicable to Buyer and/or its Affiliates, (c) as promptly as practicable negotiate, execute and deliver, or cause to be executed and delivered, definitive agreements with respect to the Debt Financing on substantially the terms and conditions contemplated by the Commitment Letter (including any related “market flex” provisions) and, if executed prior to the Closing Date, deliver to Seller a copy of any material definitive agreement promptly following such execution, (d) timely prepare, or cause to be prepared, the necessary marketing materials with respect to the Debt Financing, (e) consummate, or cause to be consummated, the Debt Financing at or prior to the time the Closing should occur pursuant to Section 2.1 and Section 6.1 and (f) enforce, or cause to be enforced, the rights of Buyer and its Affiliates under the Debt Documents. Buyer shall promptly notify Seller in writing if Buyer acquires actual knowledge of (1) of any breach, default, termination or repudiation by any party to any Debt Document, (2) that any portion of the Debt Financing contemplated by the Commitment Letter will not be available and (3) of any expiration or termination of any Debt Document (each, a “Financing Failure Event”). As soon as reasonably practicable, Buyer shall provide any information in Buyer’s possession that is reasonably requested by Seller relating to any Financing Failure Event, provided, that in no event will Buyer be under any obligation to disclose any information that is subject to applicable legal privileges (including the attorney-client privilege) or binding obligation of confidentiality to a third party. Notwithstanding anything to the contrary contained herein, Buyer shall cause VICI Properties Inc., a Maryland corporation ("VICI REIT") to not modify, amend, waive, or terminate in any respect the Common Stock Purchase Agreement, dated as of the date hereof, between VICI REIT and each purchaser indentified therein.

(b)    Without limiting the provisions of Section 8.8(a), Buyer shall keep Seller reasonably informed, promptly upon request, in reasonable detail, of the status of its efforts to arrange the Debt Financing and provide to Seller executed copies of the Debt Documents

(provided, that, any fee letters, engagement letters or other agreements that, in accordance with customary practice, are confidential by their terms, to the extent the provisions in question do not affect the conditionality or amount of the Debt Financing, may be redacted so as not to disclose such terms that are so confidential); provided, that in no event will Buyer be under any obligation to disclose any information that is subject to any applicable legal privileges (including the attorney-client privilege). If Buyer obtains actual knowledge that any portion of the Debt Financing has become unavailable substantially on the terms and conditions contemplated by the Commitment Letter (after taking into account “market flex” terms), Buyer shall promptly notify Seller, and Buyer shall use commercially reasonable efforts to arrange to obtain alternative financing, including from alternative sources, in an amount sufficient to pay the Purchase Price as provided herein and consummate the transactions contemplated by this Agreement and on terms not materially less favorable (after giving effect to any “market flex”), taken as a whole, to Buyer (as reasonably determined by Buyer) and with lenders reasonably satisfactory to Buyer (“Alternative Financing”) as promptly as practicable following the occurrence of such event. The provisions of this Section 8.8 shall be applicable to the Alternative Financing, and, for the purposes of this Agreement, all references to the “Debt Financing” shall be deemed to include such Alternative Financing and all references to the “Commitment Letter” and “Debt Documents” shall include the applicable documents for the Alternative Financing. Buyer shall deliver to Seller true, correct and complete copies of all material agreements entered into with any such alternative source in connection with the Alternative Financing promptly following the execution thereof. Buyer (1) shall use its reasonable best efforts, and shall cause its Affiliates to use their respective reasonable best efforts, to comply in all material respects with each Debt Document and (2) shall, and shall cause its Affiliates to, not, without the prior written consent of Seller, enter into any amendment or modification to, or agree to any termination, rescission or withdrawal of, or any material waiver of any provision or remedy under, any Debt Document that (individually or in the aggregate with any other amendments, modifications or waivers) could reasonably be expected to (w) adversely affect the ability of Buyer and/or its Affiliates to enforce their respective material rights against other parties to the Commitment Letter or the Debt Documents as so amended, replaced, supplemented or otherwise modified, relative to the ability of Buyer and/or its Affiliates to enforce their respective material rights against such other parties to the Commitment Letter as in effect on the date hereof under the Debt Documents, (x) reduce the aggregate amount of the Debt Financing under the Debt Documents, (y) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Debt Financing, or (z) result in any delay to closing of the Debt Financing or the Transaction in any such case beyond the Closing Date; provided, that, Buyer may replace or amend the Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date hereof in accordance with the terms thereof (clause “(2)” of this sentence is referred to as the “Bright Line Commitment Provision”). For the avoidance of doubt, closing of the Debt Financing is not a condition precedent to Seller’s obligations hereunder. Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not be required to actually obtain any or all of the Debt Financing to the extent Buyer uses other funds to pay the Purchase Price hereunder. For the avoidance of doubt, this Section 8.8 shall not survive Closing.

ARTICLE 9
DEFAULTS

SECTION 9.1 Seller’s Remedies for Buyer Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Seller if Buyer shall default in its obligation to purchase the Property under this Agreement when required hereunder or the Other Land Seller shall default in its obligation to sell the Other Land Property under the Other Land PSA when required thereunder; accordingly, the parties agree that a reasonable estimate of Seller’s damages in such event is the amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (the “Seller Liquidated Damages Amount”). If (a) Buyer defaults in its obligation to consummate the Closing as and when required under this Agreement or (b) Other Land Seller defaults in its obligation to consummate the Closing (as defined in the Other Land PSA) as and when required under the Other Land PSA, then, in each case, Seller shall have the right to elect, as its sole and exclusive remedy (except as set forth below with respect to any breach of the covenants of Buyer set forth in Section 8.8 hereof), to (x) terminate this Agreement by written notice to Buyer in which case the Other Land PSA will automatically terminate and Buyer shall pay the Seller Liquidated Damages Amount to Seller, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Buyer Guarantor shall execute and deliver the PSA Buyer Guaranty with respect to Other Land Seller’s obligations under Section 7.3 of the Other Land PSA and Buyer’s obligations under Section 9.1 of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, and for the avoidance of doubt, (x) if Buyer shall breach the Bright Line Commitment Provision, then, in lieu of the Seller Liquidated Damages Amount, Buyer shall be responsible for the actual damages incurred by Seller as a result of such breach of the Bright Line Commitment Provision and (y) if Buyer shall breach any covenant in Section 8.8 other than the Bright Line Commitment Provision and such breach shall continue for two (2) Business Days after notice thereof from Seller to Buyer, then, in lieu of the Seller Liquidated Damages Amount, Seller may seek to enforce specific performance of such covenant.

SECTION 9.2    Buyer’s Remedies for Seller Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Buyer if Seller shall default in its obligation to sell the Property under this Agreement when required hereunder or the Other Land Buyer shall default in its obligation to purchase the Other Land Property under the Other Land PSA when required thereunder; accordingly, the parties agree that a reasonable estimate of Buyer’s damages in such event is the amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) (the “Buyer Liquidated Damages Amount”). If (a) Seller defaults in its obligation to consummate the Closing as and when required under this Agreement or (b) Other Land Buyer defaults in its obligation to consummate the Closing (as defined in the Other Land PSA) as and when required under the Other Land PSA, then, in each case, Buyer shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Seller in which case the Other Land PSA will automatically terminate and Seller shall pay the Buyer Liquidated Damages Amount to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Seller Guarantor shall execute and deliver the PSA Seller Guaranty with respect to Seller’s obligations under Section 7.3 and Section 9.2 of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, if Seller shall fail to consummate the Proposed Merger Transaction by December 28, 2017 (except where such failure results from Seller’s breach of the provisions of Section 11.21), then Buyer shall have no right to be paid the Buyer Liquidated Damages Amount and Buyer shall have the right to elect, as its sole and exclusive remedy, to terminate this Agreement by written notice to Seller in which case the Other Land PSA will automatically terminate and the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement.

ARTICLE 10
CASUALTY/CONDEMNATION

SECTION 10.1 Right to Terminate.. If, after the Effective Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Property is damaged or destroyed, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than the date (the “Casualty Notice Date”) that is the earlier of (a) December 28, 2017 or (b) five (5) Business Days after Seller notifies Buyer of such Major Casualty/Condemnation; provided that the commencement of the Closing Period shall be extended (but not beyond December 27, 2017), if necessary, to provide sufficient time for Buyer and Seller to close. The failure by Buyer to terminate this Agreement by the Casualty Notice Date shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 10.1, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean (i) any casualty, condemnation proceedings, or eminent domain proceedings if the portion of the Property that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of seven and one half percent (7.5%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer, or (ii) any uninsured casualty which Seller does not agree (as set forth as a written modification of the Net Lease reasonably acceptable to Seller and Buyer executed and delivered on the Closing Date and guaranteed pursuant to the Net Lease Guaranty), in its sole and absolute discretion, to repair or restore in a manner acceptable to Buyer.

SECTION 10.2    Allocation of Proceeds and Awards. If, after the Effective Date, any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking), or any portion of the Property is damaged or destroyed and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1, then this Agreement shall remain in full force and effect, and the parties hereto shall consummate the Closing upon the terms set forth herein. Any awards or proceeds received from the condemning authority or

Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be paid in accordance with the terms of the Lease as if the Lease were in effect as of the date that such Casualty/Condemnation Proceeds are made available, and any claims in respect to any such awards or proceeds and the related insurance policies shall be assigned to New Property Owner in accordance with the terms of the Lease as if the Lease were in effect as of the date that such Casualty/Condemnation Proceeds are made available, and in all events the Purchase Price shall not be adjusted as a result of any such casualty or condemnation; provided, that nothing in this paragraph is intended to vitiate Buyer’s right to terminate this Agreement in accordance with the terms of Section 10.1 in connection with a Major Casualty/Condemnation. Notwithstanding anything to the contrary contained herein, in the event a Major Casualty/Condemnation shall have occurred prior to the closing and the parties elect to close in accordance with the terms of this Agreement, then the parties will have their respective rights and obligations with respect to such Major Casualty/Condemnation (and any Casualty/Condemnation Proceeds) that they would have under the terms of the Lease as if the Lease were in effect as of the date that such Major Casualty/Condemnation occurred.

SECTION 10.3 Insurance. Seller shall (and, with respect to each day of the Closing Period, Seller shall cause New Property Owner to) maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

SECTION 10.4 Waiver. The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.

ARTICLE 11
MISCELLANEOUS

SECTION 11.1    Buyer’s Assignment. Other than in connection with an assignment pursuant to Section 11.16 hereof, Buyer shall not assign this Agreement or its rights hereunder (other than to an entity that is directly or indirectly wholly-owned and controlled by VICI) without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion.

SECTION 11.2    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing and any document executed in connection herewith, none of the terms of this Agreement shall survive the Closing.

SECTION 11.3    Integration; Waiver. This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The last sentence of this Section 11.3, the last sentence of Section 11.4, the last sentence of Section 11.6, Section 11.15, Section 11.16, and Section 11.20 of this Agreement may not be amended or modified in whole or in part in a manner that adversely affects the rights of the Debt Financing Sources thereunder without the prior written consent of the requisite commitment parties having consent over amendments to this Agreement pursuant to the Commitment Letter.

SECTION 11.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the principles of conflicts of laws. Notwithstanding anything herein to the contrary, the parties hereto agree that any action of any kind or any nature (whether based upon contract, tort or otherwise) involving any Debt Financing Sources that is any way related to this Agreement or any of the transactions related hereto, including any action or dispute involving any Debt Financing Sources arising out of or relating in any way to the Debt Financing or the Transaction or any document relating to the Debt Financing shall (except as otherwise expressly provided in the Commitment Letter with respect to matters to be governed and construed in accordance with Nevada law) be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

SECTION 11.5     Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

SECTION 11.6     Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The last sentence of Section 11.3, the last sentence of Section 11.4, the last sentence of this Section 11.6, Section 11.15, Section 11.16 , and Section 11.20 of this Agreement will inure to the benefit of the Debt Financing Sources all of whom are intended to be third-party beneficiaries thereof.

SECTION 11.7    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 11.8    Notices. Any notices or other communications under this Agreement shall be in writing and shall be given by (a) personal delivery, (b) e-mail transmission (with a copy delivered by one of the other methods provided in this Section 11.8) or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

IF TO BUYER:
Claudine Property Owner LLC
c/o VICI Properties Inc.
8329 W. Sunset Road, Suite 210
Las Vegas, Nevada 89113
Attention: John Payne, President & CEO
Telephone #: 504-291-2567
E-mail: jpayne@viciproperties.com

COPY TO:
Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: James P. Godman Telephone #: 212-715-9466 E-mail: jgodman@kramerlevin.com

IF TO SELLER:
Harrah’s Las Vegas, LLC One Caesars Palace Drive Las Vegas, Nevada 89109 Attention: General Counsel E-mail: corplaw@caesars.com
Any party may designate another addressee for notices hereunder by a notice given pursuant to this Section 11.8. A notice sent in compliance with the provisions of this Section 11.8 shall be deemed given on the date of receipt, with failure to accept delivery to constitute receipt for such purpose. The parties agree that the attorney for such party specified above shall have the authority to deliver notices on such party’s behalf to the other party.
SECTION 11.9    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

SECTION 11.10    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded. For the avoidance of doubt, Buyer may file a notice of pendency or similar instrument against the Property in connection with an action for specific performance hereunder.

SECTION 11.11    Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction, so long as the execution and delivery of such documents shall not result in any additional Liability or cost to the executing party.

SECTION 11.12    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

SECTION 11.13    Prevailing Party. If any action or proceeding is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other damages, all costs and expenses of such action or proceeding, including but not limited to reasonable, actual attorneys’ fees, witness fees’ and court costs as determined by a court of competent jurisdiction in a final, non-appealable decision. The phrase “prevailing party” as used in this Section shall include a party who receives substantially the relief desired whether by dismissal, summary judgment or otherwise.

SECTION 11.14 JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF CLARK, STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA SITTING IN LAS VEGAS, NEVADA AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION 11.14 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.15    Exclusive Venue. Notwithstanding anything in Section 11.14 to the contrary, each of the parties hereto hereby agrees that it shall not bring or support any action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement, the Debt Financing or the Transaction, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the United States District Court for the Southern District of New York (and the appellate courts thereof) or any New York state court sitting in the Borough of Manhattan in the City of New York.

SECTION 11.16    WAIVER OF JURY TRIAL . EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION 11.16 SHALL SURVIVE

THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.17    Tax Free Exchange. Seller and Buyer each hereby reserve the right to include this transaction as part of one (1) or more tax deferred exchange transactions pursuant to Code Section 1031 and comparable provisions of applicable state law, at no out-of-pocket cost, expense, risk or liability to the other party hereto. Seller and Buyer agree to cooperate with the other party hereto, and to execute any and all documents (including without limitation Code Section 1031 exchange documents) reasonably necessary in connection therewith; provided, however, that the closing of the transaction for the conveyance of the Property shall not be contingent upon, and shall not be subject to, the completion of such exchange, nor shall such affect the Closing Date hereunder. Buyer and Seller shall be obligated to close title to the Property on or before the Closing Date whether or not Buyer or Seller, as applicable, shall have consummated an intended Code Section 1031 tax deferred exchange transaction.

SECTION 11.18    Net Lease and Net Lease Guaranty. If the Closing shall occur, notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, nothing contained herein or therein shall limit the obligations of the Net Lease Tenant under the Net Lease or Net Lease Guarantor under the Net Lease Guaranty. The provisions of this Section 11.18 shall survive the Closing.

SECTION 11.19    Termination of Other Land PSA. If, at any time on or prior to the Closing Date, the Other Land PSA is terminated, this Agreement shall automatically terminate; provided that such termination shall not relieve either party hereto for liability hereunder that pursuant to the express terms hereof survives termination hereof.

SECTION 11.20    No Recourse to Debt Financing Sources. Notwithstanding anything to the contrary contained herein or otherwise, no Debt Financing Source of any party, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any Debt Financing Source (each, a “Non-Party”) shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transaction or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party hereto against the other parties hereto, in no event shall any party hereto or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Party, in connection with this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise (it being understood that nothing in this Section 11.20 shall limit the rights of Buyer against the Debt Financing Sources under the Commitment Letter).

SECTION 11.21    Formation of Net Lease Guarantor Seller Guarantor intends to merge with and into Caesars Growth Properties Holding, LLC prior to the Closing Date (the “Proposed Merger Transaction”); however approval of the Louisiana Gaming Control Board is required to consummate the Initial Tenant’s Financing (as defined in the Net Lease) that will be available to Caesars Growth Properties Holding, LLC following the consummation of the Proposed Merger Transaction.  Seller shall cause Seller Guarantor and Net Lease Guarantor to use their respective reasonable best efforts to obtain such approval and to cause the Proposed Merger Transaction and Tenant’s Initial Financing to be consummated promptly upon the receipt of such regulatory approvals (and, if such regulatory approvals have been obtained, in all events prior to the Closing Date) (it being understood that Seller shall not be required to consummate the Proposed Merger Transaction unless such approvals are obtained). Within three Business Days after the consummation of the Proposed Merger Transaction, Seller shall cause Net Lease Guarantor to assume Seller Guarantor’s obligations under the PSA Seller Guaranty pursuant to documentation reasonably acceptable to Seller and Buyer. Seller and Buyer acknowledge and agree that if Seller does not obtain such regulatory approvals at the hearing of the Louisiana Gaming Control Board scheduled for December 21, 2017, Seller and Buyer will nevertheless use good faith efforts to consummate the Transaction, provided, that, Buyer acknowledges and agrees that Seller shall have sole discretion in making the determination whether Seller and its Affiliates may consummate the Transaction if the Proposed Merger Transaction is not consummated. Notwithstanding the foregoing, Seller shall have no obligation to cause any of its Affiliates to restructure any of their holdings or to obtain different financing in an effort to obtain such regulatory approval.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company By:__/s/ Eric Hession_____________________ Name: Eric Hession Title: Treasurer

BUYER:

CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company

By:_/s/ John Payne______________________
Name: John Payne
Title: President and Secretary

[Exhibits and Schedules to be attached.]

Exhibit A         Legal Description of the Land
Exhibit B         Form of Estoppel Certificate
Exhibit C         Form of Net Lease
Exhibit D         Form of Net Lease Guaranty
Exhibit E         Form of Non-Imputation Endorsement
Exhibit F         Permitted Exceptions
Exhibit G         Intentionally Omitted
Exhibit H        Form of Amended and Restated ROFR
Exhibit I        Title Commitment
Exhibit J        Form of Deed
Exhibit K-1        Form of Lease and Easement Assignment and Acceptance Agreement
Exhibit K-2        Form of Lease Assignment and Assumption Agreement
Exhibit L        Form of Membership Interest Assignment and Assumption
Exhibit M         Form of Notice to Tenants
Exhibit N        Form of FIRPTA Affidavit
Exhibit O-1        Form of Title Affidavit
Exhibit O-2        Form of Non-Imputation Affidavit
Exhibit P         Form of Memorandum of Lease
Exhibit Q        Form of Certification Regarding Seller’s Warranties
Exhibit R        Form of Certification Regarding Buyer’s Warranties
Exhibit S        Intentionally Omitted
Exhibit T        Seller Financial Information
Exhibit U        Form of Short Form of Lease

Exhibit 10.1

EXHIBIT A
Legal Description
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

Parcel One (1):

Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, Page 39, Official Records of Clark County, Nevada

Excepting Therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, Page 68 of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line, North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼)

of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by John Forsman, Horizon Surveys, 9901 Covington Cross, Suite 120, Las Vegas, NV 89144.

Parcel Two (2):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347424 and amended by Amendment to Grant of Easement recorded July 15, 1986 in Book 860715 as Document No. 00811, Official Records, Clark County, Nevada.

Parcel Three (3):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347426, Official Records, Clark County, Nevada.

Parcel Four (4):

A non-exclusive easement for ingress and egress as set forth in that certain Memorandum of Agreement recorded April 16, 1998 in Book 980416 as Document No. 000618, Official Records, Clark County, Nevada.

Parcel Five (5):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions Regarding the Construction, Use, Operation and Maintenance of the Connection Area to the Monorail Station recorded September 20, 2000 in Book 20000920 as Document No. 00208, Official Records, Clark County, Nevada.

Parcel Six (6):

A non-exclusive easement for ingress and egress as set forth in that certain Right of Entry Agreement for Ingress and Egress recorded August 26, 2002 in Book 20020826 as Document No. 00566, Official Records, Clark County, Nevada.

Parcel Seven (7):

A non-exclusive easement for ingress and egress as set forth in that certain Declaration of Covenants, Restrictions and Easements, recorded August 10, 2011 as Instrument No. 2011081000001475, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded September 12, 2012 as Instrument No. 2010912-0002364, and further amended by that certain Second Amendment to Declaration of
Covenants, Restrictions and Easements, recorded October 11, 2013, as Instrument No. 20131011-0004747, Official Records, Clark County, Nevada.

AS-SURVEYED LEGAL DESCRIPTION:
Beginning at the Northwest Corner of Lot 1 of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, Thence South 89°10’27” East, 1,061.65 feet; Thence North 00°58’24” West, 7.81 feet; Thence South 89°19’19” East, 1,309.30 feet; Thence South 00°43’19” East, 40.01 feet; Thence North 89°19’19” West, 498.05 feet; Thence South 00°00’46” East, 191.84 feet; Thence North 88°54’30” West, 788.03 feet; Thence South 00°58’24” East, 213.11 feet; Thence South 89°01’36” West, 20.00 feet; Thence South 00°58’24” East, 40.00 feet; Thence North 88°42’36” West, 863.90 feet; Thence South 01°14’01” East, 150.01 feet; Thence North 88°42’36” West, 321.76 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 3,960.00 feet, from which beginning the radius bears South 84°03’06” East; Thence Northerly along said curve, through a central angle of 08°59’35”, an arc length of 621.55 feet to the point of beginning, Excepting therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, page 68, of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.57 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows: Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the

Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary,
North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by Ryan Sligar, Horizon Surveys, 10501 West Gowan Road, Suite 200, Las Vegas, NV 89129.

APN: 162-16-312-002

EXHIBIT A
Legal Description (Eastside Land)
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.
Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.
TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada.
Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.
Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

APN: 162-16-410-060 thru 089

EXHIBIT B
ESTOPPEL CERTIFICATE
The undersigned Parties, as defined below, hereby execute this Estoppel Certificate (“Certificate”) for the benefit of Claudine Property Owner LLC, a Delaware limited liability company (“Buyer”) as of December [ ], 2017.
Reference is hereby made to that certain Declaration of Covenants, Restrictions and Easements, dated as of August 10, 2011, by and among Harrah’s Las Vegas, LLC, a Nevada limited liability company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, 3535 LV Newco, LLC, a Delaware limited liability company, a Nevada corporation and Caesars LINQ, LLC, a Delaware limited liability company (each a “Party” and collectively, the “Parties”), as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of September 12, 2012, and as further amended by that certain Second Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of October 11, 2013, and as further amended by that certain Joinder and Consent to the Declaration of Covenants, Restrictions and Easements, dated as of _________ (as amended, the “Declaration”).
The Parties understand and acknowledges that Buyer is in the process of purchasing the property commonly known as Harrah’s Las Vegas Hotel & Casino, pursuant to a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and between Harrah’s Las Vegas, LLC (“Seller”) and Buyer, and that Buyer is relying upon the Parties’ certifications herein. Each of the undersigned Parties hereby certify to Buyer that:
1.The Declaration is unmodified and in full force and effect. There have been, and there are, no assignments, amendments, supplements or modifications of any kind to the Declaration except as referenced above.
2.The Declaration represents the entire agreement between the Parties with respect to the covenants, restrictions and easements, and the Parties’ rights thereto, relating to the premises described therein; there are no other promises, agreements, understandings, or commitments of any kind between the Parties with respect thereto.

3.As of the date hereof, none of the Parties are in default or in violation of any of their obligations under the Declaration and to each of the undersigned’s knowledge, no event has occurred, nor does any condition exist, which, with the giving of notice, the passage of time or both would constitute a default by any of the Parties under the Declaration. None of the Parties hereto have made any claim against any other Party alleging such Party’s default under the Declaration.
4.Each of the undersigned represents and warrants that the execution and delivery of this Certificate has been duly authorized by all requisite entity action on its part and the signatory executing this Certificate on its behalf is duly authorized to so execute this Certificate.
5.Each of the undersigned acknowledge and agrees that Buyer shall be entitled to rely on the certifications set forth herein.
6.This Certificate may be executed in counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. This Certificate may be effectuated by the exchange of electronic copies of signatures (e.g., .pdf), with electronic copies of this executed Certificate having the same force and effect as original counterpart signatures hereto for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned Parties have executed this Certificate as of the date first set forth above.

HARRAH’S LAS VEGAS, LLC
a Nevada limited liability company

By:
Name:
Title:

FLAMINGO LAS VEGAS OPERATING COMPANY, LLC
a Nevada limited liability company,

By:
Name:
Title:

3535 LV NEWCO, LLC,
a Delaware limited liability company

By:
Name:
Title:

CAESARS LINQ, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C
AMENDED AND RESTATED LEASE
By and Among
[  ] together with its permitted successors and assigns)
as “Landlord”
and
Harrah’s Las Vegas, LLC,
a Nevada limited liability company,
together with its permitted successors and assigns)
as “Tenant”
dated
December, [___] 2017
for
Harrah’s Las Vegas

10.2	Landlord Approval of Certain Alterations and Capital Improvements	52
10.3	Construction Requirements for Alterations and Capital Improvements	53
10.4	Landlord’s Right of First Offer to Fund Material Capital Improvements	54
10.5	Minimum Capital Expenditures	58

ARTICLE XI LIENS		62

ARTICLE XII PERMITTED CONTESTS		63

ARTICLE XIII INSURANCE		64
13.1	General Insurance Requirements	64
13.2	Name of Insureds.	67
13.3	Deductibles or Self-Insured Retentions.	67
13.4	Waivers of Subrogation.	67
13.5	Limits of Liability and Blanket Policies.	68
13.6	Future Changes in Insurance Requirements.	68
13.7	Notice of Cancellation or Non-Renewal.	69
13.8	Copies of Documents	69
13.9	Certificates of Insurance	69
13.10	Other Requirements	69

ARTICLE XIV CASUALTY		70
14.1	Property Insurance Proceeds	70
14.2	Tenant’s Obligations Following Casualty	71
14.3	No Abatement of Rent	72
14.4	Waiver	72
14.5	Insurance Proceeds and Fee Mortgagee	72

ARTICLE XV EMINENT DOMAIN		73
15.1	Condemnation	73
15.2	Award Distribution	73
15.3	Temporary Taking	74
15.4	Condemnation Awards and Fee Mortgagee	74

ARTICLE XVI DEFAULTS AND REMEDIES		74
16.1	Tenant Events of Default	74
16.2	Landlord Remedies	77
16.3	Damages	78
16.4	Receiver	79
16.5	Waiver	79
16.6	Application of Funds	79
16.7	Landlord’s Right to Cure Tenant’s Default	79
16.8	Miscellaneous	80

ARTICLE XVII TENANT FINANCING		80
17.1	Permitted Leasehold Mortgagees	80

17.2	Landlord Cooperation with Permitted Leasehold Mortgage	88

ARTICLE XVIII TRANSFERS BY LANDLORD		89
18.1	Sale of the Leased Property	89
18.2	Transfers to Tenant Competitors	90
18.3
Specific Performance. Notwithstanding anything to the contrary contained herein, and without limitation of any of Tenant’s other rights and remedies under this Lease, the Parties recognize that if Landlord shall breach its obligations under Section 18.1 hereof by selling the Leased Property or any portion thereof to a Tenant Competitor during the Term, damages shall not provide an adequate remedy to Tenant and accordingly, Tenant shall have the right to obtain the remedy of specific performance including injunctive relief to prevent Landlord from selling the Leased Property or any portion thereof to a Tenant Competitor in violation of Section 18.1 hereof.
		92

ARTICLE XIX HOLDING OVER		93

ARTICLE XX RISK OF LOSS		93

ARTICLE XXI INDEMNIFICATION		93
21.1	General Indemnification	93
21.2	Encroachments, Restrictions, Mineral Leases, etc.	95

ARTICLE XXII TRANSFERS BY TENANT		97
22.1	Subletting and Assignment	97
22.2	Permitted Assignments and Transfers	97
22.3	Permitted Sublease Agreements	100
22.4	Required Subletting and Assignment Provisions	101
22.5	Costs	103
22.6	No Release of Tenant’s Obligations; Exception	103
22.7	Bookings	103

ARTICLE XXIII REPORTING		104
23.1	Estoppel Certificates and Financial Statements	104
23.2	SEC Filings; Offering Information	109
23.3	Landlord Obligations	110

ARTICLE XXIV LANDLORDS RIGHT TO INSPECT		112

ARTICLE XXV NO WAIVER		112

ARTICLE XXVI REMEDIES CUMULATIVE		112
ARTICLE XXVII ACCEPTANCE OF SURRENDER		112

ARTICLE XXVIII NO MERGER		113

ARTICLE XXIX INTENTIONALLY OMMITTED		113

ARTICLE XXX QUIET ENJOYMENT		113

ARTICLE XXXI LANDLORD FINANCING		113
31.1	Landlord's Financing	113
31.2	Attornment	115
31.3	Compliance with Fee Mortgage Documents	115

ARTICLE XXXII ENVIRONMENTAL COMPLIANCE		117
32.1	Hazardous Substances	117
32.2	Notices	118
32.3	Remediation	118
32.4	Indemnity	118
32.5	Environmental Inspections	119

ARTICLE XXXIII MEMORANDUM OF LEASE		120

ARTICLE XXXIV DISPUTE RESOLUTION		120
34.1	Expert Valuation Process	120
34.2	Arbitration	123

ARTICLE XXXV NOTICES		124

ARTICLE XXXVI END OF TERM SUCCESSOR ASSET TRANSFER		125
36.1	Transfer of Tenant’s Property and Operational Control	125
36.2	[Reserved]	126
36.3	Determination of Successor Lessee and Successor Assets FMV	126
36.4	Operation Transfer.	128

ARTICLE XXXVII ATTORNEY FEES		129

ARTICLE XXXVIII BROKERS		129

ARTICLE XXXIX ANTI-TERRORISM REPRESENTATIONS		129

ARTICLE XL LANDLORD REIT PROTECTIONS		130

ARTICLE XLI MISCELLANEOUS		131
41.1	Survival	131
41.2	Severability	131
41.3	Non-Recourse	131
41.4	Successors and Assign	132
41.5	Governing Law	132
41.6	Waiver of Trial by Jury	133
41.7	Entire Agreement	133
41.8	Entire Agreement	134
41.9	Counterparts	134

41.10	Interpretation	134
41.11	Deemed Consent	134
41.12	Further Assurances	134
41.13	Gaming Regulations	135
41.14	Certain Provisions of Nevada Law	136
41.15	Confidential Information	136
41.16	Time of Essence	137
41.17	Consents, Approvals and Notices	137
41.18	Reserved.	137
41.19	Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto	137

EXHIBITS AND SCHEDULES

EXHIBIT A	FACILITY
EXHIBIT B	LEGAL DESCRIPTION OF LAND
EXHIBIT C	CAPITAL EXPENDITURES REPORT
EXHIBIT D	FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY
EXHIBIT E	INTENTIONALLY OMITTED
EXHIBIT F	FORM OF GUARANTY
EXHIBIT G	INTENTIONALLY OMITTED
EXHIBIT H	FORM OF REIT COMPLIANCE CERTIFICATE
EXHIBIT I	FORM OF PACE REPORT
SCHEDULE 1	GAMING LICENSE
SCHEDULE 2	PERMITTED TITLE EXCEPTIONS
SCHEDULE 3	INTENTIONALLY OMITTED
SCHEDULE 4	SPECIFIED SUBLEASES
SCHEDULE 5	INTENTIONALLY OMITTED
SCHEDULE 6	DESCRIPTION OF TITLE POLICY(IES)
SCHEDULE	PROPERTY SPECIFIC MARKS

AMENDED AND RESTATED LEASE
THIS AMENDED AND RESTATED LEASE (this “Lease”) is entered into as of [  ], [  ], by and among [_____],together with its permitted successors and assigns, “Landlord”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company, together with its permitted successors and assigns, “Tenant”).

RECITALS
A.    On December [___], 2017, Tenant formed Landlord as a wholly owned subsidiary of Tenant.
B.    On December [___], 2017, Landlord acquired from Tenant all of the real estate comprising the property commonly known as Harrah’s Las Vegas which is covered by this Lease and more particularly described on Exhibit A.
C.    On December [___], 2017, Landlord and Tenant entered into that certain Lease (the “Original Lease”), whereby Landlord leased to Tenant the property described in Recital B above.
D.    Immediately prior to the execution hereof, Claudine Property Owner LLC, a Delaware limited liability company acquired from Tenant one hundred percent (100%) of the membership interests in Landlord.
E.    Landlord and Tenant wish to amend and restate the Original Lease in its entirety.
F.     Capitalized terms used in this Lease and not otherwise defined herein are defined in Article II hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Lease is hereby amended and restated in its entirety and the Parties agree as follows:

ARTICLE 1
DEMISE; TERM

1.1    Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord demises and leases to Tenant and Tenant accepts and leases from Landlord all of Landlord’s rights and interest in and to the following (collectively, the “Leased Property”):

(a)the real property described in Exhibit B attached hereto, together with any ownership interests in adjoining roadways, alleyways, strips, gores and the like appurtenant thereto (collectively, the “Land”);

(b)all buildings, structures, Fixtures and improvements of every kind now or hereafter located on the Land or the improvements located thereon or permanently affixed to the Land or the improvements located thereon, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines appurtenant to such buildings and structures (collectively, the “Leased Improvements”), provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein; and

(c)all easements, development rights and other rights appurtenant to the Land or the Leased Improvements. The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters of any nature affecting the Leased Property or any portion thereof as of the Commencement Date and such subsequent covenants, conditions, restrictions, easements and other matters as may hereafter arise in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Landlord and Tenant, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property or any portion thereof.

Except as more specifically provided in the following paragraph, to the extent Landlord’s ownership of any Leased Property or any portion thereof (including any improvement (including any Capital Improvement) or other property) that does not constitute “real property” within the meaning of Treasury Regulation Section 1.856-3(d), which would otherwise be owned by Landlord and leased to Tenant pursuant to this Lease, could cause Landlord REIT to fail to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto), then a portion of such property shall automatically instead be owned by PropCo TRS LLC, a Delaware limited liability company, which is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT (the “Propco TRS”), to the extent necessary such that Landlord’s ownership of such Leased Property does not cause Landlord REIT to fail to qualify as a real estate investment trust, provided, there shall be no adjustment in the Rent as a result of the foregoing. In such event, Landlord shall cause the Propco TRS to make such property available to Tenant in accordance with the terms hereof; however, Landlord shall remain fully liable for all obligations of Landlord under this Lease and shall retain sole decision-making authority for any matters for which Landlord’s consent or approval is required or permitted to be given and for which Landlord’s discretion may be exercised under this Lease.
1.2    Single, Indivisible Lease. This Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed upon based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all components of the Leased Property collectively as one unit. The Parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The Parties may elect to amend this Lease from time to time to modify the boundaries of the Land, to exclude one or more components or portions thereof, and/or to include one or more additional components as part of the Leased Property, and any such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.

1.3    Term. The “Term” of this Lease shall commence on the Commencement Date and expire on the Expiration Date (i.e., the Term shall consist of the Initial Term plus all Renewal Terms, to the extent exercised as set forth in Section 1.4 below, subject to any earlier termination of the Term pursuant to the terms hereof). The initial stated term of this Lease (the “Initial Term”) shall commence on December [  ], 2017 (the “Commencement Date”) and expire on December 31, 2032 (the “Initial Stated Expiration Date”). The “Stated Expiration Date” means the Initial Stated Expiration Date or the expiration date of the most recently exercised Renewal Term, as the case may be.

1.4    Renewal Terms. The Term of this Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each if (a) at least twelve (12), but not more than eighteen (18), months prior to the then current Stated Expiration Date, Tenant (or, pursuant to Section 17.1(e), a Permitted Leasehold Mortgagee) delivers to Landlord a “Renewal Notice” stating that it is irrevocably exercising its right to extend this Lease for one (1) Renewal Term; and (b) no Tenant Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice or on the last day of the then current Term (other than a Tenant Event of Default that is in the process of being cured by a Permitted Leasehold Mortgagee in compliance in all respects with Section 17.1(d) and Section 17.1(e)). Subject to the provisions, terms and conditions of this Lease, upon Tenant’s timely delivery to Landlord of a Renewal Notice, the Term of this Lease shall be extended for the then applicable Renewal Term. During any such Renewal Term, except as specifically provided for herein, all of the provisions, terms and conditions of this Lease shall remain in full force and effect. After the last Renewal Term, Tenant shall have no further right to renew or extend the Term. If Tenant fails to validly and timely exercise any right to extend this Lease, then all subsequent rights to extend the Term shall terminate.

ARTICLE II
DEFINITIONS

For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular and any gender as the context requires; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) all references in this Lease to designated “Articles,” “Sections,” “Exhibits” and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision; (vi) all Exhibits, Schedules and other attachments annexed to the body of this Lease are hereby deemed to be incorporated into and made an integral part of this Lease; (vii) all references to a range of Sections, paragraphs or other similar references, or to a range of dates or other range (e.g., indicated by “-” or “through”) shall be deemed inclusive of the entire range so referenced; and (viii) for the calculation of any financial ratios or tests referenced in this Lease, this Lease, regardless of its treatment under GAAP, shall be deemed to be an operating lease and the Rent payable hereunder shall be treated as an operating expense and shall not constitute indebtedness or interest expense.
“AAA”: As defined in the definition of Appointing Authority.
“Accepted MCI Financing Proposal”: As defined in Section 10.4(b).
“Accountant”: Either (i) a firm of independent public accountants designated by Tenant, or Guarantor, as applicable and reasonably acceptable to Landlord, or (ii) a “big four” accounting firm designated by Tenant.
“Accounts”: All Tenant’s accounts, including deposit accounts (but excluding any impound account established pursuant to Section 4.4 and any Fee Mortgage Reserve Account), all rents, profits, income, revenues or rights to payment or reimbursement derived from Tenant’s use of any space within the Leased Property or any portion thereof and/or from goods sold or leased or services rendered by Tenant from the Leased Property or any portion thereof (including, without limitation, from goods sold or leased or services rendered from the Leased Property or any portion thereof by the Affiliated property manager or Affiliated Subtenants) and all Tenant’s accounts receivable derived from the use of the Leased Property or goods or services provided from the Leased Property, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.
“Acquirer”: As defined in Article XVIII.
“Additional Charges”: All Impositions and all other amounts, liabilities and obligations (excluding Rent) which Tenant assumes or agrees or is obligated to pay under this Lease and, in the event of any failure on the part of Tenant to pay any of those items, except where such failure is due to the wrongful acts or omissions of Landlord, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items pursuant to the terms hereof or under applicable law.
“Additional Fee Mortgagee Requirements”: As defined in Section 31.3.
“Additional Fee Mortgagee Requirements Period”: As defined in Section 31.3.
“Affiliate”: When used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall Tenant or any of its Affiliates be deemed to be an Affiliate of Landlord or any of Landlord’s Affiliates.
“Alteration”: Any construction, demolition, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature in, on or to the Leased Improvements that is not a Capital Improvement.
“Annual Minimum Building and Improvement Cap Ex Amount”: As defined in Section 10.5(a)(ii).
“Applicable Deadline”: As defined in Section 23.1(b)(i).
“Applicable Landlord Financing” A financing obtained by Landlord or any one or more of its Affiliates that is secured by this Lease or the Leased Property.
“Applicable Standards”: The standards generally and customarily applicable from time to time during the Term to (i) large-scale, integrated gaming-hotel-entertainment facilities and (ii) if and when the Lease is amended to include the Convention Center Property pursuant to the Put-Call Agreement, a convention and exhibition center, as the case may be, that are located in Las Vegas, that are similar to the Hotel/Casino Facility or Convention Center Facility, as applicable, in size and quality of operation, that have annual capital expenditures and are of an age comparable to the age and quality of the Leased Improvements existing at the time this standard is being applied.
“Appointing Authority”: Either (i) the Institute for Conflict Prevention and Resolution (also known as, and shall be defined herein as, the “CPR Institute”), unless it is unable to serve, in which case the Appointing Authority shall be (ii) the American Arbitration Association (“AAA”) under its Arbitrator Select Program for non-administered arbitrations or whatever AAA process is in effect at the time for the appointment of arbitrators in cases not administered by the AAA, unless it is unable to serve, in which case (iii) the Parties shall have the right to apply to any court of competent jurisdiction to appoint an Appointing Authority in accordance with the court’s power to appoint arbitrators. The CPR Institute and the AAA shall each be considered unable to serve if it no longer exists, or if it no longer provides neutral appointment services, or if it does not confirm (in form or substance) that it will serve as the Appointing Authority within thirty (30) days after receiving a written request to serve as the Appointing Authority, or if, despite agreeing to serve as the Appointing Authority, it does not confirm appointment within sixty (60) days after receiving such written request.
“Arbitration Provision”: Each of the following: the calculation of the Minimum Cap Ex Amount; the determination of whether a Capital Improvement constitutes a Material Capital Improvement; the calculation of Net Revenue; the calculation of Rent (without limitation of the procedures set forth in Section 3.2); without limitation of the EBITDAR Calculation Procedures, any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation and the calculation of any amounts under Sections 10.1(a), 10.3, 10.5(a) and 10.5(b).
“Architect”: As defined in Section 10.2(b).
“Award”: All compensation, sums or anything of value awarded, paid or received from the applicable authority on a total or partial Taking or Condemnation, including any and all interest thereon.
“Base Net Revenue Amount”: $[356.900,000], which amount Landlord and Tenant agree represents Net Revenue for the Fiscal Period immediately preceding the first (1st) Lease Year.
“Base Rent”: The Base Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”
“Beginning CPI”: As defined in the definition of CPI Increase.
“Bookings”: Reservations, bookings and short-term arrangements with conventions, conferences, hotel guests, tours, vendors and other groups or individuals (it being understood that whether or not such arrangements or agreements are short-term or temporary shall be determined without regard to how long in advance such arrangements or agreements are entered into), in each case entered into in the ordinary course consistent with past practices.
“Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in Las Vegas, Nevada or New York, New York are authorized, or obligated, by law or executive order, to close.
“Cap Ex Reserve”: As defined in Section 10.5(b)(ii).
“Cap Ex Reserve Funds”: As defined in Section 10.5(b)(ii).
“Capital Expenditures”: The sum of all expenditures actually paid by or on behalf of Tenant, on a consolidated basis, to the extent capitalized in accordance with GAAP and in a manner consistent with Tenant’s annual Financial Statements.
“Capital Improvement”: Any construction, restoration, alteration, addition, improvement, renovation or other physical changes or modifications of any nature (excluding maintenance, repair and replacement in the ordinary course) in, on, or to the Leased Improvements, including, without limitation, structural alterations, modifications or improvements of one or more additional structures annexed to any portion of the Leased Improvements or the expansion of existing Leased Improvements, in each case, to the extent that the costs of such activity are or would be capitalized in accordance with GAAP and in a manner consistent with Tenant’s Financial Statements, and any demolition in connection therewith.

“Capital Lease Obligations”: With respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations have been or should be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as in effect on the date hereof) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the date hereof).
“Cash”: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.
“Casualty Event”: Any loss, damage or destruction with respect to the Leased Property or any portion thereof.
“CEC”: Caesars Entertainment Corporation, a Delaware corporation.
“Change of Control”: With respect to any party, the occurrence of any of the following: (a) the direct or indirect sale, exchange or other transfer (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all the assets of such party and its Subsidiaries, taken as a whole, to one or more Persons; (b) an officer of such party becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act or any successor provision), other than, in the case of Tenant, CRC, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such party or other Voting Stock into which such party’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities or other ownership interests; (c) the occurrence of a “change of control”, “change in control” (or similar definition) as defined in any indenture, credit agreement or similar debt instrument under which such party is an issuer, a borrower or other obligor, in each case representing outstanding indebtedness in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); or (d) such party consolidates with, or merges or amalgamates with or into, any other Person (or any other Person consolidates with, or merges or amalgamates with or into, such party), in any such event pursuant to a transaction in which any of such party’s outstanding Voting Stock or any of the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where such party’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving Person or any direct or indirect Parent Entity of the surviving Person immediately after giving effect to such transaction measured by voting power rather than number of securities or other ownership interests. For purposes of the foregoing definition: (x) a party shall include any Parent Entity of such party; and (y) “Voting Stock” shall mean the securities or other ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors, managers or trustees (or other similar governing body) of a Person. Notwithstanding the foregoing: (A) the transfer of assets between or among a party’s wholly owned subsidiaries and such party shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, consolidation or amalgamation of such party with, or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of such party’s assets to, an Affiliate of such party (1) incorporated or organized solely for the purpose of reincorporating such party in another jurisdiction, and (2) the owners of which and the number and type of securities or other ownership interests in such party, measured by voting power and number of securities or other ownership interests, owned by each of them immediately before and immediately following such transaction, are materially unchanged; (C) a “person” or “group”

shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) prior to the consummation of the transactions contemplated by such agreement; (D) a transaction will not be deemed to involve a Change of Control in respect of a party if (1) such party becomes a direct or indirect wholly owned subsidiary of a holding company, and (2) the direct or indirect owners of such holding company immediately following that transaction are the same as the owners of such party immediately prior to that transaction and the number and type of securities or other ownership interests owned by each such direct and indirect holder immediately following such transaction are materially unchanged from the number and type of securities or other ownership interests owned by such direct and indirect holder in such party immediately prior to that transaction; and (E) no Change of Control shall be deemed to exist for so long as CRC controls Tenant.
“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.
“Commencement Date”: As defined in Section 1.3.
“Commission”: As defined in Section 41.15.
“Condemnation”: The exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having such power under Legal Requirements, either under threat of condemnation or while legal proceedings for condemnation are pending.
“Confidential Information”: In addition to information described in Section 41.22, any information or compilation of information relating to a business, procedures, techniques, methods, concepts, ideas, affairs, products, processes or services, including source code, information relating to distribution, marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, pricing and pricing strategies and methods, customers, suppliers, creditors, employees, contractors, agents, consultants, plans, billing, needs of customers and products and services used by customers, all lists of suppliers, distributors and customers and their addresses, prospects, sales calls, products, services, prices and the like, as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, catalogs, code books, manuals, trade secrets, knowledge, know-how, operating costs, sales margins, methods of operations, invoices or statements and the like.
“Continuously Operated”: With respect to the Facility, the Facility is continuously used and operated for its Primary Intended Use and open for business to the public during all business hours usual and customary for such use for comparable properties in Las Vegas, Nevada.
“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Convention Center”: The “Eastside Convention Center”, as such term is defined in the Put-Call Agreement.
“Convention Center Facility”: As defined in the definition of Facility.
“Convention Center Property”: The Eastside Convention Center Property, as defined in the Put Call Agreement

“CPI”: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, then the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, all as reasonably determined by Landlord and Tenant.
“CPI Increase”: The greater of (a) zero and (b) a fraction, expressed as a decimal, determined as of each Escalator Adjustment Date, (x) the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Escalator Adjustment Date (for which the CPI has been published as of such Escalator Adjustment Date) and (ii) the average CPI for the three (3) corresponding calendar months occurring one (1) year prior to the Prior Months (such average CPI, the “Beginning CPI”), and (y) the denominator of which shall be the Beginning CPI.
“CPR Institute”: As defined in the definition of Appointing Authority.
“CRC”: Caesars Resort Collection, LLC, a Delaware limited liability company.
“Dollars” and “$”: The lawful money of the United States.
“EBITDA”: The same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof.
“EBITDAR”: For any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v)  write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Lease or any determination or calculation made pursuant to this Lease for which EBITDAR is a necessary component of such determination or calculation, (1) promptly following request therefor, Tenant shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (2) such calculation shall be as reasonably agreed upon between Landlord and Tenant, and (3) if Landlord and Tenant do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 hereof (clauses (1) through (3), collectively, the “EBITDAR Calculation Procedures”).
“EBITDAR Calculation Procedures”: As defined in the definition of EBITDAR.

“EBITDAR to Rent Ratio”: For any applicable Lease Year, as determined as of the Escalator Adjustment Date for such Lease year after giving effect to the proposed escalation on such date, the ratio of EBITDAR of Tenant for the applicable Trailing Test Period to Rent for such Lease Year. For purposes of calculating the EBITDAR to Rent Ratio, EBITDAR shall be calculated on a pro forma basis to give effect to any material acquisitions and material asset sales consummated by Tenant during any Trailing Test Period of Tenant as if each such material acquisition had been effected on the first day of such Trailing Test Period and as if each such material asset sale had been consummated on the day prior to the first day of such Trailing Test Period.
“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution”: Either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s), or (b) Wells Fargo Bank, National Association, provided that the rating by S&P and Moody’s for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in subclause (a) hereof.
“Embargoed Person”: Any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti‑terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the applicable transaction is prohibited by law or in violation of law.
“Encroachment”: As defined in Section 21.2(i).
“End of Term Asset Transfer Notice”: As defined in Section 36.1.
“Environmental Costs”: As defined in Section 32.4.
“Environmental Laws”: Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene and relating to the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide,

Fungicide, Rodenticide Act, the Safe Drinking Water Act and relevant provisions of the Occupational Safety and Health Act.
“Equity Interests”: With respect to any Person, any and all shares, interests, participations, equity interests, voting interests or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.
“Escalator”:  (a) During the initial five (5) Lease Years, one (1.0) plus one one-hundredth (0.01), and (b) from and after the commencement of the sixth (6th) Lease Year, one (1.0) plus the greater of (I) two one-hundredths (0.02) and (II) the CPI Increase; provided, however, with respect to clause (b), in the event in any such Lease Year from and after the commencement of the sixth (6th) Lease Year, the Rent calculated pursuant hereto (after giving effect to increases resulting from the Escalator) will cause the EBITDAR to Rent Ratio to be less than 1.6:1, the Escalator will be reduced to such amount (but not less than one (1.0)) that would result in a 1:6.1 EBITDAR to Rent Ratio for such Lease Year.
“Escalator Adjustment Date”: The first day of each Lease Year, excluding the first Lease Year of the Initial Term, and the first Lease Year of each Renewal Term.
“Estoppel Certificate”: As defined in Section 23.1(a).
“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Items”: As defined in Section 36.1.
“Exercise Notice”: As defined in Section 18.2(a)(i).
“Existing Fee Mortgage”: The Fee Mortgages as in effect on the Commencement Date (if any), together with any amendments, modifications, and/or supplements thereto after the Commencement Date.
“Existing Leases”: Collectively, (i) that certain Lease (CPLV), dated October 6, 2017, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” with respect to various other Gaming Facilities and other real property assets, as amended, restated or otherwise modified from time to time, (ii) that certain Lease (Non-CPLV), dated October 6, 2017, by and between various Affiliates of Landlord, as “Landlord,” and various Affiliates of Tenant, as “Tenant,” with respect to various other Gaming Facilities and other real property assets, as amended, restated or otherwise modified from time to time, and (iii) that certain Lease (Joliet), dated October 6, 2017, by and between Harrah’s Joliet Landco LLC, as “Landlord,” and Des Plaines Development Limited Partnership, as “Tenant,” with respect to the Gaming Facility known as Harrah’s Joliet, located in Joliet, Illinois, as amended, restated or otherwise modified from time to time.
“Expert”: An independent third party professional, with expertise in respect of a matter at issue, appointed by the agreement of Landlord and Tenant or otherwise in accordance with Article XXXIV hereof.
“Expert Valuation Notice”: As defined in Section 34.1.

“Expiration Date”: The Stated Expiration Date, or such earlier date as this Lease is terminated pursuant to its terms.
“Facility”: Collectively, (a) the assets comprising (i) the Leased Property as listed on Exhibit A attached hereto, including the respective Leased Improvements, easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements), and (ii) all of Tenant’s Property located, or used in connection with the operation of the business conducted, on or about the Leased Property, and (b) the business operated by Tenant on or about the Leased Property or Tenant’s Property or any portion thereof or in connection therewith. If and when this Lease is amended to include the East Side Convention Center Property pursuant to the Put Call Agreement, (I) the term “Hotel/Casino Facility” shall be used to refer to the Facility as in effect immediately prior to effectuation of such amendment, (II) the term “Convention Center Facility” shall refer, collectively, to (a) the assets comprising (i) the Convention Center Property, including easements, development rights, and other tangible rights (if any) forming a part thereof or appurtenant thereto, including any and all Capital Improvements (including any Tenant Material Capital Improvements) with respect thereto, and (ii) all of Tenant’s Property located, or used in connection with the operation of the business conducted, on or about the Convention Center Property, and (b) the business operated by Tenant on or about the Convention Center Property or such Tenant’s Property or any portion thereof or in connection therewith, and (III) the term “Facility” shall refer, collectively, to the Hotel/Casino Facility and the Convention Center Facility.
“Fair Market Base Rental Value”: The Fair Market Rental Value, as determined with respect to Base Rent only (and not Variable Rent nor Additional Charges), assuming and taking into account that Variable Rent and Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Base Rental Value shall be paid.
“Fair Market Ownership Value”: The fair market purchase price of the Leased Property, Facility or any applicable part thereof, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), taking into account the provisions of Section 34.1(f) if applicable, and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) and subject to the further factors, as applicable, that are set forth in the definition of “Fair Market Rental Value” herein below as applicable, either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease.
“Fair Market Property Value”: The fair market purchase price of the applicable personal property, as the context requires, as of the estimated transfer date, in its then-condition, that a willing purchaser would pay to a willing seller for Cash on arm’s-length terms (assuming (1) neither such purchaser nor seller is under any compulsion to sell or purchase and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus and (2) neither party is paying any broker a commission in connection with the transaction), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party) either (i) as agreed in writing by Tenant and either Landlord or Successor Tenant (as applicable), or (ii) if not agreed upon in accordance with clause (i) above, as determined in accordance with the procedure specified in Section 34.1.

“Fair Market Rental Value”: The annual fixed fair market rental value for the Leased Property or any applicable part thereof (excluding Tenant Material Capital Improvements), as the context requires, as of the first day of the period for which the Fair Market Rental Value is being determined, in its then-condition, that a willing tenant would pay to a willing landlord on arm’s length terms (assuming (1) neither such tenant nor landlord is under any compulsion to lease and that both have reasonable knowledge of all relevant facts, are acting prudently and knowledgeably in a competitive and open market, and assuming price is not affected by undue stimulus, (2) such lease contained terms and conditions identical to the terms and conditions of this Lease, other than with respect to the length of term and payment of Rent, (3) neither party is paying any broker a commission in connection with the transaction, and (4) that the tenant thereunder will pay such Fair Market Rental Value for the entire term of such demise (i.e., no early termination)), taking into account the provisions of Section 34.1(g), and otherwise taking all then-relevant factors into account (whether favorable to one, both or neither Party), either (i) as agreed in writing by Landlord and Tenant, or (ii) as determined in accordance with the procedure specified in Section 34.1 of this Lease. In all cases, for purposes of determining the Fair Market Ownership Value or the Fair Market Rental Value, as the case may be, (A) the Leased Property (or Facility, as applicable) to be valued pursuant hereto (as improved by all then existing Leased Improvements, and all Capital Improvements thereto, but excluding any Tenant Material Capital Improvements), shall be valued as (or as part of) a fully-permitted Facility operated in accordance with the provisions of this Lease for the Primary Intended Use, free and clear of any lien or encumbrance evidencing a debt (including any Permitted Leasehold Indebtedness) or judgment (including any mortgage, security interest, tax lien, or judgment lien) (provided, however, for purposes of determining Fair Market Ownership Value of any applicable Tenant Material Capital Improvements pursuant to Section 10.4(e), the same shall be valued on the basis of the then-applicable status of any applicable permits, free and clear of only such liens and encumbrances that will be removed if and when conveyed to Landlord pursuant to said Section 10.4(e)), (B) in determining the Fair Market Ownership Value or Fair Market Rental Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed (unless otherwise expressly provided herein), except that such value with respect to damaged or destroyed Tenant Material Capital Improvements shall only be determined as if such Tenant Material Capital Improvements had been restored if and to the extent Tenant is required to repair, restore or replace such Tenant Material Capital Improvements under this Lease (provided, however, for purposes of determining Fair Market Ownership Value pursuant to Section 10.4(e), the same shall be valued taking into account any then-existing damage), and (C) the price shall represent the normal consideration for the property sold (or leased) unaffected by sales (or leasing) concessions granted by anyone associated with the transaction. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Ownership Value or Fair Market Rental Value as the case may be: (i) the negative value of (x) any deferred maintenance or other items of repair or replacement of the Leased Property to the extent arising from breach or failure of Tenant to perform or observe its obligations hereunder, (y) any then current or prior Gaming or other licensure violations by Tenant, Guarantor or any of their Affiliates, and (z) any breach or failure of Tenant to perform or observe its obligations hereunder (in each case with respect to the foregoing clauses (x), (y) and (z), without giving effect to any applicable cure periods hereunder), shall, in each case, when determining Fair Market Ownership Value or Fair Market Rental Value, as the case may be, not be taken into account; rather, the Leased Property and every part thereof shall be deemed to be in the condition required by this Lease and Tenant shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of Tenant under this Lease (provided, however, for purposes of determining Fair Market Ownership Value under Section 10.4(e), the negative value of the items described in clauses (x), (y) and (z) shall be taken into account); and (ii) in the case of a determination of Fair Market Rental Value, such determination shall be without reference to any savings Landlord may realize as a result of any extension of the Term of this Lease, such as savings in free rent and tenant concessions, and without reference to any “start-up” costs a new tenant would incur were it to replace the existing Tenant for any

Renewal Term or otherwise. The determination of Fair Market Rental Value shall be of Base Rent and Variable Rent (but not Additional Charges), and shall assume and take into account that Additional Charges shall continue to be paid hereunder during any period in which such Fair Market Rental Value shall be paid. For the avoidance of doubt, the annual Fair Market Rental Value shall be calculated and evaluated as a whole for the entire term in question, and may reflect increases in one or more years during the applicable term in question (i.e., the annual Fair Market Rental Value need not be identical for each year of the term in question).
“Fee Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Landlord’s interest in the Leased Property or any portion thereof (or an indirect interest therein, including without limitation, a lien on direct or indirect interests in Landlord) in accordance with the provisions of Article XXXI hereof.
“Fee Mortgage Documents”: With respect to each Fee Mortgage and Fee Mortgagee, the applicable Fee Mortgage, loan agreement, pledge agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.
“Fee Mortgagee”: The holder(s) or lender(s) under any Fee Mortgage or the agent or trustee acting on behalf of any such holder(s) or lender(s).
“Fee Mortgage Reserve Account”: Any impound, escrow or other reserve or similar account that relates to any operating expenses of the Leased Property, including any fixture, furniture and equipment, capital repair or replacement reserves and/or impounds or escrow accounts for taxes, ground rent and/or insurance premiums.
“FF&E”: Collectively, furnishings, fixtures, inventory, and equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Facility, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers, gaming equipment and other casino equipment and all other hotel and casino resort equipment, supplies and other tangible property owned by Tenant, or in which Tenant has or shall have an interest, now or hereafter located at the Leased Property or used or held for use in connection with the present or future operation and occupancy of the Facility; provided, however, that FF&E shall not include items owned by subtenants that are neither Tenant nor Affiliates of Tenant, by guests or by other third parties.
“Financial Statements”: (i) For a Fiscal Year, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s and its Reporting Subsidiaries’, if any, income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal

Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).
“First Variable Rent Period”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“First VRP Net Revenue Amount”: As defined in clause (b)(ii)(A)(x) of the definition of “Rent.”
“Fiscal Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive Fiscal Quarters of such Person for which Financial Statements are available.
“Fiscal Quarter”: With respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person. In the case of each of Tenant and CRC, “Fiscal Quarter” means each calendar quarter ending on March 31, June 30, September 30 and December 31, for each Fiscal Year of Tenant.
“Fiscal Year”: The annual period commencing January 1 and terminating December 31 of each year.
“Fixtures”: All equipment, machinery, fixtures and other items of property, including all components thereof, that are now or hereafter located in or on, or used in connection with, and permanently affixed to or otherwise incorporated into the Leased Improvements or the Land.
“Foreclosure Purchaser”: As defined in Section 31.1.
“Foreclosure Successor Tenant”: Either (i) any assignee pursuant to Sections 22.2(ii)(b) or (c), or (ii) any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee that enters into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.
“GAAP”: Generally accepted accounting principles in the United States consistently applied in the preparation of financial statements, as in effect from time to time.
“Gaming”: Casino, racetrack, racino, video lottery terminal or other gaming activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering).
“Gaming Authorities”: Any gaming regulatory body or any agency or governmental authority which has, or may at any time after the Commencement Date have, jurisdiction over the gaming activities at an applicable Leased Property or any successor to such authority.
“Gaming Facility”: A facility at which there are operations of slot machines, video lottery terminals, blackjack, baccarat, keno operation, table games, any other mechanical or computerized gaming devices, pari-mutuel wagering or other applicable types of wagering (including, but not limited to, sports wagering), or which is otherwise operated for purposes of Gaming, and all related or ancillary real property.

“Gaming License”: Any license, qualification, registration, accreditation, permit, approval, finding of suitability or other authorization issued by a state or other governmental regulatory agency (including any Native American tribal gaming or governmental authority) or Gaming Authority to operate, carry on or conduct any gaming, gaming device, slot machine, video lottery terminal, table game, race book or sports pool on the Leased Property or any portion thereof, or to operate a casino at the Leased Property required by any Gaming Regulation, including each of the licenses, permits or other authorizations set forth on Schedule 1, and including those related to the Leased Property that may be added to this Lease after the Commencement Date.
“Gaming Regulation(s)”: Any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Gaming License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, alteration, modification or capital improvement of a Gaming Facility or the conduct of a person or entity holding a Gaming License, including, without limitation, any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law, and all other rules, regulations, orders, ordinances and legal requirements of any Gaming Authority.
“Gaming Revenues”: As defined in the definition of “Net Revenue.”
“Government List”: (1) any list or annex to Presidential Executive Order 13224 issued on September 24, 2001 (“EO13224”), including any list of Persons who are determined to be subject to the provisions of EO13224 or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (2) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (3) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (4) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America.
“Ground Lease”: Any lease with respect to the Leased Property or any portion thereof pursuant to which Landlord is a tenant that, subject to Section 7.3, is entered into by Landlord.
“Guarantor”: CRC, together with its successors and permitted assigns, in its capacity as “Guarantor” under the Guaranty, and any other Person that becomes a party to the Guaranty by executing a joinder or replacement Guaranty in accordance with the Guaranty or the applicable provisions hereof, until, in the case of each such Guarantor, such Guarantor is released from its obligations if and to the extent provided under the express provisions of such Guaranty (or replacement Guaranty, as applicable).
“Guaranty”: That certain Guaranty of Lease dated as of the date hereof, a form of which is attached as Exhibit F hereto, as the same may be amended, supplemented or replaced from time to time, by and between Guarantor and Landlord.
“Handling”: As defined in Section 32.4.
“Hazardous Substances”: Collectively, any petroleum, petroleum product or by product or any substance, material or waste regulated pursuant to any Environmental Law.
“Impositions”: Collectively, all taxes, including ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments, including assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed within the Term; ground rents pursuant to Ground Leases (in effect as of the Commencement Date or otherwise entered into in accordance with this Lease); water, sewer and other utility levies and charges; excise tax levies; license, permit, inspection, authorization and similar fees; bonds and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character to the extent in respect of the Leased Property or any portion thereof and/or the Rent and Additional Charges (but not, for the avoidance of doubt, in respect of Landlord’s income (as specified in clause (a) below)) and all interest and penalties thereon attributable to any failure in payment by Tenant, which at any time prior to or during the Term may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord’s interest in the Leased Property or any portion thereof, (ii) the Leased Property or any portion thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or any portion thereof or the leasing or use of the Leased Property or any portion thereof; provided, however that nothing contained in this Lease shall be construed to require Tenant to pay (a) any tax, fee or other charge based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other Person (except Tenant and its successors), (b) any transfer, or net revenue tax of Landlord or any other Person (except Tenant and its successors and Affiliates), (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or any portion thereof or the proceeds thereof, (d) any principal or interest on or other amount in respect of any indebtedness on or secured by the Leased Property or any portion thereof for which Landlord (or any of its Affiliates) is the obligor, or (e) any principal or interest on or other amount in respect of any indebtedness of Landlord or its Affiliates that is not otherwise included as “Impositions” hereunder; provided, further, however, that Impositions shall include (and Tenant shall be required to pay in accordance with the provisions of this Lease) (x) any tax, assessment, tax levy or charge set forth in clause (a) or (b) of the preceding proviso that is levied, assessed or imposed in lieu of, or as a substitute for, any Imposition (and, without limitation, if at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so that any new, non-income-based tax, assessment, levy (including, but not limited to, any city, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Leased Property, or any part thereof, and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that such Impositions would be payable if the Leased Property were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions), (y) any transfer taxes or other levy or assessment imposed by reason of any assignment of this Lease or any interest therein subsequent to the execution and delivery hereof, or any transfer or Sublease or termination thereof (other than assignment of this Lease or the sale, transfer or conveyance of the Leased Property or any interest therein made by Landlord) and (z) any mortgage tax or mortgage recording tax imposed by reason of any Permitted Leasehold Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Tenant or its Affiliates (but not any mortgage tax or mortgage recording tax imposed by reason of a Fee Mortgage or any other instrument creating or evidencing a lien in respect of indebtedness of Landlord or its Affiliates).
“Incurable Default”: Collectively or individually, as the context may require, any defaults not reasonably susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure thereof, including the defaults referred to in Sections 16.1(c), 16.1(d), 16.1(e), 16(f), 16.1(g), 16.1(h) and 16.1(l).
“Indebtedness”: Of any Person, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person, (f) all obligations under any agreement with respect to any swap, forward, future or derivative transaction or option or similar arrangement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or combination of transactions, (g) all guarantees by such Person of any of the foregoing and (h) all indebtedness of the nature described in the foregoing clauses (a)-(g) of any partnership of which such Person is a general partner.
“Initial Minimum Cap Ex Amount”: An amount equal to One Hundred Seventy-One Million and No/100 Dollars ($171,000,000.00).
“Initial Minimum Cap Ex Period”: The period commencing on January 1, 2017 and ending on December 31, 2021.
“Initial Stated Expiration Date”: As defined in Section 1.3.
“Initial Term”: As defined in Section 1.3.
“Insurance Requirements”: The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.
“Intellectual Property” or “IP”: All rights in, to and under any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) all patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof, (ii) all inventions (whether or not patentable), invention disclosures, improvements, business information, Confidential Information, Software, formulas, drawings, research and development, business and marketing plans and proposals, tangible and intangible proprietary information, and all documentation relating to any of the foregoing, (iii) all copyrights, works of authorship, copyrightable works, copyright registrations and applications therefor, and all other rights corresponding thereto, (iv) all industrial designs and any registrations and applications therefor, (v) all trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, Internet domain names and other numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (“Trademarks”), (vi) all databases and data collections (including all guest data) and all rights therein, (vii) all moral and economic rights of authors and inventors, however denominated, (viii) all Internet addresses, sites and domain names, numbers, and social media user names and accounts, (ix) any other similar intellectual property and proprietary rights of any kind, nature or description; and (x) any copies of tangible embodiments thereof (in whatever form or medium).
“Land”: As defined in clause (a) of the first sentence of Section 1.1.
“Landlord”: As defined in the preamble.

“Landlord Indemnified Parties”: As defined in Section 21.1(i).
“Landlord MCI Financing”: As defined in Section 10.4(b).
“Landlord Prohibited Person”: Any Person that, in the capacity it is proposed to be acting (but not in any other capacity), is more likely than not to jeopardize Landlord’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).
“Landlord REIT”: VICI Properties Inc., a Maryland corporation, the indirect parent of Landlord.
“Landlord Tax Returns”: As defined in Section 4.1(a).
“Landlord Work”: As defined in Section 10.5(e).
“Landlord’s MCI Financing Proposal”: As defined in Section 10.4(a).
“Lease”: As defined in the preamble.
“Lease Assumption Agreement”: As defined in Section 22.2(i).
“Lease Foreclosure Transaction”: Either (i) an assignment pursuant to Section 22.2(ii)(b) or (c), or (ii) entry by any Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee into a New Lease in compliance in all respects with Section 17.1(f) and all other applicable provisions of this Lease.
“Lease Year”: The first Lease Year of the Term shall be the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year, except that the final Lease Year of the Term shall end on the Expiration Date.
“Leased Improvements”: As defined in clause (c) of the first sentence of Section 1.1.
“Leased Property”: As defined in Section 1.1. For the avoidance of doubt, the Leased Property includes all Alterations and Capital Improvements, provided, however, that the foregoing shall not affect or contradict the provisions of this Lease which specify that Tenant shall be entitled to certain rights with respect to or benefits of the Tenant Capital Improvements as expressly set forth herein. Notwithstanding the foregoing, provisions of this Lease that provide for certain benefits or rights to Tenant with respect to Tenant Material Capital Improvements, such as, by way of example only and not by way of limitation, the payment of the applicable insurance proceeds to Tenant due to a loss or damage of such Tenant Material Capital Improvements pursuant to Section 14.1, shall remain in effect notwithstanding the preceding sentence.
“Leasehold Estate”: As defined in Section 17.1(a).
“Legal Requirements”: All applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to the Facility, including those (a) that affect either the Leased Property or any portion thereof and/or Tenant’s Property, all Capital Improvements and Alterations (including any Material Capital Improvements) or the construction, use or alteration thereof, or otherwise in any way affecting the business operated or conducted thereat, as the context requires, and (b) which may (i) require repairs, modifications or alterations in or to the Leased Property or any portion thereof and/or any of Tenant’s Property, (ii) without limitation of the preceding clause (i), require repairs, modifications or alterations in or to any portion of any Capital Improvements (including any Material Capital Improvements), (iii) in any way adversely affect the use and enjoyment of any of the foregoing, or (iv) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.
“Letter of Credit”: An irrevocable, unconditional, clean sight draft letter of credit reasonably acceptable to Landlord and Fee Mortgagee (as applicable) in favor of Landlord or, at Landlord’s direction, Fee Mortgagee and entitling Landlord or Fee Mortgagee (as applicable) to draw thereon based solely on a statement executed by an officer of Landlord or Fee Mortgagee (as applicable) stating that it has the right to draw thereon under this Lease in a location in the United States reasonably acceptable to Landlord or Fee Mortgagee (as applicable), issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, and upon which letter of credit Landlord or Fee Mortgagee (as applicable) shall have the right to draw in full: (a) if Landlord or Fee Mortgagee (as applicable) has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Landlord or Fee Mortgagee (as applicable) has given notice to Tenant that the financial institution issuing the applicable letter of credit ceases to either be an Eligible Institution or meet the rating requirement set forth above.
“Licensing Event”:
(a)    With respect to Tenant, (i) a communication (whether oral or in writing) by or from any Gaming Authority to Tenant or Tenant’s Affiliates (each, a “Tenant Party”) or to a Landlord Party (as defined below) or other action by any Gaming Authority that indicates that such Gaming Authority has found or is likely to find that the association of a Tenant Party with Landlord is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by Landlord or any of its Affiliates (each, a “Landlord Party”) under any Gaming Regulations or (B) violate any Gaming Regulations to which a Landlord Party is subject; or (ii) a Tenant Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Tenant Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a Tenant Event of Default has occurred under Section 16.1(i), the same causes cessation of Gaming activity at the Facility and would reasonably be expected to have a material adverse effect on the Facility taken as a whole); and
(b)    With respect to Landlord, (i) a communication (whether oral or in writing) by or from any Gaming Authority to a Landlord Party or to a Tenant Party or other action by any Gaming Authority that indicates that such Gaming Authority has found or is likely to find that the association of a Landlord Party with Tenant is likely to (A) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any Gaming License or any other rights or entitlements held or required to be held by a Tenant Party under any Gaming Regulations or (B) violate any Gaming Regulations to which a Tenant Party is subject; or (ii) a Landlord Party is required to be licensed, registered, qualified or found suitable under any Gaming Regulations, and such Landlord Party does not remain so licensed, registered, qualified or found suitable or, after becoming so licensed, registered, qualified or found suitable, fails to remain so, and, solely for purposes of determining whether a default has occurred under Section 41.13 hereunder, the same causes cessation of Gaming activity at the Facility and would reasonably be expected to have a material adverse effect on the Facility taken as a whole).
“Liquor Authority”: As defined in Section 41.13.
“Liquor Laws”: As defined in Section 41.13.
“Material Capital Improvement”: Any single or series of related Capital Improvements that would or does (i) have a total budgeted or actual cost (as reasonably evidenced to Landlord) (excluding land acquisition costs) in excess of Fifty Million and No/100 Dollars ($50,000,000.00) and (ii) either (a) materially alter the Facility (e.g., shoring, permanent framework reconfigurations), (b) expand the Facility (i.e., construction of material additions to existing Leased Improvements) or (c) add improvements to undeveloped portion(s) of the Land.
“Material Indebtedness”: At any time, indebtedness of any one or more of Tenant (and its Subsidiaries) and any Guarantor owing to one or more unrelated third parties in an aggregate principal amount exceeding Seventy-Five Million and No/100 Dollars ($75,000,000.00).
“Material Sublease”: A Sublease (excluding a management agreement or similar agreement to operate but not occupy as a tenant a particular space at a Facility) under which the monthly rent and/or fees and other payments payable by the Subtenant (or manager) exceed Fifty Thousand and No/100 Dollars ($50,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year (commencing on the first (1st) day of the second (2nd) Lease Year)) per month.
“Minimum Cap Ex Amount”: The Initial Minimum Cap Ex Amount and the Annual Minimum Building and Improvement Cap Ex Amount, as applicable.
“Minimum Cap Ex Requirements”: The Initial Minimum Cap Ex Requirement and the Annual Minimum Cap Ex Building and Improvement Requirement, as applicable.
“Net Revenue”: The net sum of the following, without duplication, over the applicable time period of measurement: (i) the amount received by Tenant (and its Subsidiaries) from patrons at the Facility for gaming, less, (A) to the extent otherwise included in the calculation of Net Revenue, refunds and free promotional play provided pursuant to a rewards, marketing, and/or frequent users program (including rewards granted by Affiliates of Tenant) and (B) amounts returned to patrons through winnings at the Facility (the net amount described in this clause (i), “Gaming Revenues”); plus (ii) the gross receipts of Tenant (and its Subsidiaries) for all goods and merchandise sold, room revenues derived from hotel operations, food and beverages sold, the charges for all services performed, or any other revenues generated by or otherwise payable to Tenant (and its Subsidiaries) (including, without limitation, use fees, retail and commercial rent, revenue from rooms, accommodations, food and beverage, and the proceeds of business interruption insurance) in, at or from the Facility for cash, credit or otherwise (without reserve or deduction for uncollected amounts), but excluding pass-through revenues collected by Tenant to the extent such amounts are remitted to the applicable third party entitled thereto (the net amounts described in this clause (ii), “Retail Sales”); less (iii) to the extent otherwise included in the calculation of Net Revenue, the retail value of accommodations, merchandise, food and beverage and other services furnished to guests of Tenant at the Facility without charge or at a reduced charge (and, with respect to a reduced charge, such reduction in Net Revenue shall be equal to the amount of the reduction of such charge otherwise included in Net Revenue) (the amounts described in this clause (iii), “Promotional Allowances”). Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to the calculation of Net Revenue:

(a)    For purposes of calculating adjustments to Variable Rent, the following provisions shall apply:
(1)    If Tenant enters into a Sublease with a Subtenant that is not directly or indirectly wholly-owned by (x) Guarantor or (y) CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant)(such that, after entering into such Sublease rather than the Gaming Revenues, Retail Sales and Promotional Allowances generated by the space covered by such Sublease being included in the calculation of Tenant’s Net Revenue, instead the revenue from such Sublease would be governed by clause (b)(1) or (b)(2) below), then, thereafter, any Gaming Revenues, Retail Sales and Promotional Allowances that would otherwise be included in the calculation of Net Revenue for the applicable base year with respect to the applicable subleased (or managed) space shall be excluded from the calculation of Net Revenue for the applicable base year, and the rent and/or fees and other consideration to be received by Tenant pursuant to such Sublease shall be substituted therefor.
(2)    If Tenant assumes operation of space that in the applicable base year was operated under a Sublease with a Subtenant that was not directly or indirectly wholly-owned by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant), or if all of the direct or indirect ownership interests in a Person that was a Subtenant in the applicable base year are acquired by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) (in either case, such that after entering into such Sublease revenue that would otherwise be included in Net Revenue for the applicable base year pursuant to clause (b)(1) or (b)(2) below is converted to revenue with respect to which Gaming Revenues, Retail Sales and Promotional Allowances are included in Net Revenue for the applicable base year), then, thereafter, the rent and/or fees and other consideration received by Tenant pursuant to such Sublease that would otherwise be included in the calculation of Net Revenue for the applicable base year shall be excluded from the calculation of Net Revenue for the applicable base year, and the Gaming Revenues, Retail Sales and Promotional Allowances to be received by Tenant pursuant to its operation of such space shall be substituted therefor.
(3)    Notwithstanding the foregoing, the adjustments provided for in clauses (a)(1) and (a)(2) above shall not be implemented in the calculation of Net Revenue with respect to any transaction involving any space for which aggregate Gaming Revenues, Retail Sales and Promotional Allowances do not exceed Ten Million and No/100 Dollars ($10,000,000.00) in each transaction and Fifteen Million and No/100 Dollars ($15,000,000.00) in the aggregate per Lease Year.
(b)    Amounts received pursuant to Subleases shall be included in Net Revenue as follows:
(1)    With respect to any Sublease from Tenant to a Subtenant in which Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) directly or indirectly owns less than fifty percent (50%) of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include the rent and/or fees and all other consideration received by Tenant pursuant to such Sublease.
(2)    With respect to any Sublease from Tenant to a Subtenant in which Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant) directly or indirectly owns fifty percent (50%) or more of the ownership interests, but less than all of the ownership interests, Net Revenue shall not include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant but shall include an amount equal to the greater of (x) the rent and/or fees and all other consideration actually received by Tenant for such Sublease from such Affiliate and (y) the rent and/or fees and other consideration that would be payable under such Sublease if at arms-length, market rates.

(3)    With respect to any Sublease from Tenant to a Subtenant that is directly or indirectly wholly-owned by Guarantor or CEC (for so long as CEC holds a Controlling direct or indirect interest in Tenant), Net Revenue shall not include the rent and/or fees or any other consideration received by Tenant pursuant to such Sublease but shall include Gaming Revenues, Retail Sales or Promotional Allowances received by such Subtenant.
(c)    For the avoidance of doubt, gaming taxes and casino operating expenses (such as salaries, income taxes, employment taxes, supplies, equipment, cost of goods and inventory, rent, office overhead, marketing and advertising and other general administrative costs) will not be deducted in arriving at Net Revenue.
(d)    Net Revenue will be calculated on an accrual basis for purposes of this definition, as required under GAAP. For the absence of doubt, if Gaming Revenues, Retail Sales or Promotional Allowances of a Subsidiary or subtenant, as applicable, are taken into account for purposes of calculating Net Revenue, any rent received by Tenant from such Subsidiary or subtenant, as applicable, pursuant to any sublease with such Subsidiary or subtenant, as applicable, shall not also be taken into account for purposes of calculating Net Revenues.
“Net Revenue to Rent Ratio”: As at any date of determination, the ratio for any period of Net Revenue to Rent. For purposes of calculating the Net Revenue to Rent Ratio, Net Revenue shall be calculated on a pro forma basis (and shall be calculated to give effect to such other pro forma adjustments consistent with Regulation S-X under the Securities Act) to give effect to any material acquisitions and material asset sales consummated by Tenant during any Test Period of Tenant as if each such material acquisition had been effected on the first (1st) day of such Test Period and as if each such material asset sale had been consummated on the day prior to the first (1st) day of such Test Period.
“New Lease”: As defined in Section 17.1(f).
“Non-Core Tenant Competitor”: A Person that is engaged or is an Affiliate of a Person that is engaged in the ownership or operation of a Gaming business so long as (i) such Person’s consolidated annual gross gaming revenues do not exceed Five Hundred Million and No/100 Dollars ($500,000,000.00) (which amount shall be increased by the Escalator on the first (1st) day of each Lease Year, commencing with the second (2nd) Lease Year) and (ii) such Person does not, directly or indirectly, own or operate a Gaming Facility within thirty (30) miles of a Gaming Facility directly or indirectly owned or operated by an Affiliate of Tenant. For purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business. For purposes of this definition only, the term “Escalator” shall mean the sum of (a) one plus (b) the greater of (i) two one-hundredths (0.02) and the CPI Increase.
“Notice”: A notice given in accordance with Article XXXV.
“Notice of Termination”: As defined in Section 17.1(f).
“NRS”: As defined in Section 41.14.
“OFAC”: As defined in Article XXXIX.
“Overdue Rate”: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

“Parent Entity”: With respect to any Person, any corporation, association, limited partnership, limited liability company or other entity which at the time of determination (a) owns or controls, directly or indirectly, more than fifty percent (50%) of the total voting power of shares of capital stock (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees of such Person, (b) owns or controls, directly or indirectly, more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, of such Person, whether in the form of membership, general, special or limited partnership interests or otherwise, or (c) is the controlling general partner or managing member of, or otherwise controls, such entity.
“Partial Taking”: As defined in Section 15.1(b).
“Party” and “Parties”: Landlord and/or Tenant, as the context requires.
“Patriot Act Offense”: Any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the USA Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
“Payment Date”: Any due date for the payment of the installments of Rent or Additional Charges payable under this Lease.
“Permitted Exception Documents”: (i) Property Documents (x) that are listed on the title polic(y)(ies) described on Schedule 6 attached hereto, or (y) that (a) Landlord entered into, as a party thereto, after the date hereof and (b) Tenant is required hereunder to comply with, and (ii) Specified Subleases (together with any renewals or modifications thereof made in accordance with the express terms thereof), but excluding Specified Subleases as to which the applicable Subtenant is CEC, CRC, the manager of the Leased Premises or any of their respective Affiliates.
“Permitted Leasehold Mortgage”: Any mortgage, pledge agreement, security agreement, assignment of leases and rents, fixture filing or similar document creating or evidencing a lien on Tenant’s leasehold interest (or subleasehold interest) in all of the Leased Property subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis (or all the direct or indirect interest therein at any tier of ownership, including without limitation, a lien on direct or indirect Equity Interests in Tenant), granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the indebtedness of Tenant or its Affiliates.
“Permitted Leasehold Mortgagee”: The lender or noteholder or any agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors in connection with indebtedness secured by a Permitted Leasehold Mortgage, in each case as and to the extent such Person has the power to act (subject to obtaining the requisite instructions) on behalf of all lenders, noteholders or investors with respect to such Permitted Leasehold Mortgage; provided such lender or noteholder or any agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking or other institution that in the ordinary course acts as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders or noteholders) in respect of financings of such type; and provided, further, that, in all events, (i) no agent, trustee or similar representative shall be Tenant, CEC, CRC, or Guarantor or any of their Affiliates, respectively (each, a “Prohibited

Leasehold Agent”), and (ii) no (A) Prohibited Leasehold Agent, (excluding any Person that is a Prohibited Leasehold Agent as a result of its ownership of publicly-traded shares in any Person), or (B) entity that owns, directly or indirectly (but excluding any ownership of publicly traded shares in CEC or any of its Affiliates), higher than the lesser of (1) ten percent (10%) of the Equity Interests in Tenant or (2) a Controlling legal or beneficial interest in Tenant, may collectively hold an amount of the indebtedness secured by a Permitted Leasehold Mortgage higher than the lesser of (x) twenty-five percent (25%) thereof and (y) the principal amount thereof required to satisfy the threshold for requisite consenting lenders to amend the terms of such indebtedness that affect all lenders thereunder.
“Permitted Leasehold Mortgagee Designee”: An entity (other than a Prohibited Leasehold Agent) designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.
“Permitted Operation Interruption”: Any of the following: (i) A material Casualty Event or Condemnation and reasonable periods of restoration of the Leased Property following same, or (ii) periods of an Unavoidable Delay.
“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.
“Preceding Lease Year”: As defined in clause (c)(i) of the definition of “Rent.”
“Preliminary Studies”: As defined in Section 10.4(a).
“Primary Intended Use”: (i) Hotel and resort and related uses, (ii) gaming and/or pari-mutuel use, including, without limitation, horsetrack, dogtrack and other similarly gaming-related sporting uses, (iii) ancillary retail and/or entertainment use, (iv) such other uses required under any Legal Requirements (including those mandated by any applicable regulators), (v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing hotel, resort and gaming industry use, (vi) if and when the Lease is amended to include the Convention Center Property pursuant to the Put Call Agreement, convention center and related uses or such other uses as may be permitted under any Legal Requirements (including, but, not limited to uses related to an amphitheater or offices), and/or (vii) such other use as shall be approved by Landlord from time to time in its reasonable discretion.
“Prime Rate”: On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the comparable prime rate of another comparable nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.
“Prior Months”: As defined in the definition of CPI Increase.
“Prohibited Leasehold Agent”: As defined in the definition of Permitted Leasehold Mortgagee.
“Prohibited Persons”: As defined in Article XXXIX.
“Promotional Allowances”: As defined in the definition of “Net Revenue.”

“Propco TRS”: As defined in Section 1.1.
“Property Documents”: Reciprocal easement and/or operating agreements, easements, covenants, exceptions, conditions and restrictions in each case affecting the Leased Property or any portion thereof, but excluding, in any event, all Fee Mortgage Documents.
“Property Specific Guest Data”: Any and all guest data (including without limitation any and all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences, game play and patronage patterns, experiences, results and demographic information, whether or not any of the foregoing constitutes personally identifiable information) to the extent in or under the possession or control of Tenant, an Affiliated manager, or their respective Affiliates, identifying, describing, concerning or generated by prospective, actual or past guests, website visitors and/or customers of the Facility, including retail locations, restaurants, bars, casino and Gaming facilities, spas and entertainment venues therein, but excluding, in all cases, (i) guest data that has been integrated into analytics, reports, or other similar forms in connection with the Total Rewards Program or any other customer loyalty program of Tenant (it being understood that this exception shall not apply to such guest data itself, i.e., in its original form prior to integration into such analytics, reports, or other similar forms in connection with the Total Rewards Program or other customer loyalty program), (ii) guest data that concerns facilities, other than the Facility and that does not concern the Facility, and (iii) guest data that concerns “Service Provider Proprietary Information and Systems” as defined in that certain Second Amended and Restated Omnibus Agreement and Enterprise Services Agreement, dated as of October 6, 2017, by and among Caesars Enterprise Services LLC, CEOC and the other parties thereto (as further amended, restated, supplemented or otherwise modified from time to time), and is not specific to the Facility.
“Property Specific IP”: All Intellectual Property (i) shown on Schedule 7, or (ii) consisting of Property Specific Guest Data.
“Purchase Option”: As defined in Section 18.2(a).
“Put-Call Agreement”: That certain Put-Call Agreement dated as of December [ ], 2017, by and between [ ], a Delaware limited liability company and [ ], a [ ], as the same may be amended, supplemented or replaced from time to time.
“Purchase Price”: As defined in Section 18.2(a).
“Qualified Successor Tenant”: As defined in Section 36.3.
“Qualified Transferee”: A transferee that meets all of the following requirements: (a) such transferee has (1) at least five (5) years of experience (directly or through one or more of its Subsidiaries) operating or managing casinos with aggregate revenues in the immediately preceding fiscal year of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) (or retains a manager with such qualifications, which manager shall not be replaced unless such transferee is able to satisfy the requirements of this definition without such manager), or (2) agreement(s) in place in a form reasonably satisfactory to Landlord to retain for a period of eighteen (18) months (or more) after the effective time of the transfer at least (I) eighty percent (80%) of Tenant and its Subsidiaries’ personnel employed at the Facility, and (II) eighty percent (80%) of the ten most highly compensated employees of Tenant and/or its Affiliates as of the date of the relevant agreement to transfer who are full time dedicated employees at the Leased Property, and are responsible for direct managerial and/or operational aspects of the Facility (including Gaming activities); (b) such transferee is not in the business, and that does not have an Affiliate in the business, of leasing properties to gaming operators; (c) such transferee and all of its applicable officers, directors, Affiliates

(including the officers and directors of its Affiliates), to the extent required under applicable Gaming Regulations or other Legal Requirements, (i) are licensed and certified by applicable Gaming Authorities and hold all required Gaming Licenses to operate the Facility in accordance herewith and (ii) are otherwise found suitable to lease the Leased Property in accordance herewith; (d) such transferee is Solvent (defined herein below), and, other than in the case of a Permitted Leasehold Mortgagee, if such transferee has a Parent Entity, the Parent Entity of such transferee is Solvent; (e)(i) other than in the case of a Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee, (x) the Parent Entity of such transferee or, if such transferee does not have a Parent Company, such transferee, has sufficient assets so that, after giving effect to its assumption of Tenant’s obligations hereunder or the applicable assignment (including pursuant to a Change in Control under Section 22.2(i) or Section 22.2 (viii)), its Total Net Leverage Ratio for the Test Period is less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction or (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty, or (ii) in the case of a Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee, (x) Tenant has a Total Net Leverage Ratio for the Test Period of less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction, or (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty; (f) such transferee has not been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude and has not been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (g) such transferee has never been convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List; (h) such transferee has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; (i) such transferee is not, and is not Controlled by an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; (j) such transferee shall not be a Landlord Prohibited Person; and (k) such transferee is not associated with a person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming Industry by any Gaming Authority where such association would reasonably be expected to adversely affect any of Landlord’s or its Affiliates’ Gaming Licenses or Landlord’s or its Affiliates’ then-current standing with any Gaming Authority. For purposes hereof, a Person shall be “Solvent” if such Person shall (I) not be “insolvent” as such term is defined in Section 101 of title 11 of the United States Code, (II) be generally paying its debts (other than those that are in bona fide dispute) when they become due, and (III) be able to pay its debts as they become due.
“Renewal Notice”: As defined in Section 1.4(a).
“Renewal Term”: As defined in Section 1.4(a).
“Rent”: An annual amount payable as provided in Article III, calculated as follows:
(a)    For the first seven (7) Lease Years, Rent shall be equal to Eighty Seven Million Four Hundred Thousand and No/100 Dollars ($87,400,000.00) per Lease Year, as adjusted annually as set forth in the following sentence. On each Escalator Adjustment Date during the second (2nd) through and including the seventh (7th) Lease Years, the Rent payable for such Lease Year shall be adjusted to be equal to the Rent payable for the immediately preceding Lease Year, multiplied by the Escalator. For purposes of clarification, there shall be no Variable Rent (defined below) payable during the first seven (7) Lease Years.

(b)    From and after the commencement of the eighth (8th) Lease Year, until the Initial Stated Expiration Date, annual Rent shall be comprised of both a base rent component (“Base Rent”) and a variable rent component (“Variable Rent”), each such component of Rent calculated as provided below:
(i)    Base Rent shall equal (w) for the eighth (8th) Lease Year, the product of eighty percent (80%) of Rent in effect as of the last day of the seventh (7th) Lease Year, multiplied by the Escalator, (x) for the ninth (9th) and tenth (10th) Lease Years, the Base Rent payable for the immediately, preceding Lease Year, as applicable, multiplied by the Escalator in each case, (y) for the eleventh (11th) Lease Year, the product of eighty percent (80%) of Rent in effect as of the last day of the tenth (10th) Lease Year, multiplied by the Escalator, and (z) for each Lease Year from and after the commencement of the twelfth (12th) Lease Year until the Initial Stated Expiration Date, the Base Rent payable for the immediately preceding Lease Year, as applicable, multiplied by the Escalator in each case.
(ii)    Variable Rent shall be calculated as further described in this clause (b)(ii). Throughout the Term, Variable Rent shall not be subject to the Escalator.
(A)    For each Lease Year from and after commencement of the eighth (8th) Lease Year through and including the end of the tenth (10th) Lease Year (the “First Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to twenty percent (20%) of the Rent for the seventh (7th) Lease Year (such amount, the “Variable Rent Base Amount”), adjusted as follows (such resulting annual amount being referred to herein as “Year 8‑10 Variable Rent”):
(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the seventh (7th) Lease Year (the “First VRP Net Revenue Amount”) exceeds the Base Net Revenue Amount (any such excess, the “Year 8 Increase”), the Year 8-10 Variable Rent shall equal the Variable Rent Base Amount increased by an amount equal to the product of (a) four percent (4%) and (b) the Year 8 Increase; or

(y) in the event that the First VRP Net Revenue Amount is less than the Base Net Revenue Amount (any such difference, the “Year 8 Decrease”), the Year 8-10 Variable Rent shall equal the Variable Rent Base Amount decreased by an amount equal to the product of (a) four percent (4%) and (b) the Year 8 Decrease.
(B)    For each Lease Year from and after commencement of the eleventh (11th) Lease Year until the Initial Stated Expiration Date (the “Second Variable Rent Period”), Variable Rent shall be a fixed annual amount equal to twenty percent (20%) of the Rent for the tenth (10th) Lease Year (such amount, the “ Second Variable Rent Base Amount”), adjusted as follows (such resulting annual amount being referred to herein as “Year 11‑15 Variable Rent”):
(x) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year exceeds the First VRP Net Revenue Amount (any such excess, the “Year 11 Increase”), the Year 11-15 Variable Rent shall equal the Year 8-10 Variable Rent increased by an amount equal to the product of (a) four percent (4%) and (b) the Year 11 Increase; or
(y) in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the tenth (10th) Lease Year is less than the First VRP Net Revenue Amount (any such difference, the “Year 11 Decrease”), the Year 11-15 Variable Rent shall equal the

Year 8-10 Variable Rent decreased by an amount equal to the product of (a) four percent (4%) and (b) the Year 11 Decrease.
(c)    Rent for each Renewal Term shall be calculated as follows:
(i)    Base Rent for the first (1st) Lease Year of such Renewal Term shall be adjusted to be equal to the applicable annual Fair Market Base Rental Value; provided that (A) in no event will the Base Rent be less than the Base Rent in effect as of the last day of the Lease Year immediately preceding the commencement of such Renewal Term (such immediately preceding year, the respective “Preceding Lease Year”), (B) no such adjustment shall cause Base Rent to be increased by more than ten percent (10%) of the Base Rent in effect as of the last day of the Preceding Lease Year and (C) such Fair Market Base Rental Value shall be determined as provided in Section 34.1. On each Escalator Adjustment Date during such Renewal Term, the Base Rent payable for such Lease Year shall be equal to the Base Rent payable for the immediately preceding Lease Year, multiplied by the Escalator.
(ii)    Variable Rent for each Lease Year during such Renewal Term (for each Renewal Term, the “Renewal Term Variable Rent Period”) shall be equal to the Variable Rent in effect as of the last day of the Preceding Lease Year, adjusted as follows:
(A)    in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year exceeds the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year, and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such excess, the respective “Renewal Term Increase”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year increased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Increase; or
(B)    in the event that the annual Net Revenue for the Fiscal Period ending immediately prior to the end of the Preceding Lease Year is less than the annual Net Revenue for the Fiscal Period ending immediately prior to the Lease Year five (5) years prior to the Preceding Lease Year (i.e., (x) in respect of the first (1st) Renewal Term, the tenth (10th) Lease Year and (y) in respect of each subsequent Renewal Term, the Lease Year immediately preceding the first (1st) Lease Year of the immediately preceding Renewal Term) (any such difference, the respective “Renewal Term Decrease”), the Variable Rent for such Renewal Term shall equal the Variable Rent in effect as of the last day of the Preceding Lease Year decreased by an amount equal to the product of (a) four percent (4%) and (b) such Renewal Term Decrease.
Notwithstanding anything herein to the contrary, (i) but subject to any reduction in Rent by the Rent Reduction Amount pursuant to and in accordance with the terms of this Lease, in no event shall annual Base Rent during any Lease Year after the seventh (7th) Lease Year be less than eighty percent (80%) of the Rent in the seventh (7th) Lease Year, and (ii) in no event shall the Variable Rent be less than Zero Dollars ($0.00).
“Rent Reduction Amount”: (i) With respect to the Base Rent, a proportionate reduction of Base Rent, which proportionate amount shall be determined by comparing (1) the EBITDAR of the Leased

Property for the Trailing Test Period versus (2) the EBITDAR of the Leased Property for the Trailing Test Period calculated to remove the EBITDAR attributable to the portion of the Leased Property affected by a Partial Taking and (ii) with respect to Variable Rent, a proportionate reduction of Variable Rent calculated in the same manner as set forth with respect to Base Rent above. Following the application of the Rent Reduction Amount to the Rent hereunder, for purposes of calculating any applicable adjustments to Variable Rent based on increases or decreases in Net Revenue, such calculations of Net Revenue shall exclude Net Revenue attributable to the portion of the Leased Property affected by such Partial Taking (even if such portion of the Leased Property had not yet been affected by the Partial Taking as of the applicable Lease Year for which Net Revenue is being measured).
“Reporting Subsidiary”: Any entity required by GAAP to be consolidated for financial reporting purposes by a Person, regardless of ownership percentage.
“Representatives”: With respect to any Person, such Person’s officers, employees, directors, accountants, attorneys and other consultants, experts or agents of such Person, and actual or prospective arrangers, underwriters, investors or lenders with respect to indebtedness or Equity Interests that may be issued by such Person or such Person’s affiliates, to the extent that any of the foregoing actually receives non-public information hereunder. In addition, and without limitation of the foregoing, the term “Representatives” shall include, (a) in the case of Landlord, PropCo 1, PropCo, Landlord REIT and any Affiliate thereof, and (b) in the case of Tenant, CEOC, CRC and any Affiliate thereof.
“Required Capital Expenditures”: The applicable Capital Expenditures required to satisfy the Minimum Cap Ex Requirements.
“Retail Sales”: As defined in the definition of “Net Revenue.”
“Right to Terminate Notice”: As defined in Section 17.1(d).
“SEC”: The United States Securities and Exchange Commission.
“Second Variable Rent Base”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Second Variable Rent Period”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Section 34.2 Dispute”: As defined in Section 34.2.
“Securities Act”: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Software”: As they exist anywhere in the world, any computer software, firmware, microcode, operating system, embedded application, or other program, including all source code, object code, specifications, databases, designs and documentation related to such programs.
“Specified Sublease”: Any Sublease (i) affecting any portion of the Leased Property, and (ii) in effect on the Commencement Date. A list of all Specified Subleases is annexed as Schedule 4 hereto.
“Stated Expiration Date”: As defined in Section 1.3.
“Subject Facility”: As defined in Section 13.10(a).

“Sublease”: Any sublease, sub-sublease, license, management agreement to operate (but not occupy as a tenant) a particular space at the Facility, or other similar agreement in respect of use or occupancy of any portion of the Leased Property, but excluding Bookings.
“Subsidiary”: As to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) Equity Interest at the time of determination.
“Subtenant”: The tenant under any Sublease.
“Subtenant Subsidiary”: Any subsidiary of Tenant that is a Subtenant under a Sublease from Tenant.
“Successor Assets”: As defined in Section 36.1.
“Successor Assets FMV”: As defined in Section 36.1.
“Successor Tenant Rent”: As defined in Section 36.3.
“Taking”: Any taking of all or any part of the Leased Property and/or the Leasehold Estate or any part thereof, in or by Condemnation, including by reason of the temporary requisition of the use or occupancy of all or any part of the Leased Property by any governmental authority, civil or military.
“Tenant”: As defined in the preamble.
“Tenant Capital Improvement”: A Capital Improvement other than a Material Capital Improvement funded by Landlord pursuant to a Landlord MCI Financing. The term “Tenant Capital Improvement” shall not include Capital Improvements conveyed by Tenant to Landlord.
“Tenant Competitor”: As of any date of determination, any Person (other than Tenant and its Affiliates) that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Gaming business; provided, that, (i) for purposes of the foregoing, ownership of the real estate and improvements where a Gaming business is conducted, without ownership of the Gaming business itself, shall not be deemed to constitute the ownership of a Gaming business, (ii) any investment fund or other Person with an investment representing an equity ownership of fifteen percent (15%) or less in a Tenant Competitor and no Control over such Tenant Competitor shall not be a Tenant Competitor, (iii) solely for purposes of Section 18.2(d), (x) a Person with an investment representing an equity ownership of twenty-five percent (25%) or less in a Non-Core Tenant Competitor shall be deemed to not have Control over such Non-Core Tenant Competitor, and (y) shall not be a Tenant Competitor, solely by reason of the investment described in this clause (iii), and (iv) solely for purposes of Section 18.2(a) and Section 18.2(b), a Person that is engaged, or is an Affiliate of a Person that is engaged, in the ownership or operation of a Non-Core Tenant Competitor shall not be a Tenant Competitor solely by reason of the same.
“Tenant Event of Default”: As defined in Section 16.1.
“Tenant Material Capital Improvement”: As defined in Section 10.4(e).

“Tenant Transferee Requirement”: As defined in Section 22.2(i).
“Tenant’s Initial Financing”: The financing provided under that certain Credit Agreement dated on or about the commencement date among CRC, as borrower, Credit Suisse AG, Cayman Islands Brands, as administrative agent, and the other parties named therein from time to time.
“Tenant’s MCI Intent Notice”: As defined in Section 10.4(a).
“Tenant’s Parent”: CRC.
“Tenant Prohibited Person”: Any Person that, in the capacity it is proposed to be acting (but not in any other capacity), is more likely than not to jeopardize Tenant’s or any of its Affiliates’ ability to hold a Gaming License or to be associated with a Gaming licensee under any applicable Gaming Regulations (other than any Gaming Authority established by any Native American tribe).
“Tenant’s Property”: With respect to the Facility, all assets including FF&E, Property Specific IP and other personal property (including all gaming equipment), licenses, permits, subleases, concessions, and contracts (other than the Leased Property and property owned by a third party) located at the Facility or that are primarily related to or used or held in connection with the operation of the business conducted on or about the Facility or any portion thereof, as then being operated, together with all replacements, modifications, additions, alterations and substitutes therefor.
“Term”: As defined in Section 1.3.
“Termination Notice”: As defined in Section 17.1(d).
“Test Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive fiscal quarters of such Person.
“Third‑Party MCI Financing”: As defined in Section 10.4(c).
“Total Net Leverage Ratio”: With respect to any Person and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of Capital Lease Obligations, indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of such Person and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (for the avoidance of doubt, with respect to Tenant and Guarantor, excluding any indebtedness consisting of its obligations or liabilities under this Lease) less (b) the aggregate amount of all cash or cash equivalents of such Person and its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of such Person and its Subsidiaries to (ii) EBITDA.
“Trailing Test Period”: For any date of determination, the period of the four (4) most recently ended consecutive calendar quarters prior to such date of determination for which Financial Statements are available.
“Transition Period”: As defined in Section 36.1.
“Unavoidable Delay”: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the Party responsible for performing an obligation hereunder; provided, that lack of funds, in and of itself, shall not be deemed a cause beyond the reasonable control of a Party.
“Unsuitable for Its Primary Intended Use”: A state or condition of the Leased Property such that by reason of a Partial Taking, the Leased Property cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for the Primary Intended Use for which it was primarily being used immediately preceding the taking, taking into account, among other relevant economic factors, the amount of square footage and the estimated revenue affected by such Partial Taking.
“Variable Rent”: The Variable Rent component of Rent, as defined in more detail in clauses (b) and (c) of the definition of “Rent.”
“Variable Rent Base Amount”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“Variable Rent Determination Period”: Each of (i) the Fiscal Period that ended immediately prior to the Commencement Date, and (ii) the Fiscal Period in each case that ends immediately prior to the commencement of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, and the first (1st) Lease Year of each Renewal Term.
“Variable Rent Payment Period”: Collectively or individually, each of the First Variable Rent Period, the Second Variable Rent Period and each of the Renewal Term Variable Rent Periods.
“Variable Rent Statement”: As defined in Section 3.2(a).
“Work”: Any and all work in the nature of construction, restoration, alteration, modification, addition, improvement or demolition in connection with the performance of any Alterations and/or any Capital Improvements.
“Year 8 Decrease”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“Year 8 Increase”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“Year 8-10 Variable Rent”: As defined in clause (b)(ii)(A) of the definition of “Rent.”
“Year 11 Decrease”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Year 11 Increase”: As defined in clause (b)(ii)(B) of the definition of “Rent.”
“Year 11-15 Variable Rent”: As defined in clause (b)(ii)(B) of the definition of “Rent.”

ARTICLE III
RENT
3.1    Rent.
(a)    Generally. During the Term, Tenant will pay to Landlord the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.4.

(b) Payment of Rent until Commencement of Variable Rent. On the Commencement Date, Tenant shall pay a prorated portion of the first monthly installment of Rent for the period from the Commencement Date until the last day of the calendar month in which the Commencement Date occurs, based on the number of days during such period. Thereafter, for the first seven (7) Lease Years, Rent shall be payable by Tenant in consecutive monthly installments equal to one-twelfth (1/12th) of the Rent amount for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year.

(d)    Payment of Rent following Commencement of Variable Rent. From the commencement of the eighth (8th) Lease Year and continuing until the Expiration Date, both Base Rent and Variable Rent during any Lease Year shall be payable in consecutive monthly installments equal to one-twelfth (1/12th) of the Base Rent and Variable Rent amounts for the applicable Lease Year on the first (1st) day of each calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day), in advance for such calendar month, during that Lease Year; provided, however, that for each month where Variable Rent is payable but the amount thereof depends upon calculation of Net Revenue not yet known (e.g., the first few months of the eighth (8th) Lease Year, the eleventh (11th) Lease Year, and (if applicable) the first (1st) Lease Year of each Renewal Term), the amount of the Variable Rent payable monthly in advance shall remain the same as in the immediately preceding month, and provided, further, that Tenant shall make a payment to Landlord (or be entitled to set off against its Rent payment due, as applicable) on the first (1st) day of the calendar month (or the immediately succeeding Business Day if the first (1st) day of the month is not a Business Day) following the completion of such calculation in the amount necessary to “true-up” any underpayments or overpayments of Variable Rent for such interim period. Tenant shall complete such calculation of Net Revenue as provided in Section 3.2 of this Lease.

(e)    Proration for Partial Lease Year. Unless otherwise agreed by the Parties in writing, Rent and Additional Charges shall be prorated on a per diem basis as to any Lease Year containing less than twelve (12) calendar months, and with respect to any installment thereof due for any partial months at the beginning and end of the Term.

3.2    Variable Rent Determination.

(a)    Variable Rent Statement. Tenant shall, no later than ninety (90) days after the end of each Variable Rent Determination Period during the Term, furnish to Landlord a statement (the “Variable Rent Statement”), which Variable Rent Statement shall (i) set forth the sum of the Net Revenues realized with respect to the Facility during each of (x) such just-ended Variable Rent Determination Period and (y) except with respect to the first (1st) Variable Rent Statement, the Variable Rent Determination Period immediately preceding such just-ended Variable Rent Determination Period, (ii) except with respect to the first (1st) Variable Rent Statement, set forth Tenant’s calculation of the per annum Variable Rent payable hereunder during the next Variable Rent Payment Period, (iii) be accompanied by reasonably appropriate supporting data and information, and (iv) be certified by a senior financial officer of Tenant and expressly state that such officer has examined the reports of Net Revenue therein and the supporting data and information accompanying the same, that such examination included such tests of Tenant’s books and records as reasonably necessary to make such determination, and that such statement accurately presents in all material respects the Net Revenues for the applicable periods covered thereby, so that Tenant shall commence paying the applicable Variable Rent payable during each Variable Rent Payment Period hereunder (in accordance with the calculation set forth in each such Variable Rent Statement) no later than the first (1st) day of the fourth (4th) calendar month during such Variable Rent Payment Period (or the immediately preceding Business Day if the first (1st) day of such month is not a Business Day)
.
(b)    Maintenance of Records Relating to Variable Rent Statement. Tenant shall maintain, at its corporate offices, for a period of not less than six (6) years following the end of each Lease Year, adequate records which shall evidence the Net Revenue realized by the Facility during each Lease Year, together with all such records that would normally be examined by an independent auditor pursuant to GAAP in performing an audit of Tenant’s Variable Rent Statements. The provisions and covenants of this Section 3.2(b) shall survive the expiration of the Term or sooner termination of this Lease.

(c)    Audits. At any time within two (2) years of receipt of any Variable Rent Statement, Landlord shall have the right to cause to be conducted an independent audit of the matters covered thereby, conducted by a nationally-recognized independent public accounting firm mutually reasonably agreed to by the Parties. Such audit shall be limited to items necessary to ascertain an accurate determination of the calculation of the Variable Rent payable hereunder, and shall be conducted during normal business hours at the principal executive office of Tenant. If it shall be determined as a result of such audit (i) that there has been a deficiency in the payment of Variable Rent, such deficiency shall become due and payable by Tenant to Landlord, within thirty (30) days after such determination, or (ii) that there has been an excess payment of Variable Rent, such excess shall become due and payable by Landlord to Tenant, within thirty (30) days after such determination. In addition, if any Variable Rent Statement shall be found to have understated the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), and Landlord is entitled to any additional Variable Rent as a result of such understatement, then (x) Tenant shall pay to Landlord all reasonable, out-of-pocket costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment, including the cost of the audit (if applicable) and (y) interest at the Overdue Rate on the amount of the deficiency from the date when said payment should have been made until paid. If it shall be determined as a result of such audit that the applicable Variable Rent Statement did not understate the per annum Variable Rent payable during any Variable Rent Payment Period by more than two and one-half percent (2.5%), then Landlord shall pay to Tenant all reasonable, out-of-pocket costs and expenses incurred by Tenant in making such determination, including the cost of the audit. In addition, if any Variable Rent Statement shall be found to have willfully and intentionally understated the per annum Variable Rent, by more than five percent (5%), such understatement shall, at Landlord’s option, constitute a Tenant Event of Default under this Lease. Any audit conducted pursuant to this Section 3.2(c) shall be performed subject to and in accordance with the provisions of Section 23.1(c) hereof. The receipt by Landlord of any Variable Rent Statement or any Variable Rent paid in accordance therewith for any period shall not constitute an admission of the correctness thereof.

3.3    Late Payment of Rent or Additional Charges. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any Rent or Additional Charges will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent or Additional Charges payable directly to Landlord shall not be paid within four (4) days after its due date, Tenant shall pay to Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment or Additional Charges and (b) the maximum amount permitted by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The Parties further agree that any such late charge constitutes Rent, and not interest, and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. If any installment of Rent (or Additional Charges payable directly to Landlord) shall not be paid within nine (9) days after its due date, the amount unpaid, including any late charges previously accrued and unpaid, shall bear interest at the Overdue Rate (from such ninth (9th) day after the due date of such installment until the date of payment thereof) (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding), and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute a waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. No failure by Landlord to insist upon strict performance by Tenant of Tenant’s obligation to pay late charges and interest on sums overdue shall constitute a waiver by Landlord of its right to enforce the provisions, terms and conditions of this Section 3.3. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord, in its sole discretion, may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other right or remedy in this Lease provided.

3.4    Method of Payment of Rent. Rent and Additional Charges to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer, ACH or direct deposit of immediately available federal funds and shall be initiated by Tenant for settlement on or before the applicable Payment Date in each case (or, in respect of Additional Charges, as applicable, such other date as may be applicable hereunder); provided, however, if the Payment Date is not a Business Day, then settlement shall be made next succeeding day which is a Business Day. Landlord shall provide Tenant with appropriate wire transfer, ACH and direct deposit information in a Notice from Landlord to Tenant. If Landlord directs, by written request, Tenant to pay any Rent or any Additional Charges to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.5    Net Lease. Landlord and Tenant acknowledge and agree that (i) this Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent (including, for the avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent and Variable Rent components of the Rent) and Additional Charges shall be paid absolutely net to Landlord, without abatement, deferment, reduction, defense, counterclaim, claim, demand, notice, deduction or offset of any kind whatsoever, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Rent (including, for the avoidance of doubt, following commencement of the obligation to pay Variable Rent hereunder, the Base Rent and Variable Rent components of the Rent) and Additional Charges throughout the Term, all as more fully set forth in Article V and except and solely to the extent expressly provided in Article XIV (in connection with a Casualty Event), in Article XV (in connection with a Condemnation), and in Section 3.1 (in connection with the “true-up”, if any, applicable to the onset of a Variable Rent Payment Period). If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any defense, offset, claim, counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and Additional Charges hereunder are independent covenants, and Tenant shall have no right to hold back, deduct, defer, reduce, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever, except solely as and to the extent provided in Section 3.1 and this Section 3.5.

ARTICLE IV
ADDITIONAL CHARGES

4.1    Impositions. Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions as and when due and payable during the Term to the applicable taxing authority or other party imposing the same before any fine, penalty, premium or interest may be added for non-payment (provided, (i) such covenant shall not be construed to require early or advance payments that would reduce or discount the amount otherwise owed and (ii) Tenant shall not be required to pay any Impositions that under the terms of any applicable Ground Lease are required to be paid by the ground lessor thereunder). Tenant shall make such payments directly to the taxing authorities where feasible, and on a monthly basis furnish to Landlord a summary of such payments, together, upon the request of Landlord, with copies of official receipts or other reasonably satisfactory proof evidencing such payments. If Tenant is not permitted to, or it is otherwise not feasible for Tenant to, make such payments directly to the taxing authorities or other applicable party, then Tenant shall make such payments to Landlord at least ten (10) Business Days prior to the due date, and Landlord shall make such payments to the taxing authorities or other applicable party prior to the due date. Landlord shall deliver to Tenant any bills received by Landlord for Impositions, promptly following Landlord’s receipt thereof. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property to the extent payable during the Term or any part thereof, subject to Article XII. Notwithstanding anything in the first sentence of this Section 4.1 to the contrary, if any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium or further interest may be added thereto.

(a)Landlord or Landlord REIT shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant or Tenant’s applicable direct or indirect parent shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements) and Tenant’s Property. If any property covered by this Lease is classified as personal property for tax purposes, Tenant shall file all required personal property tax returns in such jurisdictions where it is required to file pursuant to applicable Legal Requirements and provide copies to Landlord upon request.

(b)Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant shall be paid over to or retained by Tenant, and any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Landlord, if any, shall be paid over to or retained by Landlord.

(c)Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the Party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other Party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(d)Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1 (subject to Article XII), shall be accompanied by copies of a bill therefor and payments thereof which identify in reasonable detail the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(e)Impositions imposed or assessed in respect of the tax-fiscal period during which the Commencement Date or the Expiration Date occurs shall be adjusted and prorated between Landlord and Tenant; provided, that Tenant’s obligation to pay its prorated share of Impositions imposed or assessed before the Expiration Date in respect of a tax-fiscal period during the Term shall survive the Expiration Date (and its right to contest the same pursuant to Article XII shall survive the Stated Expiration Date). Landlord will not enter into agreements that will result in, or consent to the imposition of, additional Impositions without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, in each case, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Impositions imposed or assessed in respect of any tax-fiscal period occurring (in whole or in part) prior to the Commencement Date, if any, shall be Tenant’s obligation to pay or cause to be paid.
4.2    Utilities and Other Matters. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property. Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may be imposed against Landlord by reason of any Property Documents, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Improvement, including any and all costs and expenses associated with any utility, drainage and parking easements relating to the Leased Property (but excluding, for the avoidance of doubt, any costs and expenses under any Fee Mortgage Documents).

4.3    Compliance Certificate. Landlord shall deliver to Tenant, promptly following Landlord’s receipt thereof, any bills received by Landlord for items required to be paid by Tenant hereunder, including, without limitation, Impositions, utilities and insurance. Promptly upon request of Landlord (but so long as no Event of Default is continuing no more frequently than one time per Fiscal Quarter), Tenant shall furnish to Landlord a certification stating that all or a specified portion of Impositions, utilities, insurance premiums or, to the extent specified by Landlord, any other amounts payable by Tenant hereunder that have, in each case, come due prior to the date of such certification have been paid (or that such payments are being contested in good faith by Tenant in accordance herewith) and specifying the portion of the Leased Property to which such payments relate.

4.4    Impound Account. At Landlord’s option following the occurrence and during the continuation of a monetary Tenant Event of Default (to be exercised by thirty (30) days’ written notice to Tenant), and provided Tenant is not already being required to impound such payments in accordance with the requirements of Section 31.3 below, Tenant shall be required to deposit, at the time of any payment of Rent, an amount equal to one-twelfth (1/12th) of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord), and (ii) Tenant’s estimated annual insurance premium costs pursuant to Article XIII hereof (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited, on or before the respective dates on which the same or any of them would become due. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.4 shall be deemed to affect any other right or remedy of Landlord hereunder.

ARTICLE V
NO TERMINATION, ABATEMENT, ETC.

Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease as to all or any portion of the Leased Property other than by reason of a Tenant Event of Default. Without limitation of the preceding sentence, the respective obligations of Landlord and Tenant shall not be affected by reason of, except as expressly set forth in Articles XIV and XV, (i) any damage to or destruction of the Leased Property, including any Capital Improvement or any portion thereof from whatever cause, or any Condemnation of the Leased Property, including any Capital Improvement or any portion thereof or, discontinuance of any service or utility servicing the same; (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, including any Capital Improvement or any portion thereof or the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, deduction, reduction, suspension or deferment of or defense, counterclaim, claim or set-off against the Rent or other sums payable by Tenant hereunder, except in each case as may be otherwise specifically provided in this Lease. Notwithstanding the foregoing, nothing in this Article V shall preclude Tenant from bringing a separate action against Landlord for any matter described in the foregoing clauses (ii), (iii) or (v) and Tenant is not waiving other rights and remedies not expressly waived herein. Tenant’s agreement that, except as may be otherwise specifically provided in this Lease, any eviction by paramount title as described in item (ii) above shall not affect Tenant’s obligations under this Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance, and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance in respect of any such eviction up to the maximum amount paid by Tenant to Landlord under this Article V and Article XIV hereof in respect of any such eviction or the duration thereof, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy and provided further, that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord.

ARTICLE VI
OWNERSHIP OF REAL AND PERSONAL PROPERTY

6.1    Ownership of the Leased Property.

(a)    Landlord and Tenant acknowledge and agree that they have executed and delivered this Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease, (iii) this Lease is a “true lease,” is not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease, (iv) the business relationship created by this Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Lease has been entered into by each Party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b)    Each of the Parties covenants and agrees, subject to Section 6.1(d), not to (i) file any income tax return or other associated documents, (ii) file any other document with or submit any document to any governmental body or authority, or (iii) enter into any written contractual arrangement with any Person, in each case that takes a position other than that this Lease is a “true lease” with Landlord as owner of the Leased Property (except as expressly set forth below) and Tenant as the tenant of the Leased Property.  For U.S. federal, state and local income tax purposes, Landlord and Tenant agree that (x) Landlord shall be treated as the owner of the Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to all Leased Property excluding the Leased Property described in clause (y) below, and (y) Tenant shall be treated as owner of, and eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to, all Tenant Capital Improvements (including, for avoidance of doubt and for purposes of this sentence, Tenant Material Capital Improvements) and Material Capital Improvements funded by Landlord pursuant to a Landlord MCI Financing that is treated as a loan for such income tax purposes.

(c)    If, notwithstanding (i) the form and substance of this Lease, (ii) the intent of the Parties, and (iii) the language contained herein providing that this Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Leased Property, any court of competent jurisdiction finds that this Lease is a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to Landlord a security interest in all right, title or interest in or to any and all of the Leased Property, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder). In such event, Tenant (and each Permitted Leasehold Mortgagee) authorizes Landlord, at the expense of Tenant, to make any filings or take other actions as Landlord reasonably determines are necessary or advisable in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord, and to subordinate to Landlord the lien of any Permitted Leasehold Mortgagee, with respect to the Leased Property (it being understood that nothing in this Section 6.1(c) shall affect the rights of a Permitted Leasehold Mortgagee under Article XVII hereof). At any time and from time to time upon the request of Landlord, and at the expense of Tenant, Tenant shall promptly execute, acknowledge and deliver such further documents and do such other acts as Landlord may reasonably request in order to effect fully this Lease or to more fully perfect or renew the rights of Landlord with respect to the Leased Property as described in this Lease. If Tenant should reasonably conclude that, as a result of change in law or GAAP accounting standards, or a change in agency interpretation thereof, GAAP or the SEC require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then (x) Tenant shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b) and this Section 6.1(c), Tenant may comply with such requirements.

(d)    Notwithstanding the foregoing, the Parties acknowledge that, as of the Commencement Date, for GAAP purposes this Lease is not expected to be treated as a “true lease” and that the Parties will prepare Financial Statements consistent with GAAP (and for purposes of any SEC or other similar governmental filing purposes), as applicable.

(e)    Landlord and Tenant acknowledge and agree that the Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease does not constitute a transfer of all or any part of the Leased Property, but rather the creation of the Leasehold Estate subject to the terms and conditions of this Lease.

(f)    Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of this Lease of the Leased Property as a true lease, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 1.2, Section 3.5 or this Section 6.1. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 6.1 are a material inducement to Landlord entering into this Lease.

6.2    Ownership of Tenant’s Property. Tenant shall, during the entire Term, (a) own (or lease) and maintain on the Leased Property adequate and sufficient Tenant’s Property, and (b) maintain all of such Tenant’s Property in good order, condition and repair, in all cases as shall be necessary and appropriate in order to operate the Leased Property for the Primary Intended Use in material compliance with all applicable licensure and certification requirements and in material compliance with all applicable Legal Requirements, Insurance Requirements and Gaming Regulations. If any of Tenant’s Property requires replacement in order to comply with the foregoing, Tenant shall replace it with similar property of the same or better quality at Tenant’s sole cost and expense. Subject to the foregoing and the other express terms and conditions of this Lease, Tenant may sell, transfer, convey or otherwise dispose of Tenant’s Property in its discretion in the ordinary course of its business and Landlord shall have no rights to such sold, transferred, conveyed or otherwise disposed of Tenant’s Property. In the case of any such Tenant’s Property that is leased (rather than owned) by Tenant, Tenant shall use commercially reasonable efforts to ensure that any agreements entered into after the Commencement Date pursuant to which Tenant leases such Tenant’s Property are assignable to third parties in connection with any transfer by Tenant to a replacement lessee or operator at the end of the Term. To the extent not transferred to a Successor Tenant pursuant to Article XXXVI hereof, Tenant shall remove all of Tenant’s Property from the Leased Property at the end of the Term. Any tangible Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a Permitted Leasehold Mortgagee or its designee or assignee that entered into or succeeded to a New Lease pursuant to the terms hereof or to a Successor Tenant pursuant to Article XXXVI hereof shall be deemed abandoned by Tenant and shall become the property of Landlord.

ARTICLE VII
PRESENT CONDITION & PERMITTED USE

7.1    Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to and as of the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder, it being understood and acknowledged by Tenant that, immediately prior to entering into this Lease, Tenant (or its Affiliate) was the owner of the Leased Property and, accordingly, Tenant is charged with, and deemed to have, full and complete knowledge of all aspects of the condition and state of the Leased Property as of the Commencement Date. Without limitation of the foregoing and regardless of any examination or inspection made by Tenant, and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Without limitation of the foregoing, Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date. LANDLORD MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, INCLUDING AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE STATUS OF TITLE TO THE LEASED PROPERTY OR THE PHYSICAL CONDITION OR STATE OF REPAIR THEREOF, OR THE ZONING OR OTHER LAWS, ORDINANCES, BUILDING CODES, REGULATIONS, RULES AND ORDERS APPLICABLE THERETO OR TO ANY CAPITAL IMPROVEMENTS WHICH MAY BE NOW OR HEREAFTER CONTEMPLATED, THE IMPOSITIONS LEVIED IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, OR THE USE THAT MAY BE MADE OF THE LEASED PROPERTY OR ANY PART THEREOF, THE INCOME TO BE DERIVED FROM THE FACILITY OR THE EXPENSE OF OPERATING THE SAME, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS. This Section 7.1 shall not be construed to limit Landlord’s express indemnities made hereunder.

7.2Use of the Leased Property.

(a)Tenant shall not use (or cause or permit to be used) the Facility, including the Leased Property, or any portion thereof, including any Capital Improvement, for any use other than the Primary Intended Use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord acknowledges that operation of the Leased Property for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, neither Landlord nor Landlord REIT may operate, control or participate in the conduct of the gaming operations at the Facility. Tenant acknowledges that operation of the Facility for its Primary Intended Use generally may require a Gaming License under applicable Gaming Regulations and that without such a license, if applicable, Tenant may not operate, control or participate in the conduct of the gaming operations at the Facility.

(b)Tenant shall not commit or suffer to be committed any waste with respect to the Facility, including on or to the Leased Property (and, without limitation, to the Capital Improvements) or cause or permit any nuisance thereon or, except as required by law, knowingly take or suffer any action or condition that will diminish in any material respect, the ability of the Leased Property to be used as a Gaming Facility (or otherwise for the Primary Intended Use) after the Expiration Date.

(c)Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property or the use of the Leased Property in any manner that adversely affects (other than to a de minimis extent) the value or utility of the Leased Property for the Primary Intended Use; (iii) execute or file any subdivision plat or condominium declaration affecting the Leased Property or any portion thereof, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property or any portion thereof; or (iv) knowingly permit or suffer the Leased Property or any portion thereof to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement (provided that the proscription in this clause (iv) is not intended to and shall not restrict Tenant in any way from complying with any obligation it may have under applicable Legal Requirements, including, without limitation, Gaming Regulations, to afford to the public access to the Leased Property or any portion thereof). Without limiting the foregoing, (1) Tenant will not impose or permit the imposition of any restrictive covenants, easements or other encumbrances upon the Leased Property (including, subject to the last paragraph of Section 16.1, any restriction, covenant, easement or other encumbrance which Tenant may otherwise impose or permit to be imposed pursuant to the provisions of any Permitted Exception Document) without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Landlord is given reasonable opportunity to participate in the process leading to such agreement, and (2) other than any liens or other encumbrances granted to a Fee Mortgagee, Landlord will not enter into agreements that will encumber the Leased Property without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed, provided, that, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Landlord agrees it will not withhold consent to utility easements and other similar encumbrances made in the ordinary course of Tenant’s business conducted on the Leased Property in accordance with the Primary Intended Use, provided the same does not adversely affect in any material respect the use or utility of the Leased Property for the Primary Intended Use. Nothing in the foregoing is intended to vitiate or supersede Tenant’s right to enter into Permitted Leasehold Mortgages or Landlord’s right to enter into Fee Mortgages in each case as and to the extent provided herein.

Except to the extent resulting from a Permitted Operation Interruption, Tenant shall cause the Facility to be Continuously Operated during the Term. During any time period that the Facility ceases to be Continuously Operated, solely for purposes of calculating Variable Rent in accordance herewith, the Net Revenue shall be subject to a floor equal to the Net Revenue for the Facility for the calendar year immediately preceding such period that the Facility is not Continuously Operated, prorated for the applicable time period that the Facility is not Continuously Operated. Further, if the Facility ceases to be Continuously Operated for a period of one (1) year, then Landlord shall have the right, in its sole discretion, to terminate this Lease.

(d)Subject to Article XII regarding permitted contests, Tenant, at its sole cost and expense, shall promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements affecting the Facility and the business conducted thereat, including those regarding the use, operation, maintenance, repair and restoration of the Leased Property or any portion thereof (including all Capital Improvements) and Tenant’s Property whether or not compliance therewith may require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property or any portion thereof, and (ii) procure, maintain and comply in all material respects with all Gaming Regulations and Gaming Licenses, and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (including Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property. In an emergency involving an imminent threat to human health and safety or damage to property, or in the event of a breach by Tenant of its obligations under this Section 7.2 which is not cured within any applicable cure period set forth herein, Landlord or its representatives (and any Fee Mortgagee) may, but shall not be obligated to, enter upon the Leased Property (and, without limitation, all Capital Improvements) (upon reasonable prior written notice to Tenant, except in the case of emergency, and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with such actions.

(e)Without limitation of any of the other provisions of this Lease, Tenant shall comply with all Property Documents (i) that are listed on the title polic(y)(ies) described on Schedule 6 attached hereto, or (ii) made after the date hereof in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Tenant.

(f)Tenant shall, throughout the Term, cause the Facility to be operated, managed, used, maintained and repaired in all material respects, in accordance with the Applicable Standards.

7.3    Ground Leases. Landlord may enter into new ground leases with respect to the Leased Property or any portion thereof (including pursuant to a sale-leaseback transaction) or amend or modify any such ground leases, provided that, notwithstanding anything herein to the contrary, Tenant shall not be obligated to comply with any additional or more onerous obligations under such new ground lease or amendment or modification thereof with which Tenant is not otherwise obligated to comply under this Lease (and, without limiting the generality of the foregoing, Tenant shall not be required to incur any additional monetary obligations (whether for payment of rents under such new ground lease or otherwise) in connection with such new ground lease or amendment or modification thereof) (except to a de minimis extent), unless Tenant approves such additional obligations in its sole and absolute discretion.

7.4    Third-Party Reports. Upon Landlord’s reasonable request from time to time, Tenant shall provide Landlord with copies of any third-party reports obtained by Tenant with respect to the Leased Property, including, without limitation, copies of surveys, environmental reports and property condition reports.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that as of the Commencement Date: (i) this Lease and all other documents executed, or to be executed, by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and, as applicable, is duly authorized and qualified to perform this Lease within each State in which any Leased Property is located; and (iii) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such Party.

ARTICLE IX
MAINTENANCE AND REPAIR

9.1Tenant Obligations. Subject to the provisions of Sections 10.1, 10.2 and 10.3 relating to Landlord’s approval of certain Alterations, Capital Improvements and Material Capital Improvements, Tenant, at its expense and without the prior consent of Landlord, shall maintain the Leased Property, and every portion thereof, including all of the Leased Improvements and the structural elements and the plumbing, heating, ventilating, air conditioning, electrical, lighting, sprinkler and other utility systems thereof, all fixtures and all appurtenances to the Leased Property including any and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and Tenant’s Property, in each case in good order and repair whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property, and, with reasonable promptness, make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance with all Legal Requirements (including, without limitation, all Gaming Regulations and Environmental Laws) (to the extent required hereunder), Insurance Requirements, the Ground Leases and Property Documents whether now or hereafter in effect (other than any Ground Leases or Property Documents (or modifications to Ground Leases or Property Documents) entered into after the Commencement Date that impose obligations on Tenant (other than de minimis obligations) to the extent (x) entered into by Landlord without Tenant’s consent pursuant to Section 7.2(c) or (y) Tenant is not required to comply therewith pursuant to Section 7.3), and, with respect to any Fee Mortgages, the applicable provisions of such Fee Mortgage Documents as and only to the extent Tenant is required to comply therewith pursuant to Article XXXI hereof, in each case except to the extent otherwise provided in Article XIV or Article XV of this Lease, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or first arising after the Commencement Date.

9.2No Landlord Obligations. Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. This Section 9.2 shall not be construed to limit Landlord’s express indemnities, if any, made hereunder.

9.3Landlord’s Estate. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or any part thereof, or any Capital Improvement; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord in any Capital Improvement.

9.4End of Term. Subject to Sections 17.1(f) and 36.1, Tenant shall, upon the expiration or earlier termination of the Term, vacate and surrender and relinquish in favor of Landlord all rights to the Leased Property (together with all Capital Improvements, including all Tenant Capital Improvements, except to the extent provided in Section 10.4 in respect of Tenant Material Capital Improvements), in each case, in the condition in which such Leased Property was originally received from Landlord and, in the case of Capital Improvements (other than Tenant Material Capital Improvements to the extent provided in Section 10.4), when such Capital Improvements were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear and subject to any Casualty Event or Condemnation as provided in Articles XIV and XV.

ARTICLE X
ALTERATIONS

10.1Alterations, Capital Improvements and Material Capital Improvements.

(a)Tenant shall not be required to obtain Landlord’s consent or approval to make any Alterations or Capital Improvements (including any Material Capital Improvement) to the Leased Property; provided, however, that all such Alterations and Capital Improvements (i) shall be of equal quality to or better quality than the applicable portions of the existing Facility, as applicable, except to the extent Alterations or Capital Improvements of lesser quality would not, in the reasonable opinion of Tenant, result in any diminution of value of the Leased Property (or applicable portion thereof), (ii) shall not have an adverse effect on the structural integrity of any portion of the Leased Property, and (iii) shall not otherwise result in a diminution of value to the Leased Property (except to a de minimis extent). If any Alteration or Capital Improvement would not or does not meet the standards of the preceding sentence, then such Alteration or Capital Improvement shall be subject to Landlord’s written approval, which written approval shall not be unreasonably withheld, conditioned or delayed. Further, if any Alteration or Capital Improvement (or the aggregate amount of all related Alterations or Capital Improvements) has a total budgeted cost (as reasonably evidenced to Landlord) in excess of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Alteration Threshold”), then such Alteration or Capital Improvement (or series of related Alterations or Capital Improvements) shall be subject to the approval of Landlord and, if applicable, subject to Section 31.3, any Fee Mortgagee, in each case which written approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to select and engage, at Landlord’s cost and expense, construction consultants to conduct inspections of the Leased Property during the construction of any Material Capital Improvements, provided that (x) such inspections shall be conducted in a manner that does not interfere with such construction or the operation of the Facility (except to a de minimis extent), (y) prior to entering the Leased Property, such consultants shall deliver to Tenant evidence of insurance reasonably satisfactory to Tenant and (z) (irrespective of whether the consultant was engaged by Landlord, Tenant or otherwise) Landlord and Tenant shall be entitled to receive copies of such consultants’ work product and shall have direct access to and communication with such consultants.

(b)[Intentionally Omitted]

10.2Landlord Approval of Certain Alterations and Capital Improvements. If Tenant desires to make any Alteration or Capital Improvement for which Landlord’s approval is required pursuant to Section 10.1 above, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of the applicable Work and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request. Such description shall indicate the use or uses to which such Alteration or Capital Improvement will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. Landlord may condition any approval of any Alteration or Capital Improvement (including any Material Capital Improvement), to the extent required pursuant to Section 10.1 above, upon any or all of the following terms and conditions, to the extent reasonable under the circumstances:

(a)the Work shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(b)the Work shall be conducted under the supervision of a licensed architect or engineer selected by Tenant (the “Architect”) and, for purposes of this Section 10.2 only, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(c)Landlord’s receipt from the general contractor and, if reasonably requested by Landlord, any major subcontractor(s) of a performance and payment bond for the full value of such Work, which such bond shall name Landlord as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Landlord;

(d)Landlord’s receipt of reasonable evidence of Tenant’s financial ability to complete the Work without materially and adversely affecting its cash flow position or financial viability; and

(e)such Alteration or Capital Improvement will not result in the Leased Property becoming a “limited use” within the meaning of Revenue Procedure 2001-28 property for purposes of United States federal income taxes.

10.3Construction Requirements for Alterations and Capital Improvements. For any Alteration or Capital Improvement (excluding room renovations) having a budgeted cost in excess of Fifteen Million and No/100 Dollars ($15,000,000) (and as otherwise expressly required under subsection (g) below), Tenant shall satisfy the following:

(a)If and to the extent plans and specifications typically would be (or, in accordance with applicable Legal Requirements, are required to be) obtained in connection with a project of similar scope and nature to such Alteration or Capital Improvement, Tenant shall, prior to commencing any Work in respect of the same, provide Landlord copies of such plans and specifications. Tenant shall also supply Landlord with related documentation, information and materials relating to the Property or such Work in Tenant’s possession or control, including, without limitation, surveys, property condition reports and environmental reports, as Landlord may reasonably request from time to time;

(b)No Work shall be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained prior to such commencement (if any), including those permits and authorizations required pursuant to any Gaming Regulations (if any), and, upon Tenant’s request, Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord;

(c)Such Work shall not, and, if an Architect has been engaged for such Work, the Architect shall certify to Landlord that such Architect is of the opinion that construction will not, impair the structural strength of any component of the Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component or otherwise violate applicable building codes or prudent industry practices.

(d)If an Architect has been engaged for such Work and if plans and specifications have been obtained in connection with such Work, the Architect shall certify to Landlord that such Architect is of the opinion that the plans and specifications conform to, and comply with, in all material respects all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property.

(e)During and following completion of such Work, the parking and other amenities which are located on or at the Leased Property shall remain adequate for the operation of the Facility for its Primary Intended Use and not be less than that which is required by law (including any variances with respect thereto) and any applicable Property Documents; provided, however, with Landlord’s prior consent, which approval shall not be unreasonably withheld, conditioned or delayed, and at no additional expense to Landlord, (i) to the extent sufficient additional parking is not already a part of an Alteration or Capital Improvement, Tenant may construct additional parking on or at the Leased Property; or (ii) Tenant may acquire off-site parking to serve the Leased Property as long as such parking shall be reasonably proximate to, and dedicated to, or otherwise made available to serve, the Leased Property;

(f)All Work done in connection with such construction shall be done promptly and using materials and resulting in work that is at least as good product and condition as the remaining areas of the Leased Property and in conformity with all Legal Requirements, including, without limitation, any applicable minority or women owned business requirement; and

(g)If applicable in accordance with customary and prudent industry standards, promptly following the completion of such Work, Tenant shall deliver to Landlord “as built” plans and specifications with respect thereto, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work, and copies of any new or revised certificates of occupancy or other licenses, permits and authorizations required in connection therewith. In addition, with respect to any Alteration or Capital Improvement having a budgeted cost equal to or less than Fifteen Million and No/100 Dollars ($15,000,000.00), Tenant shall endeavor in good faith to (and upon Landlord’s request will) deliver to Landlord any “as-built” plans and specifications actually obtained by Tenant in connection with such Alteration or Capital Improvement

Notwithstanding anything to the contrary contained herein, at any time during the Term that Tenant is not a Controlled Subsidiary of CEC, this Section 10.3 shall be deemed modified by replacing all references therein to “Fifteen Million and No/100 Dollars ($15,000,000.00)” to “Five Million and No/100 Dollars ($5,000,000.00)”.

10.4Landlord’s Right of First Offer to Fund Material Capital Improvements.

(a)Landlord’s Right to Submit Landlord’s MCI Financing Proposal. In advance of commencing any Work in connection with any Material Capital Improvement (provided, for purposes of clarification, that preliminary planning, designing, budgeting, evaluating (including environmental and integrity testing and the like) (collectively, “Preliminary Studies”), permitting and demolishing in preparation for such Material Capital Improvement shall not be considered “commencing” for purposes hereof), Tenant shall provide written notice (“Tenant’s MCI Intent Notice”) of Tenant’s intent to do so, which notice shall be accompanied by (i) a reasonably detailed description of the proposed Material Capital Improvement, (ii) the then-projected cost of construction of the proposed Material Capital Improvement, (iii) copies of the plans and specifications, permits, licenses, contracts and Preliminary Studies concerning the proposed Material Capital Improvement, to the extent then-available, (iv) reasonable evidence that such proposed Material Capital Improvement will, upon completion, comply with all applicable Legal Requirements, and (v) reasonably detailed information regarding the terms upon which Tenant is considering seeking financing therefor, if any. To the extent in Tenant’s possession or control, Tenant shall provide to Landlord any additional information about such proposed Material Capital Improvements which Landlord may reasonably request. Landlord (or, with respect to financing structured as a loan rather than as ownership of the real property by Landlord with a lease back to Tenant, Landlord’s Affiliate) may, but shall be under no obligation to, provide all (but not less than all) of the financing necessary to fund the applicable Material Capital Improvement (along with related fees and expenses, such as title fees, costs of permits, legal fees and other similar transaction costs) by complying with the option exercise requirements set forth below. Within thirty (30) days of receipt of Tenant’s MCI Intent Notice, Landlord shall notify Tenant in writing as to whether Landlord (or, if applicable, its Affiliate) is willing to provide financing for such proposed Material Capital Improvement and, if so, the terms and conditions upon which Landlord (or, if applicable, its Affiliate) is willing to do so in reasonable detail, in the form of a proposed term sheet (such terms and conditions, “Landlord’s MCI Financing Proposal”). Upon receipt, Tenant shall have ten (10) days to accept, reject or commence negotiating Landlord’s MCI Financing Proposal.

(b)If Tenant Accepts Landlord’s MCI Financing Proposal. If Tenant accepts Landlord’s MCI Financing Proposal (either initially or, after negotiation, a modified version thereof) (an “Accepted MCI Financing Proposal”) and such financing is actually consummated between Tenant and Landlord (or, if applicable, its Affiliate) as more particularly provided in Section 10.4(f) below (a “Landlord MCI Financing”), then, as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof (and, without limitation, such Material Capital Improvements shall be surrendered to (and all rights therein shall be relinquished in favor of) Landlord upon the Expiration Date).

(c)If Landlord Declines to Make Landlord’s MCI Financing Proposal. If Landlord declines or fails to timely submit Landlord’s MCI Financing Proposal, Tenant shall be permitted to either (1) use then-existing available financing or, subject to Article XVII, enter into financing arrangements with any lender, preferred equity holder and/or other third-party financing source (a “Third‑Party MCI Financing”) for such Material Capital Improvement or (2) use Cash to pay for such Material Capital Improvement, provided, that if Tenant has not used then-existing, or entered into a new, Third‑Party MCI

Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is twelve (12) months following delivery of Tenant’s MCI Intent Notice, then, prior to entering into any such Third‑Party MCI Financing and/or commencing such Material Capital Improvement, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4).

(d)If Tenant Declines Landlord’s MCI Financing Proposal. If Landlord timely submits Landlord’s MCI Financing Proposal and Tenant rejects or fails to accept or commence negotiating Landlord’s MCI Financing Proposal within the applicable 10‑day period (or, following commencing negotiating said proposal, Tenant notifies Landlord of Tenant’s decision to cease such discussions), then, subject to the remaining terms of this paragraph, Tenant shall be permitted to either (1) use then-existing, or, subject to Article XVII, enter into a new, Third‑Party MCI Financing for such Material Capital Improvement (subject to the following proviso) or (2) use Cash to pay for such Material Capital Improvement, provided, that Tenant may not use then-existing, or enter into a new, Third‑Party MCI Financing, except in each case on terms that are, taken as a whole, economically more advantageous to Tenant than those offered under Landlord’s MCI Financing Proposal, provided, further, that in no event shall Tenant be obligated to obtain financing from Landlord to the extent such financing from Landlord would violate or cause a default or breach under any Material Indebtedness of Tenant’s Parent Entity or Tenant, provided, however, that Tenant shall use good faith efforts to avoid, and cause Tenant’s Parent to avoid, agreeing to any contractual obligations that would vitiate Landlord’s right to provide financing for Tenant’s proposed Material Capital Improvement as provided in this Section 10.4. In determining if financing is economically more advantageous, consideration may be given to, among other items, (x) pricing, amortization, length of term and duration of commitment period of such financing; (y) the cost, availability and terms of any financing sufficient to fund such Material Capital Improvement and other expenditures which are material in relation to the cost of such Material Capital Improvement (if any) which are intended to be funded in connection with the construction of such Material Capital Improvement and which are related to the use and operation of such Material Capital Improvement and (z) other customary considerations. Tenant shall provide Landlord with reasonable evidence of the terms of any such financing. If Tenant has not used then-existing, or entered into a new, Third‑Party MCI Financing (or commenced such Material Capital Improvement utilizing Cash) by the date that is twelve (12) months following receipt of Landlord’s MCI Financing Proposal, then, prior to entering into any such Third‑Party MCI Financing and/or commencing such Material Capital Improvement after such twelve (12) month period, Tenant shall again be required to send Tenant’s MCI Intent Notice seeking financing from Landlord (on the terms contemplated by this Section 10.4). For purposes of clarification, Tenant may use Cash to finance any applicable Material Capital Improvement (subject to the express terms and conditions hereof, including, without limitation, Tenant’s obligation to provide Tenant’s MCI Intent Notice).

(e)Ownership of Material Capital Improvements Not Financed by Landlord. If Tenant constructs a Material Capital Improvement utilizing Third‑Party MCI Financing or Cash in accordance with Sections 10.4(c) or (d) (such Material Capital Improvement being sometimes referred to in this Lease as a “Tenant Material Capital Improvement”), then, (A) as and when constructed, such Material Capital Improvement shall be deemed part of the Leased Property for all purposes except as specifically provided in Section 6.1(b) hereof, (B) upon any termination of this Lease prior to the Stated Expiration Date as a result of a Tenant Event of Default (except in the event a Permitted Leasehold Mortgagee has exercised its right to obtain a New Lease and complies in all respects with Section 17.1(f) and any other applicable provisions of this Lease), such Material Capital Improvements shall be owned by Landlord without any reimbursement by Landlord to Tenant, and, (C) upon the Stated Expiration Date, such Material Capital Improvements shall be transferred to Tenant; provided, however, upon written notice to Tenant at least one hundred eighty (180) days prior to the Stated Expiration Date, Landlord shall have the option to reimburse

Tenant for such Tenant Material Capital Improvements in an amount equal to the Fair Market Ownership Value thereof, and, if Landlord elects to reimburse Tenant for such Tenant Material Capital Improvements, any amount due to Tenant for such reimbursement shall be credited against any amounts owed by Tenant to Landlord under this Lease as of the Stated Expiration Date and any remaining portion of such amount shall be paid by Landlord to Tenant on the Stated Expiration Date. If Landlord fails to deliver such written notice electing to reimburse Tenant for such Tenant Material Capital Improvements at least one hundred eighty (180) days prior to the Stated Expiration Date, or otherwise does not consummate such reimbursement at least sixty (60) days prior to the Stated Expiration Date (other than as a result of Tenant’s acts or omissions in violation of this Lease), then Landlord shall be deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements. If Landlord elects or is deemed to have elected not to reimburse Tenant for such Tenant Material Capital Improvements in accordance with the foregoing sentence, Tenant shall have the option to either (1) prior to the Stated Expiration Date, remove such Tenant Material Capital Improvements and restore the affected Leased Property to the same or better condition existing prior to such Tenant Material Capital Improvement being constructed, at Tenant’s sole cost and expense, in which event such Tenant Material Capital Improvements shall be owned by Tenant or (2) leave the applicable Tenant Material Capital Improvements at the Leased Property at the Stated Expiration Date, at no cost to Landlord, in which event such Tenant Material Capital Improvements shall be owned by Landlord.

(f)Landlord MCI Financing. In the event of an Accepted MCI Financing Proposal, Tenant shall provide Landlord with the following prior to any advance of funds under such Landlord MCI Financing:
i.any information, certificates, licenses, permits or documents reasonably requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the Material Capital Improvements upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;
ii.an officer’s certificate and, if requested, a certificate from Tenant’s Architect providing appropriate backup information, setting forth in reasonable detail the projected or actual costs related to such Material Capital Improvements;

iii.except to the extent covered by the amendment referenced in clause (iv) below, a construction loan and/or funding agreement (and such other related instruments and agreements), in a form reasonably agreed to by Landlord and Tenant, reflecting the terms of the Landlord MCI Financing, setting forth the terms of the Accepted MCI Financing Proposal, and without additional requirements on Tenant (including, without limitation, additional bonding or guaranty requirements) except those which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal;

iv.except to the extent covered by the construction loan and/or funding agreement referenced in clause (iii) above, an amendment to this Lease, in a form reasonably agreed to by Landlord and Tenant, which may include, among other things, an increase in the Rent (in amounts as agreed upon by the Parties pursuant to the Accepted MCI Financing Proposal), and other provisions as may be necessary or appropriate;

v.a deed conveying title to Landlord to any additional Land acquired for the purpose of constructing the Material Capital Improvement, free and clear of any liens or encumbrances except those approved by Landlord, and accompanied by (x) an owner’s policy of title insurance insuring the Fair Market Ownership Value of fee simple or leasehold (as applicable) title to such Land and any improvements thereon, free of any exceptions other than liens and encumbrances that do not materially interfere with the intended use of the Leased Property or are otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (y) an ALTA survey thereof;

vi.if Landlord obtains a lender’s policy of title insurance in connection with such Landlord MCI Financing, for each advance, endorsements to any such policy of title insurance reasonably satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such land and do not interfere with the intended use of the Leased Property, or as may otherwise be permitted under this Lease, or as may be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) increasing the coverage thereof by an amount equal to the then-advanced cost of the Material Capital Improvement; and

vii.such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information which are reasonable and customary and consistent in all respects with this Section 10.4 and the terms of the Accepted MCI Financing Proposal.

In the event that (1) Tenant is unable, for reasons beyond Tenant’s reasonable control, to satisfy any of the requirements set forth in this Section 10.4(f) (and Landlord is unable or unwilling to waive the same), (2) Landlord and Tenant are unable (despite good faith efforts continuing for at least sixty (60) days after agreement on the Accepted MCI Financing Proposal) to agree on any of the requirements of, or the form of any document required under, this Section 10.4(f), or (3) Landlord fails or refuses to consummate the Landlord MCI Financing and/or advance funds thereunder, then, notwithstanding anything to the contrary in this Section 10.4, Tenant shall be entitled to use then-existing, or, subject to Article XVII, enter into a new, Third‑Party MCI Financing for such Material Capital Improvement or use Cash to pay for such Material Capital Improvement, without any requirement to send a further Tenant’s MCI Intent Notice to Landlord, provided, that such Material Capital Improvement shall be treated hereunder as a Tenant Material Capital Improvement, unless the circumstances described in clause (1) shall have occurred.
10.5Minimum Capital Expenditures.

(a)Minimum Capital Expenditures.

(i)Initial Minimum Cap Ex Requirement. During the Initial Minimum Cap Ex Period, Tenant shall expend Capital Expenditures in an aggregate amount equal to no less than the Initial Minimum Cap Ex Amount (the “Initial Minimum Cap Ex Requirement”), which Capital Expenditures shall include, without limitation, such expenditures necessary to complete the renovation and refurbishment of at least four hundred twenty-nine (429) hotel rooms and four hundred eighty-nine (489) hotel rooms at the Mardi Gras North and Mardi Gras South towers located at the Leased Property, respectively, at a standard of quality similar to the renovation and refurbishment performed by Tenant with respect to the rooms located at the Carnaval Tower.
(ii)Annual Minimum Building and Improvement Cap Ex Requirement. During each full Lease Year during the Term, commencing with the Lease Year that commences on January 1, 2022, measured as of the last day of each such Lease Year, Tenant shall expend Capital Expenditures with respect to the Leased Property (the “Annual Minimum Building and Improvement Cap Ex Amount”) in an aggregate that is equal to at least one percent (1%) of the sum of the Net Revenue from the Facility for the prior Lease Year on Capital Expenditures that constitute installation, restoration, repair, maintenance or replacement of any physical improvements or other physical items with respect to, or for, the Leased Property under this Lease (the “Annual Minimum Building and Improvement Cap Ex Requirement”).
(iii)Acquisitions of Material Property. If any real property having a value greater than Fifty Million and No/100 Dollars ($50,000,000.00) is acquired by Landlord and included in this Lease as part of the Leased Property, then the Minimum Cap Ex Requirement shall be adjusted as may be agreed upon by Landlord and Tenant in connection with such acquisition and the inclusion of such property as Leased Property hereunder.
(iv)Application of Capital Expenditures. For the avoidance of doubt: (i) expenditures with respect to any property that is not included as Leased Property under this Lease shall not constitute “Capital Expenditures” nor count toward the Minimum Cap Ex Requirements and (ii) expenditures in respect of furniture, fixtures and equipment (including gaming equipment) to be installed or located at the Leased Property shall count towards the Initial Minimum Cap Ex Requirement but shall not count towards Annual Minimum Building and Improvement Cap Ex Requirement.
(v)Unavoidable Delays. In the event an Unavoidable Delay occurs during the Term that delays Tenant’s ability to perform Capital Expenditures prior to the expiration of the applicable period for satisfying the applicable Minimum Cap Ex Requirements, such period during which such Unavoidable Delay occurred shall be extended, on a day-for-day basis, for the same amount of time that such Unavoidable Delay affects Tenant’s ability to perform the Capital Expenditures up to a maximum extension in each instance of up to eighteen (18) months. For the avoidance of doubt, Tenant’s obligation to satisfy the Minimum Cap Ex Requirements during any period during which an Unavoidable Delay did not occur shall not be extended as a result of the occurrence of an Unavoidable Delay during a prior period.
(vi)Certain Remedies. The Parties acknowledge that Tenant’s agreement to satisfy the Minimum Cap Ex Requirements as required in this Lease is a material inducement to Landlord’s agreement to enter into this Lease and, accordingly, if Tenant fails to expend Capital Expenditures (or deposit funds into the Cap Ex Reserve) as and when required by this Lease and then, further, fails to cure such failure within sixty (60) days of receipt of written notice of such failure from Landlord, then the same shall be a Tenant Event of Default hereunder, and without limitation of any of Landlord’s other rights and remedies, Landlord shall have the right to seek the remedy of specific performance to require Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve). Furthermore, for the avoidance of doubt, Tenant acknowledges and agrees that the obligation of Tenant to expend the Required Capital Expenditures (or deposit funds into the Cap Ex Reserve) as provided in this Lease in each case constitutes a part of the obligations of Tenant that are guaranteed by the Guarantor and, with respect to Required Capital Expenditures required to be spent during the Term, shall survive termination of this Lease.

(b)Cap Ex Reserve.

(i)Deposits in Lieu of Expenditures. Notwithstanding anything to the contrary set forth in this Lease, if Tenant does not expend Capital Expenditures sufficient to satisfy the Minimum Cap Ex Requirements, then, so long as, as of the last date when such Minimum Cap Ex Requirements may be satisfied hereunder, there are Cap Ex Reserve Funds (as defined below) on deposit in the Cap Ex Reserve (as defined below) in an aggregate amount at least equal to such deficiency, then Tenant shall not be deemed to be in breach or default of its obligations hereunder to satisfy the Minimum Cap Ex Requirements, provided that Tenant shall spend such amounts so deposited in the Cap Ex Reserve within six (6) months after the last date when the Minimum Cap Ex Requirements to which such amounts relate may be satisfied hereunder (subject to extension in the event of an Unavoidable Delay during such six (6) month period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay delays Tenant’s ability to perform the Capital Expenditures). For the avoidance of doubt, any funds disbursed from the Cap Ex Reserve and spent on Capital Expenditures as described in this Section shall be applied to the Minimum Cap Ex Requirements for the period for which such funds were deposited (and shall be deemed to be the funds that have been in the Cap Ex Reserve for the longest period of time) and shall not be applied to the Minimum Cap Ex Requirements for the subsequent period in which they are actually spent.

(ii)Deposits into Cap Ex Reserve. Tenant may, at its election, at any time, deposit funds (the “Cap Ex Reserve Funds”) into an Eligible Account held by Tenant (the “Cap Ex Reserve”). If required by Fee Mortgagee, Landlord and Tenant shall enter into a customary and reasonable control agreement for the benefit of Fee Mortgagee and Landlord with respect to the Cap Ex Reserve. Tenant shall not commingle Cap Ex Reserve Funds with other monies held by Tenant or any other party. All interest on Cap Ex Reserve Funds shall be for the benefit of Tenant and added to and become a part of the Cap Ex Reserve and shall be disbursed in the same manner as other monies deposited in the Cap Ex Reserve. Tenant shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Cap Ex Reserve Funds credited or paid to Tenant.

(iii)Disbursements from Cap Ex Reserve. Tenant shall be entitled to use Cap Ex Reserve Funds solely for the purpose of paying for (or reimbursing Tenant for) the cost of Capital Expenditures. Landlord shall permit disbursements to Tenant of Cap Ex Reserve Funds from the Cap Ex Reserve to pay for Capital Expenditures or to reimburse Tenant for Capital Expenditures, within ten (10) days following written request from Tenant, which request shall specify the amount of the requested disbursement and a general description of the type of Capital Expenditures to be paid or reimbursed using such Cap Ex Reserve Funds. Tenant shall not make a request for disbursement from the Cap Ex Reserve (x) more frequently than once in any calendar month nor (y) in amounts less than Fifty Thousand and No/100 Dollars ($50,000.00). Any Cap Ex Reserve Funds remaining in the Cap Ex Reserve on satisfaction of the Minimum Cap Ex Requirements for which such Cap Ex Reserve Funds were deposited or on the Expiration Date shall be returned by Landlord to Tenant, provided that Landlord shall have the right to apply Cap Ex Reserve Funds remaining on the Expiration Date against any amounts owed by Tenant to Landlord as of the Expiration Date and/or the sum of any remaining Required Capital Expenditures required to have been incurred prior to the Expiration Date.

(iv)Security Interest in Cap Ex Reserve Funds. Tenant grants to Landlord a first-priority security interest in the Cap Ex Reserve and all Cap Ex Reserve Funds, as additional security for performance of Tenant’s obligations under this Lease. Landlord shall have the right to collaterally assign the security interest granted to Landlord in the Cap Ex Reserve and Cap Ex Reserve Funds to any Fee Mortgagee. Notwithstanding the foregoing or anything herein to the contrary, (i) Landlord may not foreclose upon the lien on the Cap Ex Reserve and Cap Ex Reserve Funds, and Fee Mortgagee may not apply the Cap Ex Reserve Funds against the Fee Mortgage, in each case prior to the occurrence of the termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, and (ii) any time during which a Tenant Event of Default is continuing, Fee Mortgagee or Landlord may apply Cap Ex Reserve Funds toward the payment of Capital Expenditures incurred by Tenant. Landlord acknowledges that a Permitted Leasehold Mortgagee may have a Lien on the Cap Ex Reserve, which Lien in favor of a Permitted Leasehold Mortgagee is senior in priority to the lien thereon in favor of Landlord.

(c)Capital Expenditures Report. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall submit to Landlord a report, substantially in the form attached hereto as Exhibit C setting forth, with respect to such month, on an unaudited, basis, (A) revenues for the Leased Property, and (B) Capital Expenditures with respect to the Leased Property. Landlord shall keep each such report confidential in accordance with Section [41.15] of this Lease.

(d)Annual Capital Budget. Tenant shall furnish to Landlord, for informational purposes only, a copy of the annual capital budget for the Facility for each Fiscal Year, in each case not later than fifty-five (55) days following the commencement of the Fiscal Year to which such annual capital budget relates. For the avoidance of doubt, without limitation of Tenant’s Capital Expenditure requirements pursuant to Section 10.5(a), Tenant shall not be required to comply with such annual capital budget and it shall not be a breach or default by Tenant hereunder in the event Tenant deviates from such annual capital budget.

ARTICLE XI
LIENS

Subject to the provisions of Article XII relating to permitted contests and without limitation of the provisions of Section 7.1 relating to among other things Tenant’s acceptance of the Leased Property in its “as is” condition, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any portion thereof or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii)  any matters that existed as of the Commencement Date with respect to the Leased Property or any portion thereof (other than any mechanics’, materialmans’ and other liens that attach to the Leased Property in connection with any work conducted prior to the Commencement Date); (iii) restrictions, liens and other encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld, conditioned or delayed); (iv) liens for Impositions which Tenant is not required to pay hereunder (if any); (v) Subleases permitted by Article XXII and any other lien or encumbrance expressly permitted under the provisions of this Lease; (vi) liens for Impositions not yet delinquent or being contested in accordance with Article XII, provided that Tenant has provided appropriate reserves to the extent required under GAAP and any foreclosure or similar remedies with respect to such Impositions have not been instituted and no notice as to the institution or commencement thereof has been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien unless being contested in accordance with Article XII and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor and no foreclosure or similar remedies with respect to such liens has been instituted and no notice as to the institution or commencement thereof have been issued except to the extent such institution or commencement is stayed no later than twenty (20) days after such notice is issued; (2) any such liens are in the process of being contested as permitted by Article XII; and (3) in the event any foreclosure action is commenced under any such lien, Tenant shall immediately remove, discharge or bond over such lien; (viii) any liens created by Landlord; (ix) liens related to equipment leases or equipment financing for Tenant’s Property which are used or useful in Tenant’s business on the Leased Property or any portion thereof, provided that the payment of any sums due under such equipment leases or equipment financing shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII (and provided that a lienholder’s removal of any such Tenant’s Property from the Leased Property shall be subject to all applicable provisions of this Lease, and, without limitation, Tenant or such lienholder shall restore the Leased Property from any damage effected by such removal); (x) liens granted as security for the obligations of Tenant and its Affiliates under a Permitted Leasehold Mortgage (and the documents relating thereto); provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber the Leasehold Estate (or a Subtenant to encumber its subleasehold interest) in the Leased Property or any portion thereof (other than, in each case, to a Permitted Leasehold Mortgagee or otherwise to the extent expressly permitted hereunder), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided further that upon request Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages; and (xi) except as otherwise expressly provided in this Lease, easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to the Leased Property or any portion thereof, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property for the Primary Intended Use, taken as a whole. For the avoidance of doubt, the parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder except as otherwise expressly provided under this Lease, and nothing contained herein shall be deemed or construed to prohibit the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to the restrictions on transfers of interests in Tenant and Change of Control set forth in Article XXII) or to prohibit Tenant from pledging (A) its Accounts and other Tenant’s Property as collateral (1) in connection with financings of equipment and other purchase money indebtedness or (2) to secure Permitted Leasehold Mortgages, or (B) its Accounts and other property of Tenant (other than Tenant’s Property); provided that Tenant shall in no event pledge to any Person that is not granted a Permitted Leasehold Mortgage hereunder any of Tenant’s Property to the extent that such Tenant’s Property cannot be removed from the Leased Property without damaging or impairing the Leased Property (other than in a de minimis manner).

ARTICLE XII
PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord (except that no such notice shall be required to be given by Tenant to Landlord with respect to matters not exceeding Five Million and No/100 Dollars ($5,000,000.00)), on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Gaming Regulation), imposition of any disciplinary action, including both monetary and nonmonetary, pursuant to any Gaming Regulation, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property or any portion thereof, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any imminent danger of criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Tenant shall deliver to Landlord security in the form of cash, cash equivalents or a Letter of Credit, if and as may be reasonably required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any portion thereof or the Rent by reason of such non-payment or noncompliance; (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; (vi) upon Landlord’s request, Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges contested in accordance herewith) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except to the extent resulting from actions independently taken by Landlord (other than actions taken by Landlord at Tenant’s direction or with Tenant’s consent).

ARTICLE XIII
INSURANCE

13.1General Insurance Requirements.
During the Term, Tenant shall, at its own cost and expense, maintain the minimum kinds and amounts of insurance described below. Such insurance shall apply to the ownership, maintenance, use and operations related to the Leased Property and all property located in or on the Leased Property (including Capital Improvements and Tenant’s Property). Except for policies insured by Tenant’s captive insurers, all policies shall be written with insurers authorized to do business in all states where Tenant operates and shall maintain A.M Best ratings of not less than “A-” “X” or better in the most recent version of Best’s Key Rating Guide. In the event that any of the insurance companies’ ratings fall below the requirements set forth above, Tenant shall have one hundred eighty (180) days within which to replace such insurance company with an insurance company that qualifies under the requirements set forth above. It is understood that Tenant may utilize so called Surplus lines companies and will adhere to the standard above.

(a)Property Insurance.

(i)Property insurance shall be maintained on the Leased Property, Capital Improvements and Tenant’s Property against loss or damage under a policy with coverage not less than that found on Insurance Services Office (ISO) “Causes of Loss - Special Form” and ISO “Building and Personal Property Form” or their equivalent forms (e.g., an “all risk” policy), in a manner consistent with the commercially reasonable practices of similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Such property insurance policy shall be in an amount not less than the greater of (a) Two Billion and No/100 Dollars ($2,000,000,000.00) and (b) the full replacement cost of the Facility; provided, that Tenant shall have the right (i) to limit maximum insurance coverage for loss or damage by earthquake (including earth movement) to a minimum amount of the projected ground up loss with a 500-year return period (as determined annually by an independent firm using RMS catastrophe modeling software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant), and (ii) to limit maximum insurance coverage for loss or damage by named windstorms per occurrence to a minimum amount of the projected ground up loss (including storm surge) with a 500-year return period (as determined annually by an independent firm using RMS catastrophe software or equivalent, and taking into account all locations insured under this property insurance, including other locations owned, leased or managed by Tenant); (iii) to limit maximum insurance coverage for loss or damage by flood to a minimum amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), to the extent commercially available; provided, further, that in the event the premium cost of any earthquake, flood, named windstorm or terrorism peril (as required by Section 13.1(b)) coverages are available only for a premium that is more than two and one-half (2.5) times the premium paid by Tenant for the third (3rd) year preceding the date of determination for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum amount of insurance coverage it reasonably deems most efficient and prudent to purchase for such peril and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that certain property coverages other than earthquake, flood and named windstorm may be sub-limited as long as each sub-limit is commercially reasonable and prudent as determined by Tenant and to the extent that the amount of such sub-limit is less than the amount of such sub-limit in effect as of the Commencement Date, such sub-limit is approved by Landlord, such approval not to be unreasonably withheld.

(ii)Such property insurance policy shall include, subject to Section 13.1(a)(i) above: (i) agreed amount coverage and/or a waiver of any co-insurance; (ii) building ordinance coverage (ordinance or law) including loss of the undamaged portions, the cost of demolishing undamaged portions, and the increased cost of rebuilding; and also including, but not limited to, any non-conforming structures or uses; (iii) equipment breakdown coverage (boiler and machinery coverage); (iv) debris removal; and (v) business interruption coverage in an amount not less than two (2) years of Rent and containing an Extended Period of Indemnity endorsement for an additional minimum six months period. Subject to Section 13.1(a)(i), the property policy shall cover: wind/windstorm, earthquake/earth movement and flood and any sub-limits applicable to wind (e.g. named storms), earthquake and flood are subject to the approval of Landlord and Fee Mortgagee. Such policy shall (i) name Landlord as an additional insured and “loss payee” for its interests in the Leased Property and Rent; (ii) name each Fee Mortgagee and Permitted Leasehold Mortgagee as an additional insured, and (iii) include a New York standard mortgagee clause in favor of each Fee Mortgagee and Permitted Leasehold Mortgagee. Except as otherwise set forth herein, any property insurance loss adjustment settlement associated with the Leased Property shall require the written consent of Landlord, Tenant, and each Fee Mortgagee (to the extent required under the applicable Fee Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than One Hundred Million and No/100 Dollars ($100,000,000.00) in which event no consent shall be required.

(b)Property Terrorism Insurance. Property Insurance shall be maintained for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and acts of terrorism and sabotage not certified by TRIPRA, with limits no less than One Billion Five Hundred Million and No/100 Dollars ($1,500,000,000.00) per occurrence for acts of terrorism covered by the Terrorism Risk Insurance Program Authorization Act of 2015 (TRIPRA) and Two Hundred Twenty-Five Million and No/100 Dollars ($225,000,000.00) for acts of terrorism and sabotage not certified by TRIPRA. Both coverages shall apply to property damage and business interruption. The provisions relating to loss payees, additional insureds and mortgagee clauses set forth in Section 13.1(a) above shall also apply to the coverages required by this Section 13.1(b). If Tenant uses one or more of its captive insurers to provide this insurance coverage, the captive(s) must secure and maintain reinsurance from one or more reinsurers for those amounts which are not insured by the Federal Government, and which are in excess of a commercially reasonable policy deductible. Such reinsurers are subject to the same minimum financial ratings set forth in Section 13.1. In the event TRIPRA is not extended or renewed, Landlord and Tenant shall mutually agree (in accordance with the procedures set forth in Section 13.6) upon replacement insurance requirements applicable to terrorism related risks.

(c)Flood Insurance. With respect to any portion of the Leased Property that is security under a Fee Mortgage, if at any time the area in which such Leased Property is located is designated a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency (or any successor agency), Tenant shall obtain separate flood insurance through the National Flood Insurance Program. Such flood insurance may be provided as part of Section 13.1(a) Property Insurance above.

(d)Workers Compensation and Employers Liability Insurance. Workers compensation insurance as required by applicable state statutes and Employers Liability.

(e)Commercial General Liability Insurance. For bodily injury, personal injury, advertising injury and property damage on an occurrence form with coverage no less than ISO Form CG 0001 or equivalent. This policy shall include the following coverages: (i) Liquor Liability; (ii) Named Peril/Time Element Pollution, to the extent commercially available to operators of properties similar to the subject Leased Property; (iii) Terrorism Liability; and (iv) a Separation of Insureds Clause.

(f)Business Auto Liability Insurance. For bodily injury and property damage arising from the ownership, maintenance or use of owned, hired and non-owned vehicles (ISO Form CA 00 01 or equivalent).

(g)Excess Liability Insurance. Excess Liability coverage shall be maintained over the required Employers Liability, Commercial General Liability and Business Auto Liability policies in an amount not less than Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) per occurrence and in the aggregate annually (where applicable). The annual aggregate limit applicable to Commercial General Liability shall apply per location. Tenant will use commercially reasonable efforts to obtain coverage as broad as the underlying insurance, including Terrorism Liability coverage, so long as such coverage is available at a commercially reasonable price.

(h)Pollution Liability Insurance. For claims arising from the discharge, dispersal release or escape or any irritant or contaminant into or upon land, any structure, the atmosphere, watercourse or body of water, including groundwater. This shall include on and off-site clean up and emergency response costs and claims arising from above ground and below ground storage tanks. If this policy is provided on a “claims made” basis (i) the retroactive date shall remain as June 26, 1998 for legal liability; and (ii) coverage shall be maintained for two (2) years after the Term.

13.2Name of Insureds. Except for the insurance required pursuant to Section 13.1(d) with respect to Workers Compensation and Employers Liability, all insurance provided by Tenant as required by this Article XIII shall include Landlord (including specified Landlord related entities as directed by Landlord) as a named insured or additional insured without restrictions beyond the restrictions that apply to Tenant and may include any Permitted Leasehold Mortgagee as an additional insured. The coverage provided to the additional insureds by Tenant’s insurance policies must be at least as broad as that provided to the first named insured on each respective policy. For avoidance of doubt, Landlord looks exclusively to Tenant’s insurance policies to protect itself from claims arising from the Leased Property and Capital Improvements. The required insurance policies shall protect Landlord against Landlord’s acts with respect to the Leased Property in the same manner that they protect Tenant against its acts with respect to the Leased Property. Except for the insurance required pursuant to Section 13.1(d) with respect to Workers Compensation and Employers Liability, the required insurance policies shall be endorsed to include others as additional insureds as required by Landlord and/or the Fee Mortgage Documents and/or Permitted Leasehold Mortgagee. The insurance protection afforded to all insureds (whether named insureds or additional insureds) shall be primary and shall not contribute with any insurance or self-insurance programs maintained by such insureds (including deductibles and self-insured retentions).

13.3Deductibles or Self-Insured Retentions. Tenant may self-insure such risks that are customarily self-insured by companies of established reputation engaged in the same general line of business in the same general area. All increases in deductibles and self-insured retentions (collectively referred to as “Deductibles” in this Article XIII) that apply to the insurance policies required by this Article XIII are subject to approval by Landlord, with such approval not to be unreasonable withheld, conditioned or delayed. Tenant is solely responsible for all Deductibles related to its insurance policies. The Deductibles Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date.

13.4Waivers of Subrogation. Landlord shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Article XIII and policies issued by Tenant’s captive insurers (including related Deductibles), it being understood that (i) Tenant shall look solely to its insurance for the recovery of such loss or damage; and (ii) such insurers shall have no rights of subrogation against Landlord. Each insurance policy shall contain a clause or endorsement which waives all rights of subrogation against Landlord, Fee Mortgagees and other entities or individuals as reasonably requested by Landlord.

13.5Limits of Liability and Blanket Policies. The insured limits of liability maintained by Tenant shall be selected by Tenant in a manner consistent with the commercially reasonable practices of similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. The limits of liability Tenant has in effect as of the Commencement Date satisfy the requirements of this Section as of the Commencement Date. The insurance required by this Article XIII may be effected by a policy or policies of blanket insurance and/or by a combination of primary and excess insurance policies (all of which may insure additional properties owned, operated or managed by Tenant or its Affiliates), provided each policy shall be satisfactory to Landlord, acting reasonably, including, the form of the policy, provided such policies comply with the provisions of this Article XIII.

13.6Future Changes in Insurance Requirements.

(a)In the event one or more additional locations become Leased Property or Capital Improvements during the Term, whether through acquisition, lease, new construction or other means, Landlord may reasonably amend the insurance requirements set forth in this Article XIII to properly address new risks or exposures to loss, in accordance with the procedures set forth in this Section 13.6(a). For example, for construction projects, different forms of insurance may be required, such as builders risk, and Landlord and Tenant shall mutually agree upon insurance requirements applicable to the construction contractors. Tenant and Landlord shall work together in good faith to exchange information (including proposed construction agreements) and ascertain appropriate insurance requirements prior to Tenant being required to amend its insurance under this Section 13.6(a); provided, however, that any revision to insurance shall only be required if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control.

(b)In the event that (1) the operations of Tenant change in the future, and Tenant believes adjustments in Deductibles, insured limits or coverages are warranted, (2) Tenant desires to increase one or more Deductibles, reduce limits of liability below those in place as of the Commencement Date or materially reduce coverage, or (3) not more than once during any twelve (12) month period (or more frequently in connection with a financing or refinancing of a Fee Mortgage), Landlord reasonably determines that the insurance carried by Tenant is not, for any reason (whether by reason of the type, coverage, deductibles, insured limits, the reasonable requirements of Fee Mortgagees, or otherwise) commensurate with insurance customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations, the party seeking the change will advise the other party in writing of the requested insurance revision. Tenant and Landlord shall work together in good faith to determine whether the requested insurance revision shall be made; provided, however, that any revision to insurance shall only be made if the revised insurance would be customarily maintained by similarly situated tenants engaged in the same or similar businesses operating in the same or similar locations as the applicable Leased Property. If Tenant and Landlord are unable to reach a resolution within thirty (30) days of the original notice of requested revision, the arbitration provisions set forth in Section 34.2 shall control. Solely with respect to the insurance required by Section 13.1(g) above, in no event shall the outcome of an insurance revision pursuant to this Section 13.6 require Tenant to carry insurance in an amount which exceeds the product of (i) the amounts set forth in Section 13.1(g) hereof and (ii) the CPI Increase.

13.7Notice of Cancellation or Non-Renewal. Each required insurance policy shall contain an endorsement requiring thirty (30) days prior written notice to Landlord, Fee Mortgagees and Leasehold Mortgagees of any cancellation or non-renewal. Ten (10) days’ prior written notice shall be required for cancellation for non-payment of premium. Tenant shall secure replacement coverage to comply with the stated insurance requirements and provide new certificates of insurance to Landlord and others as directed by Landlord.

13.8Copies of Documents. Tenant shall provide (i) binders evidencing renewal coverages no later than the applicable renewal date of each insurance policy required by this Article XIII; and (ii) copies of all insurance policies required by this Article XIII (including policies issued by Tenant’s captive insurers which are in any way related to the required policies, including policies insuring Deductibles), within one hundred and twenty days (120) after inception date of each, and if additionally required, within ten (10) days of written request by Landlord. In addition, Tenant will supply documents that are related to the required insurance policies on January 1 of each calendar year during the Term and three (3) years afterwards, and as otherwise requested in writing by Landlord. Such documents shall be in formats reasonably acceptable to Landlord and include, but are not limited to, (i) statements of property value by location, (ii) risk modeling reports (e.g., named storms and earthquake), (iii) actuarial reports, (iv) loss/claims reports, (v) detailed summaries of Tenant’s insurance policies and, as respects Tenant’s captive insurers the most recent audited financial statements (including notes therein) and reinsurance agreements. Landlord shall hold the contents of the documents provided by Tenant as confidential; provided that Landlord shall be entitled to disclose the contents of such documents to its insurance consultants, attorneys, accountants and other agents in connection with the administration and/or enforcement of this Lease, and (ii) to any Fee Mortgagees, Permitted Leasehold Mortgagees and potential lenders and their respective representatives, and (iii) as may be required by applicable laws. Landlord shall utilize commercially reasonable efforts to cause each such person or entity to enter into a written agreement to maintain the confidentiality thereof for the benefit of Landlord and Tenant.

13.9Certificates of Insurance. Certificates of insurance, evidencing the required insurance, shall be delivered to Landlord on the Commencement Date, annually thereafter, and upon written request by Landlord. If required by any Fee Mortgagee, Tenant shall provide endorsements and written confirmations that all premiums have been paid in full.

13.10Other Requirements. Tenant shall comply with the following additional provisions:

(a)Except as provided in Section 13.10(b), in the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that (i) such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII, (ii) at least one (1) such property affected by the catastrophic loss(es) is the Facility hereunder, and (iii) none of the other such properties affected by the catastrophic loss(es) is a Subject Facility (as defined below), then the property and terrorism insurance proceeds received in connection with such catastrophic loss(es) shall be allocated amongst the affected properties pro-rata based on the insured values of the impacted properties, with no property receiving an allocation exceeding the loss suffered by such property.

(b)In the event of a catastrophic loss or multiple losses at multiple properties owned or leased directly or indirectly by CEC and that are insured by CEC, then in the case that at least one (1) such property is the Facility and at least one (1) other such property is a Facility under and as defined in any of the Existing Leases (each, a “Subject Facility”), and such catastrophic loss or multiple losses exhaust any per occurrence or aggregate insurance limits under the property or terrorism insurance policies required by this Article XIII, then each Subject Facility shall have first priority to insurance proceeds from the property policy or terrorism policy in connection with such catastrophic loss or multiple losses up to the reasonably anticipated amount of loss with respect to such Subject Facility. Any remaining proceeds shall be allocated among the Facility and any other affected properties covered by such policy of insurance or as provided in Section 13.10(a) above.

(c)In the event Tenant shall at any time fail, neglect or refuse to insure the Leased Property and Capital Improvements, or is not in full compliance with its obligations under this Article XIII, Landlord may, at its election, procure replacement insurance. In such event, Landlord shall disclose to Tenant the terms of the replacement insurance. Tenant shall reimburse Landlord for the cost of such replacement insurance within thirty (30) days after Landlord pays for the replacement insurance. The cost of such replacement insurance shall be reasonable considering the then-current market.

ARTICLE XIV
CASUALTY

14.1
Property Insurance Proceeds. All proceeds (except business interruption not allocated to rent expenses, if any) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to Fee Mortgagee or to an escrow account held by a third party depositary reasonably acceptable to Landlord, Tenant and, if applicable, the Fee Mortgagee (in each case pursuant to an escrow agreement reasonably acceptable to the Parties and the

Fee Mortgagee and intended to implement the terms hereof, and made available to Tenant upon request for the reasonable costs of preservation, stabilization, restoration, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that the portion of any such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder; and provided, further, that if the total amount of proceeds payable net of the applicable deductibles is Twenty Million and No/100 Dollars ($20,000,000.00) or less, and, if no Tenant Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to or restoration or reconstruction of the Leased Property in accordance with Section 14.2. For the avoidance of doubt, any insurance proceeds payable by reason of (i) loss or damage to Tenant’s Property and/or Tenant Material Capital Improvements, or (ii) business interruption shall be paid directly to and belong to Tenant. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property in accordance herewith shall be provided to Tenant. So long as no Tenant Event of Default is continuing, Tenant shall have the right to prosecute and settle insurance claims, provided that, in connection with insurance claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00), Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company for claims exceeding Twenty Million and No/100 Dollars ($20,000,000.00) shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

14.2Tenant’s Obligations Following Casualty.

(a)In the event of a Casualty Event with respect to the Leased Property or any portion thereof (to the extent the proceeds of insurance in respect thereof are made available to Tenant as and to the extent required under the applicable escrow agreement), (i) Tenant shall restore such Leased Property (or any applicable portion thereof, excluding, at Tenant’s election, any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement, provided that with respect to such Tenant Material Capital Improvement that Tenant is not required to rebuild or restore, Tenant shall repair and thereafter maintain the portions of the Leased Property affected by the loss or damage of such Tenant Capital Improvement or Tenant Material Capital Improvement in a condition commensurate with the quality, appearance and use of the balance of the Facility and satisfying the Facility’s parking requirements) to substantially the same condition as existed immediately before such damage or otherwise in a manner reasonably satisfactory to Landlord, and (ii) the damage caused by the applicable Casualty Event shall not terminate this Lease; provided, however, that if the applicable Casualty Event shall occur not more than two (2) years prior to the then-Stated Expiration Date and the cost to restore the Leased Property (excluding for avoidance of doubt any affected Tenant Material Capital Improvements that Tenant is not required to restore) to the condition immediately preceding the Casualty Event, as determined by a mutually approved contractor or architect, would equal or exceed twenty-five percent (25%) of the Fair Market Ownership Value of the Facility immediately prior to the time of such damage or destruction, then each of Landlord and Tenant shall have the option, exercisable Tenant’s sole and absolute discretion, to terminate this Lease, upon written notice to the other Party hereto delivered to such other Party within thirty (30) days of the determination of the amount of damage and the Fair Market Ownership Value of the Facility and, if such option is exercised by either Landlord or Tenant, this Lease shall terminate and Tenant shall not be required to restore the Facility and any insurance proceeds payable as a result of the damage or destruction shall be payable in accordance with Section 14.2(c). Notwithstanding anything to the contrary contained herein, if a Casualty Event occurs (and/or if the determination of the amount of damage and/or the thirty (30) day period referred to in the preceding sentence is continuing) at a time when Tenant could send a Renewal Notice (provided, for this purpose, Tenant shall be permitted to send a Renewal Notice under Section 1.4 not more than twenty-four (24) months (rather than not more than eighteen (18) months) prior to the then current Stated Expiration Date), if Tenant has elected or elects to exercise the same at any time following Tenant’s receipt of such notice of termination from Landlord, neither Landlord nor Tenant may terminate this Lease under this Section 14.2(a).

(b)If Tenant is required to restore the affected Leased Property and the cost to restore the affected Leased Property exceeds the amount of proceeds received from the insurance required to be carried hereunder (subject to Section 14.2(e)), then Tenant’s restoration obligations hereunder shall continue unimpaired, and Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has (or is reasonably expected to have) available to it any excess amounts needed to restore the Leased Property to the condition required hereunder. Such excess amounts shall be paid by Tenant.

(c)In the event neither Landlord nor Tenant is required or elects to repair and restore the Leased Property, all insurance proceeds (except business interruption), other than proceeds reasonably attributed to any Tenant Material Capital Improvements (or other property owned by Tenant), which proceeds shall be and remain the property of Tenant, shall be paid to and retained by Landlord (after reimbursement to Tenant for any reasonably-incurred expenses in connection with the subject Casualty Event) free and clear of any claim by or through Tenant except as otherwise specifically provided below in this Article XIV.

(d)If Tenant fails to complete the restoration of the Facility and gaming operations do not recommence substantially in the same manner as prior to the applicable Casualty Event by the date that is the fourth (4th) anniversary of the date of any Casualty Event (subject to extension in the event of an Unavoidable Delay during such four (4) year period, on a day-for-day basis, for the same amount of time that such Unavoidable Delay delays Tenant’s ability to perform such restoration in accordance with this Section 14.2), then, without limiting any of Landlord’s rights and remedies otherwise, all remaining insurance proceeds shall be paid to and retained by Landlord free and clear of any claim by or through Tenant, provided, that, so long as no Tenant Event of Default has occurred and is continuing, Landlord agrees to use such remaining proceeds for repair and restoration with respect to such Casualty Event.

(e)If, and solely to the extent that, the damage resulting from any applicable Casualty Event is not an insured event under the insurance policies required to be maintained by Tenant under this Lease, then Tenant shall not be obligated to restore the Leased Property in respect of the damage from such Casualty Event.

14.3No Abatement of Rent. Except as expressly provided in this Article XIV, this Lease shall remain in full force and effect and Tenant’s obligation to pay Rent and all Additional Charges required by this Lease shall remain unabated during any period following a Casualty Event.

14.4Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Lease.

14.5Insurance Proceeds and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgage Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that Tenant or Landlord, as applicable, is entitled to the applicable insurance proceeds in accordance with the terms and provisions of this Lease).

ARTICLE XV
EMINENT DOMAIN

15.1Condemnation. Tenant shall promptly give Landlord written notice of the actual or threatened Condemnation or any Condemnation proceeding affecting the Leased Property of which Tenant has knowledge and shall deliver to Landlord copies of any and all papers served in connection with the same.

(a)Total Taking. If the Facility is subject to a total and permanent Taking, this Lease shall automatically terminate as of the day before the date of such Taking or Condemnation.

(b)Partial Taking. If a portion (but not all) of the Facility (and, without limitation, any Capital Improvements with respect thereto) is subject to a permanent Taking (“Partial Taking”), this Lease shall remain in effect so long as the Facility is not thereby rendered Unsuitable for its Primary Intended Use, and Rent shall be adjusted in accordance with the Rent Reduction Amount with respect to the subject portion of the Facility; provided, however, that if the remaining portion of the Facility is rendered Unsuitable for Its Primary Intended Use, this Lease shall terminate as of the day before the date of such Taking or Condemnation.

(c)Restoration. If there is a Partial Taking and this Lease remains in full force and effect, Landlord shall make available to Tenant the Award to be applied first to the restoration of the Facility in accordance with this Lease and, to the extent required hereby, any affected Tenant Material Capital Improvements, and thereafter as provided in Section 15.2. In such event, subject to receiving such Award, Tenant shall accomplish all necessary restoration in accordance with the following sentence (whether or not the amount of the Award received by Tenant is sufficient) and the Rent shall be adjusted in accordance with the Rent Reduction Amount. Tenant shall restore the Leased Property (excluding any Tenant Material Capital Improvement, unless such Tenant Material Capital Improvement is integrated into the Facility such that the Facility could not practically or safely be operated without restoring such Tenant Material Capital Improvement) as nearly as reasonably possible under the circumstances to a complete architectural unit of the same general character and condition as the Leased Property existing immediately prior to such Taking;

15.2Award Distribution. Except as set forth below and in Section 15.1(c) hereof, the Award resulting from the Taking shall be paid as follows: (i) first, to Landlord to the extent of the Fair Market Ownership Value of Landlord’s interest in the Leased Property subject to the Taking (excluding any Tenant Material Capital Improvements), (ii) second, to Tenant to the extent of the Fair Market Property Value of Tenant’s Property and Tenant Material Capital Improvements subject to the Taking (but for avoidance of doubt, not including any amount for any unexpired portion of the Term), and (iii) third, any remaining balance shall be paid to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Material Capital Improvements and Tenant’s Property, shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a Taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

15.4    Condemnation Awards and Fee Mortgagee. Notwithstanding anything herein (including, without limitation, Article XXXI hereof) or in any Fee Mortgage Documents to the contrary, Landlord shall require that any Fee Mortgage Documents (including, without limitation, with respect to the Existing Fee Mortgage) shall permit Tenant to rebuild in accordance with the terms and provisions of this Lease (and any such Fee Mortgage Documents shall expressly provide that each of Tenant and Landlord, as applicable, is entitled to the applicable portion of the Award in accordance with the terms and provisions of this Lease).

ARTICLE XVI
DEFAULTS & REMEDIES

16.1Tenant Events of Default. Any one or more of the following shall constitute a “Tenant Event of Default”:
(a)Tenant shall fail to pay any installment of Rent when due and such failure is not cured within ten (10) days after written notice from Landlord of Tenant’s failure to pay such installment of Rent when due (and such notice of failure from Landlord may be given any time after such installment of Rent is one (1) day late);

(b)Tenant shall fail to pay any Additional Charge (excluding, for the avoidance of doubt the Minimum Cap Ex Amount) within ten (10) days after written notice from Landlord of Tenant’s failure to pay such Additional Charge when due (and such notice of failure from Landlord may be given any time after such payment of any Additional Charge is one (1) day late);

(c)Tenant or Guarantor shall:

(i)file a petition in bankruptcy or a petition to take advantage of any insolvency law or statute under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law;

(ii)make an assignment for the benefit of its creditors; or

(iii)consent to the appointment of a receiver of itself or of the whole or substantially all of its property;

(iv)(i) Tenant shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of all or substantially all of Tenant’s property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(v)Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor or of all or substantially all of Guarantor’s property, or approving a petition filed against Guarantor seeking reorganization or arrangement of Guarantor under Federal law, specifically including Title 11, United States Code, §§ 101-1532, or analogous state law, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(d)entry of an order or decree liquidating or dissolving Tenant or Guarantor, provided that the same shall not constitute a Tenant Event of Default if such order or decree shall be vacated, set aside or stayed within ninety (90) days from the date of the entry thereof,;

(e)the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding relating to more than Twenty-Five Million and No/100 Dollars ($25,000,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or paid or bonded or otherwise similarly secured payment) within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(f)if Tenant or Guarantor shall fail to pay, bond, escrow or otherwise similarly secure payment of one or more final judgments aggregating in excess of the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00), which judgments are not discharged or effectively waived or stayed for a period of forty-five (45) consecutive days;

(g)if Guarantor shall fail to pay any of the Obligations (as defined in the Guaranty) as and when provided in the Guaranty after giving effect to grace or cure periods therein if any;

(h)any applicable Gaming License or other license material to the Facility’s operation for its Primary Intended Use is at any time terminated or revoked or suspended or placed under a trusteeship (and in each case such termination, revocation, suspension or trusteeship causes cessation of Gaming activity at the Facility) for more than thirty (30) days and such termination, revocation, suspension or trusteeship is not stayed pending appeal and would reasonably be expected to have a material adverse effect on Tenant taken as a whole or on the Facility taken as a whole;

(i)if a Licensing Event with respect to Tenant under clause (a) of the definition of Licensing Event shall occur and is not resolved in accordance with Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities;

(j)Tenant fails to comply with any Additional Fee Mortgagee Requirements, which default is not cured within the applicable cure period set forth in the Fee Mortgage Documents, if the effect of such default is to cause, or to permit the holder or holders of the applicable Fee Mortgage (or a trustee or agent on behalf of such holder or holders) to cause such Fee Mortgage to become or be declared due and payable (or redeemable) prior to its stated maturity;

(k)a transfer of Tenant’s interest in this Lease (including pursuant to a Change in Control) shall have occurred without the consent of Landlord to the extent such consent is required under Article XXII;

(l)if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease or Guarantor shall fail to observe or perform any term, covenant or condition under the Guaranty (other than a failure of Guarantor as provided in Section 16.1(g) above) and, in each case, such failure is not cured within thirty (30) days after written notice thereof from Landlord, provided, however, if such failure cannot reasonably be cured within such thirty (30) day period and Tenant (or Guarantor, as applicable) shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Tenant (or Guarantor, as applicable) in the exercise of due diligence to cure such failure, provided that, with respect to any failure to perform, such cure period shall not exceed one-hundred and eighty (180) days in the aggregate. No Tenant Event of Default (other than a failure to make payment of money) shall be deemed to exist under this Lease during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant (or Guarantor, as applicable) remedies the default within the time periods otherwise required hereunder; and

(m)the occurrence of a Tenant Event of Default pursuant to Section 10.5(a)(vi).
Notwithstanding anything contained herein to the contrary, (i) Landlord shall deliver all notices required pursuant to Section 16.1 concurrently to Tenant and Guarantor and (ii) a default by Tenant under any Permitted Leasehold Mortgage shall not in and of itself be a Tenant Event of Default hereunder (it being understood that if the circumstances that cause such default independently comprise a default hereunder that continues beyond all applicable notice and cure periods hereunder then such circumstances would cause a Tenant Event of Default hereunder). Notwithstanding the foregoing, (i) Tenant shall not be in breach of this Lease solely as a result of the exercise by the party (other than Tenant, CRC, CEC or any of their respective Affiliates) to any of the Permitted Exception Documents of such party's rights thereunder so long as Tenant undertakes commercially reasonable efforts to cause such party to comply or otherwise minimize such breach, and (ii) in the event that Tenant is required, under the express terms of any Permitted Exception Document(s), to take or refrain from taking any action, and taking or refraining from taking such action would result in a default under this Lease, then Tenant shall advise Landlord of the same, and Tenant and Landlord shall reasonably cooperate in order to address the same in a mutually acceptable manner, and so as to minimize any harm or liability to Landlord and to Tenant. For the avoidance of doubt, in no event shall a Permitted Exception Document excuse Tenant from its obligation to pay Rent or Additional Charges.

16.2Landlord Remedies. Upon the occurrence and during the continuance of a Tenant Event of Default but subject to the provisions of Article XVII, Landlord may, subject to the terms of Section 16.3 below, do any one or more of the following: (x) terminate this Lease by giving Tenant no less than ten (10) days’ notice of such termination and the Term shall terminate and all rights and obligations of Tenant under this Lease shall cease, subject to any provisions that expressly survive the Expiration Date, (y) seek damages as provided in Section 16.3 hereof or (z) except to the extent expressly otherwise provided under this Lease, exercise any other right or remedy hereunder, at law or in equity available to Landlord as a result of any Tenant Event of Default. Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable and documented attorneys’ fees and expenses, as a result of any Tenant Event of Default hereunder. Subject to Article XIX and Section 17.1(f) hereof, at any time upon or following the Expiration Date, Tenant shall, if required by Landlord to do so, immediately surrender to Landlord possession of the Leased Property and quit the same and Landlord may enter upon and repossess such Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any of Tenant’s Property therefrom.

(a)None of (i) the termination of this Lease, (ii) the repossession of the Leased Property, (iii) the failure of Landlord to relet the Leased Property or any portions thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Lease.

(b)If this Lease shall terminate pursuant to Section 16.2(x) or if Landlord shall obtain a court order permitting reentry following the occurrence of a Tenant Event of Default that is continuing, then, in any such event, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Leased Property to the extent permitted by law (including applicable Gaming Regulations), either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Leased Property. The words “enter,” “reenter,” “entry” and “reentry,” as used herein, are not restricted to their technical legal meanings.

16.3Damages.

(a)If Landlord elects to terminate this Lease in writing upon a Tenant Event of Default during the Term, Tenant shall forthwith (x) pay to Landlord all Rent due and payable under this Lease to and including the date of such termination (together with interest thereon at the Overdue Rate from the date the applicable amount was due), and (y) pay on demand all damages to which Landlord shall be entitled at law or in equity, provided, however, Landlord’s damages with regard to unpaid Rent from and after the date of termination shall equal, as liquidated and agreed current damages in respect thereof, the sum of: (A) the worth at the time of award of the amount by which the unpaid Rent that (if the Lease had not been terminated) would have been payable hereunder after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (B) (x) the Rent which (if the Lease had not been terminated) would have been payable hereunder from the time of award until the then Stated Expiration Date, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%), less (y) the Rent loss from the time of the award until the then Stated Expiration Date that Tenant proves could be reasonably avoided, discounted to present value by applying a discount rate equal to the discount rate of the Federal Reserve Bank of New York at the time of award, plus one percent (1%). As used in clause (A), the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate from the date the applicable amount was due. As used in clauses (A) and (B), Variable Rent that would have been payable after termination for the remainder of the Term shall be determined based on: (1) if the date of termination occurs during a Variable Rent Payment Period, the Variable Rent amount payable during such Variable Rent Payment Period (if the Lease had not been terminated), and (2) if the date of termination occurs prior to the commencement of any Variable Rent Payment Period, the Variable Rent that (if the Lease had not been terminated) would be payable after termination for the remainder of the Term, assuming Net Revenue for the balance of the Term equals Net Revenue for the Fiscal Period ending immediately prior to the date of termination (it being understood the foregoing calculation of damages for unpaid Rent applies only to the amount of unpaid Rent damages owed to Landlord pursuant to Tenant’s obligation to pay Rent hereunder and does not prohibit or otherwise shall not limit Landlord from seeking damages for any indemnification or any other obligations of Tenant hereunder, with all such rights of Landlord reserved).

(b)Notwithstanding anything otherwise set forth herein, if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates this Lease) and has not been paid damages in accordance with Section 16.3(a), then each installment of Rent and all other sums payable by Tenant to or for the benefit of Landlord under this Lease shall be payable as the same otherwise becomes due and payable, together with, if any such amount is not paid when due, interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under Section 16.3(a), to the extent not already paid for by Tenant under Section 16.3(a) or this Section 16.3(b)).

(c)If, as of the date of any termination of this Lease pursuant to Section 16.2(x), the Leased Property shall not be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration or earlier termination of this Lease, then Tenant, shall pay, as damages therefor, the cost (as estimated by an independent contractor reasonably selected by Landlord) of placing the Leased Property in the condition in which Tenant is required to surrender the same hereunder.

16.4    Receiver. Subject to the rights of Permitted Leasehold Mortgagees hereunder, upon the occurrence and continuance of a Tenant Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law (including Gaming Regulations), Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5     Waiver. If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession or similar laws for the benefit of Tenant; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.6     Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Tenant Event of Default which are made to Landlord rather than Tenant due to the existence of a Tenant Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by applicable Legal Requirements.

16.7    Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due including, without limitation, if Tenant fails to expend any Required Capital Expenditures as required hereunder or fails to complete any work or restoration or replacement of any nature as required hereunder, or if Tenant shall take any action prohibited hereunder, or if Tenant shall breach any representation or warranty comprising Additional Fee Mortgagee Requirements (and Landlord reasonably determines that such breach could be expected to give rise to an event of default or an indemnification obligation of Landlord under the applicable Fee Mortgage), or Tenant fails to comply with any Additional Fee Mortgagee Requirements (other than representations and warranties), in all cases, after the expiration of any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, (i) make such payment or perform such act for the account and at the expense of Tenant (including, in the event of a breach of any such representation or warranty, taking actions to cause such representation or warranty to be true), and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s reasonable opinion, may be necessary or appropriate therefor, and (ii) subject to the terms of the applicable Fee Mortgage Documents, use funds in any Fee Mortgage Reserve Account for the purposes for which they were deposited in making any such payment or performing such act. All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

16.8Miscellaneous.

(a)Suit or suits for the recovery of damages, or for any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease and the Term would have expired by limitation had there been no Tenant Event of Default, reentry or termination.
(b)No failure by either Party to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition of this Lease to be performed or complied with by either Party, and no breach thereof, shall be or be deemed to be waived, altered or modified except by a written instrument executed by the Parties. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. In the event Landlord claims in good faith that Tenant has breached any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings or other remedies were not provided for in this Lease.

(c)Except to the extent otherwise expressly provided in this Lease, each right and remedy of a Party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease.

(d)Nothing contained in this Article XVI or otherwise shall vitiate or limit Tenant’s obligation to pay Landlord’s attorneys’ fees as and to the extent provided in Article XXXVII hereof, or any indemnification obligations under any express indemnity made by Tenant of Landlord or of any Landlord Indemnified Parties as contained in this Lease.

ARTICLE XVII
TENANT FINANCING
17.1Permitted Leasehold Mortgagees.

(a)Tenant May Mortgage the Leasehold Estate. On one or more occasions, without Landlord’s consent, Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) (or encumber the direct or indirect Equity Interests in Tenant) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this Lease as security for such Permitted Leasehold Mortgages or any related agreement secured thereby, provided, however, (i) in order for a Permitted Leasehold Mortgagee to be entitled to the rights and benefits pertaining to Permitted Leasehold Mortgagees pursuant to this Article XVII, such Permitted Leasehold Mortgagee must hold or benefit from a Permitted Leasehold Mortgage encumbering all of Tenant’s Leasehold Estate granted to Tenant under this Lease (subject to exclusions with respect to items that are not capable of being mortgaged and that, in the aggregate, are de minimis) or one hundred percent (100%) of the direct or indirect Equity Interests in Tenant at any tier of ownership, and (ii) that no Person shall be deemed to be a Permitted Leasehold Mortgagee hereunder unless and until (a) such Person delivers a written agreement to Landlord providing that in the event of a termination of this Lease by Landlord pursuant to Section 16.2(x) hereof, such Permitted Leasehold Mortgagee and any Persons for whom it acts as representative, agent or trustee, will not use or dispose of any Gaming License for use at a location other than at the Facility to which such Gaming License relates as of the date of the closing of a Lease Foreclosure Transaction (or, in the case of any additional facility added to this Lease after such date, as of the date that such additional facility is added to the Lease), (b) the applicable Permitted Leasehold Mortgage shall include an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject and subordinate to the terms of this Lease and (c) that any foreclosure or realization by any Permitted Leasehold Mortgagee pursuant to a Permitted Leasehold Mortgage or upon Tenant’s interest under this Lease or that would result in a transfer of all or any portion of Tenant’s interest in the Leased Property or this Lease shall in any case be subject to the applicable provisions, terms and conditions of Article XXII hereof.

(b)Notice to Landlord.

(i)If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate pursuant to a Permitted Leasehold Mortgage and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with written notice of such Permitted Leasehold Mortgage (which notice with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, in order to be effective, shall also state (or be accompanied by a notice of Tenant stating) the relative priority of all then-effective Permitted Leasehold Mortgages noticed to Landlord under this Section and shall be consented to in writing by all then-existing Permitted Leasehold Mortgagees) together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such written notice by Landlord (which notice shall be accompanied by any items required pursuant to Section 17.1(a) above), the provisions of this Section 17.1 shall apply to each such Permitted Leasehold Mortgage. In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Permitted Leasehold Mortgage, written notice of such assignment or change of address and of the new name and address shall be provided to Landlord, and the provisions of this Section 17.1 shall continue to apply, provided such assignee is a Permitted Leasehold Mortgagee.
(i)Landlord shall reasonably promptly following receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above (and such additional items requested by Landlord pursuant to the first sentence of Section 17.1(b)(iii)) acknowledge by an executed and notarized instrument receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication and any such items as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.
(ii)After Landlord has received the notice provided for by subsection (b)(i) above, Tenant upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the Permitted Leasehold Mortgage, note or other obligations secured by such Permitted Leasehold Mortgage and any other documents pertinent to the Permitted Leasehold Mortgage reasonably requested by Landlord. If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of each material amendment or other modification or supplement to such instruments. All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.
(iii)Notwithstanding the requirements of this Section 17.1(b), it is agreed and acknowledged that Tenant’s Initial Financing (and the mortgages, security agreements and/or other loan documents in connection therewith) as of the date of this Lease shall be deemed a Permitted Leasehold Mortgage Appropriate notice etc. to be addressed prior to closing and entry into this Lease.(with respect to which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i)) without the requirement that Tenant or Landlord comply with the initial requirements set forth in clauses (i) through (iii) above, (but, for the avoidance of doubt, Tenant’s Initial Financing is not relieved of the requirement that it satisfy the requirements of Section 17.1(a) or the last sentence of Section 17.1(b)(i)). In addition, for the avoidance of doubt, the Parties confirm that Tenant shall not be relieved of the requirement to comply with the final three (3) sentences of Section 17.1(b)(iii) with respect to Tenant’s Initial Financing or any other financing with a Permitted Leasehold Mortgagee.

(c)Default Notice to Permitted Leasehold Mortgagee. Landlord, upon providing Tenant any notice of default under this Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Article XXXV of this Lease, to every such Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b)(i) hereof. From and after the date such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, with respect to its remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (d) and (e) of this Section 17.1 to remedy or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes each such Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable loan documents to which it acts as a lender, noteholder, investor, agent, trustee or representative) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Permitted Leasehold Mortgagee for such purpose.

(d)Right to Terminate Notice to Permitted Leasehold Mortgagee. Anything contained in this Lease to the contrary notwithstanding, if any Tenant Event of Default shall occur which entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease on account of such Tenant Event of Default unless Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof that the period of time given Tenant to cure such default or act or omission has lapsed and, accordingly, Landlord has the right to terminate this Lease (“Right to Terminate Notice”). The provisions of subsection (e) below of this Section 17.1 shall apply if, during (x) the thirty (30) day period following Landlord’s delivery of the Right to Terminate Notice if such Tenant Event of Default is capable of being cured by the payment of money, or (y) the ninety (90) day period following Landlord’s delivery of the Right to Terminate Notice, if such Tenant Event of Default is not capable of being cured by the payment of money, any Permitted Leasehold Mortgagee shall:
(i)notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Right to Terminate Notice;
(ii)pay or cause to be paid all Rent, Additional Charges, and other payments (A) then due and in arrears as specified in the Right to Terminate Notice to such Permitted Leasehold Mortgagee, and (B) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as and when the same may become due); and
(iii)comply with or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee (e.g., defaults that are not personal to Tenant hereunder); provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee; and
(iv)during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lender’s) intent to pay such Rent and other charges and comply with this Lease.

If the applicable default shall be cured pursuant to the terms and within the time periods allowed in this Section 17.1(d), this Lease shall continue in full force and effect as if Tenant had not defaulted under the Lease. If a Permitted Leasehold Mortgagee shall fail to take all of the actions described in this Section 17.1(d) with respect to a specific Tenant Event of Default for which the Permitted Leasehold Mortgagee was provided notice prior to the deadlines set forth herein, such Permitted Leasehold Mortgagee shall have no further rights under this Section 17.1(d) or Section 17.1(e) with respect to such Event of Default.
(e)Procedure on Default.

(i)If Landlord shall elect to terminate this Lease by reason of any Tenant Event of Default that has occurred and is continuing and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (d) of this Section 17.1, the applicable cure periods available pursuant to Section 17.1(d) above shall continue to be extended so long as during such continuance:

(1)such Permitted Leasehold Mortgagee shall pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Lease or the Leased Property or any of Tenant’s other assets that is/are (x) junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (y) would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2)subject to and in accordance with Section 22.2(ii), if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, such Permitted Leasehold Mortgagee shall diligently continue to pursue acquiring or selling Tenant’s interest in this Lease and the Leased Property (or, to the extent applicable, the direct or indirect interests in Tenant) by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii)Without limitation of Tenant’s right to deliver a Renewal Notice, it is agreed that a Permitted Leasehold Mortgagee also shall have the right to deliver a Renewal Notice on behalf of Tenant during any period in which such Permitted Leasehold Mortgagee is complying with Section 17.1(d) or 17.1(e).

(iii)If a Permitted Leasehold Mortgagee is complying with subsection (e)(i) of this Section 17.1, upon the acquisition of Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) herein by such Permitted Leasehold Mortgagee, a Permitted Leasehold Mortgagee Designee or an assignee thereof in accordance with Section 22.2(ii) hereof, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease provided that such successor cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured as provided in said subsection (e)(i).

(iv)No Permitted Leasehold Mortgagee shall be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created by virtue of the Permitted Leasehold Mortgage so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Lease (or, to the extent applicable, the purchaser of the direct or indirect interests in Tenant including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to all of the provisions, terms and conditions of this Lease including, without limitation Section 22.2(ii) hereof (including, without limitation, the Tenant Transferee Requirement).

(v)Notwithstanding any other provisions of this Lease, any Permitted Leasehold Mortgagee, Permitted Leasehold Mortgagee Designee or other acquirer of the Leasehold Estate of Tenant (or, to the extent applicable, the direct or indirect interests in Tenant) in accordance with the requirements of Section 22.2(ii) of this Lease pursuant to foreclosure, assignment in lieu of foreclosure or other similar proceedings of this Lease may, upon acquiring Tenant’s Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant), (x) sell and assign interests in the Leasehold Estate (or, to the extent applicable, the direct or indirect interests in Tenant) as and to the extent provided in this Lease, and (y) enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, as and to the extent provided in this Lease, in each case under clause (x) or (y), subject to the terms of this Lease, including Article XVII and Section 22.2 hereof.

(vi)Notwithstanding any other provisions of this Lease, any sale of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate hereby created (or, to the extent applicable, the direct or indirect interests in Tenant) in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall, solely if and to the extent such sale, assignment or transfer complies with the requirements of Section 22.2 hereof, be deemed to be a permitted sale, transfer or assignment of this Lease.

(f)New Lease. In the event that this Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default other than due to a default that is subject to cure by a Permitted Leasehold Mortgagee under Section 17.1(d) and Section 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with written notice that this Lease has been rejected or terminated (“Notice of Termination”), and, for the avoidance of doubt, upon delivery of such Notice of Termination, no Permitted Leasehold Mortgagee shall have the rights as described in Section 17.1(d) and Section 17.1(e) above, but rather such Permitted Leasehold Mortgagee instead shall have the rights described in this Section 17.1(f)). Following any such rejection or termination, Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all then-remaining options to renew but excluding requirements which have already been fulfilled) of this Lease, provided:

(i)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall comply with the terms of Section 22.2(ii) (including clauses (1) through (4) thereof);

(ii)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this Lease given pursuant to this Section 17.1(f);

(iii)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such rejection or termination (including, for avoidance of doubt, any amounts that become due prior to and remain unpaid as of the date of the Notice of Termination)

and, in addition thereto, all reasonable expenses, including reasonable documented attorney’s fees, which Landlord shall have incurred by reason of such rejection or such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iv)such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any other written notice of Landlord) and which can be cured through the payment of money or, if such defaults cannot be cured through the payment of money, are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g)New Lease Priorities. If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to subsection (f)(i) of this Section 17.1, Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this Lease. Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon (i) with respect to any Permitted Leasehold Mortgage evidenced by a recorded security instrument, a title insurance policy (or, if elected by Landlord in its sole discretion, a title insurance commitment, certificate of title or other similar instrument) issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease or (ii) with respect to any Permitted Leasehold Mortgage not evidenced by a recorded security instrument, the statement with respect to relative priority of Permitted Leasehold Mortgages contained in the applicable notice delivered pursuant to Section 17.1(b)(i), provided that any such statement that provides that any such Permitted Leasehold Mortgage described in this clause (ii) is senior or prior to any Permitted Leasehold Mortgage evidenced by a recorded security instrument shall only be effective to the extent it is consented to in writing by the Permitted Leasehold Mortgagee in respect of such Permitted Leasehold Mortgage evidenced by a recorded security instrument.

(h)Permitted Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Permitted Leasehold Mortgagee to cure any Incurable Default in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f). For the avoidance of doubt, upon such foreclosure and/or the effectuation of such a New Lease in accordance with the provisions, terms and conditions hereof, any such defaults are automatically deemed waived through and until the effective date of such foreclosure or New Lease as to any such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee, as the new tenant hereunder or under the New Lease, as applicable (it being understood that the provisions of this sentence shall not be deemed to relieve such new tenant of its obligations to comply with this Lease or such New Lease (to the extent relating to any Incurable Default or otherwise) from and after the effective date of such foreclosure or New Lease but not retroactively).

(i)Casualty Loss. A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that (and, in all events, Tenant agrees that) the insurance proceeds are to be applied in the manner specified in this Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant or to Landlord, to the Fee Mortgagee or to a third-party escrowee) pursuant to the provisions of this Lease.

(j)Arbitration; Legal Proceedings. Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration (including a determination of Fair Market Ownership Value or Fair Market Rental Value) or legal proceedings between Landlord and Tenant involving obligations under this Lease.

(k)Notices. Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Article XXXV hereof to the address furnished Landlord pursuant to subsection (b) of this Section 17.1, and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Article XXXV hereof. Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Article XXXV and shall in all respects be governed by the provisions of those sections.

(l)Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under the loan secured by the applicable Permitted Leasehold Mortgage, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(m)Sale Procedure. If this Lease has been terminated, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make the determinations and agreements on behalf of Tenant under Article XXXVI, in each case, in accordance with and subject to the terms and provisions of Article XXXVI.

(n)Third Party Beneficiary. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this Lease.

(o)The fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

17.2    Landlord Cooperation with Permitted Leasehold Mortgage. If, in connection with granting any Permitted Leasehold Mortgage or entering into an agreement relating thereto, Tenant shall request in writing (i) reasonable cooperation from Landlord or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Permitted Leasehold Mortgagee, Landlord shall reasonably cooperate with such request, so long as (a) no Tenant Event of Default is continuing, (b) all reasonable documented out-of-pocket costs and expenses incurred by Landlord, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Tenant, and (c) any requested action, including any amendments or modification of this Lease, shall not (i) increase Landlord’s monetary obligations under this Lease by more than a de minimis extent, or increase Landlord’s non-monetary obligations under this Lease in any material respect or decrease Tenant’s obligations in any material respect, (ii) diminish Landlord’s rights under this Lease in any material respect, (iii) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (iv) adversely impact Landlord’s (or any Affiliate of Landlord’s) tax treatment or position or (v) result in this Lease not constituting a “true lease”, or (vi) result in a default under the Fee Mortgage Documents.

ARTICLE XVIII
TRANSFERS BY LANDLORD

18.1Sale of the Leased Property. Subject to the balance of this Section 18.1, Landlord shall not voluntarily sell all or portions of the Leased Property during the Term without the prior written consent of Tenant, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant’s consent shall not be required for (A) any transfer (including any pledge, mortgage, deed of trust, or other grant of lien over the Leased Property) to a Fee Mortgagee contemplated under and in accordance with Article XXXI hereof which may include, without limitation, a transfer by foreclosure brought by the Fee Mortgagee or a transfer by deed in lieu of foreclosure or assignment in lieu of foreclosure or other transaction in lieu of foreclosure (and the first subsequent sale by such Fee Mortgagee), in each case, other than to a Tenant Competitor (provided, that, (x) at such time that Landlord enters into a Fee Mortgage comprised of an Applicable Landlord Financing, the Fee Mortgagee shall not be a Tenant Competitor and (y) the Fee Mortgage Documents in respect thereof (excluding any financing involving debt securities issued under an indenture pursuant to a registered offering or an offering under Rule 144A of the Securities and Exchange Act, in each case, with indenture trustees) shall provide that (I) any lender, holder or other secured party under such Fee Mortgage shall not assign its interest under the Applicable Landlord Financing to a Tenant Competitor and (II) any such assignment to a Tenant Competitor shall be void ab initio), (B) a sale by Landlord of all of the Leased Property (subject to exclusions for assets that may not be transferred and that, in the aggregate, are de minimis) to a single buyer or group of buyers, other than to a Tenant Competitor, (C) a sale/leaseback transaction by Landlord with respect to all or any portion of the Leased Property other than to a Tenant Competitor (provided (x) the overlandlord under the resulting overlease agrees that, in the event of a termination of such overlease, this Lease shall continue in effect as a direct lease between such overlandlord and Tenant and (y) the overlease shall not impose, to more than a de minimis extent, any new, additional or more onerous obligations on Tenant without Tenant’s prior written consent in Tenant’s sole discretion (and without limiting the generality of the foregoing, the overlease shall not impose any additional monetary obligations (whether for payment of rents under such overlease or otherwise) on Tenant), subject to and in accordance with all of the provisions, terms and conditions of this Lease, (D) any sale of a portion of the Leased Property that does not change the identity of the Landlord hereunder, including without limitation a participating interest in Landlord’s interest under this Lease or a sale of Landlord’s reversionary interest in the Leased Property so long as Landlord does not become a Tenant Competitor thereby and remains the only party with authority to bind the landlord under this Lease, or (E) a sale or transfer of the Leased Property or any portion thereof to an Affiliate of Landlord or a joint venture entity in which Landlord or its Affiliate is the managing member or partner (provided such joint venture entity shall not be a Tenant Competitor). Any sale by Landlord of all or any portion of the Leased Property pursuant to this Section 18.1 shall be subject in each instance to all of the rights of Tenant under this Lease and, to the extent necessary, any purchaser or successor Landlord and/or other controlling persons must be approved by all applicable gaming regulatory agencies to ensure that there is no material impact on the validity of any of the Gaming Licenses or the ability of Tenant to continue to use the Facility for Gaming in substantially the same manner as immediately prior to Landlord’s sale. Without limiting the generality of the foregoing, Landlord shall not sell or transfer any Leased Property, or assign this Lease to, (I) a Tenant Competitor, or (II) any Person that is associated with a Person who has been found “unsuitable”, denied a Gaming License or otherwise precluded from participation in the Gaming

Industry by any Gaming Authority where such association would reasonably be expected to adversely affect, any of the Tenant’s or its Affiliates’ Gaming Licenses or Tenant’s or its Affiliates’ then current standing with any Gaming Authority, or (III) any Person that (a) has been the subject of a material governmental or regulatory investigation which resulted in a conviction for criminal activity involving moral turpitude or has been found liable pursuant to a non-appealable judgment in a civil proceeding for attempting to hinder, delay or defraud creditors; (b) has been convicted of, or pled guilty or no contest to, a Patriot Act Offense or is on any Government List; (c) has been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding during the prior five (5) years from the applicable date of determination; or (d) is, or is Controlled by, an Embargoed Person or a person that has been found “unsuitable” for any reason or has had any application for a Gaming License withdrawn “with prejudice” by any applicable Gaming Authority; or (e) is a Tenant Prohibited Person. Any transfer by Landlord under this Article VXIII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such transfer shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained. Tenant shall attorn to and recognize any successor Landlord in connection with any transfer(s) permitted under this Article XVIII as Tenant’s “landlord.” For avoidance of doubt, nothing contained in this Section 18.1 shall be construed to prohibit or limit Landlord REIT or any of Landlord REIT’s direct or indirect subsidiaries from effectuating any merger, amalgamation, sale of assets or other disposition or similar transaction which, in any case, involves the disposition or transfer of all or substantially all of the assets of Landlord REIT, subject, however, to Section 18.2.

18.2Transfers to Tenant Competitors. Without limiting the provisions of Section 18.1, in the event that, and so long as, Landlord with respect to the Leased Property becomes or acquires a Tenant Competitor (the transaction by which Landlord becomes or acquires a Tenant Competitor, a “Tenant Competitor Event”), then, Landlord shall notify Tenant in writing reasonably promptly following becoming aware that a Tenant Competitor Event has occurred (and Tenant, if it otherwise becomes aware that a Tenant Competitor Event has occurred shall endeavor to provide Landlord with written notice thereof) (any such notice, a “Tenant Competitor Notice”), and, notwithstanding anything herein to the contrary, the following shall apply:

(a)Landlord hereby grants to Tenant an option to purchase (“Purchase Option”) the Leased Property at a price equal to the then Fair Market Ownership Value of the Leased Property (valued assuming that the Lease continues for the remainder of the Term and the Lease is extended for each of the remaining extension periods) (such price, the “Purchase Price”) and Tenant may, in Tenant’s sole and absolute discretion, exercise such Purchase Option solely upon the following terms and conditions:

(i)such Purchase Option must be exercised at any time from the date Landlord delivers to Tenant a Tenant Competitor Notice or Tenant otherwise becomes aware that a Tenant Competitor Event has occurred through and until the date that is sixty (60) days after the date Landlord delivers to Tenant such Tenant Competitor Notice, by Tenant delivering to Landlord written notice of such exercise (the “Exercise Notice”); provided, that if Tenant does not timely deliver the Exercise Notice, the option herein granted shall terminate; time being of the essence with respect to the delivering thereof;

(ii)promptly after delivery of such Exercise Notice, Landlord and Tenant shall determine the Purchase Price in accordance with Section 34.1;

(iii)within ten (10) Business Days after the Purchase Price has been determined pursuant to clause (ii) above, Tenant may elect not to proceed with the purchase of the Leased

Property if the Purchase Price as so determined is greater than one hundred five percent (105%) of Tenant’s written appraisal pursuant to Section 34.1(a) (and if Tenant so elects, Tenant shall no longer be entitled to elect the Purchase Option in connection with the applicable Tenant Competitor Event based on which Tenant delivered such Exercise Notice);
(iv)if the Purchase Option is not revoked by Tenant pursuant to clause (iii) above, then Landlord shall sell the Leased Property to Tenant, and Tenant shall purchase from Landlord, the Leased Property for the Purchase Price; otherwise, if Tenant revokes Tenant’s offer to purchase the Leased Property pursuant to clause (iii) above, the Lease shall continue in full force and effect and subject to clauses (b), (c) and (d) below;

(v)without limitation of any of the provisions hereof concerning the determination of Fair Market Ownership Value, the Leased Property shall be sold in its then-current, as-is, with all faults conditions and without any representation and warranty, expressed or implied, whatsoever, except the conveyance shall be by a grant, bargain and sale deed (subject to Section 18.2(b) below);

(vi)as provided in clause (B) of the Fair Market Rental Value definition, the Fair Market Ownership Value of the Leased Property shall be determined with respect to any damaged or destroyed Leased Property as if such Leased Property had not been so damaged or destroyed, and, accordingly, to the extent that a Casualty Event has occurred but the Leased Property is valued as if such Casualty Event did not occur, Tenant shall be entitled to all property insurance proceeds and business interruption insurance with respect to the Leased Property arising from such Casualty Event;

(vii)the condition of title shall be the same as that shown on the owner’s policy of title insurance as of the date of this Lease, with such additional covenants, conditions, restrictions, easements and other matters that have been approved, or have been created by or through, Tenant or that otherwise arise in accordance with the terms of this Lease or as may otherwise be agreed to in writing by Landlord and Tenant; and

(viii)the closing of the sale transaction shall occur upon or prior to the date that is twelve (12) months after the date Tenant delivers such Exercise Notice.

(b)If Tenant exercises such Purchase Option pursuant to clause (a) above, Seller shall be required to remove all Required Removal Exceptions at or prior to closing of the purchase of the Leased Property. As used herein, “Required Removal Exceptions” means collectively, (i) all Fee Mortgage Documents that encumber the Leased Property, including mortgages, deeds of trust, deeds to secure debt or other security documents recorded against or otherwise that encumber the Leased Property or any portion thereof and related UCC filings and assignment of leases and rents and other evidence of indebtedness that encumber the Leased Property; and (ii) the following so long as they are (A) not caused by the acts or omissions of Tenant or anyone holding through or under Tenant (or anyone acting for or on behalf of Tenant or anyone holding through or under Tenant) or consented to by Tenant, or (B) permitted under this Lease or (C) not required to be removed, cured or discharged by Tenant under this Lease: liens encumbering the Leased Property that result from the acts or omissions of Landlord.

(i)
Notwithstanding anything to the contrary contained in this Lease, Tenant’s Purchase Option pursuant to this Section 18.2 shall be a lien prior in right and senior in priority to Fee Mortgagee’s lien on the Leased Property).

(ii)
Notwithstanding anything to the contrary contained in this Lease, if Tenant delivers to Landlord an Exercise Notice under Section 18.2(a)(i), Landlord may (but shall not be obligated to), for a period of ninety (90) days following Landlord’s receipt of such Exercise Notice, unwind, reverse or otherwise nullify the effect of the applicable Tenant Competitor Event based on which Tenant delivered such Exercise Notice, or otherwise take such steps as Landlord may deem appropriate, such that Landlord shall no longer be (or, if applicable, own) a Tenant Competitor. If, following the expiration of such ninety (90) day period, Landlord is not a Tenant Competitor and does not own a Tenant Competitor, then Tenant’s Exercise Notice shall be of no further effect in respect of such Tenant Competitor Event and Tenant shall no longer be entitled to elect the Purchase Option in connection with such Tenant Competitor Event.

(c)Notwithstanding the Purchase Option provided for in clause (a) above, and without limitation of Section 23.1(c) of this Lease, so long as Landlord becomes or acquires a Tenant Competitor, Tenant shall not be required to deliver the information required to be delivered to such Landlord pursuant to Section 23.1(b) hereof to the extent the same would give such Landlord a “competitive” advantage with respect to markets in which such Landlord and Tenant or CRC or any of their respective Affiliates might be competing at any time (it being understood that such Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease) (and such Landlord shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only such Landlord’s auditors (which for this purpose shall be a “big four” firm designated by such Landlord) and attorneys (as reasonably approved by Tenant) (and not Landlord or any Affiliates of such Landlord or any direct or indirect parent company of such Landlord or any Affiliate of such Landlord) are provided access to such information or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d)Certain of Landlord’s consent or approval rights set forth in this Lease shall be eliminated or modified, as follows:
i.Clause (viii) of the definition of Primary Intended Use shall be deleted, and clause (v) of the definition of Primary Intended Use shall be modified to read as follows: “(v) such other ancillary uses, but in all events consistent with the current use of the Leased Property or any portion thereof as of the Commencement Date or with then-prevailing or innovative or state-of-the-art hotel, resort and gaming industry use, and/or”.
ii.Without limitation of the other provisions of Section 10.1(a), the approval of Landlord shall not be required under (1) Section 10.1(a) for Alterations and Capital Improvements in excess of Seventy-Five Million Dollars ($75,000,000), and (2) Section 10.2(b) for approval of the Architect thereunder.

(e)With respect to all consent, approval and decision-making rights granted to such Landlord under the Lease relating to competitively sensitive matters pertaining to the use and operation of the Leased Property and Tenant’s business conducted thereat (other than any right of

Landlord to grant waivers and amend or modify any of the terms of this Lease), such Landlord shall establish an independent committee to evaluate, negotiate and approve such matters, independent from and without interference from such Landlord’s management or Board of Directors. Any dispute over whether a particular decision should be determined by such independent committee shall be submitted for resolution by an Expert pursuant to Section 34.2 hereof.

18.3    Specific Performance. Notwithstanding anything to the contrary contained herein, and without limitation of any of Tenant’s other rights and remedies under this Lease, the Parties recognize that if Landlord shall breach its obligations under Section 18.1, Section 18.2(a) or Section 18.2(b) hereof, damages shall not provide an adequate remedy to Tenant and accordingly, Tenant shall have the right to obtain the remedy of specific performance, including injunctive relief to prevent Landlord from selling the Leased Property or any portion thereof to a Tenant Competitor in violation of the applicable provisions Section 18.1 hereof.

ARTICLE XIX
HOLDING OVER

If Tenant shall for any reason remain in possession of all or any portion of the Leased Property or the Facility after the Expiration Date without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Rent each month an amount equal to (a) two hundred percent (200%) of the monthly installment of Rent applicable as of the Expiration Date, and (b) all Additional Charges and all other sums payable by Tenant pursuant to this Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of such portion of the Leased Property associated therewith. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date. This Article XIX is subject to Tenant’s rights and obligations under Article XXXVI below, and it is understood and agreed that any possession of the Leased Property after the Expiration Date pursuant to such Article XXXVI shall not constitute a hold over subject to this Article XIX.

ARTICLE XX
RISK OF LOSS

The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property or any part thereof as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) during the Term is assumed by Tenant, and except as otherwise expressly provided herein no such event shall entitle Tenant to any abatement of Rent.
ARTICLE XXI
INDEMNIFICATION

21.1General Indemnification.

i.In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Landlord Indemnified Parties”; each individually, a “Landlord Indemnified Party”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against the Landlord Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of any of the following (in each case, other than to the extent resulting from Landlord’s gross negligence or willful misconduct or default hereunder or the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise)): (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Facility (or any part thereof) or adjoining sidewalks under the control of Tenant or any Subtenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Facility (or any part thereof); (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (iv) any claim for malpractice, negligence or misconduct committed by Tenant or any Person on or from any Facility (or any part thereof); (v) the violation by Tenant of any Legal Requirement (including any Gaming Regulations) or Insurance Requirements; (vi) the non-performance of any contractual obligation, express or implied, assumed or undertaken by Tenant with respect to the Facility (or any portion thereof), or any business or other activity carried on in relation to the Facility (or any part thereof) by Tenant; and (vii) any lien or claim that may be asserted against the Facility (or any part thereof) arising from any failure by Tenant to perform its obligations hereunder or under any instrument or agreement affecting the Facility (or any part thereof), and (viii) any matter arising out of Tenant’s (or any Subtenant’s) management, operation, use, or possession of the Facility (including any litigation, suit, proceeding or claim asserted against Landlord). Any amounts which become payable by Tenant under this Article XXI shall be paid within ten (10) Business Days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Landlord Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Tenant or any Subtenant or any Subsidiary, as applicable, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant or any Subtenant or any Subsidiary, as applicable (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.
ii.Notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Landlord shall protect, indemnify, save harmless and defend Tenant and its principals, partners, officers, members, directors, shareholders, employees, managers, agents and servants (collectively, the “Tenant Indemnified Parties”; each individually, a “Tenant Indemnified Party”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable documented attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Tenant Indemnified Parties (excluding any indirect, special, punitive or consequential damages as provided in Section 41.3) by reason of (A) Landlord’s gross negligence or willful misconduct hereunder, other than to the extent resulting from Tenant’s gross negligence or willful misconduct or default hereunder, and (B) the violation by Landlord of any Legal Requirement imposed against Landlord (including any Gaming Regulations, but excluding any

Legal Requirement which Tenant is required to satisfy pursuant to the terms hereof or otherwise). Any amounts which become payable by Landlord under this Article XXI shall be paid within ten (10) Business Days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the Parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Landlord, with its counsel and at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant Indemnified Parties. For purposes of this Article XXI, any acts or omissions of Landlord, or by employees, agents, contractors, subcontractors or others acting for or on behalf of Landlord (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Landlord.

21.2Encroachments, Restrictions, Mineral Leases, etc.

i.If any of the Leased Improvements existing as of the Commencement Date shall, at any time (each of the following, an “Encroachment”), encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Improvement thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or impair, limit or interfere with the use of the Leased Property or any Capital Improvement thereto by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or any Person affected by any such Encroachment, each of Tenant and Landlord, subject to their right to contest the existence of any such Encroachment, shall protect, indemnify, save harmless and defend the other party hereto from and against fifty percent (50%) of all out of pocket losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment; provided, however, with respect to any mechanics’, materialmans’ and other similar statutory liens (excluding any such statutory lien the removal of which is the obligation of a Subtenant pursuant to its Sublease (excluding management agreements)), Tenant shall be one hundred percent (100%) responsible for such losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses). In the event of an adverse final determination with respect to any such Encroachment, either (a) each of Tenant and Landlord shall be entitled to obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such Encroachment, whether the same shall affect Landlord or Tenant or (b) Tenant at the shared cost and expense of Tenant and Landlord on a 50-50 basis (except for such items as to which Tenant is one hundred percent (100%) responsible as provided in the preceding sentence, in which case Tenant shall be responsible for one hundred percent (100%) of such costs and expenses) shall make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove or end such Encroachment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such Encroachment. Tenant’s (and Landlord’s) obligations under this Section 21.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord and Tenant for any damages incurred by any such Encroachment, Tenant shall be entitled to fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant under this Section 21.2 and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment as set forth in this Section 21.2; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant including, but not limited to, the mutual approval of a litigation budget.
ii.If any of the Leased Improvements, by reason of an alteration, improvement, modification or construction, modified or constructed from and after the Commencement Date, shall constitute an Encroachment, then in each case promptly upon the request of Landlord or any Person affected by any such Encroachment, Tenant, subject to its right to contest the existence of any such Encroachment, shall protect, indemnify, save harmless and defend Landlord from and against all out of pocket losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such Encroachment. In the event of an adverse final determination with respect to any such Encroachment, (x) Landlord shall be entitled to be furnished valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such Encroachment, or (y) Tenant shall make such changes in the Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove or end such Encroachment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such Encroachment. Landlord’s (and Landlord’s) obligations under this Section 21.2(ii) shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

ARTICLE XXII
TRANSFERS BY TENANT

22.1Subletting and Assignment. Other than as expressly provided herein (including in respect of Permitted Leasehold Mortgages under Article XVII, and the permitted Subleases and assignments described in this Article XXII), Tenant shall not, without Landlord’s prior written consent (which, except as specifically set forth herein, may be withheld in Landlord’s sole and absolute discretion), (x) voluntarily or by operation of law assign (which term includes any transfer, sale, encumbering, pledge or other transfer or hypothecation), in whole or in part, this Lease or Tenant’s Leasehold Estate, (y) let or sublet (or sub-sublet, as applicable) all or any part of the Leased Property of the Facility, or (z) engage the services of any Person (other than an Affiliate of Tenant) for the management or operation of the Facility (provided that the foregoing shall not restrict a transferee of Tenant from retaining a manager necessary for such transferee’s satisfying the requirement set forth in clause (a)(1) of the definition of “Qualified Transferee”). Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the Facility hereunder and that Landlord entered into this Lease with the expectation that Tenant would remain in and operate the Facility during the entire Term. Any Change of Control (or, subject to Section 22.2 below, any transfer of direct or indirect interests in Tenant that results in a Change of Control) shall constitute an assignment of Tenant’s interest in this Lease within the meaning of this Article XXII and the provisions requiring consent contained herein shall apply thereto.

22.2Permitted Assignments and Transfers. Subject to compliance with the provisions of Section 22.4, as applicable, and Article XL, Tenant or any successor to Tenant to the extent expressly referenced below, in each case, that has received an assignment of this Lease in accordance with this Article XXII, may:

i.with Landlord’s prior written consent, which consent shall not be unreasonably withheld, allow to occur or undergo a Change in Control (including without limitation a transfer or assignment of this Lease to any third party in conjunction with a sale by Tenant of all or substantially all of Tenant’s assets relating to the Facility);

ii.without Landlord’s prior consent, (a) subject to and in accordance with Section 17.1, assign this Lease (and/or permit the assignment of one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership), in whole, but not in part, to a Permitted Leasehold Mortgagee for collateral purposes pursuant to a Permitted Leasehold Mortgage (b) assign this Lease (and/or permit the assignment of one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership) to such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee or any other purchaser at any foreclosure or transaction in lieu of foreclosure, and (c) assign this Lease (and/or one hundred percent (100%) of the direct or indirect interests in Tenant at any tier of ownership) to the first subsequent purchaser thereafter (provided such subsequent purchaser is not Guarantor, any Affiliate of Guarantor or a Prohibited Leasehold Agent), in each case, solely in connection with or following a foreclosure of, or transaction in lieu of foreclosure of, a Permitted Leasehold Mortgage; provided, however, that immediately upon giving effect to any Lease Foreclosure Transaction, (1) the following conditions shall be satisfied (the “Tenant Transferee Requirement”): (x) a Qualified Transferee will be the replacement Tenant hereunder or will Control, and own not less than fifty-one percent (51%) of all of the direct and indirect economic and beneficial interests in, Tenant or such replacement Tenant and (y) a replacement lease guarantor that is a Qualified Transferee will have provided a Guaranty of the Lease on terms reasonably satisfactory to Landlord (it being understood that if Tenant is a Qualified Transferee then no such Guaranty shall be required); (2) the transferee and its equity holders will comply with all customary “know your customer” requirements of any Fee Mortgagee and shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including applicable Gaming Regulations) and all other licenses, approvals and permits required for the transferee to be Tenant under this Lease; (3) a single Person or multiple Affiliated Persons as tenants in common (each of which satisfy the Tenant Transferee Requirement) (provided such Affiliated Persons have executed a joinder to this Lease as the “Tenant” on a joint and several basis, the form and substance of which joinder shall be reasonably satisfactory to Landlord) shall own, directly, all of Tenant’s Leasehold Estate and be Tenant under this Lease; (4) the Foreclosure Successor Tenant shall (i) provide written notice to Landlord at least thirty (30) days prior to the closing of the applicable Lease Foreclosure Transaction, specifying in reasonable detail the nature of such Lease Foreclosure Transaction and such additional information as Landlord may reasonably request in order to determine that the requirements of this Section 22.2(ii) are satisfied, which notice shall be accompanied by proposed forms of the Lease Assumption Agreement, the amendment to this Lease contemplated by the penultimate paragraph of this Section 22.2, and the forms of proposed replacement Guaranty, (ii) assume (or, in the case of a foreclosure on or transfer of direct or indirect interests in Tenant, cause Tenant to reaffirm) in writing (in a form reasonably acceptable to Landlord) the obligations of Tenant under this Lease, from and after the date of the closing of the Lease

Foreclosure Transaction (a “Lease Assumption Agreement”), (iii) provide Landlord with a copy of any such Lease Assumption Agreement and all other documents required under this Section 22.2(ii) as executed at such closing promptly following such closing and (iv) provide Landlord with a customary opinion of counsel reasonably satisfactory to Landlord with respect to the execution, authorization, and enforceability and other customary matters;

iii.without Landlord’s prior consent, but upon prior written notice to Landlord, assign this Lease (provided that in conjunction therewith Tenant assigns or transfers all of the assets of Tenant (other than assets which in the aggregate are de minims)) in entirety to an Affiliate of Tenant, to Guarantor or an Affiliate of Guarantor, provided, that such assignee becomes party to and assumes (in a form reasonably satisfactory to Landlord) this Lease and Guarantor reaffirms the Guaranty in a manner reasonably acceptable to Landlord;

iv.without Landlord’s prior consent, so long as Guarantor continues to own fifty-one percent (51%) of, and Control, Tenant, transfer direct or indirect interests in Tenant or its direct or indirect parent(s) on a nationally-recognized exchange (it being agreed that Tenant shall give no less than fifteen (15) days prior written notice to Landlord of any transaction or series of related transactions which would result in a Change of Control of Guarantor if such Tenant or Guarantor has knowledge at least fifteen (15) days before such transaction, or, otherwise within two (2) Business Days after Tenant becomes aware that such transaction will result in or has resulted in a Change in Control;

v.without Landlord’s prior consent, so long as Guarantor continues to own fifty-one percent (51%) of, and Control, Tenant, transfer any direct or indirect interests in Tenant, provided Landlord shall be given prior written notice of any transfer of ten percent (10%) or more (in the aggregate) direct or indirect ownership interest in Tenant of which transfer Tenant or Guarantor has actual prior knowledge other than any such transfer on a nationally recognized exchange;

vi.without Landlord’s prior consent, transfer direct or indirect interests in Guarantor or any direct or indirect parent entity of Guarantor, or enter into any merger, consolidation or amalgamation of Guarantor or any direct or indirect parent entity of Guarantor regardless of whether Guarantor or any such direct or indirect parent of Guarantor is the surviving entity and regardless of whether such transaction results in a Change in Control (provided, that in the case of any merger, consolidation or amalgamation involving Guarantor, if Guarantor is not the surviving entity, then the surviving entity shall assume the Guaranty in a manner reasonably satisfactory to Landlord);

vii.without Landlord’s prior consent, transfer direct or indirect interests in Tenant or its direct or indirect parent(s) in connection with a transfer of all of the assets of Guarantor (other than assets which in the aggregate are de minimis); provided, that in case of a transfer of all the assets of Guarantor (other than assets which in the aggregate are de minimis), the applicable transferee shall assume (in a form reasonably satisfactory to Landlord), all of Guarantor’s obligations under the Guaranty; and/or

viii.without Landlord’s prior consent, assign this Lease or the direct or indirect interests in Tenant to any Person in an assignment other than in connection with a foreclosure action pursuant to clause (ii) above if (1) such Person is a Qualified Transferee, (2) in the case of an assignment of the Lease, such Qualified Transferee agrees in writing to assume the obligations of

Tenant under this Lease without amendment or modification other than as provided below, (3) (A) such Qualified Transferee (if other than Tenant), if any, has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord or, (B)(i) the Parent Entity of such Qualified Transferee has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord, or (ii) if such Qualified Transferee does not provide a Guaranty from a Parent Entity, such Qualified Transferee has become a Guarantor and provided a Guaranty on terms reasonably satisfactory to Landlord, and (4) the Net Revenue to Rent Ratio with respect to the Facility (determined at the proposed effective time of the assignment) for the then most recently preceding four (4) fiscal quarters for which financial statements are available is at least 1.4:1.

In connection with any transaction permitted pursuant to Section 22.2(ii), the applicable Successor Foreclosure Tenant and Landlord shall make such amendments and other modifications to this Lease as are reasonably requested by either such party solely as needed to give effect to such transaction and such technical amendments as may be reasonably necessary or appropriate in connection with such transaction including technical changes in the provisions of this Lease regarding delivery of Financial Statements from Tenant and Guarantor to reflect the changed circumstances of Tenant, any interest holders in Tenant or Guarantor (provided, that, in all events, any such amendments or modifications shall not increase any Party’s obligations under this Lease or diminish any Party’s rights under this Lease; provided, further, it is understood that delivery by any applicable Qualified Transferee under a replacement Guaranty or parent of a replacement Tenant of Financial Statements and other reporting consistent with the requirements of Article XXIII hereof shall not be deemed to increase Tenant’s obligations or decrease Tenant’s rights under this Lease). After giving effect to any such transaction, unless the context otherwise requires, references to Tenant shall be deemed to refer to the Foreclosure Successor Tenant permitted under this Section 22.2.
Notwithstanding anything to the contrary herein, any transfer of Tenant’s interest in this Lease or the Leasehold Estate shall be subject to compliance with all Gaming Regulations, including receipt of all applicable Gaming Licenses and shall not result in the loss or violation of any Gaming License for the Leased Property.
22.3    Permitted Sublease Agreements. Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3 and of Section 22.4 and Article XL, provided that no Tenant Event of Default shall have occurred and be continuing, Tenant may enter into any Sublease (including sub-subleases, license agreements and other occupancy arrangements, but excluding any Sublease for all or substantially all of the Leased Property) without the consent of Landlord, provided, that, (i) Tenant is not released from any of its obligations under this Lease, (ii) such Sublease is made for bona fide business purposes in the normal course of the Primary Intended Use, and is not designed with the intent to avoid payment of Variable Rent or otherwise avoid any of the requirements or provisions of this Lease, (iii) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new Lease of the Leased Property with a third Person following the Expiration Date, (iv) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of the Facility, including any Gaming Facilities, (v) any Sublease of all or substantially all of the Facility shall be subject to the consent of Landlord and the applicable Fee Mortgagee, and (vi) the Subtenant and any other Affiliates shall have obtained all necessary Gaming Licenses as required under applicable Legal Requirements (including Gaming Regulations) in connection with such Sublease; provided, further, that, notwithstanding anything otherwise set forth herein, the following are expressly permitted without such consent: (A) the Specified Subleases and any renewals or extensions in accordance with their terms, respectively, or non-material modifications thereto and (B) any Subleases to Affiliates of Tenant that are necessary or appropriate for the operation of the Facility, including any Gaming Facilities, in connection with licensing requirements (e.g., gaming, liquor, etc.) (provided the same are expressly subject and subordinate to this Lease); provided, further, however, that, notwithstanding anything otherwise set forth herein, the portion(s) of the Leased Property subject to any Subleases (other than the Specified Subleases and other than Subleases to Affiliates of CRC) shall not be used for Gaming purposes or other core functions or spaces at the Facility (e.g., hotel room areas) (and any such Subleases to persons that are not Affiliates of CRC in respect of Leased Property used or to be used in whole or in part for Gaming purposes or other core functions or spaces (e.g., hotel room areas) shall be subject to Landlord’s prior written consent not to be unreasonably withheld). If reasonably requested by Tenant in respect of a Subtenant (including any sub-sublessee, as applicable) permitted hereunder that is neither a Subsidiary nor an Affiliate of Tenant or Guarantor, with respect to a Material Sublease, Landlord and any such Subtenant (or sub-sublessee, as applicable) shall enter into a subordination, non-disturbance and attornment agreement with respect to such Material Sublease in a form reasonably satisfactory to Landlord, Tenant and the applicable Subtenant (or sub-sublessee, as applicable) (and if a Fee Mortgage is then in effect, Landlord shall use reasonable efforts to seek to cause the Fee Mortgagee to enter into a subordination, non-disturbance and attornment agreement substantially in the form customarily entered into by such Fee Mortgagee at the time of request with similar subtenants (subject to adjustments and modifications arising out of the specific nature and terms of this Lease and/or the applicable Sublease)). After a Tenant Event of Default has occurred and while it is continuing, Landlord may collect rents from any Subtenant and apply the net amount collected to the Rent, but no such collection shall be deemed (A) a waiver by Landlord of any of the provisions of this Lease, (B) the acceptance by Landlord of such Subtenant as a tenant or (C) a release of Tenant from the future performance of its obligations hereunder. Notwithstanding anything otherwise set forth herein, Landlord shall have no obligation to enter into a subordination, non-disturbance and attornment agreement with any Subtenant with respect to a Sublease, (1) the term of which extends beyond the then Stated Expiration of this Lease, unless the applicable Sublease is on commercially reasonable terms at the time in question taking into consideration, among other things, the identity of the Subtenant, the extent of the Subtenant’s investment into the subleased space, the term of such Sublease and Landlord’s interest in such space (including the resulting impact on Landlord’s ability to lease the Facility on commercially reasonable terms after the Term of this Lease) or (2) that constitutes a management arrangement. Tenant shall furnish Landlord with a copy of each Material Sublease that Tenant enters into promptly following the making thereof (irrespective of whether Landlord’s prior approval was required therefor). In addition, promptly following Landlord’s request therefor, Tenant shall furnish to Landlord (to the extent in Tenant’s possession or under Tenant’s reasonable control) copies of all other Subleases with respect to the Facility specified by Landlord. Without limitation of the foregoing, Tenant acknowledges it has furnished to Landlord a subordination agreement of even date herewith that is binding on all Subtenants that are Subsidiaries or Affiliates of Tenant or Guarantor, pursuant to which subordination agreement, among other things, all such Subtenants have subordinated their respective Subleases to this Lease and all of the provisions, terms and conditions hereof. Further, Tenant hereby represents and warrants to Landlord that as of the effective date of the Lease, there exists no Sublease other than the Specified Subleases.
22.4Required Subletting and Assignment Provisions. Any Sublease permitted hereunder and entered into after the Commencement Date must provide that:
(i)the use of the Leased Property (or portion thereof) thereunder shall not conflict with any Legal Requirement or any other provision of this Lease;

(ii)in the case of a Sublease, in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder without replacement of this Lease by a New Lease pursuant to Section 17.1(f), then, subject to Article XXXVI, (a) upon the request of Landlord (in Landlord’s discretion), the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) Business Days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease and (b) to the extent such Subtenant (and each subsequent subtenant separately permitted hereunder) is required to attorn to Landlord pursuant to subclause (a) above, the aforementioned attornment agreement shall recognize the right of the subtenant (and such subsequent subtenant) under the applicable Sublease and contain commercially reasonable, customary non-disturbance provisions for the benefit of such subtenant, so long as such Subtenant is not in default thereunder;

(iii)in the case of a Sublease, in the event the Subtenant receives a written notice from Landlord stating that this Lease has been cancelled, surrendered or terminated and not replaced by a New Lease pursuant to Section 17.1(f), then the Subtenant shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease.

(iv)in the case of a Sublease (other than the Specified Subleases), it shall be subject and subordinate to all of the terms and conditions of this Lease (subject to the terms of any applicable subordination, non-disturbance agreement made pursuant to Section 22.3);

(v)no Subtenant shall be permitted to further sublet all or any part of the applicable Leased Property or assign its Sublease except insofar as the same would be permitted if it were a Sublease by Tenant under this Lease (it being understood that any Subtenant under Section 22.3 may pledge and mortgage its subleasehold estate (or allow the pledge of its equity interests) to its lenders or noteholders; and

(vi)in the case of a Sublease, the Subtenant thereunder will, upon request, furnish to Landlord and each Fee Mortgagee an estoppel certificate of the same type and kind as is required of Tenant pursuant to Section 23.1(a) hereof (as if such Sublease was this Lease).

Any assignment, transfer or Sublease under this Article XXII shall be subject to all applicable Legal Requirements, including any Gaming Regulations, and no such assignment, transfer or Sublease shall be effective until any applicable approvals with respect to Gaming Regulations, if applicable, are obtained.
22.5    Costs. Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs and expenses actually incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement (including in connection with any request for a subordination, non-disturbance and attornment agreement), including reasonable documented attorneys’, architects’, engineers’ or other consultants’ fees whether or not such Sublease, assignment or management agreement is actually consummated.

22.6    No Release of Tenant’s Obligations; Exception. No assignment (other than as provided in the final sentence of this Section 22.6), subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this Lease is to be performed, (ii) waiver of the performance of an obligation required under this Lease that is not entered into by Landlord in a writing executed by Landlord and expressly stated to be for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this Lease. Upon a transfer of this Lease in accordance with, and in compliance in all respects with, Section 22.2(i), Section 22.2(iii), or Section 22.2(viii) of this Lease whereby the identity of the “tenant” hereunder is changed (i.e. an assignment of this Lease as opposed to an assignment of the equity interests in Tenant) the then existing Tenant shall be released from any further obligations hereunder other than any obligations and liabilities that are due and payable on the date of such transfer.

22.7     Bookings. Tenant may enter into any Bookings that do not cover periods after the expiration of the term of this Lease without the consent of Landlord. Tenant may enter into any Bookings that cover periods after the expiration of the term of this Lease without the consent of Landlord, provided, that, (i)  such transaction is in each case made for bona fide business purposes in the normal course of the Primary Intended Use; (ii) such transaction shall not result in a violation of any Legal Requirements (including Gaming Regulations) relating to the operation of the Facility, (iii) such Bookings are on commercially reasonable terms at the time entered into; and (iv) such transaction is not designed with the intent to frustrate Landlord’s ability to enter into a new lease of the Leased Property or any portion thereof with a third person following the Expiration Date; provided, further, that, notwithstanding anything otherwise set forth herein, any such Bookings in effect as of the Commencement Date are expressly permitted without such consent. Landlord hereby agrees that in the event of a termination or expiration of this Lease, Landlord hereby recognizes and shall keep in effect such Booking on the terms agreed to by Tenant with such Person and shall not disturb such Person’s rights to occupy such portion of the Leased Property in accordance with the terms of such Booking.

ARTICLE XXIII
REPORTING

23.1Estoppel Certificates and Financial Statements.

(a)Estoppel Certificate. Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other Party, furnish a certificate (an “Estoppel Certificate”) certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect and, if applicable, setting forth any modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges payable have been paid; (iii) that the address for notices to be sent to the Party furnishing such Estoppel Certificate is as set forth in this Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such Party or the other Party is in default in the performance of any covenant, agreement or condition contained in this Lease (together with back-up calculation and information reasonably necessary to support such determination) and, if so, specifying each such default of which such Party may have knowledge; (v) that Tenant is in possession of the Leased Property; and (vi) responses to such other questions or statements of fact as such other Party may reasonably request. Any such Estoppel Certificate may be relied upon by the receiving Party and any current or prospective Fee Mortgagee (and their successors and assigns), Permitted Leasehold Mortgagee, or purchaser of the Leased Property, as applicable.
(b)Statements. Tenant shall furnish or cause to be furnished the following to Landlord:
(i)On or before twenty-five (25) days after the end of each calendar month the following items as they pertain to Tenant: (A) an occupancy report for the subject month, including an average daily rate and revenue per available room for the subject month; (B) monthly and year-to-date operating statements prepared for each calendar month, noting gross revenue, net revenue, operating expenses and operating income, and other information reasonably necessary and sufficient to fairly represent the financial position and results of operations of Tenant during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, and (C) PACE reports, in the form attached hereto as Exhibit I.

(ii)As to Tenant:
(a)annual financial statements audited by Tenant’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for Tenant, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of Tenant and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of Tenant and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of Tenant certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b)quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for Tenant, together with a certificate, executed by the chief financial officer or treasurer of Tenant (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of Tenant and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018); and

(c)such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below.
(iii)As to Guarantor:

(a)annual financial statements audited by Guarantor’s Accountant in accordance with GAAP covering such Fiscal Year and containing statement of profit and loss, a balance sheet, and statement of cash flows for Guarantor, together with (1) a report thereon by such Accountant which report shall be unqualified as to scope of audit of Guarantor and its Subsidiaries and shall provide in substance that (A) such Financial Statements present fairly the consolidated financial position of Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (B) that the audit by such Accountant in connection with such Financial Statements has been made in accordance with GAAP and (2) a certificate, executed by the chief financial officer or treasurer of Guarantor certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, all of which shall be provided within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2017);

(b)quarterly unaudited financial statements, consisting of a statement of profit and loss, a balance sheet, and statement of cash flows for Guarantor, together with a certificate, executed by the chief financial officer or treasurer of Guarantor (A) certifying that no Tenant Event of Default has occurred or, if a Tenant Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), all of which shall be provided (x) within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2018); and

(c)such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant, which information shall be limited to balance sheets, income statements, and statements of cash flow, as Landlord, PropCo 1, PropCo or Landlord REIT may require for any ongoing filings with or reports to (i) the SEC under both the Securities Act and the Exchange Act, including, but not limited to 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord, PropCo 1, PropCo or Landlord REIT during the Term of this Lease, (ii) the Internal Revenue Service (including in respect of Landlord REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and (iii) any other federal, state or local regulatory agency with jurisdiction over Landlord, PropCo 1, PropCo or Landlord REIT, in each case of clause (i), (ii) and (iii), subject to Section 23.1(c) below.

(d)Notwithstanding anything to the contrary contained in this Section 23.1, CRC shall be relieved of its obligations to provide any of the reports in the foregoing clauses so long as (1) CEC (or other parent entity of CRC) reports CEC’s (or such other entity’s) audited financial statements on a consolidated basis and (2) such financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to CEC (or such other parent entity), on the one hand, and the information relating to CRC and its subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by an officer of CRC as having been fairly presented in all material respects.

(iv)As soon as it is prepared and in no event later than sixty (60) days after the end of each Fiscal Year, a statement of Net Revenue with respect to the prior Lease Year (subject to the additional requirements as provided in Section 3.2 hereof in respect of the periodic determination of the Variable Rent hereunder);

(v)Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, (x) any Gaming License, or (y) any other license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property which, in any case under this clause (y) (individually or collectively), would be reasonably expected to cause a material adverse effect on Tenant or in respect of the Facility (and, without limitation, Tenant shall (A) keep Landlord apprised of (1) the status of any annual or other periodic Gaming License renewals, and (2) the status of non-routine matters before any applicable gaming authorities, and (B) promptly deliver to Landlord copies of any and all non-routine notices received (or sent) by Tenant from (or to) any Gaming Authorities);

(vi)Within ten (10) Business Days after the end of each calendar month, a schedule containing any additions to or retirements of any fixed assets constituting Leased Property, describing such assets in summary form, their location, historical cost, the amount of depreciation and any improvements thereto, substantially in the form attached hereto as Exhibit D, and such additional customary and reasonable financial information with respect to such fixed assets constituting Leased Property as is reasonably requested by Landlord, it being understood that Tenant may classify any asset additions in accordance with the fixed asset methodology for propco-opco separation used as of the Commencement Date;

(vii)Within three (3) Business Days of obtaining actual knowledge of the occurrence of a Tenant Event of Default (or of the occurrence of any facts or circumstances which, with the giving of notice or the passage of time would ripen into a Tenant Event of Default and that (individually or collectively would be reasonably expected to result in a material adverse effect on Tenant or in respect of the Facility), a written notice to Landlord regarding the same, which notice shall include a detailed description of the Tenant Event of Default (or such facts or circumstances) and the actions Tenant has taken or shall take, if any, to remedy such Tenant Event of Default (or such facts or circumstances);

(viii)Such additional customary and reasonable financial information related to the Facility, Tenant, CRC and their Affiliates which shall be limited to balance sheets and income statements, as may be required by any Fee Mortgagee as an Additional Fee Mortgagee Requirement hereunder to the extent required by Section 31.3 (and, without limitation, all information concerning Tenant, CRC and any of their Affiliates, respectively, or the Facility or the business of Tenant conducted thereat required pursuant to the Fee Mortgage Documents, within the applicable timeframes required thereunder);

(ix)The compliance certificates, as and when required pursuant to Section 4.3; and
(x)The Annual Capital Budget as and when required in Section 10.5.
(xi)The monthly revenue and Capital Expenditure reporting required pursuant to Section 10.5(b);

(xii)Together with the monthly reporting required pursuant to the preceding clause (xi), an updated rent roll and a summary of all leasing activity then taking place at the Facility;

(xiii)Operating budget for each Tenant for each Fiscal Year, which shall be delivered to Landlord no later than fifty-five (55) days following the commencement of the Fiscal Year to which such operating budget relates;

(xiv)Within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information reasonably available to Tenant with respect to Tenant as may be reasonably requested by Landlord;

(xv)The quarterly reporting in respect of Bookings required pursuant to Section 22.7 of this Lease;

(xvi)The reporting/copies of Subleases made by Tenant in accordance with Section 22.3;

(xvii)Any notices or reporting required pursuant to Article XXXII hereof or otherwise pursuant to any other provision of this Lease; and

(xviii)The monthly reporting required pursuant to Section 4.1 hereof.
The Financial Statements provided pursuant to Section 23.1(b)(iii) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Landlord, PropCo 1, PropCo or Landlord REIT to (x) file such Financial Statements with the SEC if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Landlord, PropCo 1, PropCo or Landlord REIT is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.2(b).
(c)Notwithstanding the foregoing, Tenant shall not be obligated (1) to provide information or assistance that would give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Landlord REIT and Tenant or CRC might be competing at any time (it being understood that Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the terms of this Lease (and Landlord, PropCo 1, PropCo or Landlord REIT shall be permitted to comply with Securities Exchange Commission, Internal Revenue Service and other legal and regulatory requirements with regard to such information) and provided that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord or Landlord REIT or any other direct or indirect parent company of Landlord) are provided access to such information) or (2) to provide information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(d)For purposes of this Section 23.1, the terms “CRC”, “PropCo 1”, “PropCo” and “Landlord REIT” shall mean, in each instance, each of such parties and their respective successors and permitted assigns.
23.2SEC Filings; Offering Information
.
(a)Tenant specifically agrees that Landlord, PropCo 1, PropCo or Landlord REIT may file with the SEC or incorporate by reference the Financial Statements referred to in Section 23.1(b)(ii) and (iii) (and Financial Statements referred to in Section 23.1(b)(ii) and (iii) for any prior annual or quarterly periods as required by any Legal Requirements) in Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s filings made under the Securities Act or the Exchange Act to the extent it is required to do so pursuant to Legal Requirements. In addition, Landlord, PropCo 1, PropCo or Landlord REIT may include, cross-reference or incorporate by reference the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements) and other financial information and such information concerning the operation of the Leased Property (1) which is publicly available or (2) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, conditioned or delayed, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s, PropCo 1’s, PropCo’s or Landlord REIT’s securities or loans. Unless otherwise agreed by Tenant, neither Landlord, PropCo 1, PropCo nor Landlord REIT shall revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord, PropCo 1, PropCo or Landlord REIT pursuant to Section 23 or this Section 23.2, and Landlord’s, PropCo 1’s PropCo’s or Landlord REIT’s Form 10-Q or Form 10-K (or amendment or supplemental report filed in connection therewith) shall not disclose the operational results of the Leased Property prior to CRC’s, Tenant’s or its Affiliate’s public disclosure thereof so long as CRC, Tenant or such Affiliate reports such information in a timely manner in compliance with the reporting requirements of the Exchange Act, in any event, no later than ninety (90) days after the end of each Fiscal Year. Landlord agrees to use commercially reasonable efforts to provide a copy of the portion of any public disclosure containing the Financial Statements, or any cross-reference thereto or incorporation by reference thereof (other than cross-references to or incorporation by reference of Financial Statements that were previously publicly filed), or any other financial information or other information concerning the operation of the Leased Property received by Landlord under this Lease, at least two (2) Business Days in advance of any such public disclosure.

(b)Tenant understands that, from time to time, Landlord, PropCo 1, PropCo or Landlord REIT may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to furnish to Landlord, to the extent reasonably requested or required in connection with any such financings, the information referred to in Section 23.1(b), as applicable and in each case including for any prior annual or quarterly periods as required by any Legal Requirements, as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Tenant or CRC at such time). In addition, Tenant shall, upon the request of Landlord, use commercially reasonable efforts to provide Landlord and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Landlord, PropCo 1, PropCo or Landlord REIT. Landlord shall reimburse Tenant and CRC, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.2(b) (and, unless any non-compliance with this Lease to more than a de minimis extent is revealed, any exercise by Landlord of audit rights pursuant to Section 23.1(c)) (including, without limitation, reasonable and documented fees and expenses of accountants and attorneys, but excluding, for the avoidance of doubt, any such fees and expenses incurred in the preparation of the Financial Statements). In addition, Landlord shall indemnify and hold harmless Tenant, CEC and CRC, their respective Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them (collectively, “Losses”) in connection with any cooperation provided pursuant to this Section 23.2(b), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Tenant to Landlord hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.
23.3Landlord Obligations

(c)Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s, PropCo 1’s, PropCo’s and Landlord REIT’s capital structure and/or any financing secured by this Lease or the Leased Property in connection with Tenant’s review of the treatment of this Lease under GAAP.

(d)Landlord further understands and agrees that, from time to time, Tenant, CEC, CRC or their respective Affiliates may conduct one or more financings, which financings may involve the participation of placement agents, underwriters, initial purchasers or other persons deemed underwriters under applicable securities law. In connection with any such financings, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to furnish to Tenant, to the extent reasonably requested or required in connection with any such financings, the Financial Statements (and for any prior annual or quarterly periods as required by any Legal Requirements), other financial information and cooperation as promptly as reasonably practicable after the request therefor (taking into account, among other things, the timing of any such request and any Legal Requirements applicable to Landlord, PropCo 1, PropCo or Landlord REIT at such time). In addition, Landlord shall, upon the request of Tenant, use commercially reasonable efforts to provide Tenant and its Representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Tenant, CRC or any of their respective Affiliates. Tenant shall reimburse Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives as promptly as reasonably practicable after the request therefor, for any reasonable and actual, documented expenses incurred in connection with any cooperation provided pursuant to this Section 23.3(b) (including, in each case, without limitation, reasonable and documented fees and expenses of accountants and attorneys and allocated costs of internal employees but excluding, for the avoidance of doubt, any such fees, expenses and allocated costs incurred in the preparation of the Financial Statements). In addition, Tenant shall indemnify and hold harmless Landlord, PropCo 1, PropCo, Landlord REIT, their respective Subsidiaries and their respective Representatives from and against any and all Losses in connection with any cooperation provided pursuant to this Section 23.3(b), except to the extent (i) such Losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of any such indemnified person or (ii) such Losses were caused by any untrue statement or alleged untrue statement of a material fact contained in any Financial Statements delivered by Landlord to Tenant hereunder, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

(e)The Financial Statements provided pursuant to Section 23.3(b) shall be prepared in compliance with applicable federal securities laws, including Regulation S-X (and for any prior periods required thereunder), if and to the extent such compliance with federal securities laws, including Regulation S-X (and for any prior periods required thereunder), is required to enable Tenant or CRC or their respective Affiliates to (x) file such Financial Statements with the SEC if and to the extent that Tenant or CRC is required to file such Financial Statements with the SEC pursuant to Legal Requirements or (y) include such Financial Statements in an offering document if and to the extent that Tenant or CRC or their respective affiliates is reasonably requested or required to include such Financial Statements in any offering document in connection with a financing contemplated by and to the extent required by Section 23.3(b).

ARTICLE XXIV
LANDLORD’S RIGHT TO INSPECT

Upon reasonable advance written notice to Tenant, Tenant shall permit Landlord and its authorized representatives (including any Fee Mortgagee and its representatives) to inspect the Leased Property or any portion thereof during reasonable times (or at such time and with such notice as shall be reasonable in the case of an emergency) (and Tenant shall be permitted to have any such representatives of Landlord accompanied by a representative of Tenant). Landlord shall take reasonable care to minimize disturbance of the operations on the applicable portion of the Leased Property.

ARTICLE XXV
NO WAIVER

No delay, omission or failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Tenant Event of Default shall impair any such right or constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
ARTICLE XXVI
REMEDIES CUMULATIVE

To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.
ARTICLE XXVII
ACCEPTANCE OF SURRENDER

No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII
NO MERGER

There shall be no merger of this Lease or of the Leasehold Estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the Leasehold Estate created hereby or any interest in this Lease or such Leasehold Estate and (ii) the fee estate in the Leased Property or any portion thereof. If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in the Leased Property or any portion thereof that is superior to the interest of Landlord, then the estate of Landlord and such superior interest shall not merge.

ARTICLE XXIX
INTENTIONALLY OMITTED

ARTICLE XXX
QUIET ENJOYMENT

So long as no Tenant Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject (i) to the provisions, terms and conditions of this Lease, and (ii) to all liens and encumbrances existing as of the Commencement Date, or thereafter as provided for in this Lease or consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

ARTICLE XXXI
LANDLORD FINANCING

31.1Landlord’s Financing.

a.Without the consent of Tenant (but subject to the remainder of this Section 31.1), Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any

Fee Mortgage upon all of the Leased Property (other than de minimis portions thereof that are not capable of being assigned or transferred) (or upon interests in Landlord which are pledged pursuant to a mezzanine loan or similar financing arrangement). This Lease is and at all times shall be subordinate to any Existing Fee Mortgage and any other Fee Mortgage which may hereafter affect the Leased Property or any portion thereof or interest therein and in each case to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subordination of this Lease and Tenant’s leasehold interest hereunder to any new Fee Mortgage hereafter made, shall be conditioned and occur only upon the execution and delivery to Tenant by the respective Fee Mortgagee of a commercially reasonable subordination, nondisturbance and attornment agreement that is reasonably acceptable to Tenant, which will bind Tenant and such Fee Mortgagee and its successors and assigns as well as any person who acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property (each, a “Foreclosure Purchaser”) and which shall provide, among other things, that so long as there is no outstanding and continuing Tenant Event of Default under this Lease (or, if there is a continuing Tenant Event of Default, subject to the rights granted to a Permitted Leasehold Mortgagee as expressly set forth in this Lease), the holder of such Fee Mortgage, and any Foreclosure Purchaser shall not disturb Tenant’s leasehold interest or possession of the Leased Property, subject to and in accordance with the terms hereof, and shall give effect to this Lease, including, but not limited to, the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such Fee Mortgagee or Foreclosure Purchaser were the landlord under this Lease (it being understood that if a Tenant Event of Default has occurred and is continuing at such time, such parties shall be subject to the terms and provisions hereof concerning the exercise of rights and remedies upon such Tenant Event of Default including the provisions of Articles XVI, XVII and XXVI)). In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement that contains commercially reasonable provisions, terms and conditions and that is reasonably acceptable to Tenant and Landlord, in all events complying with this Section 31.1. In connection with any subsequent Fee Mortgage, as a condition to the Fee Mortgagee holding any Fee Mortgage Reserve Accounts, Tenant and such Fee Mortgagee shall have entered into a subordination, nondisturbance and attornment agreement as provided in this Section 31.1(a).

b.If, in connection with obtaining any Fee Mortgage or entering into any agreement relating thereto, Landlord shall request in writing (i) reasonable cooperation from Tenant or (ii) reasonable amendments or modifications to this Lease, in each case required to comply with any reasonable request made by Fee Mortgagee, Tenant shall reasonably cooperate with such request, so long as (I) no default in any material respect by Landlord beyond applicable cure periods is continuing, (II) all reasonable documented out-of-pocket costs and expenses incurred by Tenant in connection with such cooperation, including, but not limited to, its reasonable documented attorneys’ fees, shall be paid by Landlord and (III) any requested action, including any amendments or modification of this Lease, shall not (a) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent, or increase Tenant’s non-monetary obligations under this Lease in any material respect or decrease Landlord’s obligations in any material respect, (b) diminish Tenant’s rights under this Lease in any material respect, (c) adversely impact the value of the Leased Property by more than a de minimis extent or otherwise have a more than de minimis adverse effect on the Leased Property, Tenant or Landlord, (d) result in this Lease not constituting a “true lease”, or (e) result in a default under any Permitted Leasehold Mortgage. The foregoing is not intended to vitiate or supersede the provisions, terms and conditions of Section 31.1 hereof.

31.2    Attornment. If either (a) Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise) or (b) equity interests in Landlord are sold or conveyed upon the exercise of any remedy provided for in any Fee Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law, then, at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under, and on the terms and conditions set forth, in this Lease.

31.3Compliance with Fee Mortgage Documents.

a.Tenant acknowledges that any Fee Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with, or cause the operator and/or lessee of the Leased Property to comply with, certain reasonable covenants contained therein, including, without limitation, covenants relating to (i) the alteration, maintenance, repair and restoration of the Leased Property; (ii) maintenance and submission of financial records and accounts of the operation of the Leased Property and financial and other information regarding the operator and/or lessee of the Leased Property and the Leased Property itself and other portions of the Facility; (iii) the procurement of insurance policies with respect to the Leased Property; (iv) removal of liens and encumbrances; (v) subleasing, management and related activities; and (vi) without limiting the foregoing, compliance with all applicable Legal Requirements (including Gaming Regulations) relating to the Leased Property and the operation of the business thereon or therein. From and after the date any Fee Mortgage encumbers the Leased Property (or any portion thereof or interest therein), and Landlord has provided Tenant with true and complete copies thereof and, if Landlord elects, of any applicable Fee Mortgage Documents (for informational purposes only, but not for Tenant’s approval), accompanied by a written request for Tenant to comply with the Additional Fee Mortgagee Requirements (hereinafter defined) (which request shall expressly reference this Section 31.3 and expressly identify the Fee Mortgage Documents and sections thereof containing the Additional Fee Mortgagee Requirements), and continuing until the first to occur of (1) such Fee Mortgage Documents ceasing to remain in full force and effect by reason of satisfaction in full of the indebtedness thereunder or foreclosure or similar exercise of remedies or otherwise), (2) the Expiration Date, (3) such time as Tenant’s compliance with the Additional Fee Mortgagee Requirements would constitute or give rise to a breach or violation of (x) this Lease, and not otherwise waived by Landlord, (y) Legal Requirements (including Gaming Regulations and Liquor Laws), or (z) any Permitted Leasehold Mortgage (not waived by the applicable Permitted Leasehold Mortgagee), provided, however, with respect to this clause (z), Tenant shall not be relieved of its obligation to comply with (A) the terms of the Additional Fee Mortgagee Requirements in effect as of the Commencement Date (whether embodied in the Existing Fee Mortgage or related Fee Mortgage Documents or in any future Fee Mortgage or related Fee Mortgage Documents containing the applicable corresponding terms), nor (B) any Additional Fee Mortgagee Requirements (other than any Additional Fee Mortgagee Requirements covered under the preceding clause (A)) in effect as of the time when the Permitted Leasehold Mortgage was obtained, and (4) Tenant receives written direction from Landlord, any Fee Mortgagee or any governmental authority requesting or instructing Tenant to cease complying with the Additional Fee Mortgagee Requirements, (provided, prior to ceasing compliance with any Additional Fee Mortgagee Requirements under the preceding clauses (3) and (4), Tenant shall first provide Landlord with prior written notice together with, (x) if acting pursuant to clause (3), reasonably detailed materials evidencing that such compliance constitutes such a breach, and (y) if acting pursuant to clause (4), a copy of the applicable communication(s) from such Fee Mortgagee or governmental authority, as applicable, and Tenant shall in such event only cease compliance with the specific Additional Fee Mortgage Requirements in question under clause (3) or that are covered by the written direction under clause (4), as applicable) (such time period, the “Additional Fee Mortgagee Requirements Period”), Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord (and not, for the avoidance of doubt, any Fee Mortgagee, which shall not be construed to be a third-party beneficiary of this Lease, provided, however, this parenthetical provision is not intended to vitiate Tenant’s obligation to perform any or all of the Additional Fee Mortgagee Requirements directly for the benefit of any Fee Mortgagee as and to the extent agreed to by Tenant in an agreement entered into directly between Tenant and such Fee Mortgagee), to operate the Leased Property (or cause the Leased Property to be operated) in compliance with the Additional Fee Mortgagee Requirements of which it has received written notice. For the avoidance of doubt, notwithstanding anything to the contrary herein, Tenant shall not be required to comply with and shall not have any other obligations with respect to any terms or conditions of, or amendments or modifications to, any Fee Mortgage or other Fee Mortgage Documents that do not constitute Additional Fee Mortgagee Requirements; provided, however, that the foregoing shall not be deemed to release Tenant from its obligations under this Lease that do not derive from the Fee Mortgage Documents, whether or not such obligations are duplicative of those set forth in the Fee Mortgage Documents.

b.As used herein, “Additional Fee Mortgagee Requirements” means those customary requirements as to the operation of the Leased Property and the business thereon or therein which the Fee Mortgage Documents impose (x) directly upon, or require Landlord (or Landlord’s Affiliate borrower thereunder) to impose upon, the tenant(s) and/or operator(s) of the Leased Property or (y) directly upon Landlord, but which, by reason of the nature of the obligation(s) imposed and the nature of Tenant’s occupancy and operation of the Leased Property and the business conducted thereupon, are not reasonably susceptible of being performed by Landlord and are reasonably susceptible of being performed by Tenant (excluding, for the avoidance of doubt, payment of any indebtedness or other obligations evidenced or secured thereby) and, except with respect to the Existing Fee Mortgage Appropriate notice etc. to be addressed prior to closing and entry into this Lease.(of which Tenant is deemed to have received written notice) of which Tenant has received written notice; provided, however, that, notwithstanding the foregoing, Additional Fee Mortgagee Requirements shall not include or impose on Tenant (and Tenant will not be subject to) obligations which (a) are not customary for Landlord financings of the type contemplated under the applicable Fee Mortgage Documents, (b) increase Tenant’s monetary obligations under this Lease to more than a de minimis extent (it being agreed that making Rent payments otherwise payable to Landlord into a “lockbox” account designated by a Fee Mortgagee shall not be deemed to increase Tenant’s monetary obligations under the Lease), (c) increase Tenant’s non-monetary obligations under this Lease in any material respect, or (d) diminish Tenant’s rights under this Lease in any material respect (it being agreed that none of the provisions, terms and conditions of the Existing Fee Mortgage Documents violate any of the preceding clauses (a) through (d)).

c.Any proposed implementation of any additional financial covenants (i.e., a requirement that Tenant must meet certain specified performance tests of a financial nature, e.g., meeting a threshold EBITDAR, Net Revenue, financial ratio or similar test) that are imposed on Tenant shall not constitute Additional Fee Mortgagee Requirements (it being understood that Landlord may agree to such financial covenants being imposed in any Fee Mortgage Documents so long as such financial covenants will not impose additional obligations on Tenant to comply therewith). For the avoidance of doubt, Additional Fee Mortgagee Requirements may include (to the extent consistent with the foregoing definition of Additional Fee Mortgagee Requirements) requirements of Tenant to:

(ix)make Rent payments into “lockbox accounts” maintained for the benefit of Fee Mortgagee; and/or

(x)subject to this Section 31.3, perform other actions consistent with the obligations described in the first sentence of this Section 31.3

d.In the event Tenant breaches its obligations to comply with Additional Fee Mortgagee Requirements as described herein (without regard to any notice or cure period under the Fee Mortgage Documents and without regard to whether a default or event of default has occurred as a result thereof under the Fee Mortgage Documents), Landlord shall have the right, following the failure of Tenant to cure such breach within twenty (20) days from receipt of written notice to Tenant from Landlord of such breach (except to the extent the breach is of a nature such that it is not practicable for Landlord to provide such prior written notice, in which event Landlord shall provide written notice as soon as practicable), to cure such breach, in which event Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in connection with curing such breach.

e.To the extent of any conflict between the terms and provisions of any agreement to which Landlord, Tenant and Fee Mortgagee are parties and the terms and provisions of this Section 31.3, the terms and provisions of such agreement shall govern and control in accordance with its terms.

ARTCILE XXXII
ENVIRONMENTAL COMPLIANCE

32.1    Hazardous Substances.. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or any portion thereof or incorporated into the Facility; provided however that Hazardous Substances may be (i) brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the Leased Property and (ii) disposed of in strict compliance with Legal Requirements (other than Gaming Regulations). Tenant shall not allow the Leased Property or any portion thereof to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements (other than Gaming Regulations).

32.2    Notices. Each of Landlord and Tenant shall provide to the other party, as soon as reasonably practicable but in no event later than fifteen (15) days after Tenant’s or Landlord’s receipt thereof, a copy of any notice, notification or request for information with respect to, (i) any violation of a Legal Requirement (other than Gaming Regulations) relating to, or Release of, Hazardous Substances located in, on, or under the Leased Property or any portion thereof or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened in writing with respect to the Leased Property or any portion thereof; (iii) any material claim made or threatened in writing by any Person against Tenant, Landlord or the Leased Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any portion thereof, including any written complaints, notices, warnings or assertions of violations in connection therewith.

32.3    Remediation. If either Landlord or Tenant become aware of a violation of any Legal Requirement (other than Gaming Regulations) relating to any Hazardous Substance in, on, under or about the Leased Property or any portion thereof or any adjacent property, or if Tenant, Landlord or the Leased Property or any portion thereof becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Landlord or Tenant, as applicable, shall promptly notify the other Party of such event and, at Tenant’s sole cost and expense, Tenant shall cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to diligently pursue, implement and complete any such cure, repair, closure, detoxification, decontamination or other remediation, which failure continues after notice and expiration of applicable cure periods, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4    Indemnity. Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all actual out-of-pocket costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, in each case before or (except to the extent first discovered after the end of the Term) during (but not if first occurring after) the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, Release or other handling or disposition of any Hazardous Substances from, in, on or under the Leased Property or any portion thereof (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on or under the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attorney’s fees, reasonable expert fees, reasonable consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing, as applicable. Tenant’s indemnity hereunder shall survive the termination of this Lease, but in no event shall Tenant’s indemnity apply to Environmental Costs incurred in connection with, arising out of, resulting from or incident to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under Sections 32.1-32.3 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to (directly or indirectly, before or during (but not if first occurring after) the Term) the following:

(a)    investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from or under the Leased Property or any portion thereof;

(b)    bringing the Leased Property into compliance with all Legal Requirements, and

(c)    removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.
32.5     Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) Business Days written notice to Tenant (except in the case of an emergency that constitutes an imminent threat to human health or safety or damage to property, in which event Landlord shall undertake reasonable efforts to notify a representative of Tenant as soon as practicable under the circumstances), to conduct an inspection of the Leased Property or any portion thereof (and Tenant shall be permitted to have Landlord or its representatives accompanied by a representative of Tenant) to determine the existence or presence of Hazardous Substances on or about the Leased Property or any portion thereof. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4, Landlord shall have the right to enter and inspect the Leased Property or any portion thereof, conduct any testing, sampling and analyses it reasonably deems necessary and shall have the right to inspect materials brought into the Leased Property or any portion thereof. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith if Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under Sections 32.1 through 32.4. All costs and expenses incurred by Landlord under this Section 32.6 shall be the responsibility of Landlord, except solely to the extent Tenant has breached its obligations under Sections 32.1 through 32.5, in which event such reasonable costs and expenses shall be paid by Tenant to Landlord as provided in Section 32.4. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion constitute a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Lease. The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this Lease but in no event shall Article XXXII apply to matters first occurring after the later of (x) the end of the Term and (y) the date upon which Tenant shall have vacated the Leased Property and surrendered the same to Landlord, in each case to the extent such matters are not or were not caused by the acts or omissions of Tenant in breach of this Lease.

ARTICLE XXXIII
MEMORANDUM OF LEASE

Landlord and Tenant shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Lease, in form suitable for recording in each county or other applicable location in which the Leased Property is located. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the Expiration Date.

ARTICLE XXXIV
DISPUTE RESOLUTION

34.1Expert Valuation Process. Whenever a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value is required pursuant to any provision of this Lease, and where Landlord and Tenant have not been able to reach agreement on such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value either (i) with respect to Fair Market Rental Value applicable to a Renewal Term, within three hundred seventy (370) days prior to the commencement date of a Renewal Term or (ii) for all other purposes, after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to seek, upon written notice to the other Party (the “Expert Valuation Notice”), which notice clearly identifies that such Party seeks, to have such Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value determined in accordance with the following Expert Valuation Process:

a.Within twenty (20) days of the receiving Party’s receipt of the Expert Valuation Notice, Landlord and Tenant shall provide notice to the other Party of the name, address and other pertinent contact information, and qualifications of its selected appraiser (which appraiser must be an independent qualified MAI appraiser (i.e., a Member of the Appraisal Institute)).

b.As soon as practicable following such notice, and in any event within twenty (20) days following their selection, each appraiser shall prepare a written appraisal of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) as of the relevant date of valuation, and deliver the same to its respective client. Representatives of the Parties shall then meet and simultaneously exchange copies of such appraisals. Following such exchange, the appraisers shall promptly meet and endeavor to agree upon Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) based on a written appraisal made by each of them (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value, as applicable, such agreed amount shall be binding and conclusive upon Landlord and Tenant.

c.If such two appraisers are unable to agree upon a Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) within five (5) Business Days after the exchange of appraisals as aforesaid, then such appraisers shall advise Landlord and Tenant of the same and, within twenty (20) days of the exchange of appraisals, select a third appraiser (which third appraiser, however selected, must be an independent qualified MAI appraiser) to make the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

d.If such two appraisers shall be unable to agree upon the designation of a third appraiser within the twenty (20) day period referred to in clause (c) above, or if such third appraiser does not make a determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) within thirty (30) days after his or her selection, then such third appraiser (or a substituted third appraiser, as applicable) shall, at the request of either Party, be appointed by the Appointing Authority and such appointment shall be final and binding on Landlord and Tenant. The determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

e.If a third appraiser is selected, Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) shall be the average of (x) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the third appraiser and (y) the determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) made by the appraiser (selected pursuant to Section 34.1(b)) whose determination of Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be) is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant as being the Fair Market Ownership Value or Fair Market Base Rental Value or Fair Market Rental Value or Fair Market Property Value (as the case may be).

f.In determining Fair Market Ownership Value of the Leased Property as a whole, the appraisers shall (in addition to taking into account the criteria set forth in the definition of Fair Market Ownership Value), add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all Renewal Terms provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the credit worthiness of Tenant and any guarantor of Tenant’s obligations hereunder and (ii) the present value of the Leased Property as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that no default exists under any guaranty of Tenant’s obligations hereunder.

g.In determining Fair Market Rental Value, the appraisers shall (in addition to the criteria set forth in the definition thereof) take into account: (i) the age, quality and condition (as required by the Lease) of the Improvements; (ii) that the Leased Property will be leased as a whole or substantially as a whole to a single user; (iii) when determining the Fair Market Rental Value for any Renewal Term, a lease term of five (5) years together with such options to renew as then remains hereunder; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

h.[Reserved].

i.If, by virtue of any delay, Fair Market Rental Value is not determined by the first (1st) day of the applicable Renewal Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Rent during the succeeding Renewal Term in the same amount which Tenant was obligated to pay prior to the commencement of the Renewal Term. Upon determination of Fair Market Rental Value, Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment) within thirty (30) days of the date on which the determination of Fair Market Rental Value becomes binding.

j.The cost of the procedure described in this Section 34.1 shall be borne equally by the Parties and the Parties will reasonably coordinate payment; provided, that if Landlord pays such costs, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such costs, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder.

34.2Arbitration. In the event of a dispute with respect to this Lease pursuant to an Arbitration Provision, or in any case when this Lease expressly provides for the settlement or determination of a dispute or question by an Expert pursuant to this Section 34.2 (in any such case, a “Section 34.2 Dispute”) such dispute shall be determined in accordance with an arbitration proceeding as set forth in this Section 34.2.

(a)Any Section 34.2 Dispute shall be determined by an arbitration panel comprised of three members, each of whom shall be an Expert (the “Arbitration Panel”). No more than one panel member may be with the same firm and no panel member may have an economic interest in the outcome of the arbitration.
The Arbitration Panel shall be selected as set forth in this Section 34.2(b). If a Section 34.2 Dispute arises and if Landlord and Tenant are not able to resolve such dispute after at least fifteen (15) days of good faith negotiations, then either Party shall each have the right to submit the dispute to the Arbitration Panel, upon written notice to the other Party (the “Arbitration Notice”). The Arbitration Notice shall identify one member of the Arbitration Panel who meets the criteria of the above paragraph. Within five (5) Business Days after the receipt of the Arbitration Notice, the Party receiving such Arbitration Notice shall respond in writing identifying one member of the Arbitration Panel who meets the criteria of the above paragraph. Such notices shall include the name, address and other pertinent contact information, and qualifications of its member of the Arbitration Panel. If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. The third member of the Arbitration Panel will be selected by the two (2) members of the Arbitration Panel who were selected by Landlord and Tenant; provided, that if, within five (5) Business Days after they are identified, they fail to select a third member, or if they are unable to agree on such selection, Landlord and Tenant shall cause the third member of the Arbitration Panel to be appointed by the managing officer of the American Arbitration Association.
(b)Within ten (10) Business Days after the selection of the Arbitration Panel, Landlord and Tenant each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Landlord and Tenant may also request an evidentiary hearing on the merits in addition to the submission of written statements. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Landlord and Tenant.

(c)[Reserved]

(d)The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York unless otherwise mutually agreed by the Parties and the Arbitration Panel.

(e)The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the Commencement Date.

(f)Landlord and Tenant shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 34.2.

ARTICLE XXXV
NOTICES

Any notice, request, demand, consent, approval or other communication required or permitted to be given by either Party hereunder to the other Party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Tenant: _________ One Caesars Palace Drive Las Vegas, NV 89109 Attention: General Counsel Email: corplaw@caesars.com	To Landlord: [__________] [__________] [__________] Attention: [__________] Email: [__________]

or to such other address as either Party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

ARTICLE XXXVI
END OF TERM SUCCESSOR ASSET TRANSFER

36.1    Transfer of Tenant’s Property and Operational Control of the Facility. Upon the written request (an “End of Term Asset Transfer Notice”) of Landlord in connection with the expiration of this Lease on the Stated Expiration Date or the earlier termination of the Term, or of Tenant in connection with a termination of this Lease that occurs (i) on the Stated Expiration Date, or (ii) in the event Landlord exercises its right to terminate this Lease or repossess the Leased Property in accordance with the terms of this Lease and, provided in each of the foregoing clauses (i) or (ii) that Tenant complies with the provisions of Section 36.3, Tenant shall transfer (or cause to be transferred) upon the expiration of the Term, or as soon thereafter as Landlord shall request, the business operations (which will include a two (2) year transition license for Property Specific IP used at or in connection with the Facility) conducted by Tenant and its Subsidiaries at the Facility (including, for the avoidance of doubt, all Tenant’s Property relating to the Facility but excluding (x) each license, permit, sublease, concession or contract, the transfer of which would constitute a breach or default under or violate such license, permit, sublease, concession or contract and (y) all Intellectual Property (other than Property Specific IP to the extent provided in Section 36.4) (collectively, the “Excluded Items”) (collectively the “Successor Assets”) to a successor lessee or operator (or lessees or operators) of the Facility (collectively, the “Successor Tenant”) designated pursuant to Section 36.3 for consideration to be received by Tenant (or its Subsidiaries) from the Successor Tenant in an amount equal to the fair market value of such business operations (which will include a two (2) year transition license for the Property Specific IP used at or in connection with the Facility) conducted at the Facility and Tenant’s Property (including any Tenant Capital Improvements not funded by Landlord in accordance with Section 10.3 and excluding all Excluded Items) (the “Successor Assets FMV”) as negotiated and agreed by Tenant and the Successor Tenant; provided, however, that in the event an End of Term Asset Transfer Notice is delivered hereunder, then notwithstanding the expiration or earlier termination of the Term, until such time that Tenant transfers the business operations conducted at the Facility and Tenant’s Property (but excluding the Excluded Items) to a Successor Tenant, Tenant shall (or shall cause its Subsidiaries, if applicable, to) continue to possess and operate the Facility (and Landlord shall permit Tenant to maintain possession of the Leased Property (including, if necessary, by means of a written extension of this Lease or license agreement or other written agreement) to the extent necessary to operate the Facility) in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder) which shall be calculated as provided in this Lease, except, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs (the period described in this proviso, the “Transition Period”). If Tenant and a potential Successor Tenant designated by Landlord cannot agree on the Successor Assets FMV within a reasonable time not to exceed thirty (30) days after receipt of an End of Term Asset Transfer Notice hereunder, then such Successor Assets FMV shall be determined, and Tenant’s transfer of the Successor Assets to a Successor Tenant in consideration for a payment in such amount shall be determined and transferred, in accordance with the provisions of Section 36.1.

36.2     [Reserved]

36.3Determination of Successor Lessee and Successor Assets FMV. If not effected pursuant to Section 36.1, then the determination of the Successor Assets FMV and the transfer of Tenant’s Property (but excluding the Excluded Items) to a Successor Tenant in consideration for the Successor Assets FMV shall be effected by (i) first, determining in accordance with Section 36.1(a) the rent that Landlord would be entitled to receive from Successor Tenant assuming a lease term of ten (10) years (the “Successor Tenant Rent”) pursuant to a lease agreement containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease), (ii) second, identifying and designating in accordance with the terms of Section 36.3(b), a pool of qualified potential Successor Tenants (each, a “Qualified Successor Tenant”) prepared to lease the Facility at the Successor Tenant Rent and to bid for the business operations conducted at the Facility and Tenant’s Property (but excluding the Excluded Items), and (iii) third, in accordance with the terms of Section 36.3(c), determining the highest price a Qualified Successor Tenant would agree to pay for Tenant’s Property and setting such highest price as the Successor Assets FMV in exchange for which Tenant shall be required to transfer Tenant’s Property (but excluding the Excluded Items) and Landlord will enter into a lease with such Qualified Successor Tenant on substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease) through the remaining term of this Lease (assuming that this Lease will not have terminated prior to its natural expiration at the end of the final Renewal Term) or ten (10) years, whichever is greater for a rent calculated pursuant to Section 36.3(a) hereof. Notwithstanding anything in the contrary in this Article XXXVI, the transfer of the Successor Assets will be conditioned upon the approval of the applicable regulatory agencies of the transfer of the Gaming Licenses and any other Gaming assets to the Successor Tenant and/or the issuance of new Gaming Licenses as required by applicable Gaming Regulations and the relevant regulatory agencies both with respect to operating and suitability criteria, as the case may be.
(a)Determining Successor Tenant Rent. Landlord and Tenant shall first attempt to agree on the amount of Successor Tenant Rent that it will be assumed Landlord will be entitled to receive for a term of ten (10) years and pursuant to a lease containing substantially the same terms and conditions of this Lease (other than, in the case of a new lease at the end of the final Renewal Term, the terms of this Article XXXVI, which will not be included in such new lease). If Landlord and Tenant cannot agree on the Successor Tenant Rent amount within a reasonable time not to exceed sixty (60) days after receipt of an End of Term Asset Transfer Notice hereunder, then the Successor Tenant Rent shall be set as follows:
i.for the period preceding the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, then the annual Successor Tenant Rent shall be an amount equal to the annual Rent that would have accrued under the terms of this Lease for such period (assuming the Lease will have not been terminated prior to its natural expiration); and
ii.for the period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, then the Successor Tenant Rent shall be calculated in the same manner as Rent is calculated under this Lease (but in no event will the Rent be less than the Rent that would otherwise be payable under this Lease), provided, that for any period following the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs, the Rent shall be a per annum amount equal to the sum of (A) the amount of the Base Rent hereunder during the Lease Year in which the Expiration Date occurs, multiplied by the Escalator, and increased on each anniversary of the Expiration Date to be equal to the Rent payable for the immediately preceding year, multiplied by the Escalator, plus (B) the amount of the Variable Rent hereunder during the Lease Year in which the Expiration Date occurs, subject to a reset at the end of the first subsequent five year period consistent with the Variable Rent adjustments performed under this Lease at the commencement of each Renewal Period.

(b)Designating Potential Successor Tenants. Landlord will select one and Tenant will select three (for a total of up to four) potential Qualified Successor Tenants prepared to lease the Facility for the Successor Tenant Rent, each of whom must meet the criteria established for a Qualified Transferee (and none of whom may be Tenant or an Affiliate of Tenant (it being understood and agreed that there shall be no restriction on Landlord or any Affiliate of Landlord from being a potential Qualified Successor Tenant), except in the case of termination of the Lease on the last day of the calendar month in which the thirty-fifth (35th) anniversary of the Commencement Date occurs). Landlord and Tenant must designate their proposed Qualified Successor Tenants within ninety (90) days after receipt of an End of Term Asset Transfer Notice hereunder. In the event that Landlord or Tenant fails to designate such party’s allotted number of potential Qualified Successor Tenants, the other party may designate additional potential Qualified Successor Tenants such that the total number of potential Qualified Successor Tenants does not exceed four; provided that, in the event the total number of potential Qualified Successor Tenants is less than four, the transfer process will still proceed as set forth in Section 36.3(c) below.

(c)Determining Successor Assets FMV. Tenant will have a three (3) month period to negotiate an acceptable sales price for Tenant’s Property with one of the Qualified Successor Tenants, which three (3) month period will commence immediately upon the conclusion of the steps set forth above in Section 36.3(b). If Tenant does not reach an agreement prior to the end of such three (3) month period, Landlord shall conduct an auction for Tenant’s Property among the four potential successor lessees, and Tenant will be required to transfer Tenant’s Property (but excluding the Excluded Assets) to the highest bidder.

36.4     Operation Transfer. Upon designation of a Successor Tenant (pursuant to either Section 36.1 or 36.2, as the case may be), Tenant shall reasonably cooperate and take all actions reasonably necessary (including providing all reasonable assistance to Successor Tenant) to effectuate the transfer of the Successor Assets and operational control of the Facility to Successor Tenant in an orderly manner so as to minimize to the maximum extent feasible any disruption to the continued orderly operation of the Facility for their respective Primary Intended Use. Concurrently with the transfer of the Successor Assets to Successor Tenant, (i) (other than, in the case of the transfer of the Successor Assets in connection with Landlord’s exercising its right to terminate this Lease or repossess the Leased Property in accordance with the terms of this Lease, such Subleases that Landlord is not obligated to assume) Tenant shall assign (and Successor Tenant shall assume) any then-effective Subleases or other agreements (to the extent such other agreements are assignable) relating to the Leased Property, (ii) Tenant shall vacate and surrender the Leased Property to Landlord and/or Successor Tenant in the condition required under this Lease, and (iii) Tenant shall, and effective as of the Stated Expiration Date or earlier termination of the Term hereby does, transfer and assign to Landlord or any Successor Tenant (as directed by Landlord) a complete copy of all Property Specific Guest Data, in standard CSV format or other format reasonably satisfactory to Landlord, collected or held by, or otherwise in possession or control of, and/or owned by, Affiliated manager and/or Tenant, current as of the transition completion date, following which such transfer and assignment, both the Successor Tenant and Tenant (or Affiliated manager, to the extent such Property Specific Guest Data was owned by affiliated Manager instead of Tenant prior to such transfer) shall each own one hundred percent (100%) of their respective copy of the Property Specific Guest Data, free and clear and without any restrictions whatsoever; provided that use of such transferred and assigned Property Specific Guest Data shall be in compliance with Applicable Law. Notwithstanding the expiration of the Term and anything to the contrary herein, to the extent that this Article XXXVI applies, unless Landlord consents to the contrary, until such time that Tenant transfers the Successor Assets and operational control of the Facility to a Successor Tenant in accordance with the provisions of this Article XXXVI, Tenant shall (or shall cause its Subsidiaries to) continue to (and Landlord shall permit Tenant to maintain possession of the Leased Property to the extent necessary to) operate the Facility in accordance with the applicable terms of this Lease and the course and manner in which Tenant (or its Subsidiaries) has operated the Facility prior to the end of the Term (including, but not limited to, the payment of Rent hereunder). Concurrently with the transfer of the Successor Assets to Successor Tenant, Landlord and Successor Tenant shall execute a new Lease in accordance with the terms as set forth in the final clause of the first sentence of Section 36.3 hereof.

ARTICLE XXXVII
ATTORNEYS’ FEES

If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the Party substantially prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable documented outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable documented outside attorneys’ fees incurred in connection with the enforcement of this Lease (except to the extent provided above), including reasonable documented attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection with such enforcement, and the collection of past due Rent.

ARTICLE XXXVIII
BROKERS

Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX
ANTI-TERRORISM REPRESENTATIONS

Each Party hereby represents and warrants to the other Party that neither such representing Party nor, to its knowledge, any persons or entities holding any Controlling legal or beneficial interest whatsoever in it are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Each Party hereby represents and warrants to the other Party that no funds tendered to such other Party by such tendering Party under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. Neither Party will during the Term of this Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the Leased Property.

ARTICLE XL
LANDLORD REIT PROTECTIONS

(a)    The Parties intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.

(b)    Anything contained in this Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto. As of the end of each Fiscal Quarter during the Term, Tenant shall deliver to Landlord a certification, in the form attached hereto as Exhibit H, stating that Tenant has reviewed its transactions during such Fiscal Quarter and certifying that Tenant is in compliance with the provisions of this Article XL. The requirements of this Article XL shall likewise apply to any further sublease, assignment or management arrangement by any subtenant, assignee or manager.

(c)    Anything contained in this Lease to the contrary notwithstanding, the Parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto)) in order to maintain Landlord REIT’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto); provided however, Landlord shall be required to (i) comply with any applicable Legal Requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d)    Anything contained in this Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense (other than de minimis cost) to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of Landlord REIT’s “real estate investment trust” (within the meaning of Section 856(a) of the Code, or any similar or successor provision thereto) compliance requirements.

Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease by more than a de minimis extent or (ii) materially increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease.

ARTICLE XLI
MISCELLANEOUS

41.1    Survival. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities, obligations and indemnities of Tenant or Landlord arising or in respect of any period prior to the Expiration Date shall survive the Expiration Date.

41.2     Severability. Subject to Section 1.2, if any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

41.3     Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever). The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. In no event shall either Party ever be liable to the other Party for any indirect, consequential, lost profits, punitive, exemplary, statutory or treble damages suffered from whatever cause (other than, as to all such forms of damages, (i) if Landlord has terminated this Lease, any damages with respect to Rent or Additional Charges as provided under Section 16.3(a) hereof, (ii) if Landlord has not terminated this Lease, any damages with respect to Rent or Additional Charges as provided for herein, (iii) any amount of any Required Capital Expenditures not made pursuant to Section 10.5(a)(vi) hereof, (iv) damages as provided under Section 16.3(c) hereof, (v) a claim (including an indemnity claim) for recovery of any such forms of damages that the claiming party is required by a court of competent jurisdiction to pay to a third party other than to the extent resulting from the claiming party’s gross negligence, willful misconduct or default hereunder, and (vi) to the extent expressly provided under Section 32.4), and acknowledge and agree that the rights and remedies in this Lease, and all other rights and remedies at law and in equity, will be adequate in all circumstances for any claims the parties might have with respect to damages. For the avoidance of doubt, (I) any damages of Landlord under or relating to any Fee Mortgage or Fee Mortgage Documents shall be deemed to be consequential damages hereunder, provided, however that, notwithstanding the foregoing clause (I), it is expressly agreed that the following shall constitute direct damages hereunder: (i) amounts payable by Tenant pursuant to Section 16.7 resulting from the breach by Tenant of any Additional Fee Mortgagee Requirements and (ii) out of pocket costs and expenses (including reasonable legal fees) incurred by a Landlord Indemnified Party (or, to the extent required to be reimbursed by a Landlord Indemnified Party under a Fee Mortgage Document, incurred by or on behalf of any other Person) to defend (but not settle or pay any judgment resulting from) any investigative, administrative or judicial proceeding commenced or threatened as a result of a breach by Tenant of any Additional Fee Mortgagee Requirement; provided that, notwithstanding the foregoing, in no event shall Tenant be required to pay any amounts to repay (or that are applied to reduce) the principal amount of any loan or debt secured by or relating to a Fee Mortgage or any interest or fees on any such loan or debt, and (II) any damages of Tenant under or relating to any Permitted Leasehold Mortgage and any related agreements or instruments shall be deemed consequential damages hereunder. It is specifically agreed that no constituent member, partner, owner, director, officer or employee of a Party shall ever be personally liable for any judgment (in respect of obligations under or in connection with this Lease) against, or for the payment of any monetary obligation under or in respect of this Lease, such Party, to the other Party (provided, this sentence shall not limit the obligations of Guarantor expressly set forth in the Guaranty).
41.4    Successors and Assigns. This Lease shall be binding upon Landlord and its permitted successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.5    Governing Law. (a) THIS LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF THE STATE IN WHICH THE FACILITY IS LOCATED.
(b) EXCEPT FOR (x) DISPUTES SPECIFICALLY PROVIDED IN THIS LEASE TO BE REFERRED TO AN EXPERT VALUATION PROCESS PURSUANT TO SECTION 34.1 OR ARBITRATION PURSUANT TO SECTION 34.2 AND (y) PROCEEDINGS PERTAINING TO THE PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND THE EXERCISE OF REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION), ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS LEASE, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS FOR PURPOSES OF ANY SUCH LITIGATION OR LEGAL PROCEEDING NEED NOT BE PERSONALLY SERVED OR SERVED WITHIN THE STATE OF NEW YORK, BUT MAY BE SERVED WITH THE SAME EFFECT AS IF THE PARTY IN QUESTION WERE SERVED WITHIN THE STATE OF NEW YORK, BY GIVING NOTICE CONTAINING SUCH SERVICE TO THE INTENDED RECIPIENT (WITH COPIES TO COUNSEL) IN THE MANNER PROVIDED IN ARTICLE XXXV. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THIS LEASE IS NO LONGER IN EFFECT

41.6    Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH

RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE Facility IS LOCATED. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.7     Entire Agreement. This Lease (including the Exhibits and Schedules hereto), constitutes the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. In addition to the foregoing, it is agreed to by the Parties that no modification to this Lease shall be effective without the written consent of (i) any applicable Fee Mortgagee, to the extent that such a modification would adversely affect such Fee Mortgagee and (ii) any applicable Permitted Leasehold Mortgagee, to the extent that such a modification would adversely affect such Permitted Leasehold Mortgagee. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.

41.8    Headings. All captions, titles and headings to sections, subsections, paragraphs, exhibits or other divisions of this Lease, and the table of contents, are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs, exhibits or other divisions, such other content being controlling as to the agreement among the Parties.

41.9    Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. This Lease may be effectuated by the exchange of electronic copies of signatures (e.g., .pdf), with electronic copies of this executed Lease having the same force and effect as original counterpart signatures hereto for all purposes.
41.10    Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.11    Deemed Consent. Each request for consent or approval under Sections 9.1, 10.2, 10.3(e), 13.1(a), 13.5, 14.1, 22.1, 22.2 and 22.3 and Article XI of this Lease shall be made in writing to either Tenant or Landlord, as applicable, and shall include all information necessary for Tenant or

Landlord, as applicable, to make an informed decision, and shall include the following in capital, bold and block letters: “FIRST NOTICE - THIS IS A REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within fifteen (15) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “SECOND NOTICE - THIS IS A SECOND REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT.” If the party to whom such a request is sent does not approve or reject the proposed matter within five (5) Business Days of receipt of such notice and all necessary information, the requesting party may request a consent again by delivery of a notice including the following in capital, bold and block letters: “FINAL NOTICE - THIS IS A THIRD REQUEST FOR CONSENT UNDER THAT CERTAIN LEASE ([  ]). THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS HEREOF WILL BE DEEMED AN APPROVAL OF THE REQUEST.” If the party to whom such a request is sent still does not approve or reject the proposed matter within five (5) Business Days of receipt of such final notice, such party shall be deemed to have approved the proposed matter. Notwithstanding the foregoing, if the Guaranty is in effect at the time any such notice is provided to Tenant hereunder, Tenant shall not be deemed to have approved such proposed matter if such notice was not also addressed and delivered to Guarantor in accordance with the Guaranty.

41.12    Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease. In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Tenant, Tenant’s direct and indirect parent(s) and their respective Subsidiaries, if any, including the provision of such documents and other information as may be requested by such Gaming Authorities or Liquor Authorities relating to Tenant, Tenant’s direct and indirect parent(s) or any of their respective Subsidiaries, if any, or to this Lease and which are within Landlord’s reasonable control to obtain and provide.

41.13    Gaming Regulations. Notwithstanding anything to the contrary in this Lease, this Lease and any agreement formed pursuant to the terms hereof are subject to all applicable Gaming Regulations and all applicable laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”). Without limiting the foregoing, each of Tenant and Landlord acknowledges that (i) it is subject to being called forward by any applicable Gaming Authority or governmental authority enforcing the Liquor Laws (the “Liquor Authority”) with jurisdiction over this Lease or the Facility, in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Lease and any agreement formed pursuant to the terms hereof, including with respect to the entry into and ownership and operation of a Gaming Facility, and the possession or control of Gaming equipment, alcoholic beverages or a Gaming License or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

Notwithstanding anything to the contrary in this Lease or any agreement formed pursuant to the terms hereof, (subject to Section 41.12) each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agree to cooperate with each Gaming Authority and each Liquor Authority in connection with the administration of their regulatory jurisdiction over the Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this Lease or any agreement formed pursuant to the terms hereof.
If there shall occur a Licensing Event, then the Party with respect to which such Licensing Event occurs shall notify the other Party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the Party with respect to which such Licensing Event has occurred, shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the Party with respect to which such Licensing Event has occurred cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than such Party, then such Party shall disassociate with the applicable Persons to resolve the Licensing Event. It shall be a material breach of this Lease by Landlord if a Licensing Event with respect to Landlord shall occur and is not resolved in accordance with this Section 41.13 within the later of (i) thirty (30) days or (ii) such additional time period as may be permitted by the applicable Gaming Authorities.
41.14    Certain Provisions of Nevada Law. Landlord shall, pursuant to Section 108.2405(1)(b) of the Nevada Revised Statutes (“NRS”), record a written notice of waiver of Landlord’s rights set forth in NRS 108.234 with the office of the recorder of Clark County, Nevada, before the commencement of construction of each work of improvement with respect to the Leased Property by Tenant or caused by Tenant. Pursuant to NRS 108.2405(2), Landlord shall serve such notice by certified mail, return receipt requested, upon the prime contractor of such work of improvement and all other lien claimants who may give the owner a notice of right to lien pursuant to NRS 108.245, within ten (10) days after Landlord’s receipt of a notice of right to lien or ten (10) days after the date on which the notice of waiver is recorded.

41.15    Confidential Information. Each Party hereby agrees to, and to cause its Representatives to, maintain the confidentiality of all non-public information received pursuant to this Lease; provided that nothing herein shall prevent any Party from disclosing any such non-public information (a) in the case of Landlord, to [  ] and any Affiliate thereof, (b) in the case of Tenant, to CRC and any Affiliate thereof, (c) in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable Legal Requirements (in which case the disclosing Party shall promptly notify the other Parties, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority having jurisdiction over a Party or its affiliates (in which case the disclosing Party shall, other than with respect to routine, periodic inspections by such regulatory authority, promptly notify the other Parties, in advance, to the extent permitted by law), (e) to its Representatives who are informed of the confidential nature of such information and have agreed to keep such information confidential (and the disclosing Party shall be responsible for such Representatives’ compliance therewith), (f) to the extent any such information becomes publicly available other than by reason of disclosure by the disclosing Party or any of its respective Representatives in breach of this Section 41.22, (g) to the extent that such information is received by such Party from a third party that is not, to such Party’s knowledge, subject to confidentiality obligations owing to the other Parties or any of their respective affiliates or related parties, (h) to the extent that such information is independently developed by such Party or (i) as permitted under the first sentence of Section 23.2(a). Each of the Parties acknowledges that it and its Representatives may receive material non-public information with respect to the other Party and its Affiliates and that each such Party is aware (and will so advise its Representatives) that federal and state securities laws and other applicable laws may impose restrictions on purchasing, selling, engaging in transactions or otherwise trading in securities of the other Party and its Affiliates with respect to which such Party or its Representatives has received material non-public information so long as such information remains material non-public information.

41.16    Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

41.17Consents, Approvals and Notices.
a.All consents and approvals that may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by Landlord or Tenant to the performance of any act by Tenant or Landlord requiring the consent or approval of Landlord or Tenant under any of the terms or provisions of this Lease shall relate only to the specified act or acts thereby consented to or approved and, unless otherwise specified, shall not be deemed a waiver of the necessity for such consent or approval for the same or any similar act in the future, and/or the failure on the part of Landlord or Tenant to object to any such action taken by Tenant or Landlord without the consent or approval of the other Party, shall not be deemed a waiver of their right to require such consent or approval for any further similar act; and Tenant hereby expressly covenants and agrees that as to all matters requiring Landlord’s consent or approval under any of the terms of this Lease, Tenant shall secure such consent or approval for each and every happening of the event requiring such consent or approval, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent or approval.

b.Each Party acknowledges that in granting any consents, approvals or authorizations under this Lease, and in providing any advice, assistance, recommendation or direction under this Lease, neither such Party nor any Affiliates thereof guarantees success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation or direction. Accordingly, each Party agrees that neither such Party nor any of its Affiliates shall have any liability whatsoever to any other Party or any third person by reason of: (i) any consent, approval or authorization, or advice, assistance, recommendation or direction, given or withheld; or (ii) any delay or failure to provide any consent, approval or authorization, or advice, assistance, recommendation or direction (except in the event of a breach of a covenant herein not to unreasonably withhold or delay any consent or approval); provided, however, each agrees to act in good faith when dealing with or providing any advice, consent, assistance, recommendation or direction.

c.Any notice, report or information required to be delivered by Tenant hereunder may be delivered collectively with any other notices, reports or information required to be delivered by Tenant hereunder as part of a single report, notice or communication. Any such notice, report or information may be delivered to Landlord by Tenant providing a representative of Landlord with access to Tenant’s or its Affiliate’s electronic databases or other information systems containing the applicable information and notice that information has been posted on such database or system.

41.18     Reserved.

41.19    Amendments. This Lease may not be amended except by a written agreement executed by all Parties hereto.

SIGNATURES ON FOLLOWING PAGES

S-2

US-DOCS\93991083.10
KL4 2554305.20

[Signatures continue on following page]

S-1

US-DOCS\93991083.10
KL4 2554305.20
IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.
LANDLORD:

[________________________]
By:
Name: John Payne
Title: President
[________________________]
By:
Name: John Payne
Title: President
TENANT:

[________________________]
By:
Name: John Payne
Title: President
[________________________]
By:
Name: John Payne
Title: President

The undersigned has executed this Lease solely for the purpose of acknowledging and agreeing to be bound by the penultimate paragraph of Section 1.1 hereof.

PROPCO TRS:
Propco TRS LLC
By:
Name: John Payne
Title: President

EXHIBIT A	-	FACILITY
EXHIBIT B	-	LEGAL DESCRIPTION OF LAND
EXHIBIT C	-	CAPITAL EXPENDITURES REPORT
EXHIBIT D	-	FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY
EXHIBIT E	-	INTENTIONALLY OMITTED
EXHIBIT F	-	FORM OF GUARANTY
EXHIBIT G	-	INTENTIONALLY OMITTED
EXHIBIT H	-	FORM OF REIT COMPLIANCE CERTIFICATE
EXHIBIT I	-	FORM OF PACE REPORT
SCHEDULE 1	-	GAMING LICENSE
SCHEDULE 2	-	INTENTIONALLY OMITTED
SCHEDULE 3	-	INTENTIONALLY OMITTED
SCHEDULE 4	-	SPECIFIED SUBLEASES
SCHEDULE 5	-	INTENTIONALLY OMITTED
SCHEDULE 6	-	DESCRIPTION OF TITLE POLICY(IES)
SCHEDULE 7	-	PROPERTY SPECIFIC MARKS

Exhibit A - Facility
EXHIBIT A
Facility

Property	State	Fee Owner	Operating entity
Harrah’s Las Vegas Hotel & Casino	Nevada	[ ] [To be New Property Owner Under Purchase and Sale Agreement]	Harrah’s Las Vegas, LLC

EXHIBIT B
Legal Description of Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

Parcel One (1):

Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, Page 39, Official Records of Clark County, Nevada

Excepting Therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, Page 68 of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line, North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet;

thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by John Forsman, Horizon Surveys, 9901 Covington Cross, Suite 120, Las Vegas, NV 89144.

Parcel Two (2):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347424 and amended by Amendment to Grant of Easement recorded July 15, 1986 in Book 860715 as Document No. 00811, Official Records, Clark County, Nevada.

Parcel Three (3):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347426, Official Records, Clark County, Nevada.

Parcel Four (4):

A non-exclusive easement for ingress and egress as set forth in that certain Memorandum of Agreement recorded April 16, 1998 in Book 980416 as Document No. 000618, Official Records, Clark County, Nevada.

Parcel Five (5):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions Regarding the Construction, Use, Operation and Maintenance of the Connection Area to the Monorail Station recorded September 20, 2000 in Book 20000920 as Document No. 00208, Official Records, Clark County, Nevada.

Parcel Six (6):

A non-exclusive easement for ingress and egress as set forth in that certain Right of Entry Agreement for Ingress and Egress recorded August 26, 2002 in Book 20020826 as Document No. 00566, Official Records, Clark County, Nevada.

Parcel Seven (7):

A non-exclusive easement for ingress and egress as set forth in that certain Declaration of Covenants, Restrictions and Easements, recorded August 10, 2011 as Instrument No. 2011081000001475, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded September 12, 2012 as Instrument No. 2010912-0002364, and further amended by that certain Second Amendment to Declaration of
Covenants, Restrictions and Easements, recorded October 11, 2013, as Instrument No. 20131011-0004747, Official Records, Clark County, Nevada.

AS-SURVEYED LEGAL DESCRIPTION:
Beginning at the Northwest Corner of Lot 1 of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, Thence South 89°10’27” East, 1,061.65 feet; Thence North 00°58’24” West, 7.81 feet; Thence South 89°19’19” East, 1,309.30 feet; Thence South 00°43’19” East, 40.01 feet; Thence North 89°19’19” West, 498.05 feet; Thence South 00°00’46” East, 191.84 feet; Thence North 88°54’30” West, 788.03 feet; Thence South 00°58’24” East, 213.11 feet; Thence South 89°01’36” West, 20.00 feet; Thence South 00°58’24” East, 40.00 feet; Thence North 88°42’36” West, 863.90 feet; Thence South 01°14’01” East, 150.01 feet; Thence North 88°42’36” West, 321.76 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 3,960.00 feet, from which beginning the radius bears South 84°03’06” East; Thence Northerly along said curve, through a central angle of 08°59’35”, an arc length of 621.55 feet to the point of beginning, Excepting therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, page 68, of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.57 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada,

lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows: Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary,
North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by Ryan Sligar, Horizon Surveys, 10501 West Gowan Road, Suite 200, Las Vegas, NV 89129.

APN: 162-16-312-002Exhibit C -Capital Expenditures Report

EXHIBIT C
Capital Expenditures Report
[See Attached]

DRAFT                                                                CONFIDENTIAL
Proposed Form of Monthly CapEx Reporting
Monthly CapEx Spending Tracking

[FYE] January	February	March	April	May	June	July	August	September	October	November	December

Revenues
Harrah's Las Vegas Hotel & Casino
Revenues Total

Capital Expenditures
Initial Minimum Cap Ex Tracking
Amount Allocated to Sec. 10.5(a)(i) Hotel Refurbishment
Mardi Gras North
Mardi Gras South
Subtotal

Building and Improvement Cap Ex Tracking
Amount Allocated to Sec. 10.5(a)(ii) B&I*
*Starting in 2022, annual B&I must be equal to or greater than 1% of Net Revenue of prior year net revenues

Adjustments
+/- Adjustments for Sec. 10.5(a)(ii) Material Property Acquisitions

Capital Expenditures Total

EXHIBIT D
FORM OF SCHEDULE CONTAINING ANY ADDITIONS TO OR RETIREMENTS OF
ANY FIXED ASSETS CONSTITUTING LEASED PROPERTY

DISPOSAL REPORT

Company Code	System Number	Ext	Asset ID	Asset Description	Class	In Svc Date	Disposal Date	DM	Acquired Value	Current Accum	Net Proceeds	Gain/Loss Adjustment	Realized Gain/Loss	GL

ADDITIONS REPORT

Project/Job Number	System Number	GL Asset Account	Asset ID	Accounting Location	Asset Description	PIS Date	Enter Date	Est Life	Acq Value	Current Accum

NOTES

EXHIBIT E
[Intentionally Omitted]

EXHIBIT F
Form of Guaranty
[See Attached]

GUARANTY
This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of the __________day of December, 2017 by and between Caesars Resort Collection, LLC, a Delaware limited liability company (“Guarantor”), and [_____] (“Landlord”).
RECITALS
A.    Landlord and Harrah’s Las Vegas LLC, a Nevada limited liability company (“Tenant”) have entered into that certain Lease dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Lease”). All capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Lease.
B.    Guarantor is an affiliate of Tenant, will derive substantial benefits from the Lease and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Lease unless Guarantor was willing to execute and deliver this Guaranty.
AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
(1)Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Lease, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the prompt, faithful and complete payment and performance in full in cash of all monetary obligations of Tenant under the Lease of any nature, including, without limitation, Rent, Additional Charges and all other sums payable by Tenant under the Lease (including, without limitation, during any Transition Period), all indemnification obligations, insurance obligations and all monetary obligations relating to the requirements to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property covered by the Lease, including, without limitation, Tenant’s obligation to expend the Required Capital Expenditures in accordance with the Lease (collectively, the “Obligations”), in each case including (a) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws and (b) any late charges and interest provided for under the Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding). In the event of the failure of Tenant to pay any of the Obligations when due or within any applicable cure period under the Lease, Guarantor shall forthwith pay all Obligations and pay all costs of collection or enforcement and other damages that may result from the non-performance thereof by Tenant, in each case to the full extent provided under the Lease. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in Section 12 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.
(2)Survival of Obligations. The obligations of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected and shall survive and continue in full force and effect notwithstanding:
a.any amendment, modification, or extension of the Lease pursuant to its terms;
b.any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Lease or any other guarantor;
c.any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;
d.any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy;
e.any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Lease or any portion thereof, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;
f.any limitation of Tenant’s liability under the Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;
g.subject to Section 13 hereof, any sale, lease, or transfer of all or any part of any interest in the Facility or any or all of the assets of Tenant to any other Person;

h.any act or omission by Landlord with respect to any security instrument or any failure to file, record or otherwise perfect the same;
i.any extensions of time for performance under the Lease;
j.the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;
k.the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;
l.the failure to give Guarantor any notice of acceptance, default or otherwise;
m.any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Lease;
n.any rights, powers or privileges Landlord may now or hereafter have against any other Person;
o. except as provided in Section 13 below, any assignment of the Lease, or any subletting or subsubletting of, or any other occupancy arrangements in respect of, all or any part of the Facility;
p.any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;
q.the existence of any claim, setoff, counterclaim, defense or other rights that may be at any time be available to, or asserted by, Guarantor or Tenant against Landlord, whether in connection with the Lease, the Obligations or otherwise, except to the extent of any such rights expressly provided to Tenant under the Lease;
r.any law or statute that may operate to cap, limit, or otherwise restrict the claims of a lessor of real property, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code;
s.the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations (including the Lease) for any reason whatsoever;
t.the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or
u.any other circumstances, whether or not Guarantor had notice or knowledge thereof.

(3)Primary Liability. The liability of Guarantor with respect to the Obligations shall be an absolute, direct, immediate, continuing and unconditional guaranty of payment and performance and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or any other documents or instruments relating to the Obligations, including any Person’s lack of authority or lawful right to enter into such document on such Person’s behalf, or the pursuit by Landlord of any remedies Landlord may have. Without limitation of the foregoing, Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event of any default under the Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.
(4)Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Lease. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person including Tenant and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.

(5)Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
a.any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or the assets, if any, given as collateral for this Guaranty or to proceed against Tenant and/or any collateral, including collateral, if any, given to secure Guarantor’s obligation under this Guaranty, held by Landlord at any time or in any particular order;
b.any defense that may arise by reason of the incapacity or lack of authority of any other Person;
c.notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;
d.any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;
e.any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
f.any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
g.any defense arising because of Landlord’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;

h.any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and
i.all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

(6)Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.

(7)No Subrogation. Until all Obligations of Tenant under the Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any of Tenant’s assets (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease.

(8)Agreement to Comply with terms of Lease. Guarantor hereby agrees (a) to comply with all terms of the Lease applicable to it hereunder in respect of the Obligations, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Lease and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Subsidiaries.

(9)Agreement to Pay; Contribution; Subordination; Claims in Bankruptcy. Without limitation of any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant’s obligation to Landlord to pay as and when due in accordance with the terms of the Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such obligations except during the continuance of a Tenant Event of Default under the Lease relating to failure to pay amounts due under the Lease. During any time in which a Tenant Event of Default relating to failure to pay amounts due under the Lease has occurred and is continuing under the Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Lease. Furthermore, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Tenant as debtor, Guarantor hereby assigns to Landlord any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liabilities owing by Tenant to Guarantor up to the amounts owed to Landlord hereunder.

(10)Application of Payments. With respect to the Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries following the occurrence and during the continuance of a Tenant Event of Default from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Lease.

(11)Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of a Tenant Event of Default under the Lease, Landlord shall have the right to bring such actions at law or inequity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.

(12)Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

(13)Release. Guarantor shall automatically be released from its obligations hereunder (other than with respect to the Guaranty Termination Obligations (as defined below)) (the date upon which a release as described in this Section 13 occurs is referred to in this Guaranty as the “Guaranty Release Date”) upon the occurrence of any one of the following: (i) upon the consummation of a Lease Foreclosure Transaction in compliance in all respects with Section 22.2(ii) of the Lease, including, without limitation, satisfaction of the requirements contained in clauses (1) through (4) of said Section 22.2(ii), including, without limitation, satisfaction of the Tenant Transferee Requirement and delivery of the replacement Guaranty as and to the extent provided therein, (ii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(vii) of the Lease, and, without limitation, delivery of an assumption of this Guaranty by the applicable transferee as described in such clause (vii) in a form reasonably satisfactory to Landlord, and (iii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(viii) of the Lease. “Guaranty Termination Obligations” means, collectively, the aggregate amount of any outstanding Obligations that are due and payable as of the Guaranty Release Date.

(14)Representations and Warranties. Guarantor represents and warrants that as of the date hereof:
a.As of the date of this Agreement Guarantor (i) is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of Delaware; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification; and (iii) is in compliance with all Legal

Requirements except, in the case of clauses (ii) and (iii), where the failure to do so would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof.

b.The execution, delivery, and performance of this Guaranty (i) are within Guarantor’s limited liability company powers, (ii) have been duly authorized by all necessary or proper limited liability company action, (iii) are not in contravention of any provision of Guarantor’s certificate of formation or other governing instruments, (iv) will not violate any law or regulations, or any order or decree of any court or governmental instrumentality except for any such violation that would not reasonably be expected to have a material adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof, (v) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound , except as would not reasonably be expected to have an adverse effect on Guarantor’s ability to perform its obligations hereunder, and (vi) do not require the consent or approval of any governmental body, agency, authority, or any other person except those already obtained, except as would not reasonably be expected to have an adverse effect on Lease Guarantor’s ability to perform its obligations hereunder. This Lease Guaranty is duly executed and delivered on behalf of Lease Guarantor and constitutes a legal, valid, and binding obligation of Lease Guarantor, enforceable against Lease Guarantor in accordance with its terms (subject to any applicable principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights).

c.Guarantor owns, directly or indirectly, one hundred percent (100%) of the membership interests in Tenant and by entering into the Lease, Landlord will be conferring a direct and substantial economic benefit on Guarantor.

(15)[Reserved].

(16)Notices. Any notice, request, demand, consent, approval or other communication required or permitted to be given by either party hereunder to the other party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Guarantor:                    Caesars Resort Collection, LLC
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Email: corplaw@caesars.com
With a copy to:                _________________________
(that shall not constitute notice)        _________________________
_________________________
Attention: __________________
Email: ___________________
To Landlord:                    _________________________
_________________________
_________________________
Attention: __________________

Email: ___________________
With a copy to:                _________________________
(that shall not constitute notice)        _________________________
_________________________
Attention: __________________
Email: ___________________
or to such other address as either party hereto may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.
(17)Licensing Event. If there shall occur a Licensing Event with respect to either party hereto, then such party shall notify the other party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the notifying party shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the notifying party cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than the notifying party, then the notifying party shall disassociate with the applicable Persons to resolve the Licensing Event.

(18)Miscellaneous.
a.No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Landlord.
b.If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

c.THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS GUARANTY (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES,

ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS GUARANTY, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THE LEASE IS NO LONGER IN EFFECT

d.EACH OF GUARANTOR AND LANDLORD ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE Facility IS LOCATED. EACH OF GUARANTOR AND LANDLORD HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND GUARANTOR WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF GUARANTOR AND LANDLORD HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

e.In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(e).

f.Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

g.Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.

h.All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and assigns.

i.    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.

j.    This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

k.    All words in this Guaranty shall be deemed to include any number or gender as the context or sense of this Guaranty requires. The words “will,” “shall,” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one (1) or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. The words “day” and “days” refer to calendar days unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Guaranty, and are not limited to the section, paragraph or clause in which such words are used.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor and Landlord as of the date first written above.

GUARANTOR:
Caesars Resort Collection, LLC,
a Delaware limited liability company

By: ___________________________
Name: _________________________
Title: __________________________

LANDLORD:
[_________________]

By: ___________________________

Name: _________________________
Title: __________________________

Exhibit H - Form of REIT Compliance Certificate

Exhibit G - Intentionally Omitted

EXHIBIT G
[Intentionally Omitted]
EXHIBIT H
FORM OF REIT COMPLIANCE CERTIFICATE
REIT COMPLIANCE CERTIFICATE

Date: _______________, 20__
This REIT Compliance Certificate (this “Certificate”) is given by Tenant (as defined in that certain Lease (the “Lease”) dated as of [__________, 2017], by and among the entities listed on Schedule A attached thereto (collectively, and together with their respective successors and assigns, “Landlord”), and Caesars Entertainment Operating Company, Inc., a Delaware corporation, and the entities listed on Schedule B attached thereto (collectively, and together with their respective successors and assigns, “Tenant”), pursuant to Article XL of the Lease. Capitalized terms used herein without definition shall have the meanings set forth in the Lease.
By executing this Certificate, Tenant hereby certifies to Landlord that Tenant has reviewed its transactions during the Fiscal Quarter ending [_________] and for such Fiscal Quarter Tenant is in compliance with the provisions of Article XL of the Lease. Without limiting the generality of the foregoing, Tenant hereby certifies that for such Fiscal Quarter, Tenant has not, without Landlord’s advance written consent:

(i)
sublet, assigned or entered into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord could reasonably be expected to cause any portion of the amounts to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto;

(ii)	furnished or rendered any services to the subtenant, assignee or manager or managed or operated the Leased Property so subleased, assigned or managed;

(iii)
sublet or assigned to, or entered into a management arrangement for the Leased Property with any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code, or any similar or successor provision thereto) of Landlord REIT) in which Tenant, Landlord or PropCo owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, or any similar or successor provision thereto); or

(iv)
sublet, assigned or entered into a management arrangement for the Leased Property in any other manner which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to the Lease or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could reasonably be expected to cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code, or any similar or successor provision thereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Certificate has been executed by Tenant on _____ day of _______________, 20__.

[______]
Name: __________________________
Title: ___________________________

SCHEDULE A
LANDLORD ENTITIES

E

SCHEDULE B
TENANT ENTITIES

1.	Harrah’s Las Vegas, LLC

EXHIBIT I
Form of PACE Report
[See Attached]Exhibit I - Form of PACE Report

Schedule 1 - Gaming Licenses

SCHEDULE 1

Gaming Licenses

UniqueID	Legal Entity Name	License Category	Type of License	Issuing Agency	State	Description of License
02689-01	HARRAH’S LAS VEGAS, LLC	Gaming License - Nonrestricted	0	Nevada Gaming Commission	Nevada	0
31153-01	HARRAH’S LAS VEGAS, LLC	Gaming License - Manufacturer	Manufacturer of Gaming Devices or Equipment	Nevada Gaming Commission	Nevada	0
Schedule 2 - Intentionally Omitted

SCHEDULE 2
[Intentionally Omitted]

SCHEDULE 3
[Intentionally Omitted]
SCHEDULE 4
Specified Subleases

1.
Site Lease Agreement, dated May 7, 1999, between Tenant and New Cingular Wireless PCS, LLC (as successor to AT&T Wireless Services of Nevada Inc.), as amended by that certain First Amendment to the Site Lease Agreement, dated May 19, 2000, that certain Second Amendment to the Option and Site Lease Agreement, dated November 15, 2000, that certain Third Amendment to Site Lease Agreement, dated July 17, 2003, that certain Fourth Amendment to Site Lease Agreement, dated September 27, 2005, that certain Fifth Amendment to Site Lease Agreement, dated November 3, 2010, that certain Sixth Amendment to Site Lease Agreement, dated May 25, 2011, and that certain Seventh Amendment to Site Lease Agreement, dated March 28, 2016.

2.
Multi-Carrier In-Building Neutral Host Lease Agreement, dated December 27, 2005, between Tenant and ATC Indoor DAS, LLC (successor to SpectraSite Communications, Inc.), as amended by that certain First Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Number 338858, dated August 12, 2009 (acknowledged by Harrah’s Operating Company, Inc. (“HOC”)), and that certain Second Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Numbers 338858 and 319204, dated October 1, 2013, together with that certain Guaranty, dated as of December 27, 2005, made by Caesars Entertainment Resort Properties, LLC (as assignee of HOC) in favor of said tenant with respect to a termination fee.

3.
Lease, dated August 1, 2016, between Tenant and Frozen Dessert IV, LLC, as amended by that certain First Amendment to Lease, dated January 3, 2017, together with that certain Guaranty of Lease, dated July 1, 2016, made by Frozen Desserts, LLC.

4.
Lease, dated August 1, 2016, between Tenant and Breeze Daiquiri Bar, LLC, as amended by that certain First Amendment to Lease, dated February 6, 2017, together with that certain Guaranty of Lease, dated July __, 2016, made by Zohar Ben-Rey and Doron Mashal.

5.	Lease, dated September 1, 2017, between Tenant and FedEx Office and Print Services, Inc.

6.	Retail Lease, dated May 1, 2009, between Tenant and Higuchi Developer Inc.

7.
Lease, dated June 15, 2011, between Tenant and Icon Tech & Enterprises d/b/a Jouvence Eternelle, as amended by that certain First Amendment to the Icon Tech & Enterprises, d/b/a Hormeta Lease, dated June 15, 2011, that certain Second Amendment to Lease, dated June 1, 2012, and that certain Third Amendment to Lease, dated June 1, 2014.

8.	Lease, dated May __, 2016, and fully executed as of July 11, 2016, between NOA, Inc. d/b/a Karma and Luck, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

9.	Lease, dated December 1, 2016, between Tenant and The Marshall Retail Group, LLC, as amended by that certain First Amendment to Lease, dated January 27, 2017.

10.	Lease, dated May 22, 2001, between Tenant and McDonald’s Corporation, as extended by that certain Extension Letter, dated June 12, 2017.

11.	Lease Agreement, dated March 1, 2010, between Tenant and Tasty Cocktails II, LLC d/b/a Numb, as amended by that certain First Amendment to Lease, dated June 20, 2017.

12.
Lease, dated May __, 2016, and fully executed as of July 11, 2016, between Tenant and NOA, Inc. d/b/a Nectar, as amended by that certain First Amendment to Lease, dated February 10, 2017, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

13.
Agreement of Lease, dated January 24, 2005, between Tenant and Venetian Casino Resort, LLC (as successor to Lido Casino Resort, LLC), as amended by that certain First Amendment to Lease, dated June __, 2008, and fully executed as of June 27, 2008, together with that certain Guaranty of Lease, dated January 24, 2005, made by Las Vegas Sands, Inc.

Lease Agreement, dated August 2, 2000, between Tenant and Wyndham Vacation Resorts Inc. f/k/a Fairfield Resorts, Inc. (as successor to Fairfield Communities Inc.), as amended by that certain First Amendment to Lease Agreement dated November 7, 2005, that certain Second Amendment to Lease Agreement, dated September 11, 2007, and that certain Third Amendment to the Lease Agreement, dated October 1, 2013. Schedule 5 - Intentionally Omitted

SCHEDULE 5

[Intentionally Omitted]

SCHEDULE 6

Description of Title Polic(y)(ies)

That certain [title policy] issued by Fidelity National Title Insurance Company and Stewart Title Guaranty Company on December __, 2017 to [_____________] in the insured amount of [$1.1362BB]. Title policy description to be updated.Schedule 6 - Description of Title Polic(y)(ies)

SCHEDULE 7
Property Specific IP

1. Fulton Street Food Court

EXHIBIT D
GUARANTY
This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of the __________day of December, 2017 by and between Caesars Resort Collection, LLC, a Delaware limited liability company (“Guarantor”), and [_____] (“Landlord”).
RECITALS
A.    Landlord and Harrah’s Las Vegas LLC, a Nevada limited liability company (“Tenant”) have entered into that certain Lease dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Lease”). All capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Lease.
B.    Guarantor is an affiliate of Tenant, will derive substantial benefits from the Lease and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Lease unless Guarantor was willing to execute and deliver this Guaranty.
AGREEMENTS
NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
(1)Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Lease, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the prompt, faithful and complete payment and performance in full in cash of all monetary obligations of Tenant under the Lease of any nature, including, without limitation, Rent, Additional Charges and all other sums payable by Tenant under the Lease (including, without limitation, during any Transition Period), all indemnification obligations, insurance obligations and all monetary obligations relating to the requirements to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property covered by the Lease, including, without limitation, Tenant’s obligation to expend the Required Capital Expenditures in accordance with the Lease (collectively, the “Obligations”), in each case including (a) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws and (b) any late charges and interest provided for under the Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding). In the event of the failure of Tenant to pay any of the Obligations when due or within any applicable cure period under the Lease, Guarantor shall forthwith pay all Obligations and pay all costs of collection or enforcement and other damages that may result from the non-performance thereof by Tenant, in each case to the full extent provided under the Lease. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in Section 12 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.
(2)Survival of Obligations. The obligations of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected and shall survive and continue in full force and effect notwithstanding:
a.any amendment, modification, or extension of the Lease pursuant to its terms;
b.any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Lease or any other guarantor;
c.any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;
d.any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy;
e.any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Lease or any portion thereof, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;
f.any limitation of Tenant’s liability under the Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;
g.subject to Section 13 hereof, any sale, lease, or transfer of all or any part of any interest in the Facility or any or all of the assets of Tenant to any other Person;
h.any act or omission by Landlord with respect to any security instrument or any failure to file, record or otherwise perfect the same;
i.any extensions of time for performance under the Lease;
j.the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;
k.the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;

l.the failure to give Guarantor any notice of acceptance, default or otherwise;
m.any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Lease;
n.any rights, powers or privileges Landlord may now or hereafter have against any other Person;
o. except as provided in Section 13 below, any assignment of the Lease, or any subletting or subsubletting of, or any other occupancy arrangements in respect of, all or any part of the Facility;
p.any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;
q.the existence of any claim, setoff, counterclaim, defense or other rights that may be at any time be available to, or asserted by, Guarantor or Tenant against Landlord, whether in connection with the Lease, the Obligations or otherwise, except to the extent of any such rights expressly provided to Tenant under the Lease;
r.any law or statute that may operate to cap, limit, or otherwise restrict the claims of a lessor of real property, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code;
s.the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations (including the Lease) for any reason whatsoever;
t.the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or
u.any other circumstances, whether or not Guarantor had notice or knowledge thereof.
(3)Primary Liability. The liability of Guarantor with respect to the Obligations shall be an absolute, direct, immediate, continuing and unconditional guaranty of payment and performance and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or any other documents or instruments relating to the Obligations, including any Person’s lack of authority or lawful right to enter into such document on such Person’s behalf, or the pursuit by Landlord of any remedies Landlord may have. Without limitation of the foregoing, Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
In the event of any default under the Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

(4)Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Lease. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person including Tenant and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.
(5)Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
a.any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or the assets, if any, given as collateral for this Guaranty or to proceed against Tenant and/or any collateral, including collateral, if any, given to secure Guarantor’s obligation under this Guaranty, held by Landlord at any time or in any particular order;
b.any defense that may arise by reason of the incapacity or lack of authority of any other Person;
c.notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;
d.any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;
e.any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
f.any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;

g.any defense arising because of Landlord’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;
h.any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and
i.all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.
(6)Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.
(7)No Subrogation. Until all Obligations of Tenant under the Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any of Tenant’s assets (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease.
(8)Agreement to Comply with terms of Lease. Guarantor hereby agrees (a) to comply with all terms of the Lease applicable to it hereunder in respect of the Obligations, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Lease and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Subsidiaries.
(9)Agreement to Pay; Contribution; Subordination; Claims in Bankruptcy. Without limitation of any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant’s obligation to Landlord to pay as and when due in accordance with the terms of the Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such obligations except during the continuance of a Tenant Event of Default under the Lease relating to failure to pay amounts due under the Lease.

During any time in which a Tenant Event of Default relating to failure to pay amounts due under the Lease has occurred and is continuing under the Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Lease. Furthermore, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Tenant as debtor, Guarantor hereby assigns to Landlord any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liabilities owing by Tenant to Guarantor up to the amounts owed to Landlord hereunder.
(10)Application of Payments. With respect to the Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries following the occurrence and during the continuance of a Tenant Event of Default from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Lease.
(11)Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of a Tenant Event of Default under the Lease, Landlord shall have the right to bring such actions at law or inequity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.
(12)Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.
(13)Release. Guarantor shall automatically be released from its obligations hereunder (other than with respect to the Guaranty Termination Obligations (as defined below)) (the date upon which a release as described in this Section 13 occurs is referred to in this Guaranty as the “Guaranty Release Date”) upon the occurrence of any one of the following: (i) upon the consummation of a Lease Foreclosure Transaction in compliance in all respects with Section 22.2(ii) of the Lease, including, without limitation, satisfaction of the requirements contained in clauses (1) through (4) of said Section 22.2(ii), including, without limitation, satisfaction of the Tenant Transferee Requirement and delivery of the replacement Guaranty as and to the extent provided therein, (ii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(vii) of the Lease, and, without limitation, delivery of an assumption of this Guaranty by the applicable transferee as described in such clause (vii) in a form reasonably satisfactory to Landlord, and (iii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(viii) of the Lease. “Guaranty Termination Obligations” means, collectively, the aggregate amount of any outstanding Obligations that are due and payable as of the Guaranty Release Date.
(14)Representations and Warranties. Guarantor represents and warrants that as of the date hereof:
a.As of the date of this Agreement Guarantor (i) is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of Delaware; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification; and (iii) is in compliance with all Legal Requirements except, in the case of clauses (ii) and (iii), where the failure to do so would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof.
b.The execution, delivery, and performance of this Guaranty (i) are within Guarantor’s limited liability company powers, (ii) have been duly authorized by all necessary or proper limited liability company action, (iii) are not in contravention of any provision of Guarantor’s certificate of formation or other governing instruments, (iv) will not violate any law or regulations, or any order or decree of any court or governmental instrumentality except for any such violation that would not reasonably be expected to have a material adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof, (v) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound , except as would not reasonably be expected to have an adverse effect on Guarantor’s ability to perform its obligations hereunder, and (vi) do not require the consent or approval of any governmental body, agency, authority, or any other person except those already obtained, except as would not reasonably be expected to have an adverse effect on Lease Guarantor’s ability to perform its obligations hereunder. This Lease Guaranty is duly executed and delivered on behalf of Lease Guarantor and constitutes a legal, valid, and binding obligation of Lease Guarantor, enforceable against Lease Guarantor in accordance with its terms (subject to any applicable principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights).
c.Guarantor owns, directly or indirectly, one hundred percent (100%) of the membership interests in Tenant and by entering into the Lease, Landlord will be conferring a direct and substantial economic benefit on Guarantor.
(15)[Reserved].
(16)Notices. Any notice, request, demand, consent, approval or other communication required or permitted to be given by either party hereunder to the other party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:
To Guarantor:                    Caesars Resort Collection, LLC
One Caesars Palace Drive

Las Vegas, NV 89109
Attention: General Counsel
Email: corplaw@caesars.com
With a copy to:                _________________________
(that shall not constitute notice)        _________________________
_________________________
Attention: __________________
Email: ___________________
To Landlord:                    _________________________
_________________________
_________________________
Attention: __________________
Email: ___________________
With a copy to:                _________________________
(that shall not constitute notice)        _________________________
_________________________
Attention: __________________
Email: ___________________
or to such other address as either party hereto may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.
(17)Licensing Event. If there shall occur a Licensing Event with respect to either party hereto, then such party shall notify the other party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the notifying party shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the notifying party cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than the notifying party, then the notifying party shall disassociate with the applicable Persons to resolve the Licensing Event.
(18)Miscellaneous.
a.No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Landlord.
b.If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.
c.THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS GUARANTY (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS GUARANTY, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THE LEASE IS NO LONGER IN EFFECT
d.EACH OF GUARANTOR AND LANDLORD ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE Facility IS LOCATED. EACH OF GUARANTOR AND LANDLORD HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND GUARANTOR WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE;

EACH OF GUARANTOR AND LANDLORD HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY..
e.In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(e).
f.Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.
g.Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.
h.All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and assigns.
i.Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.
j.This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.
k.All words in this Guaranty shall be deemed to include any number or gender as the context or sense of this Guaranty requires. The words “will,” “shall,” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one (1) or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. The words “day” and “days” refer to calendar days unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Guaranty, and are not limited to the section, paragraph or clause in which such words are used.

IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor and Landlord as of the date first written above.

GUARANTOR:
Caesars Resort Collection, LLC,
a Delaware limited liability company

By: ___________________________
Name: _________________________
Title: __________________________

LANDLORD:
[_________________]

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT E

Non-Imputation Endorsement

Order No. 42041057-421-421    Policy No. Pro Forma-NV-FNCP-IMP-2730628-1-17-42041057

PRO FORMA ENDORSEMENT
Attached to Policy No. Pro Forma-NV-FNCP-IMP-2730628-1-17-42041057 Issued by
Fidelity National Title Insurance Company

The Company agrees that it will not assert the provisions of Exclusions from Coverage 3(a), (b), or (e) to deny liability for loss or damage otherwise insured against under the terms of the policy solely by reason of the action or inaction or Knowledge, as of Date of Policy, of HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company imputed to the Insured by operation of law, provided CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company acquired the Insured as a purchaser for value without Knowledge of the asserted defect, lien, encumbrance, adverse claim, or other matter insured against by the policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements to it.

Dated: PRO FORMA
Fidelity National Title Insurance Company

Countersigned by:
Pro Forma Specimen
Authorized Signature

This is a Pro Forma Endorsement. It does not reflect the present state of the Title and is not a commitment to (i) insure the Title or (ii) issue any of the attached endorsements. Any such commitment must be an express written undertaking on appropriate forms of the Company.

27E121 ALTA 15-06 Nonimputation – Full Equity Transfer (6-17-06)    Page 1of 1

EXHIBIT F

Permitted Exceptions

SCHEDULE B
EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	INTENTIONALLY DELETED

2.	INTENTIONALLY DELETED

3.	INTENTIONALLY DELETED

4.	INTENTIONALLY DELETED

5.	INTENTIONALLY DELETED

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the Public Records.

NOTE: We will revisit this exception upon receipt and review of the physical inspection and Owners Affidavit

7.	General and special State, County and/or City property taxes, for the fiscal year 2017-2018, the First and Second Quarters are paid in full, the Third and Fourth Quarters are not yet due and payable:
Assessor’s Parcel No.:    162-16-312-002

8.	Special assessment, as follows: Assessment No.: 97B
AMG ID No.:    7506
Assessments Due:    quarterly Original Assessment:    $6,431.48 Payoff Amount:    $4,823.61
Amount of Next Inst:    $0.00 (Re-occurring) Figures are good to:    November 01, 2017
Mail payments to:    Clark County Treasurer – SID
File 57254
Los Angeles, CA 90074-7254 Assessor’s Parcel No.:    162-16-312-002
(NONE NOW DUE AND PAYABLE)

9.	Any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls in the Office of the Clark County Assessor, per Nevada Statute 361.260.

(NONE NOW DUE AND PAYABLE)

10.	Water rights, claims or title to water, whether or not disclosed by the public records.

11.	Reservations, exceptions and provisions contained in the patent from the United States of America, and in the acts authorizing the issuance thereof.
Recording Date:    December 05, 1912
Recording No:    Book 2 of Deeds, Page 481, Instrument No. 4675, of Official Records

12.	Reservations, exceptions and provisions contained in the patent from the United States of America, and in the acts authorizing the issuance thereof.
Recording Date:    January 17, 1925
Recording No:    Book 10 of Deeds, Page 410, Instrument No. 21882, of Official Records

13.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Southern Nevada Power Co.
Purpose:    transmitting electric
Recording Date:    October 29, 1952
Recording No:    Book 68, Page 173, Instrument No. 393812, of Official Records

As shown on that certain ALTA/NSPS Survey prepared by Ryan G Sligar, PLS No. 21263 with Horizon Surveys, LLC, dated November 10, 2017 and last revised     Job No. 1219.001 (the “Survey”).

14.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Southern Nevada Power Company
Purpose:    transmitting electric
Recording Date:    February 13, 1953
Recording No:    Book 69, Page 305, Instrument No. 400048, of Official Records And as shown on the Survey.

15.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    sewage lines
Recording Date:    March 15, 1956
Recording No:    Book 87, Instrument No. 72647, of Official Records And as shown on the Survey.

16.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    sewage lines
Recording Date:    March 15, 1956
Recording No:    Book 87, Instrument No. 72648, of Official Records And as shown on the Survey.

17.	Non-exclusive easement(s)for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    sewage lines
Recording Date:    June 17, 1965

Recording No:    Book 635, Instrument No. 510670, of Official Records And as shown on the Survey.

18.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    sewage lines
Recording Date:    June 17, 1965
Recording No:    Book 635, Instrument No. 510671, of Official Records And as shown on the Survey.

19.	Non-exclusive easement(s)for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    March 22, 1971
Recording No:    Book 110, Instrument No. 87444, of Official Records And as shown on the Survey.

20.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company and Central Telephone Company
Purpose:    underground electric and telephone communication lines
Recording Date:    December 14, 1972
Recording No:    Book 286, Instrument No. 245581, of Official Records And as shown on the Survey.

21.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company and Central Telephone Company
Purpose:    underground electric and telephone communication lines
Recording Date:    December 22, 1972
Recording No:    Book 288, Instrument No. 247913, of Official Records

The interest of Central Telephone Company was relinquished by document recorded October 27, 1978 in Book 962 as Document No. 921608, Official Records.

And as shown on the Survey.

22.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electrical substation
Recording Date:    December 22, 1972
Recording No:    Book 288, Instrument No. 247914, of Official Records And as shown on the Survey.

23.	INTENTIONALLY DELETED

24.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company and Central Telephone Company

Purpose:    electric and telephone lines
Recording Date:    December 01, 1978
Recording No:    Book 877, Instrument No. 936613, of Official Records
And as shown on the Survey.

25.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Clark County Sanitation District No. One
Purpose:    sewage lines
Recording Date:    February 14, 1980
Recording No:    Book 1187, Instrument No. 1146031, of Official Records And as shown on the Survey.

26.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    June 16, 1980
Recording No:    Book 1241, Instrument No. 1200335, of Official Records And as shown on the Survey.

27.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    March 30, 1981
Recording No:    Book 1377, Instrument No. 1336574, of Official Records

28.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Holiday Inns, Inc.
Purpose:    ingress and egress
Recording Date:    April 21, 1981
Recording No:    Book 1388, Instrument No. 1347424, of Official Records

An amendment to Grant of Easement was recorded July 15, 1986 in Book 860715 as Document No. 00811 Official Records.

And as shown on the Survey.

29.	INTENTIONALLY DELETED

30.	Non-exclusive easement(s) for the purpose shown below and rights incidental thereto as reserved in a Deed: Purpose: ingress and egress
Recording Date:    April 30, 1981
Recording No:    Book 1393, Instrument No. 1352779, of Official Records And as shown on the Survey.

31.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electrical lines
Recording Date:    July 29, 1981

Recording No:    Book 1440, Instrument No. 1399086, of Official Records

And as shown on the Survey.

32.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electric systems
Recording Date:    September 14, 1981
Recording No:    Book 1462, Instrument No. 1421370, of Official Records And as shown on the Survey.

33.	INTENTIONALLY DELETED

34.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    April 03, 1987
Recording No:    Book 870403, Instrument No. 00629, of Official Records and Re-Recording Date:    April 20, 1988
and Re-Recording No:    Book 880420, Instrument No. 00846, of Official Records

35.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    October 06, 1987
Recording No:    Book 871006, Instrument No. 00588, of Official Records

36.	Dedication(s) and non-exclusive easement(s) and rights incidental thereto as indicated or delineated on the map of said parcel map:
Recording No.:    File 56 of Parcel Maps, Page 72, of Official Records And as shown on the Survey.

37.	Dedication(s) and non-exclusive easement(s) and rights incidental thereto as indicated or delineated on the map of said parcel map:
Recording No.:    File 57 of Parcel Maps, Page 51, of Official Records And as shown on the Survey.

38.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    August 07, 1989
Recording No:    Book 890807, Instrument No. 00613, of Official Records

39.	Terms, provisions and conditions as contained in an instrument Entitled: Access to Equipment Agreement
Recording Date:    June 19, 1990
Recording No.:    Book 900619, Instrument No. 00622 and 00623, of Official Records

Granted to:    Nevada Power Company

Purpose:    electric systems
Recording Date:    June 28, 1990
Recording No:    Book 900628, Instrument No. 01081, of Official Records And as shown on the Survey.

41.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    transmission and distribution of electricity
Recording Date:    June 28, 1990
Recording No:    Book 900628, Instrument No. 01082, of Official Records And as shown on the Survey.

42.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    April 13, 1995
Recording No:    Book 950413, Instrument No. 00060, of Official Records and Re-Recording Date:    October 04, 1995
and Re-Recording No:    Book 951004, Instrument No. 00892, of Official Records

43.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    March 25, 1996
Recording No.:    Book 960325, Instrument No. 00926, of Official Records

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

44.	INTENTIONALLY DELETED

45.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    March 05, 1997
Recording No:    Book 970305, Instrument No. 00660, of Official Records

46.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    April 01, 1997
Recording No.:    Book 970401, Instrument No. 02038, of Official Records

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

47.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    water pipelines
Recording Date:    April 02, 1997
Recording No:    Book 970402, Instrument No. 01949, of Official Records

A partial relinquishment of above easement was recorded October 12, 2001 in Book 20011012 as Document No. 01156, Official Records.

And as shown on the Survey.

48.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    April 02, 1997
Recording No:    Book 970402, Instrument No. 01950, of Official Records And as shown on the Survey.

49.	INTENTIONALLY DELETED

50.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    July 03, 1997
Recording No:    Book 970703, Instrument No. 00912, of Official Records And as shown on the Survey.

51.	Terms, provisions and conditions as contained in an instrument Entitled: Memorandum of Agreement
Recording Date:    April 16, 1998
Recording No.:    Book 980416, Instrument No. 00618, of Official Records And as shown on the Survey.

52.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    underground electrical systems
Recording Date:    May 05, 1999
Recording No:    Book 990505, Instrument No. 00828, of Official Records And as shown on the Survey.

53.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    traffic signal and intersection lighting facilities
Recording Date:    January 09, 2001
Recording No:    Book 20010109, Instrument No. 00205, of Official Records

And as shown on the Survey.

54.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: MGM Grand-Bally’s Monorail Limited Liability Company
Purpose:    monorail system maintenance
Recording Date:    September 20, 2000

Recording No:    Book 20000920, Instrument No. 00207, of Official Records And as shown on the Survey.

55.	Terms, provisions and conditions as contained in an instrument

Entitled:	Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions
Recording Date:    September 20, 2000
Recording No.:    Book 20000920, Instrument No. 00208, of Official Records And as shown on the Survey.

56.	INTENTIONALLY DELETED

57.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document
Entitled:    Memorandum of Lease
Lessor:    Harrah’s Las Vegas, Inc.
Lessee:    McDonald’s Corporation
Recording Date:    December 07, 2001
Recording No:    Book 20011207, Instrument No. 01764, of Official Records

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

58.	Terms, provisions and conditions as contained in an instrument
Entitled:    Right of Entry Agreement for Ingress and Egress
Recording Date:    August 26, 2002
Recording No.:    Book 20020826, Instrument No. 00566, of Official Records And as shown on the Survey.

59.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    February 26, 2003
Recording No:    Book 20030226, Instrument No. 01441, of Official Records

60.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    June 26, 2003
Recording No:    Book 20030626, Instrument No. 03517, of Official Records

61.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    February 07, 2005
Recording No.:    Book 20050207, Instrument No. 02148, of Official Records

62.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company

Purpose:    transmission and distribution of electricity
Recording Date:    October 11, 2005
Recording No:    Book 20051011, Instrument No. 06031, of Official Records

63.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    underground electric systems
Recording Date:    October 30, 2006
Recording No:    Book 20061030, Instrument No. 02269, of Official Records And as shown on the Survey.

64.	INTENTIONALLY DELETED

65.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Central Telephone Company, d/b/a Centurylink and New Cingular Wireless PCS, LLC Purpose:    use and operation of underground conduit and cables service
Recording Date:    January 11, 2011
Recording No:    201101110002621, of Official Records And as shown on the Survey.

66.
Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document

Recording Date:    August 10, 2011
Recording No:    201108100001475, of Official Records

Modification(s) of said covenants, conditions and restrictions Recording Date:    September 12, 2012
Recording No:    201209120002364, of Official Records

Second Amendment to the Declaration of Covenants, Restrictions and Easements. Recording Date:    October 11, 2013
Recording No:    201310110004747, of Official Records And as shown on the Survey.

67.	Dedication(s) and non-exclusive easement for public utilities and rights incidental thereto as indicated or delineated on the map of said tract/plat:
Recording No.:    Book 143 of Plats, Page No. 39, of Official Records
The easements shown herein as the following Exceptions are referenced on the above mentioned map:
13, 14, 15, 16, 17, 18, 19, 20, 22, 24, 25, 26, 28, 29, 30, 31, 32, 36, 37, 40, 41, 43, 46, 47, 48, 50, 51, 52, 53, 54, 55,
61 and 63

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

68.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document
Entitled:    Assignment and Assumption of Lease
Lessor:    Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Lessee:    Lido Casino Resort, LLC
Recording Date:    August 10, 2011
Recording No:    2011081000001482, of Official Records

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

The terms, covenants, conditions and provisions as contained in an instrument, entitled "Partial Assignment and Assumption Agreement"
Assignor:    Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Assignee:    Flamingo Las Vegas Propco, LLC, a Delaware limited liability company Recording Date:    August 10, 2011
Recording No:    201108100001483, of Official Records

69.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electrical facilities
Recording Date:    May 03, 2012
Recording No:    201205030001996, of Official Records

70.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    water facilities
Recording Date:    October 24, 2012
Recording No:    201210240003957, of Official Records and Re-Recording Date:    November 15, 2012
and Re-Recording No:    201211150001350, of Official Records And as shown on the Survey.

71.	INTENTIONALLY DELETED

72.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    shelter area or pad
Recording Date:    August 01, 2013
Recording No.:    201308010000047, of Official Records And as shown on the Survey.

73.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    pedestrian access
Recording Date:    August 01, 2013

Recording No:    201308010000048, of Official Records And as shown on the Survey.

74.	Terms, provisions and conditions as contained in an instrument Entitled: Variance Order
Recording Date:    April 29, 2014
Recording No.:    20140429-0001789, of Official Records

75.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    utility facilities
Recording Date:    July 01, 2014
Recording No:    20140701-0000927, of Official Records And as shown on the Survey.

76.	INTENTIONALLY DELETED

77.
Rights of tenants or persons in possession, if any, as tenants in possession of the property under existing written unrecorded leases, which leases contain no option to purchase or rights of first refusal.

78.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by survey, Prepared by: Ryan D. Sligar PLS No. 21263 with Horizon Surveys
Dated: November 10, 2017 last revised      Job No.: 1219.001
Matters shown: A. The building located on said parcel encroaches over the following easements:

(1)	Item 14 (document 400048)

(2)	Item 17 (document 510671)

(3)	Item 19 (document 87444)

(4)	Item 20 (document 245581)

(5)	Item 21 (document 247913)

(6)	Item 22 (document 247914)

(7)	Item 24 (document 936613)
(12) Item 32 (document 1421370) (13) Item 40 (document 900628-1081) (14) Item 41 (document 900628-1082)

Countersigned

ProForma Specimen

Authorized Signatory

END OF SCHEDULE B

This is a pro forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insured. The inclusion of endorsements as a part of the pro forma policy in no way evidences the willingness of the company to provide any affirmative coverage shown therein. There are requirements which must be met before a final policy can be issued in the same form as the pro forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

Additional Matters may be added or other amendments may be made to this pro forma policy by reason of any defects, liens or encumbrances that appear for the first time in the Public Records or come to the attention of the Company and are created or attached between the issuance of this pro forma policy and the issuance of a policy of title insurance. The Company shall have no liability because of such addition or amendment.

KL2 3038105.6
EXHIBIT H
AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is entered into as of December ___, 2017 (the “Effective Date”), by and between CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation (“CEC”), and VICI PROPERTIES L.P., a Delaware limited partnership (“Propco”).

RECITALS:

A.    Certain Subsidiaries of Propco (individually or collectively, as the context may require, “Propco Landlord”) and certain Subsidiaries of CEC (individually or collectively, as the context may require, “CEC Tenant”) have entered into (i) that certain Lease (CPLV), dated as of the date hereof (the “CPLV Lease”), pursuant to which Propco Landlord leases to CEC Tenant certain real property as more particularly described therein (the “CPLV Leased Property”), (ii) that certain Lease (Non-CPLV), dated as of the date hereof (the “Non-CPLV Lease”), pursuant to which Propco Landlord leases to CEC Tenant certain real property as more particularly described therein (the “Non-CPLV Leased Property”), and (iii) that certain Lease (Joliet), dated as of the date hereof (the “Joliet Lease”, and, collectively with the CPLV Lease and the Non-CPLV Lease, the “Leases”), pursuant to which Propco Landlord leases to CEC Tenant certain real property as more particularly described therein (the “Joliet Leased Property”, and, collectively with the CPLV Leased Property and the Non-CPLV Leased Property, the “Leased Property”).

B.    CEC and Propco have entered into that certain Right of First Refusal Agreement dated as of October 6, 2017 (the “Original Agreement”) pursuant to which they granted to each other certain rights of first refusal with respect to certain opportunities to acquire, operate or develop (as applicable) real property in addition to the Leased Property, in accordance with the terms, conditions and procedures set forth in this Agreement. CEC and Propco now desire to amend and restate the Original Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CEC and Propco hereby agree as follows:

1.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Acquisition Opportunity” means an acquisition of any existing facility that constitutes a Gaming Facility at the time such opportunity is being considered for acquisition.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In no event shall CEC or any of its Affiliates, on the one hand, or PropCo or any of its Affiliates, on the other hand, be deemed to be an Affiliate of the other party as a result of this Agreement, the Leases or the MLSAs and/or as a result of any consolidation for accounting purposes by CEC (or its Subsidiaries) or Propco (or its Affiliates) of the other such party or the other such party’s Affiliates.

“Alternate CEC ROFR Terms” shall have the meaning set forth in Section 2(d) hereof.

“Alternate Propco ROFR Terms” shall have the meaning set forth in Section 3(d) hereof.

“Applicable Law” means all (a) statutes, laws, rules, regulations, ordinances, codes or other legal requirements of any federal, state or local governmental authority, board of fire underwriters and similar quasi-governmental authority, including, without limitation, any legal requirements under any Gaming Laws, and (b) judgments, injunctions, orders or other similar requirements of any court, administrative agency or other legal adjudicatory authority.

“Arbitration Panel” shall have the meaning set forth in Section 4 hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Las Vegas or in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

“CEC Election Period” means a period of thirty (30) days following CEC’s receipt of the applicable CEC Opportunity Package.

“CEC Licensing Event” means: (a) either (1) a communication (whether oral or in writing) by or from any Gaming Authority to Propco or any of its Affiliates or other action by any Gaming Authority that indicates that such Gaming Authority may find that, or (2) a determination by Propco, in its sole but reasonable discretion and pursuant to customary internal processes that, the association of any member of the CEC Subject Group with Propco or any of its Affiliates is likely to, (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by Propco or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which Propco or any of its Affiliates is subject; or (b) any member of the CEC Subject Group is required to be licensed,

1

registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of Propco includes any Person for which Propco or its Affiliate is providing management services.

“CEC Opportunity Package” shall have the meaning set forth in Section 2(b) hereof.

“CEC Opportunity Transaction” means any transaction or series of related transactions pursuant to which Propco or any of its Affiliates proposes to acquire (fee or leasehold), operate or develop any ROFR Property; excluding, however, any Excluded CEC Opportunity.

“CEC Panel Member” shall have the meaning set forth in Section 4(b).

“CEC Related Party” shall mean, collectively or individually, as the context may require, CEC, any holding company that directly or indirectly owns one hundred percent (100%) of the equity interests of CEC, and any Subsidiaries of CEC (including, without limitation, CEC Tenant).

“CEC ROFR” shall have the meaning set forth in Section 2(c) hereof.

“CEC ROFR Discussion Period” shall have the meaning set forth in Section 2(e) hereof.

“CEC Subject Group” means CEC, CEC’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding Propco and its Affiliates.

“Change of Control” means, with respect to any party, the occurrence of any of the following:
(a)    the direct or indirect sale, exchange or other transfer (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all the assets of such party and its Subsidiaries, taken as a whole, to one or more Persons;
(b)    an officer of such party becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proxy, vote, written notice or otherwise) of the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act or any successor provision) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or

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indirectly, of more than 50% of the Voting Stock of such party or other Voting Stock into which such party’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities or other ownership interests; or
(c)    the occurrence of a “change of control”, “change in control” (or similar definition) as defined in any indenture, credit agreement or similar debt instrument under which such party is an issuer, a borrower or other obligor, in each case representing outstanding indebtedness in excess of $100,000,000; or
(d)    such party consolidates with, or merges or amalgamates with or into, any Person (or any Person consolidates with, or merges or amalgamates with or into, such party), in any such event pursuant to a transaction in which any of such party’s outstanding Voting Stock or any of the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where such party’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving Person or any direct or indirect Parent Entity of the surviving Person immediately after giving effect to such transaction measured by voting power rather than number of securities or other ownership interests.
For purposes of the foregoing definition: (x) a party shall include any Parent Entity of such party; and (y) “Voting Stock” shall mean the securities or other ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors, managers or trustees (or other similar governing body) of a Person.
Notwithstanding the foregoing: (A) the transfer of assets between or among a party’s wholly owned subsidiaries and such party shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, consolidation or amalgamation of such party with, or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of such party’s assets to, an Affiliate of such party (1) incorporated or organized solely for the purpose of reincorporating such party in another jurisdiction, and (2) the owners of which and the number and type of securities or other ownership interests in such party, measured by voting power and number of securities or other ownership interests, owned by each of them immediately before and immediately following such transaction, are materially unchanged; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) prior to the consummation of the transactions contemplated by such agreement; (D) the Restructuring Transactions, as defined in the Propco Indenture and any transactions related thereto shall not constitute a Change of Control; and (E) a transaction will not be deemed to involve a Change of Control in respect of a party if (1) such party becomes a direct or indirect wholly owned subsidiary of a holding company, and (2) the direct or indirect owners of such holding company immediately following that transaction are the same as the owners of such party immediately prior to that transaction and the number and type of securities or

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other ownership interests owned by each such direct and indirect holder immediately following such transaction are materially unchanged from the number and type of securities or other ownership interests owned by such direct and indirect holder in such party immediately prior to that transaction.
“Control” (including the correlative meanings of the terms “Controlled by” and “under common Control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests, other equity interests or otherwise.

“Development Opportunity” means an acquisition or development of (i) undeveloped real property or (ii) any existing facility that does not constitute a Gaming Facility at the time such opportunity is being considered for acquisition or development, and, in each case, with respect to which the plan for such acquisition or development is to develop a Gaming Facility at such facility.

“EBITDAR” means, for any applicable period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Agreement or any determination or calculation made pursuant to this Agreement for which EBITDAR is a necessary component of such determination or calculation, (i) promptly following request therefor, CEC shall provide Propco with all supporting documentation and backup information with respect thereto as may be reasonably requested by Propco, (ii) such calculation shall be as reasonably agreed upon between Propco and CEC, and (iii) if Propco and CEC do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by arbitration in accordance with Section 4 hereof.

“Excluded CEC Opportunity” means (i) subject to Section 2(a) hereof, any transaction pursuant to which Propco or any Propco Related Party proposes to acquire,

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operate or develop any Gaming Facility that is subject to a pre-existing lease, management agreement or other contractual restriction at the time such Gaming Facility is being considered for acquisition, operation or development by Propco (or a Propco Related Party) (i.e., excluding any such lease, management agreement or other contractual restriction entered into in contemplation of the applicable transaction involving Propco (or a Propco Related Party), unless entered into at a time when the applicable facility did not qualify as a Gaming Facility) and which pre-existing lease, management agreement or other contractual restriction (x) was entered into on arms’-length terms and (y) would not be terminated upon or prior to such acquisition, operation or development, (ii) any transaction for which the opco/propco structure contemplated by this Agreement would be prohibited by applicable law, rule or regulation (including zoning regulations and/or any applicable use restrictions or easements or encumbrances) or which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been received or is anticipated to be received prior to the consummation of such transaction), provided that the applicable parties shall use reasonable, good faith efforts to obtain any such consent, approval, license or authorization, (iii) any transaction in which the seller of a Gaming Facility has structured such sale to be subject to the leasing of such Gaming Facility back to such seller of such Gaming Facility (or its Affiliate), (iv) any transaction that consists of owning or acquiring, directly or indirectly, an interest in a Gaming Facility or in an entity that will acquire or develop a Gaming Facility, if the entity that directly owns or leases such Gaming Facility upon consummation of such transaction will not constitute Propco or a Subsidiary of Propco or any Propco Related Party, (v) any transaction in which Propco or any Propco Related Party proposes to acquire a then-existing Gaming Facility from Propco or any Propco Related Party and (vi) any transaction with respect to any Gaming Facility set forth on Schedule 1 attached hereto.

“Excluded Propco Opportunity” means (i) subject to Section 3(a) hereof, any transaction pursuant to which CEC or any CEC Related Party proposes to acquire or develop any Gaming Facility that is subject to a pre-existing lease, management agreement or other contractual restriction at the time such Gaming Facility is being considered for acquisition or development by CEC (or a CEC Related Party) (i.e., excluding any such lease, management agreement or other contractual restriction entered into in contemplation of the applicable transaction involving CEC (or a CEC Related Party), unless entered into at a time when the applicable facility did not qualify as a Gaming Facility) and which pre-existing lease, management agreement or other contractual restriction (x) was entered into on arms’-length terms and (y) would not be terminated upon or prior to such acquisition or development, (ii) any transaction for which the opco/propco structure contemplated by this Agreement would be prohibited by applicable law, rule or regulation (including zoning regulations and/or any applicable use restrictions or easements or encumbrances) or which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been received or is anticipated to be received prior to the consummation of such transaction), provided that the applicable parties shall use reasonable, good faith efforts to obtain any such consent, approval, license or authorization, (iii) any transaction that does not consist of owning or acquiring, directly or indirectly, a fee or leasehold interest in respect of the real property interests in any Gaming Facility or

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Development Opportunity, (iv) any transaction that consists of owning or acquiring, directly or indirectly, an interest in a Gaming Facility or in an entity that will acquire or develop a Gaming Facility, if the entity that directly owns or leases such Gaming Facility upon consummation of such transaction will not constitute CEC or a Subsidiary of CEC or of any CEC Related Party, (v) any transaction in which one or more third parties will own or acquire, directly or indirectly, in the aggregate, a beneficial economic interest of at least thirty percent (30%) in a Gaming Facility, and such third parties constituting at least such economic interest are unable, or make a bona fide, good faith refusal, to enter into the propco/opco structure contemplated by this Agreement, provided that CEC shall use commercially reasonable, good faith efforts to obtain such third parties’ approval of such propco/opco structure, (vi) any transaction in which CEC or any CEC Related Party proposes to acquire a then-existing Gaming Facility from CEC or any CEC Related Party, and (vii) any transaction with respect to any Gaming Facility set forth on Schedule 1 attached hereto.

“Excluded Sale Leaseback Opportunity” means, (i) any transaction for which the opco/propco structure contemplated by this Agreement would be prohibited by applicable law, rule or regulation (including zoning regulations and/or any applicable use restrictions or easements or encumbrances) or which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been received or is anticipated to be received prior to the consummation of such transaction), provided that the applicable parties shall use reasonable, good faith efforts to obtain any such consent, approval, license or authorization, (ii) any sale leaseback transaction where, after giving effect thereto, one or more third parties will own or acquire, directly or indirectly, in the aggregate, a beneficial economic interest of at least thirty percent (30%) in the tenant under such sale leaseback transaction, and such third parties constituting at least such economic interest are unable, or make a bona fide, good faith refusal, to provide Propco with the opportunity contemplated by this Agreement, provided that CEC shall use commercially reasonable, good faith efforts to obtain such third parties’ approval to grant Propco such opportunity and (iii) any transaction in which CEC or any CEC Related Party proposes to enter into a sale leaseback transaction with CEC or any CEC Related Party.

“Existing EBITDAR Coverage Ratio” means, for any Existing Test Period, the ratio of (x) the aggregate EBITDAR of CEC Tenant during such Existing Test Period to the extent derived from the Leased Property to (y) the aggregate base and variable rent (i.e., excluding additional rent such as pass-throughs of expenses) payable by CEC Tenant under the Leases during such Existing Test Period (provided that, to the extent the term of the Leases commenced after the beginning of such Existing Test Period, the aggregate rent for such Existing Test Period shall be annualized for purposes of calculating the Existing EBITDAR Coverage Ratio).

“Existing Test Period” means, for any date of determination, the period of the twelve (12) most recently ended consecutive calendar months prior to such date of determination for which financial statements are available.

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“Extraordinary Items” means gains or losses related to events and transactions that both: (a) possess a high degree of abnormality and are of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the applicable entity, taking into account the environment in which such entity operates; and (b) are of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the applicable entity operates.

“GAAP” means generally accepted accounting principles consistently applied in the preparation of financial statements, as in effect from time to time (except with respect to any financial ratio defined or described herein or the components thereof, for which purposes GAAP shall refer to such principles as in effect as of the date hereof).

“Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, poker tournaments, inter-casino linked systems and related and associated equipment, supplies and systems.

“Gaming Laws” means any Applicable Law regulating or otherwise pertaining to Gaming Activities or related activities.

“Gaming Authority” or “Gaming Authorities” means, individually or in the aggregate, as the context may require, any foreign, federal, state or local governmental entity or authority, or any department, commission, board, bureau, agency, court or instrumentality thereof, regulating Gaming Activities or related activities.

“Gaming Facility” or “Gaming Facilities” means, together or individually, as the context may require, one or more commercial facilities, together with any adjoining hotel, entertainment venue and/or other facilities, with respect to which (in the aggregate for such facility and any such adjoining facilities) operations of Gaming Activities constitute (i) at least twenty-five percent (25%) of the gross revenue generated (or projected to be generated, as applicable) by such facilities during the Gaming Facility Test Period, or (ii) at least twenty-five percent (25%) of the square footage of the building(s) constituting such facilities (and, with respect to any to-be-developed facilities, such determination shall be made based on the most recent plans and specifications). With respect to a portfolio of assets, the determination of whether such assets satisfy the requirements to qualify as Gaming Facilities shall be made on a portfolio-level basis (i.e., either all such assets shall constitute Gaming Facilities or none of such assets shall constitute Gaming Facilities), based on the aggregate gross revenue and/or aggregate square footage of the assets in the portfolio taken as a whole.

“Gaming Facility Test Period” means (i) with respect to a facility that has been in operation for at least one (1) full fiscal year as of the applicable date of determination, the most recent three (3) full fiscal years for which gross revenue information is available, or, if such facility has not been in operation for three (3) full fiscal years as of the applicable date of determination, the period consisting of all full fiscal years since such facility

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commenced operation, or (ii) with respect to a to-be-developed facility or a facility that has been in operation for less than one (1) full fiscal year as of the applicable date of determination, the first three (3) full fiscal years following the date of determination (as projected by the most recent plans and specifications, with due regard being given to projected plans and specifications provided by any third party seller in connection with the transaction giving rise to the rights and obligations under this Agreement), excluding any initial period during which such facility would be in development or construction and would not yet have substantially commenced operations.

“Land Assemblage Qualifying Development” means one or more buildings and/or other improvements that are built on the Designated Land (as defined in the Put-Call Agreement) to the extent that both of the following conditions are satisfied: (i) neither CEC nor an Affiliate of CEC, as of the time in question, built the Eastside Convention Center (as defined in the Put-Call Agreement) in a manner that satisfies clauses (1), (2) and (3) of the Put-Call Convention Center Conditions (as defined in the Put-Call Agreement) and (ii) such buildings and/or other improvements on the Designated Land (as defined in the Put-Call Agreement) are income-producing.

“Manager” means the Manager under the MLSAs from time to time or such other Affiliate of CEC as may be designated by CEC to serve as manager of a ROFR Property as contemplated hereby.

“MLSA” and “MLSAs” mean, collectively or individually, as the context may require, (i) that certain Management and Lease Support Agreement (Non-CPLV), dated as of the date hereof, by and among CEC, Non-CPLV Manager, LLC, Affiliates of CEC Tenant and Affiliates of Propco Landlord, as amended, restated or otherwise modified from time to time, (ii) that certain Management and Lease Support Agreement (CPLV), dated as of the date hereof, by and among CEC, CPLV Manager, LLC, Affiliates of CPLV Manager, LLC, Affiliates of CEC Tenant and Affiliates of Propco Landlord, as amended, restated or otherwise modified from time to time, and (iii) that certain Management and Lease Support Agreement (Joliet), dated as of the date hereof, by and among CEC, Joliet Manager, LLC, Affiliates of Manager, Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership, as amended, restated or otherwise modified from time to time.

“Parent Entity” means, with respect to any Person, any corporation, association, limited partnership, limited liability company or other entity which at the time of determination (a) owns or controls, directly or indirectly, more than 50% of the total voting power of shares of capital stock (without regard to the occurrence of any contingency) entitled to vote in the election of directors, managers or trustees of such Person, (b) owns or controls, directly or indirectly, more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, of such Person, whether in the form of membership, general, special or limited partnership interests or otherwise, or (c) is the controlling general partner of, or otherwise controls, such entity.

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“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Propco Election Period” means a period of thirty (30) days following Propco’s receipt of the applicable Propco Opportunity Package.

“Propco Indenture” means that certain First-Priority Senior Secured Floating Rate Notes due 2022 Indenture dated as of the date hereof, among VICI Properties 1 LLC,  VICI FC Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) party thereto from time to time, and UMB Bank, National Association, as trustee.

“Propco Licensing Event” means: (a) either (1) a communication (whether oral or in writing) by or from any Gaming Authority to CEC or any of its Affiliates or other action by any Gaming Authority that indicates that such Gaming Authority may find that, or (2) a determination by CEC, in its sole but reasonable discretion and pursuant to customary internal processes that, the association of any member of the Propco Subject Group with CEC or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by CEC or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which CEC or any of its Affiliates is subject; or (b) any member of the Propco Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of CEC includes any Person for which CEC or its Affiliate is providing management services.

“Propco Opportunity Package” shall have the meaning set forth in Section 3(b) hereof.

“Propco Opportunity Transaction” means any transaction or series of related transactions pursuant to which CEC or any of its Subsidiaries proposes to (i) acquire (fee or leasehold) or develop any ROFR Property; excluding, however, any Excluded Propco Opportunity, (ii) enter into a sale leaseback transaction with respect to one or more of the Gaming Facilities contemplated to be acquired by CEC or its Affiliates pursuant to the acquisition of Centaur Holdings, LLC; excluding, however, any Excluded Sale Leaseback Opportunity; provided, that in the case of this clause (ii), Section 3(f) shall not apply, or (iii) prior to the seventh (7th) anniversary of the Effective Date, enter into a sale leaseback transaction with respect to a Land Assemblage Qualifying Development, excluding any Excluded Sale Leaseback Opportunity; provided, that in the case of this clause (iii), Section 3(f) shall not apply.

“Propco Panel Member” shall have the meaning set forth in Section 4(b).

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“Propco Related Party” shall mean, collectively or individually, as the context may require, Propco, the REIT, any holding company that directly or indirectly owns one hundred percent (100%) of the equity interests of the REIT, and any Subsidiaries of Propco or the REIT.

“Propco ROFR” shall have the meaning set forth in Section 3(c) hereof.

“Propco ROFR Discussion Period” shall have the meaning set forth in Section 3(e) hereof.

“Propco Subject Group” means Propco, Propco’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding CEC and its Affiliates.

“Put-Call Agreement” means that certain Put-Call Right Agreement dated as of December [__], 2017, by and among _______________ [insert to-be-formed Delaware limited liability company that is a subsidiary of Propco], [___________], a [_________] and 3535 LV Newco, LLC, a Delaware limited liability company, as the same may be amended, supplemented or replaced from time to time.
“REIT” means VICI Properties Inc., a Maryland corporation, which is the direct or indirect parent company of Propco as of the date hereof.

“ROFR EBITDAR Coverage Ratio” means, for any ROFR Test Period, the ratio of (x) the projected EBITDAR of the tenant under the applicable ROFR Lease during such ROFR Test Period expected to be derived from the ROFR Property, to (y) the aggregate base and, if applicable, variable rent (i.e., excluding additional rent such as pass-throughs of expenses) payable by such tenant under such ROFR Lease during such ROFR Test Period.

“ROFR Lease” means a lease pursuant to which an Affiliate of Propco, as landlord, leases a ROFR Property to an Affiliate of CEC, as tenant. Consistent with the terms of the CEC ROFR or the Propco ROFR (as applicable), a ROFR Lease may be documented as a new lease agreement reflecting the terms contemplated by this Agreement, or as an amendment to one of the Leases under which the ROFR Property will be included as an additional facility under such Lease on the terms contemplated by this Agreement.

“ROFR Lease Rent” means an amount of base and, if applicable, variable rent (i.e., excluding additional charges and other additional rent such as pass-throughs of expenses) to be paid under the applicable ROFR Lease in respect of the ROFR Property that initially would cause the ROFR EBITDAR Coverage Ratio to be equal to the Existing EBITDAR Coverage Ratio.

“ROFR Management Agreement” means a management agreement with customary rights and obligations for management agreements of this type (and in any event at a standard of quality and care not less in any material respect than the standard of quality and care

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under the MLSAs) pursuant to which CEC or a Manager would manage the ROFR Property, which may, consistent with the terms of the CEC ROFR or the Propco ROFR (as applicable), be documented as a new management agreement or as an amendment to an MLSA.

“ROFR Property” means any existing or to-be-developed (as applicable) Gaming Facility located in the United States but outside the Gaming Enterprise District of Clark County, Nevada.

“ROFR Test Period” means, with respect to any ROFR Lease, the first year of the term of such ROFR Lease (excluding any initial period of time during which the ROFR Property is in development or construction and has not yet commenced operations and excluding any “ramp-up” period after the commencement of operations of such ROFR Property for the duration agreed to be excluded, if any, for such ROFR Property in such ROFR Lease).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests or managing membership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Third Panel Member” shall have the meaning set forth in Section 4(b).

2.    Right of First Refusal in Favor of CEC.

(a)    From and after the Effective Date, subject to 2(f) below, Propco shall not, and shall cause the Propco Related Parties not to, consummate any CEC Opportunity Transaction, without first providing to CEC an opportunity to cause Affiliates of CEC to lease and the Manager to manage the applicable ROFR Property (with such ROFR Property to be owned by Affiliates of Propco), in accordance with the procedures set forth in this Section 2.

(b)    Prior to Propco or any Propco Related Party consummating any CEC Opportunity Transaction (or, if Section 2(f) below is applicable, as soon as reasonably possible thereafter), Propco shall deliver to CEC a package of information describing the CEC Opportunity Transaction and the terms upon which Affiliates of CEC would lease and the Manager would manage such ROFR Property (the “CEC Opportunity Package”), including, without limitation, the following (subject to execution of a customary non-disclosure agreement): (i) basic information identifying the ROFR Property, such as the name and location of the applicable Gaming Facility; (ii) the material acquisition terms, including, without limitation, the purchase price and the expected closing date of the CEC Opportunity Transaction; (iii) for any Acquisition Opportunity, three (3) years of audited (to the extent reasonably available to Propco; otherwise unaudited) financial statements of the ROFR Property or of the seller of the ROFR Property, as applicable, and for any Development Opportunity, three (3) years of financial projections for the ROFR Property (excluding any initial period during

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which the ROFR Property is in development or construction and has not yet commenced operations); (iv) for any Development Opportunity, a reasonably-detailed description of the proposed development project, including, without limitation, the business plan, scope of work, a development budget and a development timeline; (v) a description of the regulatory framework applicable to such ROFR Property, including the amount and timing of any licensing fees and gaming taxes with respect thereto; (vi) a term sheet setting forth proposed terms of a ROFR Lease and ROFR Management Agreement for the ROFR Property, which term sheet shall include, without limitation, Propco’s good faith determination of the initial ROFR Lease Rent, Propco’s proposal for ROFR Lease Rent adjustments thereafter (including allocations of fixed and variable rent if applicable), and the other items set forth on Exhibit A attached hereto; and (vii) a detailed explanation of the computation of the ROFR Lease Rent proposed in such term sheet. Promptly upon CEC’s reasonable request therefor, Propco shall provide to CEC additional information related to the CEC Opportunity Transaction, to the extent such information is reasonably available to Propco.

(c)    CEC may elect, in its sole and absolute discretion, to exercise its right to cause its Affiliates to lease and the Manager to manage the applicable ROFR Property (such ROFR Property to be owned by Affiliates of Propco), in accordance with the terms set forth in the CEC Opportunity Package (the “CEC ROFR”), which CEC ROFR shall be exercisable by written notice thereof from CEC to Propco prior to the expiration of the CEC Election Period. If CEC does not so exercise the CEC ROFR prior to the expiration of the CEC Election Period, then CEC shall be deemed to have waived the CEC ROFR with respect to the applicable CEC Opportunity Transaction only.

(d)    If CEC waives (or is deemed to have waived) the CEC ROFR with respect to a CEC Opportunity Transaction, then Propco (or the applicable Propco Related Party) shall be free to consummate the CEC Opportunity Transaction without CEC’s (or its Affiliates’) involvement, upon terms not materially more favorable to the applicable counterparty (if any) than those presented to CEC in the CEC Opportunity Package. If at any time following CEC’s waiver (or deemed waiver) of such CEC Opportunity Transaction, Propco (or the applicable Propco Related Party) desires to consummate such CEC Opportunity Transaction upon terms that are materially more favorable to the applicable counterparty than those presented to CEC in the CEC Opportunity Package (the “Alternate CEC ROFR Terms”), then the provisions of this Section 2 shall be reinstated with respect to such CEC Opportunity Transaction, and Propco shall be required to deliver to CEC a new CEC Opportunity Package (except that such CEC Opportunity Package shall reflect the Alternate CEC ROFR Terms in lieu of the ROFR Lease Rent and other CEC ROFR terms initially offered to CEC in the CEC Opportunity Package) and otherwise comply once again with the procedures set forth herein prior to consummating such CEC Opportunity Transaction, except that the CEC Election Period will be twenty (20) days in lieu of thirty (30) days.

(e)    If CEC exercises the CEC ROFR with respect to a CEC Opportunity Transaction, then Propco (or the applicable Propco Related Party) shall have the right to proceed with the CEC Opportunity Transaction and shall structure the CEC Opportunity Transaction in a manner that allows the ROFR Property to be owned by an Affiliate of Propco and leased to Affiliates of CEC and managed by the Manager. CEC and Propco shall use good faith, commercially reasonable efforts, for a period of forty-five (45) days following the date on which CEC exercises the CEC

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ROFR (the “CEC ROFR Discussion Period”), to negotiate and enter into a ROFR Lease and ROFR Management Agreement for the applicable ROFR Property. The ROFR Lease and ROFR Management Agreement shall provide for the following: (i) the initial rent shall be equal to the then applicable ROFR Lease Rent; and (ii) such other terms and conditions consistent with the terms of the CEC ROFR and otherwise as CEC and Propco may agree. If, despite the good faith, commercially reasonable efforts of Propco and CEC, the parties are unable to reach agreement on the terms and conditions of the ROFR Lease and ROFR Management Agreement prior to the expiration of the CEC ROFR Discussion Period, then, upon the expiration of the CEC ROFR Discussion Period, either (1) the terms and conditions of the ROFR Lease and ROFR Management Agreement shall be established pursuant to arbitration in accordance with the procedures set forth in Section 4 hereof (other than the specific terms of the CEC ROFR, which shall be as set forth in the CEC Opportunity Package and shall not be subject to arbitration), or (2) solely with the written consent of CEC (which may be granted or withheld in CEC’s sole and absolute discretion), Propco (or the applicable Propco Related Party) shall be free to consummate the CEC Opportunity Transaction without CEC’s (or its Affiliates’) involvement, in accordance with, and subject to the conditions of, Section 2(d) hereof. The CEC ROFR Discussion Period shall be extended, but not to exceed an extension of one hundred twenty (120) days, as reasonably necessary solely to allow CEC and its Affiliates (as applicable) to obtain all applicable licenses, qualifications or approvals from all Gaming Authorities necessary for CEC and its Affiliates (as applicable) to lease and manage the ROFR Property. If, on or prior to the expiration of the CEC ROFR Discussion Period, CEC and its Affiliates (as applicable) are unable to obtain all such necessary licenses, qualifications and approvals, then Propco (or the applicable Propco Related Party) shall be free to consummate the CEC Opportunity Transaction without CEC’s (or its Affiliates’) involvement.

(f)    Notwithstanding the foregoing, if the timeframe to consummate a CEC Opportunity Transaction is expedited as a result of a competitive bidding process or other bona fide third-party requirements such that adherence to the right of first refusal procedures in the timeframes set forth under this Section 2 would result in a reasonable likelihood that Propco (or the applicable Propco Related Party) would not be able to execute the CEC Opportunity Transaction (as determined by Propco in good faith), then Propco (or the applicable Propco Related Party) may proceed to consummate such CEC Opportunity Transaction without CEC’s (or its Affiliates’) involvement; provided, however, that (i) subject to Propco’s ability to structure the initial transaction in the manner provided in the following clause (ii), as soon as reasonably possible following Propco’s (or the applicable Propco Related Party’s) consummation of such CEC Opportunity Transaction, Propco shall provide to CEC an opportunity to cause Affiliates of CEC to lease and the Manager to manage the applicable ROFR Property (with such ROFR Property to be owned by Affiliates of Propco) in accordance with the terms of this Section 2, and (ii) Propco shall use commercially reasonable efforts to structure such initial transaction in a manner that would facilitate CEC’s exercise of such rights following consummation of such transaction; provided further however, that for the avoidance of doubt, if such initial transaction cannot after the use of commercially reasonable efforts be structured in such a manner without resulting in an adverse effect on such transaction or Propco (other than an adverse effect that is immaterial), Propco shall not be required to provide to CEC an opportunity to lease and the Manager to manage the applicable ROFR Property in accordance with the terms of this Section 2.

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3.    Right of First Refusal in Favor of Propco.

(a)    From and after the Effective Date, subject to Section 3(f) below, CEC shall not, and shall cause the CEC Related Parties not to, consummate any Propco Opportunity Transaction, without first providing to Propco an opportunity to cause Affiliates of Propco to own the applicable ROFR Property and cause such ROFR Property to be leased to Affiliates of CEC and managed by the Manager, in accordance with the procedures set forth in this Section 3.

(b)    Prior to CEC or any CEC Related Party consummating any Propco Opportunity Transaction (or, if Section 3(f) below is applicable, as soon as possible thereafter), CEC shall deliver to Propco a package of information describing the Propco Opportunity Transaction and the terms upon which Affiliates of CEC would lease and the Manager would manage such ROFR Property (the “Propco Opportunity Package”), including, without limitation, the following (subject to execution of a customary non-disclosure agreement): (i) basic information identifying the ROFR Property, such as the name and location of the applicable Gaming Facility; (ii) the material acquisition terms, including, without limitation, the purchase price and the expected closing date of the Propco Opportunity Transaction; (iii) for any Acquisition Opportunity, three (3) years of audited (to the extent reasonably available to CEC; otherwise unaudited) financial statements of the ROFR Property or the seller of the ROFR Property, as applicable, and for any Development Opportunity, three (3) years of financial projections for the ROFR Property (excluding any initial period during which the ROFR Property is in development or construction and has not yet commenced operations); (iv) for any Development Opportunity, a reasonably-detailed description of the proposed development project, including, without limitation, the business plan, scope of work, a development budget and a development timeline; (v) a description of the regulatory framework applicable to such ROFR Property, including the amount and timing of any licensing fees and gaming taxes with respect thereto; (vi) a term sheet setting forth proposed terms of a ROFR Lease and ROFR Management Agreement for the ROFR Property, which term sheet shall include, without limitation, CEC’s good faith determination of the initial ROFR Lease Rent, CEC’s proposal for ROFR Lease Rent adjustments thereafter (including allocations of fixed and variable rent if applicable), and the other items set forth on Exhibit A attached hereto; and (vii) a detailed explanation of the computation of the ROFR Lease Rent proposed in such term sheet. Promptly upon Propco’s reasonable request therefor, CEC shall provide to Propco additional information related to the Propco Opportunity Transaction, to the extent such information is reasonably available to CEC.

(c)    Propco may elect, in its sole and absolute discretion, to exercise its right to cause its Affiliate to own the applicable ROFR Property and cause such ROFR Property to be leased to Affiliates of CEC and managed by the Manager in accordance with the terms set forth in the Propco Opportunity Package (the “Propco ROFR”), which Propco ROFR shall be exercisable by written notice thereof from Propco to CEC prior to the expiration of the Propco Election Period. If Propco does not so exercise the Propco ROFR prior to the expiration of the Propco Election Period, then Propco shall be deemed to have waived the Propco ROFR with respect to the applicable Propco Opportunity Transaction only.

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(d)    If Propco waives (or is deemed to have waived) the Propco ROFR with respect to a Propco Opportunity Transaction, then CEC (or the applicable CEC Related Party) shall be free to consummate the Propco Opportunity Transaction without Propco’s (or its Affiliates’) involvement, and, if applicable, upon terms not materially more favorable to the applicable counterparty (if any) than those presented to Propco in the Propco Opportunity Package. If at any time following Propco’s waiver (or deemed waiver) of such Propco Opportunity Transaction, CEC (or the applicable CEC Related Party) desires to consummate such Propco Opportunity Transaction with a counterparty upon terms that are materially more favorable to the applicable counterparty than those presented to Propco in the Propco Opportunity Package (the “Alternate Propco ROFR Terms”), then the provisions of this Section 3 shall be reinstated with respect to such Propco Opportunity Transaction, and CEC shall be required to deliver to Propco a new Propco Opportunity Package (except that such Propco Opportunity Package shall reflect the Alternate Propco ROFR Terms in lieu of the ROFR Lease Rent and other Propco ROFR terms initially offered to Propco in the Propco Opportunity Package) and otherwise comply once again with the procedures set forth herein prior to consummating such Propco Opportunity Transaction, except that the Propco Election Period will be twenty (20) days in lieu of thirty (30) days.

(e)    If Propco exercises the Propco ROFR with respect to a Propco Opportunity Transaction, then CEC (or the applicable CEC Related Party) shall have the right to proceed with the Propco Opportunity Transaction and shall structure the Propco Opportunity Transaction in a manner that allows the ROFR Property to be owned by an Affiliate of Propco and leased to Affiliates of CEC and managed by the Manager. CEC and Propco shall use good faith, commercially reasonable efforts, for a period of forty-five (45) days following the date on which Propco exercises the Propco ROFR (the “Propco ROFR Discussion Period”), to negotiate and enter into a ROFR Lease and ROFR Management Agreement for the applicable ROFR Property. The ROFR Lease and ROFR Management Agreement shall provide for the following: (i) the initial rent shall be equal to the applicable ROFR Lease Rent; and (ii) such other terms and conditions consistent with the terms of the Propco ROFR and otherwise as CEC and Propco may agree. If, despite the good faith, commercially reasonable efforts of Propco and CEC, the parties are unable to reach agreement on the terms and conditions of the ROFR Lease and ROFR Management Agreement prior to the expiration of the Propco ROFR Discussion Period, then, upon the expiration of the Propco ROFR Discussion Period, either (1) the terms and conditions of the ROFR Lease and ROFR Management Agreement shall be established pursuant to arbitration in accordance with the procedures set forth in Section 4 hereof (other than the specific terms of the Propco ROFR, which shall be as set forth in the Propco Opportunity Package and shall not be subject to arbitration), or (2) solely with the written consent of Propco (which may be granted or withheld in Propco’s sole and absolute discretion), CEC (or the applicable CEC Related Party) shall be free to consummate the Propco Opportunity Transaction without Propco’s (or its Affiliates’) involvement, in accordance with, and subject to the conditions of, Section 3(d) hereof. The Propco ROFR Discussion Period shall be extended, but not to exceed an extension of one hundred twenty (120) days, as reasonably necessary solely to allow Propco and its Affiliates (as applicable) to obtain all applicable licenses, qualifications or approvals from all Gaming Authorities necessary for Propco and its Affiliates (as applicable) to own the ROFR Property. If, on or prior to the expiration of the Propco ROFR Discussion Period, Propco and its Affiliates (as applicable) are unable to obtain all such necessary licenses,

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qualifications and approvals, then CEC (or the applicable CEC Related Party) shall be free to consummate the Propco Opportunity Transaction without Propco’s (or its Affiliates’) involvement.

(f)    Notwithstanding the foregoing, if the timeframe to consummate a Propco Opportunity Transaction is expedited as a result of a competitive bidding process or other bona fide third-party requirements such that adherence to the right of first refusal procedures in the timeframes set forth under this Section 3 would result in a reasonable likelihood that CEC (or the applicable CEC Related Party) would not be able to execute the Propco Opportunity Transaction (as determined by CEC in good faith), then CEC (or the applicable CEC Related Party) may proceed to consummate such Propco Opportunity Transaction without Propco’s (or its Affiliates’) involvement; provided, however, that (i) subject to CEC’s ability to structure the initial transaction in the manner provided in the following clause (ii), as soon as reasonably possible following CEC’s (or the applicable CEC Related Party’s) consummation of such Propco Opportunity Transaction, CEC shall provide to Propco an opportunity to cause Affiliates of Propco to own the applicable ROFR Property and cause such ROFR Property to be leased to Affiliates of CEC and managed by the Manager in accordance with the terms of this Section 3, and (ii) CEC shall use commercially reasonable efforts to structure such initial transaction in a manner that would facilitate Propco’s exercise of such rights following consummation of such transaction; provided further however, that for the avoidance of doubt, if such initial transaction cannot after the use of commercially reasonable efforts be structured in such a manner without resulting in an adverse effect on such transaction or CEC (other than an adverse effect that is immaterial), CEC shall not be required to provide to Propco an opportunity to own the applicable ROFR Property in accordance with the terms of this Section 3.

4.    Arbitration.

(a)    Any dispute regarding establishing (but not interpreting) the terms and conditions of a ROFR Lease or ROFR Management Agreement shall be submitted to and determined by an arbitration panel comprised of three members (the “Arbitration Panel”). No more than one panel member may be with the same firm, and no panel member may have an economic interest in the outcome of the arbitration. In addition, each panel member shall have at least twenty (20) years of experience as an arbitrator and at least ten (10) years of experience in a profession that directly relates to the ownership, operation, financing or leasing of Gaming Facilities.

(b)    The Arbitration Panel shall be selected as set forth in this Section 4(b). Within five (5) Business Days after the expiration of the CEC ROFR Discussion Period or the Propco ROFR Discussion Period (as applicable), CEC shall select and identify to Propco a panel member meeting the criteria of the above paragraph (the “CEC Panel Member”) and Propco shall select and identify to CEC a panel member meeting the criteria of the above paragraph (the “Propco Panel Member”). If a party fails to timely select its respective panel member, the other party may notify such party in writing of such failure, and if such party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other party may select and identify to such party such panel member on such party’s behalf. Within five (5) Business Days after the selection of the CEC Panel Member and the Propco Panel Member, the CEC Panel Member and the Propco Panel Member shall jointly select a third panel member meeting the criteria of the above paragraph (the “Third Panel Member”). If the CEC Panel Member and the Propco Panel

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Member fail to timely select the Third Panel Member and such failure continues for more than three (3) Business Days after written notice of such failure is delivered to the CEC Panel Member and Propco Panel Member by either CEC or Propco, then CEC and Propco shall cause the Third Panel Member to be appointed by the managing officer of the American Arbitration Association.

(c)    Within ten (10) Business Days after the selection of the Arbitration Panel, CEC and Propco each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Either of CEC or Propco may also request an evidentiary hearing on the merits in addition to the submission of written statements, such request to be made in writing within such ten (10) Business Day period. The Arbitration Panel shall determine the appropriate terms and conditions of the ROFR Lease or ROFR Management Agreement in accordance with this Agreement and otherwise based on the Arbitration Panel’s determination of fair market terms relative to the applicable ROFR Property. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits (if any). The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to CEC and Propco.

(d)    The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York.

(e)    The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the date hereof.

(f)    CEC and Propco shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 4.

5.    Miscellaneous.

(a)    Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address or to such other address as either party may hereafter designate:

To CEC:    Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Email: corplaw@caesars.com

To Propco:    VICI Properties LP
8329 West Sunset Road, Suite 210
Las Vegas, NV 89113
Attention: General Counsel

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Email: corplaw@viciproperties.com

Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

(b)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of CEC and Propco and their respective successors and assigns. Neither CEC nor Propco shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other such party.
(c)    Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute the entire and final agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. CEC and Propco hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement. This Agreement amends, restates and supersedes the Original Agreement in all respects.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. This Agreement is the product of joint drafting by the parties and shall not be construed against either party as the drafter hereof.
(e)    Venue. With respect to any action relating to this Agreement, CEC and Propco irrevocably submit to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the United States District Court having jurisdiction over New York County, New York, and CEC and Propco each waives: (a) any objection to the laying of venue of any suit or action brought in any such court; (b) any claim that such suit or action has been brought in an inconvenient forum; (c) any claim that the enforcement of this Section is unreasonable, unduly oppressive, and/or unconscionable; and (d) the right to claim that such court lacks jurisdiction over that party.
(f)    Waiver of Jury Trial. EACH PARTY HERETO, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.
(g)    Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.
(h)    Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

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(i)    Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.
(j)    Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Agreement. In addition, Propco agrees to, at CEC’s sole cost and expense, reasonably cooperate with all applicable gaming authorities in connection with the administration of their regulatory jurisdiction over CEC and its subsidiaries, if any, including the provision of such documents and other information as may be requested by such gaming authorities relating to CEC or any of its subsidiaries, if any, or to this Agreement and which are within Propco’s control to obtain and provide.
(k)    Counterparts; Originals. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Facsimile or digital copies of this Agreement, including the signature page hereof, shall be deemed originals for all purposes.
(l)    Termination. This Agreement shall automatically terminate and be of no further force or effect from and after the earliest of such time as (i) the MLSAs have been terminated or have expired in accordance with the express terms thereof, (ii) the MLSAs have been terminated by or with the written consent of Propco Landlord, (iii) CEC or a Subsidiary of CEC is no longer responsible for the management of any of the Leased Property pursuant to the written consent of Propco Landlord, or (iv) a Change of Control occurs with respect to either CEC or Propco.

(m)    Licensing Events; Termination.

(i)    If there shall occur a Propco Licensing Event and any aspect of such Propco Licensing Event is attributable to a member of the Propco Subject Group, then CEC shall notify Propco as promptly as practicable after becoming aware of such Propco Licensing Event (but in no event later than twenty (20) days after becoming aware of such Propco Licensing Event). In such event, Propco shall, and shall use commercially reasonable efforts to cause the other members of the Propco Subject Group to, use commercially reasonable efforts to assist CEC and its Affiliates in resolving such Propco Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such Propco Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, CEC shall have the right, at its election in its sole discretion, either to (i) terminate this Agreement or (ii) cause this agreement to temporarily cease to be in force or effect, until such time, if any, as the Propco Licensing Event is resolved to the satisfaction of the applicable Gaming Authorities and CEC in its sole discretion, upon no less than ninety (90) days’ written notice thereof to Propco following a Propco Licensing Event which is not cured within the period required by the applicable Gaming Authorities (or such lesser time as required by any applicable Gaming Authority).

(ii)    If there shall occur a CEC Licensing Event and any aspect of such CEC Licensing Event is attributable to a member of the CEC Subject Group, then Propco shall

19

notify CEC as promptly as practicable after becoming aware of such CEC Licensing Event (but in no event later than twenty (20) days after becoming aware of such CEC Licensing Event). In such event, CEC shall and shall use commercially reasonable efforts to cause the other members of the CEC Subject Group to use commercially reasonable efforts to assist Propco and its Affiliates in resolving such CEC Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such CEC Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, Propco shall have the right, at its election in its sole discretion, either to (i) terminate this Agreement or (ii) cause this agreement to temporarily cease to be in force or effect, until such time, if any, as the CEC Licensing Event is resolved to the satisfaction of the applicable Gaming Authorities and Propco in its sole discretion, upon no less than ninety (90) days’ written notice thereof to CEC following a CEC Licensing Event which is not cured within the period required by the applicable Gaming Authorities (or such lesser time as required by any applicable Gaming Authority).

[Remainder of Page Intentionally Left Blank]

20

IN WITNESS WHEREOF, CEC and Propco have executed this Right of First Refusal Agreement as of the date first set forth above.

CEC:

Caesars Entertainment Corporation,
a Delaware corporation

By:
Name:
Title:

PROPCO:

VICI Properties L.P.,
a Delaware limited partnership

By:    VICI Properties GP LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

21

EXHIBIT A

Lease Term Sheet Items for Opportunity Transactions

1.    Length of term and any renewal terms.

2.    Rent, including (i) breakdown of base rent and variable rent, and any obligations to pay expenses such as taxes, insurance and other impositions, and (ii) the date the ROFR Lease Rent becomes payable (which, in the case of a Development Opportunity, may be tied to completion of such project or other construction milestones during the term of the ROFR Lease).

3.    Guaranty requirements (including net worth, covenants and any other applicable creditworthiness requirements).

4.    Minimum capital expenditure requirement.

5.    Capital expenditure reimbursement to tenant.

6.    Restrictions on transfer (for landlord and tenant).

7.    Restrictions on financing (for landlord and tenant).

8.    Events of default.

9.    Any other material terms.

SCHEDULE 1

Certain Excluded CEC Opportunity and Excluded Propco Opportunity Gaming Facilities

The acquisition of Centaur Holdings, LLC and the Gaming Facilities contemplated to be acquired thereunder, except to the extent set forth in the definition of “Propco Opportunity Transaction.”

22

EXHIBIT I

Title Commitment

8363 W Sunset Road, Suite 100
Las Vegas, NV 89113 Phone: (702) 932-0779

COMMITMENT FOR TITLE INSURANCE
Issued by

Fidelity National Title Insurance Company

Fidelity National Title Insurance Company, a California corporation (“Company”), for a valuable consideration, commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the Proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest in the land described or referred to in Schedule A, upon payment of the premiums and charges and compliance with the Requirements; all subject to the provisions of Schedules A and B and to the Conditions of this Commitment.

This Commitment shall be effective only when the identity of the Proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A by the Company.

All liability and obligation under this Commitment shall cease and terminate 6 months after the Effective Date or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue the policy or policies is not the fault of the Company.

The Company will provide a sample of the policy form upon request.

IN WITNESS WHEREOF, Fidelity National Title Insurance Company has caused its corporate name and seal to be affixed by its duly authorized officers on the date shown in Schedule A.

Countersigned by: Authorized Signature

Fidelity National Title Insurance Company SCHEDULE A
Name and Address of Title Insurance Company:    Fidelity National Title Group
8363 W Sunset Road, Suite 100 Las Vegas, NV 89113

Order No.: 42041057-421-421-BB1/50823-NV

Fredric Glassman Senior Vice President
Fidelity National Title Insurance Company 485 Lexington Avenue, 18th Floor
New York, New York 10017 Office: (212) 471-3703
Cell: (215) 514-0633

Title Officer: Bonnie Blackburn Fidelity National Title Group-NCS 8363 West Sunset Road, Suite 100 Las Vegas, NV 89113
PH (702) 952-8294
Bonnie.Blackburn@FNF.com

1.	Effective Date: November 13, 2017 (4th Amendment)

2.	Policy or Policies to be issued:

a.	ALTA Extended Owners Policy (6-17-06) w/NV Mods

Proposed Insured:    NEW ENTITY NAME TO BE DETERMINED

Liability:    $30,000,000.00 EXACT AMOUNT TO BE DETERMINED

3.	The estate or interest in the land described or referred to in this Commitment is:

Fee as to Parcel 1 and Easement as to Parcels 2, 3, 4, 5, 6 and 7

4.	Title to the estate or interest in the land is at the Effective Date vested in:

Harrah’s Las Vegas, LLC, a Nevada limited liability company

5.	The land referred to in this Commitment is described as follows:

See Exhibit A attached hereto and made a part hereof.

EXHIBIT A LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

Parcel One (1):

Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, Page 39, Official Records of Clark County, Nevada.

Excepting Therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, Page 68 of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line, North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.
Said parcel consists of air rights only. And
Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of
61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East,
54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by John Forsman, Horizon Surveys, 9901 Covington Cross, Suite 120, Las Vegas, NV 89144.

Parcel Two (2):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347424 and amended by Amendment to Grant of Easement recorded July 15, 1986 in Book 860715 as Document No. 00811, Official Records, Clark County, Nevada.

Parcel Three (3):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347426, Official Records, Clark County, Nevada.

Parcel Four (4):

A non-exclusive easement for ingress and egress as set forth in that certain Memorandum of Agreement recorded April 16, 1998 in Book 980416 as Document No. 000618, Official Records, Clark County, Nevada..
Parcel Five (5):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions Regarding the Construction, Use, Operation and Maintenance of the Connection Area to the Monorail Station recorded September 20, 2000 in Book 20000920 as Document No. 00208, Official Records, Clark County, Nevada.

Parcel Six (6):

A non-exclusive easement for ingress and egress as set forth in that certain Right of Entry Agreement for Ingress and Egress recorded August 26, 2002 in Book 20020826 as Document No. 00566, Official Records, Clark County, Nevada.

Parcel Seven (7):

A non-exclusive easement for ingress and egress as set forth in that certain Declaration of Covenants, Restrictions and Easements, recorded August 10, 2011 as Instrument No. 2011081000001475, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded September 12, 2012 as Instrument No. 2010912-0002364, and further amended by that certain Second Amendment to Declaration of Covenants, Restrictions and Easements, recorded October 11, 2013, as Instrument No. 20131011-0004747, Official Records, Clark County, Nevada.

AS-SURVEYED LEGAL DESCRIPTION:

Beginning at the Northwest Corner of Lot 1 of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, Thence South 89°10’27” East, 1,061.65 feet; Thence North 00°58’24” West, 7.81 feet; Thence South 89°19’19” East, 1,309.30 feet; Thence South 00°43’19” East, 40.01 feet; Thence North 89°19’19”
West, 498.05 feet; Thence South 00°00’46” East, 191.84 feet; Thence North 88°54’30” West, 788.03 feet; Thence South 00°58’24” East, 213.11 feet; Thence South 89°01’36” West, 20.00 feet; Thence South 00°58’24” East, 40.00 feet; Thence North 88°42’36” West, 863.90 feet; Thence South 01°14’01” East,
150.01 feet; Thence North 88°42’36” West, 321.76 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 3,960.00 feet, from which beginning the radius bears South 84°03’06” East; Thence Northerly along said curve, through a central angle of 08°59’35”, an arc length of 621.55 feet to the point of beginning,

Excepting therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, page 68, of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:
Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.57 feet.

Said parcel consists of air rights only. And
Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of
61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East,
54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.
Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.
The foregoing metes and bounds legal descriptions were prepared by Ryan Sligar, Horizon Surveys, 10501 West Gowan Road, Suite 200, Las Vegas, NV 89129.
APN: 162-16-312-002
Legal Description Documents: Book 143 of Plats, Page 39
File 184 of Surveys, Page 68
1347424
Book 860715, Document No. 00811
1347426
Book 980416, Document No. 000618
Book 20000920, Document No. 00208
Book 20020826, Document No. 00566
2011081000001475

SCHEDULE B – SECTION I REQUIREMENTS
The following are requirements to be complied with:

1.	Instrument creating the estate or interest to be insured must be executed and filed for record, to wit: Grant, Bargain, Sale Deed

2.	Pay the full consideration to, or for the account of, the grantors or mortgagors.

3.	Pay all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

4.
Satisfactory evidence should be had that improvements and/or repairs or alterations thereto are completed; that contractor, sub-contractors, labor and materialmen are all paid; and have released of record all liens or notice of intent to perfect a lien for labor or material.

5.	Original note, deed of trust and properly signed request for full reconveyance, or the executed full reconveyance or substitution of trustee and deed of reconveyance for the following items:

A.	A deed of trust to secure an indebtedness in the amount shown below, Amount: $3,769,500,000.00
Dated:    November 07, 2013
Trustor/Grantor    Harrah’s Las Vegas, LLC, a Nevada limited liability company Trustee:    Fidelity National Title Agency of Nevada, Inc., a Nevada corporation
Beneficiary:    Citicorp North America, Inc., as collateral agent for the Secured Parties Recording Date:    November 07, 2013
Recording No:    201311070002748, of Official Records and Re-Recording Date:    April 28, 2014
and Re-Recording No:    20140428-0000814, of Official Records

B.	A deed of trust to secure an indebtedness in the amount shown below, Amount: $1,150,000,000.00
Dated:    November 07, 2013
Trustor/Grantor    Harrah’s Las Vegas, LLC, a Nevada limited liability company Trustee:    Fidelity National Title Agency of Nevada, Inc., a Nevada Corporation
Beneficiary:    U.S. Bank National Association, as collateral agent for the Secured Parties Recording Date:    November 07, 2013
Recording No:    2013110700002743, of Official Records and Re-Recording Date:    April 28, 2014
and Re-Recording No:    20140428-0000106, of Official Records

6.	Pay the demand(s) of the following items: See Items 5A and 5B above

7.	Payment of all fees due the Company at the time of closing.

8.	Additional requirements will be made when the Company is provided with the complete name and status of the proposed Buyer/Lender.

9.	An inspection of said Land has been ordered; upon its completion the Company reserves the right to except additional items and/or make additional requirements.

10.
If Extended Coverage is requested, this Company will require an ALTA/NSPS LAND TITLE SURVEY. If the owner of the Land the subject of this transaction is in possession of a current ALTA/NSPS LAND TITLE SURVEY, the Company will require that said survey be submitted for review and approval; otherwise, a new survey, satisfactory to the Company, must be prepared by a licensed land surveyor and supplied to the Company prior to the close of escrow.

The Company reserves the right to add additional items or make further requirements after review of the requested documentation.

11.	The Company will require the following documents for review prior to the issuance of any title insurance predicated upon a conveyance or encumbrance from the entity named below:

Limited Liability Company:    Harrah’s Las Vegas, LLC

a)	A copy of its operating agreement, if any, and any and all amendments, supplements and/or modifications thereto, certified by the appropriate manager or member

b)	If a domestic Limited Liability Company, a copy of its Articles of Organization and all amendments thereto with the appropriate filing stamps

c)	If the Limited Liability Company is member-managed, a full and complete current list of members certified by the appropriate manager or member

d)	A current dated certificate of good standing from the proper governmental authority of the state in which the entity was created

e)	If less than all members, or managers, as appropriate, will be executing the closing documents, furnish evidence of the authority of those signing.

The Company reserves the right to add additional items or make further requirements after review of the requested documentation.

12.	EFFECTIVE JULY 1, 2003, ALL DOCUMENTS, EXCEPT MAPS, SUBMITTED FOR RECORDING WITH THE OFFICE OF THE CLARK/NYE COUNTY RECORDER, MUST COMPLY WITH NRS 247.110, AS FOLLOWS:

(a)	Be on 20# paper that is 8 ½ inches by 11 inches in size;

(b)	Have a margin of 1 inch on the left and right sides and at the top and bottom of each page;

(c)	Have a space of 3 inches by 3 inches at the upper right corner of the first page and have a margin of 1 inch at the top of each succeeding page;

(d)	Not contain printed material on more than one side of each page;

(e)	Print that is NO smaller than 10 point Times New Roman font and contains no more than 9 lines of text per vertical inch; and

(f)	MUST NOT be printed in any ink other than black.
ANY DOCUMENT NOT COMPLYING WITH THESE GUIDELINES WILL BE SUBJECT TO AN ADDITIONAL, MINIMUM COUNTY NON-CONFORMING RECORDING CHARGE OF $25.00 PER DOCUMENT.

13.
Your application for title insurance was placed by reference to only a street address or tax identification number. Based on our records, we believe that the legal description in this report covers the parcel(s) of Land that you requested. If the legal description is incorrect, the seller/borrower must notify the Company and/or the settlement company in order to prevent errors and to be certain that the correct parcel(s) of Land will appear on any documents to be recorded in connection with this transaction and on the policy of title insurance.

14.
Notice: Please be aware that due to the conflict between federal and state laws concerning the cultivation, distribution, manufacture or sale of marijuana, the Company is not able to close or insure any transaction involving Land that is associated with these activities.

15.	Last Deed of record purporting to convey title:
Grantor    :Harrah’s Las Vegas, Inc., a Nevada corporation
Grantee    :Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Recorded    :January 28, 2008 as Instrument No. 20080128-0000503, Official Records.

Certificate of Merger
Grantor:    Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Grantee:    Harrah’s Las Vegas, LLC, a Nevada limited liability company
Recording Date:    October 11, 2013
Recording No.:    201310110004742, of Official Records

3475 South Las Vegas Boulevard Las Vegas, Nevada

Download all Exceptions here
END OF SCHEDULE B – SECTION I

SCHEDULE B – SECTION II EXCEPTIONS
Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments or any other facts which a correct survey would disclose, and which are not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor of material not shown by the Public Records.

7.	General and special State, County and/or City property taxes, for the fiscal year 2017-2018, the First and Second Quarters are paid in full, the Third and Fourth Quarters are not yet due and payable:
Assessor’s Parcel No.:    162-16-312-002

8.	Special assessment, as follows: Assessment No.: 97B
AMG ID No.:    7506
Assessments Due:    quarterly Original Assessment:    $6,431.48 Payoff Amount:    $4,823.61
Amount of Next Inst:    $0.00 (Re-occurring) Figures are good to:    November 01, 2017
Mail payments to:    Clark County Treasurer – SID
File 57254
Los Angeles, CA 90074-7254 Assessor’s Parcel No.:    162-16-312-002

9.	Any taxes that may be due, but not assessed, for new construction which can be assessed on the unsecured property rolls in the Office of the Clark County Assessor, per Nevada Statute 361.260.

10.	Water rights, claims or title to water, whether or not disclosed by the public records.

11.	Reservations, exceptions and provisions contained in the patent from the United States of America, and in the acts authorizing the issuance thereof.
Recording Date:    December 05, 1912
Recording No:    Book 2 of Deeds, Page 481, Instrument No. 4675, of Official Records

12.	Reservations, exceptions and provisions contained in the patent from the United States of America, and in the acts authorizing the issuance thereof.
Recording Date:    January 17, 1925
Recording No:    Book 10 of Deeds, Page 410, Instrument No. 21882, of Official Records

13.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Southern Nevada Power Co.
Purpose:    transmitting electric
Recording Date:    October 29, 1952
Recording No:    Book 68, Page 173, Instrument No. 393812, of Official Records

As shown on that certain ALTA/ACSM Survey prepared by Ryan G Sligar, PLS No. 21263 with Horizon Surveys, LLC, dated October 13, 2013 and last revised November 21, 2013 Job No. 1041.002 (the “Survey”).

14.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Southern Nevada Power Company
Purpose:    transmitting electric
Recording Date:    February 13, 1953
Recording No:    Book 69, Page 305, Instrument No. 400048, of Official Records And as shown on the Survey.

15.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    sewage lines
Recording Date:    March 15, 1956
Recording No:    Book 87, Instrument No. 72647, of Official Records

And as shown on the Survey.

16.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    sewage lines
Recording Date:    March 15, 1956
Recording No:    Book 87, Instrument No. 72648, of Official Records

And as shown on the Survey.
Granted to:    County of Clark
Purpose:    sewage lines
Recording Date:    June 17, 1965
Recording No:    Book 635, Instrument No. 510670, of Official Records

And as shown on the Survey.

18.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    sewage lines
Recording Date:    June 17, 1965
Recording No:    Book 635, Instrument No. 510671, of Official Records

And as shown on the Survey.

19.	Non-exclusive easement(s)for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    March 22, 1971
Recording No:    Book 110, Instrument No. 87444, of Official Records

And as shown on the Survey.

20.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company and Central Telephone Company Purpose:    underground electric and telephone communication lines
Recording Date:    December 14, 1972
Recording No:    Book 286, Instrument No. 245581, of Official Records

And as shown on the Survey.

21.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company and Central Telephone Company Purpose:    underground electric and telephone communication lines
Recording Date:    December 22, 1972
Recording No:    Book 288, Instrument No. 247913, of Official Records

The interest of Central Telephone Company was relinquished by document recorded October 27, 1978 in Book 962 as Document No. 921608, Official Records.

And as shown on the Survey.

22.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    electrical substation
Recording Date:    December 22, 1972
Recording No:    Book 288, Instrument No. 247914, of Official Records

And as shown on the Survey.

23.	INTENTIONALLY DELETED

24.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company and Central Telephone Company Purpose:    electric and telephone lines
Recording Date:    December 01, 1978
Recording No:    Book 877, Instrument No. 936613, of Official Records

And as shown on the Survey.

25.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Clark County Sanitation District No. One

Purpose:    sewage lines
Recording Date:    February 14, 1980
Recording No:    Book 1187, Instrument No. 1146031, of Official Records

And as shown on the Survey.

26.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    June 16, 1980
Recording No:    Book 1241, Instrument No. 1200335, of Official Records

And as shown on the Survey.

27.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    March 30, 1981
Recording No:    Book 1377, Instrument No. 1336574, of Official Records

28.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Holiday Inns, Inc.
Purpose:    ingress and egress
Recording Date:    April 21, 1981
Recording No:    Book 1388, Instrument No. 1347424, of Official Records
An amendment to Grant of Easement was recorded July 15, 1986 in Book 860715 as Document No. 00811 Official Records.

And as shown on the Survey.

29.	INTENTIONALLY DELETED

30.	Non-exclusive easement(s) for the purpose shown below and rights incidental thereto as reserved in a Deed:
Purpose:    ingress and egress
Recording Date:    April 30, 1981
Recording No:    Book 1393, Instrument No. 1352779, of Official Records

And as shown on the Survey.

31.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    electrical lines
Recording Date:    July 29, 1981
Recording No:    Book 1440, Instrument No. 1399086, of Official Records

And as shown on the Survey.

32.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electric systems
Recording Date:    September 14, 1981

Recording No:    Book 1462, Instrument No. 1421370, of Official Records

And as shown on the Survey.

33.	INTENTIONALLY DELETED

34.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    April 03, 1987
Recording No:    Book 870403, Instrument No. 00629, of Official Records and Re-Recording Date:    April 20, 1988
and Re-Recording No:    Book 880420, Instrument No. 00846, of Official Records

35.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    October 06, 1987
Recording No:    Book 871006, Instrument No. 00588, of Official Records

36.	Dedication(s) and non-exclusive easement(s) and rights incidental thereto as indicated or delineated on the map of said parcel map:
Recording No.:    File 56 of Parcel Maps, Page 72, of Official Records

And as shown on the Survey.

37.	Dedication(s) and non-exclusive easement(s) and rights incidental thereto as indicated or delineated on the map of said parcel map:
Recording No.:    File 57 of Parcel Maps, Page 51, of Official Records

And as shown on the Survey.

38.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    August 07, 1989
Recording No:    Book 890807, Instrument No. 00613, of Official Records

39.	Terms, provisions and conditions as contained in an instrument Entitled: Access to Equipment Agreement
Recording Date:    June 19, 1990
Recording No.:    Book 900619, Instrument No. 00622 and 00623, of Official Records

40.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    electric systems
Recording Date:    June 28, 1990
Recording No:    Book 900628, Instrument No. 01081, of Official Records

And as shown on the Survey.

41.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company

Purpose:    transmission and distribution of electricity
Recording Date:    June 28, 1990
Recording No:    Book 900628, Instrument No. 01082, of Official Records

And as shown on the Survey.

42.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: County of Clark
Purpose:    perpetual avigation
Recording Date:    April 13, 1995
Recording No:    Book 950413, Instrument No. 00060, of Official Records and Re-Recording Date:    October 04, 1995
and Re-Recording No:    Book 951004, Instrument No. 00892, of Official Records

43.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    March 25, 1996
Recording No.:    Book 960325, Instrument No. 00926, of Official Records

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

44.	INTENTIONALLY DELETED

45.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    March 05, 1997
Recording No:    Book 970305, Instrument No. 00660, of Official Records

46.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    April 01, 1997
Recording No.:    Book 970401, Instrument No. 02038, of Official Records

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

47.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District
Purpose:    water pipelines
Recording Date:    April 02, 1997
Recording No:    Book 970402, Instrument No. 01949, of Official Records

A partial relinquishment of above easement was recorded October 12, 2001 in Book 20011012 as Document No. 01156, Official Records.

And as shown on the Survey.

48.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District

Purpose:    pipelines
Recording Date:    April 02, 1997
Recording No:    Book 970402, Instrument No. 01950, of Official Records

And as shown on the Survey.

49.	INTENTIONALLY DELETED

50.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Las Vegas Valley Water District
Purpose:    pipelines
Recording Date:    July 03, 1997
Recording No:    Book 970703, Instrument No. 00912, of Official Records

And as shown on the Survey.

51.	Terms, provisions and conditions as contained in an instrument Entitled: Memorandum of Agreement
Recording Date:    April 16, 1998
Recording No.:    Book 980416, Instrument No. 00618, of Official Records

And as shown on the Survey.

52.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    underground electrical systems
Recording Date:    May 05, 1999
Recording No:    Book 990505, Instrument No. 00828, of Official Records

And as shown on the Survey.

53.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    traffic signal and intersection lighting facilities
Recording Date:    January 09, 2001
Recording No:    Book 20010109, Instrument No. 00205, of Official Records

And as shown on the Survey.

54.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    MGM Grand-Bally’s Monorail Limited Liability Company Purpose:    monorail system maintenance
Recording Date:    September 20, 2000
Recording No:    Book 20000920, Instrument No. 00207, of Official Records

And as shown on the Survey.

55.	Terms, provisions and conditions as contained in an instrument

Entitled:	Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions
Recording Date:    September 20, 2000

Recording No.:    Book 20000920, Instrument No. 00208, of Official Records

And as shown on the Survey.

56.	INTENTIONALLY DELETED

57.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document
Entitled:    Memorandum of Lease
Lessor:    Harrah’s Las Vegas, Inc.
Lessee:    McDonald’s Corporation
Recording Date:    December 07, 2001
Recording No:    Book 20011207, Instrument No. 01764, of Official Records

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

58.	Terms, provisions and conditions as contained in an instrument
Entitled:    Right of Entry Agreement for Ingress and Egress
Recording Date:    August 26, 2002
Recording No.:    Book 20020826, Instrument No. 00566, of Official Records

And as shown on the Survey.

59.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    February 26, 2003
Recording No:    Book 20030226, Instrument No. 01441, of Official Records

60.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    energizing and maintaining electrical facilities
Recording Date:    June 26, 2003
Recording No:    Book 20030626, Instrument No. 03517, of Official Records

61.	Terms, provisions and conditions as contained in an instrument Entitled: Agreement
Recording Date:    February 07, 2005
Recording No.:    Book 20050207, Instrument No. 02148, of Official Records

62.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    transmission and distribution of electricity
Recording Date:    October 11, 2005
Recording No:    Book 20051011, Instrument No. 06031, of Official Records

63.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    underground electric systems
Recording Date:    October 30, 2006
Recording No:    Book 20061030, Instrument No. 02269, of Official Records

And as shown on the Survey.

64.	INTENTIONALLY DELETED

65.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Central Telephone Company, d/b/a Centurylink and New Cingular Wireless
PCS, LLC
Purpose:    use and operation of underground conduit and cables service
Recording Date:    January 11, 2011
Recording No:    201101110002621, of Official Records

And as shown on the Survey.

66.
Covenants, conditions and restrictions but omitting any covenants or restrictions, if any, including but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, source of income, gender, gender identity, gender expression, medical condition or genetic information, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law, as set forth in the document Recording Date:    August 10, 2011

Recording No:    201108100001475, of Official Records

And as shown on the Survey.

Modification(s) of said covenants, conditions and restrictions Recording Date:    September 12, 2012
Recording No:    201209120002364, of Official Records

Second Amendment to the Declaration of Covenants, Restrictions and Easements. Recording Date:    October 11, 2013
Recording No:    201310110004747, of Official Records

67.	Dedication(s) and non-exclusive easement for public utilities and rights incidental thereto as indicated or delineated on the map of said tract/plat:
Recording No.:    Book 143 of Plats, Page No. 39, of Official Records

The easements shown herein as the following Exceptions are referenced on the above mentioned map: 13, 14, 15, 16, 17, 18, 19, 20, 22, 24, 25, 26, 28, 29, 30, 31, 32, 36, 37, 40, 41, 43, 46, 47, 48, 50, 51, 52,
53, 54, 55, 61 and 63

Subject to an Order of Vacation recorded August 01, 2013 as Instrument No. 201308010000046, of Official Records.

68.	An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein as disclosed by the document
Entitled:    Assignment and Assumption of Lease
Lessor:    Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Lessee:    Lido Casino Resort, LLC
Recording Date:    August 10, 2011
Recording No:    2011081000001482, of Official Records

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

The terms, covenants, conditions and provisions as contained in an instrument, entitled "Partial Assignment and Assumption Agreement"
Assignor:    Harrah’s Las Vegas Propco, LLC, a Delaware limited liability company Assignee:    Flamingo Las Vegas Propco, LLC, a Delaware limited liability company Recording Date:    August 10, 2011
Recording No:    201108100001483, of Official Records

69.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Nevada Power Company
Purpose:    electrical facilities
Recording Date:    May 03, 2012
Recording No:    201205030001996, of Official Records

70.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Las Vegas Valley Water District
Purpose:    water facilities
Recording Date:    October 24, 2012
Recording No:    201210240003957, of Official Records and Re-Recording Date:    November 15, 2012
and Re-Recording No:    201211150001350, of Official Records

And as shown on the Survey.

71.	INTENTIONALLY DELETED

72.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    shelter area or pad
Recording Date:    August 01, 2013
Recording No.:    201308010000047, of Official Records

And as shown on the Survey.

73.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    County of Clark
Purpose:    pedestrian access
Recording Date:    August 01, 2013
Recording No:    201308010000048, of Official Records

And as shown on the Survey.

74.	Terms, provisions and conditions as contained in an instrument Entitled: Variance Order
Recording Date:    April 29, 2014
Recording No.:    20140429-0001789, of Official Records

75.	Non-exclusive easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:
Granted to:    Nevada Power Company
Purpose:    utility facilities
Recording Date:    July 01, 2014
Recording No:    20140701-0000927, of Official Records

And as shown on the Survey.

76.	Notice of Posted Security (Nightcap of Las Vegas LLC). Recording Date: February 14, 2017
Recording No:    20170214-0000563, of Official Records

77.
Rights of tenants or persons in possession, if any, as tenants in possession of the property under existing written recorded leases, which leases contain no option to purchase or rights of first refusal.

78.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by survey,
Prepared by: Ryan D. Sligar PLS No. 21263 with Horizon Surveys Dated: October 21, 2013 last revised November 21, 2013
Job No.: 1041.002
Matters shown: A. The building located on said parcel encroaches over the following easements:

(1)	Item 14 (document 400048)

(2)	Item 17 (document 510671)

(3)	Item 19 (document 87444)

(4)	Item 20 (document 245581)

(5)	Item 21 (document 247913)

(6)	Item 22 (document 247914)

(7)	Item 24 (document 936613)
(12) Item 32 (document 1421370) (13) Item 40 (document 900628-1081) (14) Item 41 (document 900628-1082)

END OF SCHEDULE B – SECTION II

CONDITIONS

1.	The term mortgage, when used herein, shall include deed of trust, trust deed, or other security instrument.

2.
If the proposed Insured has or acquired actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions.

3.
Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions and Conditions and the Exclusions from Coverage of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4.
This Commitment is a contract to issue one or more title insurance policies and is not an abstract of title or a report of the condition of title. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

Order No.: 42041057-421-421-BB1

FIDELITY NATIONAL FINANCIAL PRIVACY NOTICE
At Fidelity National Financial, Inc., we respect and believe it is important to protect the privacy of consumers and our customers. This Privacy Notice explains how we collect, use, and protect any information that we collect from you, when and to whom we disclose such information, and the choices you have about the use of that information. A summary of the Privacy Notice is below, and we encourage you to review the entirety of the Privacy Notice following this summary. You can opt-out of certain disclosures by following our opt-out procedure set forth at the end of this Privacy Notice.

Types of Information Collected. You may provide us with certain personal information about you, like your contact information, address demographic information, social security number (SSN), driver’s license, passport, other government ID numbers and/or financial information. We may also receive browsing information from your Internet browser, computer and/or mobile device if you visit or use our websites or applications.

How Information is Collected. We may collect personal information from you via applications, forms, and correspondence we receive from you and others related to our transactions with you. When you visit our websites from your computer or mobile device, we automatically collect and store certain information available to us through your Internet browser or computer equipment to optimize your website experience.

Use of Collected Information. We request and use your personal information to provide products and services to you, to improve our products and services, and to communicate with you about these products and services. We may also share your contact information with our affiliates for marketing purposes.

When Information Is Disclosed. We may disclose your information to our affiliates and/or nonaffiliated parties providing services for you or us, to law enforcement agencies or governmental authorities, as required by law, and to parties whose interest in title must be determined.

Choices With Your Information. Your decision to submit information to us is entirely up to you. You can opt-out of certain disclosure or use of your information or choose to not provide any personal information to us.
Information From Children. We do not knowingly collect information from children who are under the age of 13, and our website is not intended to attract children.
Privacy Outside the Website. We are not responsible for the privacy practices of third parties, even if our website links to those parties’ websites.
International Users. By providing us with your information, you consent to its transfer, processing and storage outside of your country of residence, as well as the fact that we will handle such information consistent with this Privacy Notice.

The California Online Privacy Protection Act. Some FNF companies provide services to mortgage loan servicers and, in some cases, their websites collect information on behalf of mortgage loan servicers. The mortgage loan servicer is responsible for taking action or making changes to any consumer information submitted through those websites.

Your Consent To This Privacy Notice. By submitting information to us or by using our website, you are accepting and agreeing to the terms of this Privacy Notice.	Access and Correction; Contact Us. If you desire to contact us regarding this notice or your information, please contact us at privacy@fnf.com or as directed at the end of this Privacy Notice.

FIDELITY NATIONAL FINANCIAL, INC. PRIVACY NOTICE
Fidelity National Financial, Inc. and its majority-owned subsidiary companies providing title insurance, real estate- and loan-related services
(collectively, “FNF”, “our” or “we”) respect and are committed to protecting your privacy. We will take reasonable steps to ensure that your Personal Information and Browsing Information will only be used in compliance with this Privacy Notice and applicable laws. This Privacy Notice is only in effect for Personal Information and Browsing Information collected and/or owned by or on behalf of FNF, including Personal Information and
Browsing Information collected through any FNF website, online service or application (collectively, the “Website”).
Types of Information Collected
We may collect two types of information from you: Personal Information and Browsing Information.
Personal Information. FNF may collect the following categories of Personal Information:

•	contact information (e.g., name, address, phone number, email address);

•	demographic information (e.g., date of birth, gender, marital status);

•	social security number (SSN), driver’s license, passport, and other government ID numbers;

•	financial account information; and

•	other personal information needed from you to provide title insurance, real estate- and loan-related services to you.
Browsing Information. FNF may collect the following categories of Browsing Information:

•	Internet Protocol (or IP) address or device ID/UDID, protocol and sequence information;

•	browser language and type;

•	domain name system requests;

•	browsing history, such as time spent at a domain, time and date of your visit and number of clicks;

•	http headers, application client and server banners; and

•	operating system and fingerprinting data.
How Information is Collected
In the course of our business, we may collect Personal Information about you from the following sources:

•	applications or other forms we receive from you or your authorized representative;

•	the correspondence you and others send to us;

•	information we receive through the Website;

•	information about your transactions with, or services performed by, us, our affiliates or nonaffiliated third parties; and

•	information from consumer or other reporting agencies and public records maintained by governmental entities that we obtain directly from those entities, our affiliates or others.
If you visit or use our Website, we may collect Browsing Information from you as follows:

•
Browser Log Files. Our servers automatically log each visitor to the Website and collect and record certain browsing information about each visitor. The Browsing Information includes generic information and reveals nothing personal about the user.

•
Cookies. When you visit our Website, a “cookie” may be sent to your computer. A cookie is a small piece of data that is sent to your Internet browser from a web server and stored on your computer’s hard drive. When you visit a website again, the cookie allows the website to recognize your computer. Cookies may store user preferences and other information. You can choose whether or not to accept cookies by changing your Internet browser settings, which may impair or limit some functionality of the Website.

Use of Collected Information
Information collected by FNF is used for three main purposes:

•	To provide products and services to you or any affiliate or third party who is obtaining services on your behalf or in connection with a transaction involving you.

•	To improve our products and services.

•	To communicate with you and to inform you about our, our affiliates’ and third parties’ products and services, jointly or independently.
When Information Is Disclosed
We may provide your Personal Information (excluding information we receive from consumer or other credit reporting agencies) and Browsing Information to various individuals and companies, as permitted by law, without obtaining your prior authorization. Such laws do not allow consumers to restrict these disclosures. Please see the section “Choices With Your Personal Information” to learn how to limit the discretionary disclosure of your Personal Information and Browsing Information.
Disclosures of your Personal Information may be made to the following categories of affiliates and nonaffiliated third parties:

•	to third parties to provide you with services you have requested, and to enable us to detect or prevent criminal activity, fraud, material misrepresentation, or nondisclosure;

•	to our affiliate financial service providers for their use to market their products or services to you;

•	to nonaffiliated third party service providers who provide or perform services on our behalf and use the disclosed information only in connection with such services;

•	to nonaffiliated third party service providers with whom we perform joint marketing, pursuant to an agreement with them to market financial products or services to you;

•	to law enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoena or court order;

•	to lenders, lien holders, judgment creditors, or other parties claiming an interest in title whose claim or interest must be determined, settled, paid, or released prior to closing; and

•	other third parties for whom you have given us written authorization to disclose your Personal Information.
We may disclose Personal Information and/or Browsing Information when required by law or in the good-faith belief that such disclosure is necessary to:

•	comply with a legal process or applicable laws;

•	enforce this Privacy Notice;

•	investigate or respond to claims that any material, document, image, graphic, logo, design, audio, video or any other information provided by you violates the rights of a third party; or

•	protect the rights, property or personal safety of FNF, its users or the public.
We maintain reasonable safeguards to keep your Personal Information secure. When we provide Personal Information to our affiliates or third party service providers as discussed in this Privacy Notice, we expect that these parties process such information in compliance with our Privacy Notice or in a manner that is in compliance with applicable privacy laws. The use of your information by a business partner may be subject to that party’s own Privacy Notice. Unless permitted by law, we do not disclose information we collect from consumer or credit reporting agencies with our affiliates or others without your consent.
We reserve the right to transfer your Personal Information, Browsing Information, and any other information, in connection with the sale or other disposition of all or part of the FNF business and/or assets, or in the event of our bankruptcy, reorganization, insolvency, receivership or an assignment for the benefit of creditors. You expressly agree and consent to the use and/or transfer of the foregoing information in connection with any of the above described proceedings. We cannot and will not be responsible for any breach of security by a third party or for any actions of any third party that receives any of the information that is disclosed to us.
Choices With Your Information
Whether you submit Personal Information or Browsing Information to FNF is entirely up to you. If you decide not to submit Personal Information or Browsing Information, FNF may not be able to provide certain services or products to you. The uses of your Per sonal Information and/or Browsing Information that, by law, you cannot limit, include:

•	for our everyday business purposes – to process your transactions, maintain your account(s), to respond to law

•	enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoenas or court

•	orders, or report to credit bureaus;

•	for our own marketing purposes;

•	for joint marketing with financial companies; and

•	for our affiliates’ everyday business purposes – information about your transactions and experiences.
You may choose to prevent FNF from disclosing or using your Personal Information and/or Browsing Information under the following circumstances (“opt-out”):

•	for our affiliates’ everyday business purposes – information about your creditworthiness; and

•	for our affiliates to market to you.
To the extent permitted above, you may opt-out of disclosure or use of your Personal Information and Browsing Information by notifying us by one of the methods at the end of this Privacy Notice. We do not share your personal information with non-affiliates for their direct marketing purposes.
For California Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties, except as permitted by California law. Currently, our policy is that we do not recognize “do not track” requests from Internet browsers and similar devices.
For Nevada Residents: You may be placed on our internal Do Not Call List by calling (888) 934-3354 or by contacting us via the information set forth at the end of this Privacy Notice. Nevada law requires that we also provide you with the following contact information: Bureau of Consumer Protection, Office of the Nevada Attorney General, 555 E. Washington St., Suite 3900, Las Vegas, NV 89101; Phone number: (702) 486-3132; email: BCPINFO@ag.state.nv.us.
For Oregon Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties for marketing purposes, except after you have been informed by us of such sharing and had an opportunity to indicate that you do not want a disclosure made for marketing purposes.
For Vermont Residents: We will not share your Personal Information and Browsing Information with nonaffiliated third parties, except as permitted by Vermont law, such as to process your transactions or to maintain your account. In addition, we will not share information about your creditworthiness with our affiliates except with your authorization. For joint marketing in Vermont, we will only disclose your name, contact information and information about your transactions.

Information From Children
The Website is meant for adults and is not intended or designed to attract children under the age of thirteen (13).We do not collect Personal Information from any person that we know to be under the age of thirteen (13) without permission from a parent or guardian. By using the Website, you affirm that you are over the age of 13 and will abide by the terms of this Privacy Notice.
Privacy Outside the Website
The Website may contain links to other websites. FNF is not and cannot be responsible for the privacy practices or the content of any of those other websites.
International Users
FNF’s headquarters is located within the United States. If you reside outside the United States or are a citizen of the European Union, please note that we may transfer your Personal Information and/or Browsing Information outside of your country of residence or the European Union for any of the purposes described in this Privacy Notice. By providing FNF with your Personal Information and/or Browsing Information, you consent to our collection and transfer of such information in accordance with this Privacy Notice.
The California Online Privacy Protection Act
For some FNF websites, such as the Customer CareNet (“CCN”), FNF is acting as a third party service provider to a mortgage loan servicer. In those instances, we may collect certain information on behalf of that mortgage loan servicer via the website. The information which we may collect on behalf of the mortgage loan servicer is as follows:

•	first and last name;

•	property address;

•	user name and password;

•	loan number;

•	social security number - masked upon entry;

•	email address;

•	three security questions and answers; and

•	IP address.
The information you submit through the website is then transferred to your mortgage loan servicer by way of CCN. The mortgage loan servicer is responsible for taking action or making changes to any consumer information submitted through this website. For example, if you believe that your payment or user information is incorrect, you must contact your mortgage loan servicer.
CCN does not share consumer information with third parties, other than (1) those with which the mortgage loan servicer has contracted to interface with the CCN application, or (2) law enforcement or other governmental authority in connection with an investigation, or civil or criminal subpoenas or court orders. All sections of this Privacy Notice apply to your interaction with CCN, except for the sections titled “Choices with Your Information” and “Access and Correction.” If you have questions regarding the choices you have with regard to your personal information or how to access or correct your personal information, you should contact your mortgage loan servicer.
Your Consent To This Privacy Notice
By submitting Personal Information and/or Browsing Information to FNF, you consent to the collection and use of the information by us in compliance with this Privacy Notice. Amendments to the Privacy Notice will be posted on the Website. Each time you provide information to us, or we receive information about you, following any amendment of this Privacy Notice will signify your assent to and acceptance of its revised terms for all previously collected information and information collected from you in the future. We may use comments, information or feedback that you submit to us in any manner that we may choose without notice or compensation to you.
Accessing and Correcting Information; Contact Us
If you have questions, would like to access or correct your Personal Information, or want to opt-out of information sharing with our affiliates for their marketing purposes, please send your requests to privacy@fnf.com or by mail or phone to:
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204 Attn: Chief Privacy Officer (888) 934-3354

Order No.: 42041057-421-421-BB1

Note: Notice of Available Title Insurance and Escrow Discounts

Your transaction may qualify for one of the discounts shown below. In order to receive these discounts, you will need to contact your escrow officer or a company representative to determine if you qualify and to request the discount. Your escrow officer or company representative will provide a full description of the terms, conditions and requirements associated with each discount.
Available Title Insurance Discounts (These discounts will apply to all transactions where the company is issuing a policy of title insurance, including such transactions where the company is not providing escrow closing services.
CREDIT FOR PRELIMINARY TITLE REPORTS AND/OR COMMITMENT CANCELLATION CHARGES ON SUBSEQUENT POLICIES
Where an order was cancelled and no major change in the title has occurred since the issuance of the original report or commitment, and the order is reopened within 24 - 36 months, all or a portion of the charge previously paid upon the cancellation of the report or commitment may be credited on a subsequent policy charge.
SHORT TERM RATE
The Short Term Rate is a reduction of the applicable insurance rate which is allowable only when the current order is placed within 60 months from the date of issuance of a prior policy of title insurance to the vested owner or an assignee of the interest insured. The short term rate is 80% of the Basic Rate. Unless otherwise stated, the reduction only applies to policies priced at 80% or greater of the basic rate. This reduction does not apply to Short Sale transactions or to any surcharge calculated on the basic rate.
PRIOR POLICY DISCOUNT (APPLICABLE TO ZONE 2, DIRECT OPERATIONS ONLY)
The Prior Policy Discount will apply when a seller or borrower provides a copy of their owner’s policy upon opening escrow. The prior policy rate is 70% of the applicable owner’s title premium. This discount may not be used in combination with any other discount and can only be used in transactions involving property located in Zone 2 (Zone 2 includes all Nevada counties except Clark, Lincoln and Nye) that are handled by a direct operation of the FNF Family of Companies.
CHURCHES OR CHARITABLE NON-PROFIT ORGANIZATIONS
On properties used as a church or for charitable purposes within the scope of the normal activities of such entities the charge for a policy shall be 50% to 70% of the appropriate title insurance rate, depending on the type of coverage selected. This discount shall not apply to charges for loan policies issued concurrently with an owner’s policy.
EMPLOYEE RATE
No charge shall be made to employees of the Company, its subsidiary or affiliated companies (including employees on approved retirement) for policies issued in connection with financing, refinancing, sale or purchase of the employee’s bonafide home property. Waiver of such charges is authorized only in connection with those costs which the employee would be obligated to pay, by established custom, as a party to the transaction.
INVESTOR RATE
This rate is available for individuals, groups of individuals or entities customarily engaged in real estate investments. The parties must provide reasonable proof that they currently hold title to or have transferred title to three (3) or more investment properties in the State of Nevada within the past twelve (12) months to qualify for this rate. On a sale transaction, the investor rate is 70% of the basic rate. This reduction does not apply to any surcharge calculated on the basic rate. On a refinance transaction or where the investor is obtaining a loan subsequent to a purchase, the rate shall be 85% of the applicable rate with a minimum charge of $385.00. The loan discount shall only apply to transactions priced under Section 5.1 B (1b) of the title insurance rate manual. This rate is available upon request only.
Available Escrow Discounts These discounts will apply only to the escrow fee portion of your settlement charges, and the discounts will apply only if the company is issuing a policy of title insurance in conjunction with providing escrow services.
SENIOR CITIZEN RATE
If a valid identification is provided, principals to a given transaction who qualify as Senior Citizens (55 year of age and over) shall be charged 70% of their portion of the escrow fee wherein a valid identification is provided. This discount shall only apply on residential resale transactions wherein the principal resides in the subject property. This discount may not be used in combination with any other escrow rate discount. This rate is available upon request only.

MILITARY DISCOUNT
Any person on active military duty or a Veteran of the U.S. Armed Forces shall be charged 80% of their portion of the escrow fee. A copy of a current military identification card or a copy of the DD-214 (Certificate of Release or Discharge from Active Duty) must be provided. This discount may not be used in combination with any other discount. This rate is for sale transaction and it is a vailable upon request only.
FIRST TIME HOMEBUYER RATE (APPLICABLE TO ZONE 2 ONLY)
A first time homebuyer of an owner-occupied residential property shall be charged 75% of their portion of the escrow fee, provided reasonable evidence is presented that this is their first home. Applies to all counties except Clark, Lincoln and Nye. This discount may not be used in combination with any other discount. This rate is for sale transactions and it is available upon request only.
EMPLOYEE RATES
An employee will not be charged an escrow fee for the purchase, sale or refinance of the employee's primary residence. The employee must be a principal to the transaction and the request for waiver of fees must be submitted to Management prior to approval.
INVESTOR RATE
This rate is available for individuals, groups of individuals or entities customarily engaged in real estate transactions. The parties must provide reasonable proof that they currently hold title to or have transferred title to three (3) or more investment properties within the State of Nevada within the past twelve (12) months to qualify for this rate. The charge is 70% of their portion of the escrow fee. This discount may not be used in combination with any other discount. This rate is for sale transactions and it is available upon request, only.

ATTACHMENT ONE (Revised 05-06-16)

CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990
EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1.
(a) Any law, ordinance or governmental regulation (including but not limited to building or zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien, or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2.
Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a)	whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;

(b)
not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c)	resulting in no loss or damage to the insured claimant;

(d)	attaching or created subsequent to Date of Policy; or

(e)	resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or for the estate or interest insured by this policy.

4.
Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with the applicable doing business laws of the state in which the land is situated.

5.
Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6.
Any claim, which arises out of the transaction vesting in the insured the estate of interest insured by this policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors' rights laws.

EXCEPTIONS FROM COVERAGE - SCHEDULE B, PART I
This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.
Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.

6.	Any lien or right to a lien for services, labor or material not shown by the public records.

CLTA HOMEOWNER'S POLICY OF TITLE INSURANCE (12-02-13) ALTA HOMEOWNER'S POLICY OF TITLE INSURANCE
EXCLUSIONS
In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys' fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of those portions of any law or government regulation concerning:

a.	building;

b.	zoning;

c.	land use;

d.	improvements on the Land;

e.	land division; and

f.	environmental protection.
This Exclusion does not limit the coverage described in Covered Risk 8.a., 14, 15, 16, 18, 19, 20, 23 or 27.

2.
The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not limit the coverage described in Covered Risk 14 or 15.

3.	The right to take the Land by condemning it. This Exclusion does not limit the coverage described in Covered Risk 17.

4.	Risks:

a.	that are created, allowed, or agreed to by You, whether or not they are recorded in the Public Records;

b.	that are Known to You at the Policy Date, but not to Us, unless they are recorded in the Public Records at the Policy Date;

c.	that result in no loss to You; or

d.	that first occur after the Policy Date - this does not limit the coverage described in Covered Risk 7, 8.e., 25, 26, 27 or 28.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

a.	to any land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

b.	in streets, alleys, or waterways that touch the Land.
This Exclusion does not limit the coverage described in Covered Risk 11 or 21.

7.	The transfer of the Title to You is invalid as a preferential transfer or as a fraudulent transfer or conveyance under federal bankruptcy, state insolvency, or similar creditors’ rights laws.

8.	Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.

9.	Negligence by a person or an Entity exercising a right to extract or develop minerals, water, or any other substances.
LIMITATIONS ON COVERED RISKS
Your insurance for the following Covered Risks is limited on the Owner’s Coverage Statement as follows:
•For Covered Risk 16, 18, 19, and 21 Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A. The deductible amounts and maximum dollar limits shown on Schedule A are as follows:

	Your Deductible Amount	Our Maximum Dollar Limit of Liability
Covered Risk 16:	1.00% of Policy Amount Shown in Schedule A or $2,500.00 (whichever is less)	$ 10,000.00
Covered Risk 18:	1.00% of Policy Amount Shown in Schedule A or $5,000.00 (whichever is less)	$ 25,000.00
Covered Risk 19:	1.00% of Policy Amount Shown in Schedule A or $5,000.00 (whichever is less)	$ 25,000.00
Covered Risk 21:	1.00% of Policy Amount Shown in Schedule A or $2,500.00 (whichever is less)	$ 5,000.00

2006 ALTA LOAN POLICY (06-17-06) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 13 or 14); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.
Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.

6.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

(a)	a fraudulent conveyance or fraudulent transfer, or

(b)	a preferential transfer for any reason not stated in Covered Risk 13(b) of this policy.

7.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the Insured Mortgage in the Public Records. This Exclusion does not modify or limit the coverage provided under Covered Risk 11(b).

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:
EXCEPTIONS FROM COVERAGE
{Except as provided in Schedule B - Part II,{ t{or T}his policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses, that arise by reason of:
{PART I
{The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the Public Records.}
PART II
In addition to the matters set forth in Part I of this Schedule, the Title is subject to the following matters, and the Company insures against loss or damage sustained in the event that they are not subordinate to the lien of the Insured Mortgage:}

2006 ALTA OWNER’S POLICY (06-17-06) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:
EXCEPTIONS FROM COVERAGE
This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees or expenses, that arise by reason of:
{The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

1.
(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.
Any facts, rights, interests, or claims that are not shown in the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and that are not shown by the Public Records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the Public Records. }

7.	{Variable exceptions such as taxes, easements, CC&R’s, etc. shown here.}

ALTA EXPANDED COVERAGE RESIDENTIAL LOAN POLICY - ASSESSMENTS PRIORITY (04-02-15) EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.
(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)
not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27 or 28); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.	Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury, or any consumer credit protection or truth-in-lending law. This Exclusion does not modify or limit the coverage provided in Covered Risk 26.

6.
Any claim of invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to Advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11.

7.
Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching subsequent to Date of Policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11(b) or 25.

8.
The failure of the residential structure, or any portion of it, to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This Exclusion does not modify or limit the coverage provided in Covered Risk 5 or 6.

9.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

(a)	a fraudulent conveyance or fraudulent transfer, or

(b)	a preferential transfer for any reason not stated in Covered Risk 27(b) of this policy.

10.	Contamination, explosion, fire, flooding, vibration, fracturing, earthquake, or subsidence.

11.	Negligence by a person or an Entity exercising a right to extract or develop

EXHIBIT A LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

Parcel One (1):

Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, Page 39, Official Records of Clark County, Nevada.

Excepting Therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, Page 68 of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line, North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said parcel consists of air rights only.

And

Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by John Forsman, Horizon Surveys, 9901 Covington Cross, Suite 120, Las Vegas, NV 89144.

Parcel Two (2):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347424 and amended by Amendment to Grant of Easement recorded July 15, 1986 in Book 860715 as Document No. 00811, Official Records, Clark County, Nevada.

Parcel Three (3):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easement recorded April 21, 1981 in Book 1388 as Document No. 1347426, Official Records, Clark County, Nevada.

Parcel Four (4):

A non-exclusive easement for ingress and egress as set forth in that certain Memorandum of Agreement recorded April 16, 1998 in Book 980416 as Document No. 000618, Official Records, Clark County, Nevada..

Parcel Five (5):

A non-exclusive easement for ingress and egress as set forth in that certain Grant of Easements and Declaration Establishing Rights, Covenants, Conditions and Restrictions Regarding the Construction, Use, Operation and Maintenance of the Connection Area to the Monorail Station recorded September 20, 2000 in Book 20000920 as Document No. 00208, Official Records, Clark County, Nevada.

Parcel Six (6):

A non-exclusive easement for ingress and egress as set forth in that certain Right of Entry Agreement for Ingress and Egress recorded August 26, 2002 in Book 20020826 as Document No. 00566, Official Records, Clark County, Nevada.

Parcel Seven (7):

A non-exclusive easement for ingress and egress as set forth in that certain Declaration of Covenants, Restrictions and Easements, recorded August 10, 2011 as Instrument No. 2011081000001475, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded September 12, 2012 as Instrument No. 2010912-0002364, and further amended by that certain Second Amendment to Declaration of Covenants, Restrictions and Easements, recorded October 11, 2013, as Instrument No. 20131011-0004747, Official Records, Clark County, Nevada.

AS-SURVEYED LEGAL DESCRIPTION:

Beginning at the Northwest Corner of Lot 1 of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, Thence South 89°10’27” East, 1,061.65 feet; Thence North 00°58’24” West, 7.81 feet; Thence South 89°19’19” East, 1,309.30 feet;
Thence South 00°43’19” East, 40.01 feet; Thence North 89°19’19” West, 498.05 feet;
Thence South 00°00’46” East, 191.84 feet; Thence North 88°54’30” West, 788.03 feet;
Thence South 00°58’24” East, 213.11 feet; Thence South 89°01’36” West, 20.00 feet;
Thence South 00°58’24” East, 40.00 feet; Thence North 88°42’36” West, 863.90 feet;
Thence South 01°14’01” East, 150.01 feet; Thence North 88°42’36” West, 321.76 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 3,960.00 feet, from which beginning the radius bears South 84°03’06” East; Thence Northerly along said curve, through a central angle of 08°59’35”, an arc length of 621.55 feet to the point of beginning,

Excepting therefrom Parcels “A” and “B” as shown on that Record of Survey recorded in File 184 of Surveys, page 68, of Official Records in Clark County, Nevada, more particularly described as follows:

Parcel “A”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 23.21 feet to the Point of Beginning; thence departing said South line North 05°08’03” East, 60.62 feet; thence South 89°12’48” East, 64.35 feet; thence South 05°08’03” West, 61.19 feet to the South line of said Lot One (1); thence along said South line, North 88°42’36” West, 64.31 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.92 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.57 feet.
Said parcel consists of air rights only. And
Parcel “B”

A portion of Lot One (1) of that certain Final Map entitled “Final Map of Harrah’s, a Commercial Subdivision”, recorded in Book 143 of Plats, at Page 39, Official Records of Clark County, Nevada, lying within the Southwest Quarter (SW ¼) of the Southwest Quarter (SW ¼) of Section 16, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

Commencing at the Southwest corner of said Lot One (1); thence along the South line thereof, South 88°42’36” East, 128.29 feet to the Point of Beginning; thence departing said South line, North 01°15’51” East, 4.74 feet; thence North 88°44’09” West, 2.99 feet to the beginning of a non-tangent curve, concave to the East, having a radius of 52.00 feet, from which beginning the radius bears South 89°50’17” East, thence Northerly along said curve, through a central angle of 09°55’21”, an arc length of 9.01 feet; thence South 81°07’25” East, 3.04 feet to the beginning of a non-tangent curve, concave to the

Southeast, having a radius of 47.83 feet, from which beginning the radius bears South 80°10’47” East; thence Northeasterly along said curve, through a central angle of 29°15’25”, an arc length of 24.42 feet; thence North 49°24’59” West, 3.00 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 47.82 feet, from which beginning the radius bears South 51°49’50” East; thence Northeasterly along said curve, through a central angle of 10°46’44”, an arc length of 9.00 feet; thence South 41°15’24” East, 2.31 feet to the beginning of a non-tangent curve, concave to the Southeast, having a radius of 54.50 feet, from which beginning the radius bears South 52°39’46” East; thence Northeasterly along said curve, through a central angle of 59°40’53”, an arc length of 56.77 feet to the beginning of a non-tangent curve, concave to the North, having a radius of 44.00 feet, from which beginning the radius bears North 36°06’43” East; thence Easterly along said curve, through a central angle of 79°55’17”, an arc length of 61.38 feet; thence South 43°48’34” East, 20.95 feet; thence South 88°44’09” East, 55.02 feet to a point on the Easterly boundary of said Lot One (1); thence along said Easterly boundary, South 01°14’01” East, 54.88 feet to the Southerly boundary of said Lot One (1); thence along said Southerly boundary, North 88°42’36” West, 193.47 feet to the Point of Beginning.

Excepting Therefrom all of the above-described area lying below an elevation of 2103.00 feet, based on Clark County Bench Mark 7C11 21NWS, a rivet and square aluminum plate in top of curb, Northeast corner of Flamingo Road and Las Vegas Blvd. near the PC of Flamingo Rd. having a record elevation of 2106.27 feet.

Said Parcel consists of air rights only.

The foregoing metes and bounds legal descriptions were prepared by Ryan Sligar, Horizon Surveys, 10501 West Gowan Road, Suite 200, Las Vegas, NV 89129.

APN: 162-16-312-002

EXHIBIT J
FORM OF DEED
GRANT, BARGAIN AND SALE DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company (“Grantor”), hereby GRANTS, BARGAINS, SELLS, and CONVEYS to [___________], a Delaware limited liability company, with an address of [__], that certain real property located in the County of Clark, State of Nevada, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Land”);
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, including, without limitation, all buildings and other structures on the Land, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and
SUBJECT TO (i) taxes and assessments for the current fiscal year, not due or delinquent, and any and all taxes and assessments levied or assessed after the recording date hereof, which includes the lien of supplemental taxes, if any; and (ii) all reservations, easements, rights of way, encumbrances, liens, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record or apparent upon inspection of the Land or an accurate survey of the Land.

[Signature and acknowledgement appear on following pages.]

DATED effective as of the ___ day of ________, 2017.

HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF _________________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2017, by

__________________________ as ______________________________ of HARRAH’S LAS VEGAS, LLC.

_______________________________
(Seal, if any)                    (Signature of Notarial Officer)

EXHIBIT A

LEGAL DESCRIPTION
[to be attached]

EXHIBIT K-1
LEASE AND EASEMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT
THIS LEASE AND EASEMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment”), is made as of [________], 2017 by and between HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company (“Assignor”), and [________], a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “PSA”), by and between Assignor and Claudine Property Owner LLC, a Delaware limited liability company (“Buyer”), Assignee agreed to sell to Buyer, inter alia, all of the membership interests in Assignor, the owner of certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the PSA (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA; and
WHEREAS, the PSA provides, inter alia, that Assignor shall assign to Assignee certain leases and rights to certain intangible property, including easements and certain other recorded agreements.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    Assignment of Leases. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in and to the leases, easements, recorded agreements and related documents identified on Exhibit A attached hereto (collectively, the “Leases”), together with any and all claims against tenants or other parties under the Leases for past due rents or otherwise. Assignee hereby accepts the foregoing assignment of the Leases and assumes the obligations with respect thereto as and to the extent provided in the PSA.
2.    Limitation on Liability. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor.
3.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
4.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.
5.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.
ASSIGNOR:

HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company
By:
Name:
Title:

ASSIGNEE:

[__________________], a Delaware limited liability company
By:
Name:
Title:

EXHIBIT A

Leases

1.
Site Lease Agreement, dated May 7, 1999, between Assignor and New Cingular Wireless PCS, LLC (as successor to AT&T Wireless Services of Nevada Inc.), as amended by that certain First Amendment to the Site Lease Agreement, dated May 19, 2000, that certain Second Amendment to the Option and Site Lease Agreement, dated November 15, 2000, that certain Third Amendment to Site Lease Agreement, dated July 17, 2003, that certain Fourth Amendment to Site Lease Agreement, dated September 27, 2005, that certain Fifth Amendment to Site Lease Agreement, dated November 3, 2010, that certain Sixth Amendment to Site Lease Agreement, dated May 25, 2011, and that certain Seventh Amendment to Site Lease Agreement, dated March 28, 2016.

2.
Multi-Carrier In-Building Neutral Host Lease Agreement, dated December 27, 2005, between Assignor and ATC Indoor DAS, LLC (successor to SpectraSite Communications, Inc.), as amended by that certain First Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Number 338858, dated August 12, 2009 (acknowledged by Harrah’s Operating Company, Inc. (“HOC”)), and that certain Second Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Numbers 338858 and 319204, dated October 1, 2013, together with that certain Guaranty, dated as of December 27, 2005, made by Caesars Entertainment Resort Properties, LLC (as assignee of HOC) in favor of said tenant with respect to a termination fee.

3.
Lease, dated August 1, 2016, between Assignor and Frozen Dessert IV, LLC, as amended by that certain First Amendment to Lease, dated January 3, 2017, together with that certain Guaranty of Lease, dated July 1, 2016, made by Frozen Desserts, LLC.

4.
Lease, dated August 1, 2016, between Assignor and Breeze Daiquiri Bar, LLC, as amended by that certain First Amendment to Lease, dated February 6, 2017, together with that certain Guaranty of Lease, dated July __, 2016, made by Zohar Ben-Rey and Doron Mashal.

5.	Lease, dated September 1, 2017, between Assignor and FedEx Office and Print Services, Inc.

6.	Retail Lease, dated May 1, 2009, between Assignor and Higuchi Developer Inc.

7.
Lease, dated June 15, 2011, between Assignor and Icon Tech & Enterprises d/b/a Jouvence Eternelle, as amended by that certain First Amendment to the Icon Tech & Enterprises, d/b/a Hormeta Lease, dated June 15, 2011, that certain Second Amendment to Lease, dated June 1, 2012, and that certain Third Amendment to Lease, dated June 1, 2014.

8.	Lease, dated May __, 2016, and fully executed as of July 11, 2016, between NOA, Inc. d/b/a Karma and Luck, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

9.	Lease, dated December 1, 2016, between Assignor and The Marshall Retail Group, LLC, as amended by that certain First Amendment to Lease, dated January 27, 2017.

10.	Lease, dated May 22, 2001, between Assignor and McDonald’s Corporation, as extended by that certain Extension Letter, dated June 12, 2017.

11.	Lease Agreement, dated March 1, 2010, between Assignor and Tasty Cocktails II, LLC d/b/a Numb, as amended by that certain First Amendment to Lease, dated June 20, 2017.

12.
Lease, dated May __, 2016, and fully executed as of July 11, 2016, between Assignor and NOA, Inc. d/b/a Nectar, as amended by that certain First Amendment to Lease, dated February 10, 2017, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

13.
Agreement of Lease, dated January 24, 2005, between Assignor and Venetian Casino Resort, LLC (as successor to Lido Casino Resort, LLC), as amended by that certain First Amendment to Lease, dated June __, 2008, and fully executed as of June 27, 2008, together with that certain Guaranty of Lease, dated January 24, 2005, made by Las Vegas Sands, Inc.

14.
Lease Agreement, dated August 2, 2000, between Assignor and Wyndham Vacation Resorts Inc. f/k/a Fairfield Resorts, Inc. (as successor to Fairfield Communities Inc.), as amended by that certain First Amendment to Lease Agreement dated November 7, 2005, that certain Second Amendment to Lease Agreement, dated September 11, 2007, and that certain Third Amendment to the Lease Agreement, dated October 1, 2013.

15.	Right of Entry Agreement for Ingress and Egress, recorded in Book 20020826 as Instrument No. 00566 of Official Records of Clark County, Nevada.

16.	Agreement recorded in Book 20050207 as Instrument No. 02148 of Official Records of Clark County, Nevada.

17.	Telecommunications Easement Agreement recorded as Instrument No. 201101110002621 of Official Records of Clark County, Nevada.

18.
Declaration of Covenants, Restrictions and Easements, dated as of August 10, 2011, by and among Assignor, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, 3535 LV Newco, LLC, a Delaware limited liability company, and Caesars Linq, LLC, a Delaware limited liability company, recorded at Instrument Number 201108100001475 of Official Records of Clark County, Nevada, as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of September 12, 2012, recorded at Instrument Number 201209120002364 of Official Records of Clark County, Nevada, and as further amended by that certain Second Amendment to the Declaration of Covenants, Restrictions and Easements, dated as of October 11, 2013, recorded at Instrument Number 201310110004747 of Official Records of Clark County, Nevada.

19.
Shared Roadway And Reciprocal Easement Agreement, dated January 16, 1998, by and among Assignor, Las Vegas Sands, Inc., a Nevada corporation, Venetian Casino Resorts, LLC, a Nevada limited liability company, and Interface Group Nevada, Inc., a Nevada corporation dba Sands Exposition and Convention Center, as disclosed by that certain Memorandum of Agreement dated January 16, 1998 and recorded at Book 980416 as Instrument Number 00618 of Official Records of Clark County, Nevada.

EXHIBIT K-2

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made as of [________], 2017 by and between [_________], a Delaware limited liability company (“Assignor”), and HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company (“Assignee”).
W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “PSA”), by and between Assignee and Claudine Property Owner LLC, a Delaware limited liability company (“Buyer”), Assignee agreed to sell to Buyer, inter alia, all of the membership interests in Assignor, the owner of certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the PSA (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA; and
WHEREAS, the PSA provides, inter alia, that Assignee shall assign to Assignor certain leases and rights to certain intangible property, including easements and certain other recorded agreements, and that, immediately following such assignment, Assignor and Assignee shall enter into this Assignment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    Assignment of Leases. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in and to the leases and related documents identified on Exhibit A attached hereto (collectively, the “Leases”), together with any and all claims against tenants or other parties under the Leases for past due rents or otherwise. Assignee hereby accepts the foregoing assignment of the Leases and assumes the obligations with respect thereto as and to the extent provided in the PSA.
2.    Limitation on Liability. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor.

3.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.
4.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.
5.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.
ASSIGNOR:
[__________________], a Delaware limited liability company
By:
Name:
Title:

ASSIGNEE:

HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company
By:
Name:
Title:

EXHIBIT A

Leases

1.
Site Lease Agreement, dated May 7, 1999, between Assignor and New Cingular Wireless PCS, LLC (as successor to AT&T Wireless Services of Nevada Inc.), as amended by that certain First Amendment to the Site Lease Agreement, dated May 19, 2000, that certain Second Amendment to the Option and Site Lease Agreement, dated November 15, 2000, that certain Third Amendment to Site Lease Agreement, dated July 17, 2003, that certain Fourth Amendment to Site Lease Agreement, dated September 27, 2005, that certain Fifth Amendment to Site Lease Agreement, dated November 3, 2010, that certain Sixth Amendment to Site Lease Agreement, dated May 25, 2011, and that certain Seventh Amendment to Site Lease Agreement, dated March 28, 2016.

2.
Multi-Carrier In-Building Neutral Host Lease Agreement, dated December 27, 2005, between Assignor and ATC Indoor DAS, LLC (successor to SpectraSite Communications, Inc.), as amended by that certain First Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Number 338858, dated August 12, 2009 (acknowledged by Harrah’s Operating Company, Inc. (“HOC”)), and that certain Second Amendment to Multi-Carrier In-Building Neutral Host Lease Agreement ATC Site Numbers 338858 and 319204, dated October 1, 2013, together with that certain Guaranty, dated as of December 27, 2005, made by Caesars Entertainment Resort Properties, LLC (as assignee of HOC) in favor of said tenant with respect to a termination fee.

3.
Lease, dated August 1, 2016, between Assignor and Frozen Dessert IV, LLC, as amended by that certain First Amendment to Lease, dated January 3, 2017, together with that certain Guaranty of Lease, dated July 1, 2016, made by Frozen Desserts, LLC.

4.
Lease, dated August 1, 2016, between Assignor and Breeze Daiquiri Bar, LLC, as amended by that certain First Amendment to Lease, dated February 6, 2017, together with that certain Guaranty of Lease, dated July __, 2016, made by Zohar Ben-Rey and Doron Mashal.

5.	Lease, dated September 1, 2017, between Assignor and FedEx Office and Print Services, Inc.

6.	Retail Lease, dated May 1, 2009, between Assignor and Higuchi Developer Inc.

7.
Lease, dated June 15, 2011, between Assignor and Icon Tech & Enterprises d/b/a Jouvence Eternelle, as amended by that certain First Amendment to the Icon Tech & Enterprises, d/b/a Hormeta Lease, dated June 15, 2011, that certain Second Amendment to Lease, dated June 1, 2012, and that certain Third Amendment to Lease, dated June 1, 2014.

8.	Lease, dated May __, 2016, and fully executed as of July 11, 2016, between NOA, Inc. d/b/a Karma and Luck, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

9.	Lease, dated December 1, 2016, between Assignor and The Marshall Retail Group, LLC, as amended by that certain First Amendment to Lease, dated January 27, 2017.

10.	Lease, dated May 22, 2001, between Assignor and McDonald’s Corporation, as extended by that certain Extension Letter, dated June 12, 2017.

11.	Lease Agreement, dated March 1, 2010, between Assignor and Tasty Cocktails II, LLC d/b/a Numb, as amended by that certain First Amendment to Lease, dated June 20, 2017.

12.
Lease, dated May __, 2016, and fully executed as of July 11, 2016, between Assignor and NOA, Inc. d/b/a Nectar, as amended by that certain First Amendment to Lease, dated February 10, 2017, together with that certain Guaranty of Lease, dated May __, 2016, made by Guy Tumarkin.

13.
Agreement of Lease, dated January 24, 2005, between Assignor and Venetian Casino Resort, LLC (as successor to Lido Casino Resort, LLC), as amended by that certain First Amendment to Lease, dated June __, 2008, and fully executed as of June 27, 2008, together with that certain Guaranty of Lease, dated January 24, 2005, made by Las Vegas Sands, Inc.

14.
Lease Agreement, dated August 2, 2000, between Assignor and Wyndham Vacation Resorts Inc. f/k/a Fairfield Resorts, Inc. (as successor to Fairfield Communities Inc.), as amended by that certain First Amendment to Lease Agreement dated November 7, 2005, that certain Second Amendment to Lease Agreement, dated September 11, 2007, and that certain Third Amendment to the Lease Agreement, dated October 1, 2013.

EXHIBIT L
MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT
MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) of [________] (“New Property Owner”), dated as of [__________], 2017 by and between HARRAH’S LAS VEGAS, LLC a Nevada limited liability company (“Assignor”), and CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company (“Assignee”).
WHEREAS, the New Property Owner has been formed as a Delaware limited liability company, pursuant to a Certificate of Formation, as filed in the office of the Secretary of State of the State of Delaware on November [ ], 2017, and the Operating Agreement of the New Property Owner, dated as of November [ ], 2017 (the “Operating Agreement”);
WHEREAS, Assignee is the sole member of the New Property Owner under the Operating Agreement;
WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement, dated as of November [__], 2017 (the “PSA”), pursuant to which Assignor has agreed to sell and convey and Assignee has agreed to purchase and acquire all of the membership interests in New Property Owner;
WHEREAS, New Property Owner is the owner of that certain parcel of real property and the buildings and other improvements constructed thereon commonly known as Harrah’s Las Vegas Hotel & Casino, having an address of 3475 South Las Vegas Boulevard, Las Vegas, Nevada, which property is more particularly described in the PSA;
WHEREAS, Assignor now desires to assign to Assignee all of Assignor’s interest in the New Property Owner; and
WHEREAS, Assignee now desires to accept such assignment of such interest and desires to be admitted to the New Property Owner as sole member of New Property Owner; and
WHEREAS, the undersigned, to accomplish the foregoing, desire to amend the Operating Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and in further consideration of the mutual covenants and agreements contained in the PSA, the parties hereto hereby covenant and agree as follows:
1.Assignment. Notwithstanding any provision in the Operating Agreement to the contrary, upon the execution of this Assignment, Assignor hereby transfers, assigns, conveys and delivers to Assignee, all of the membership interests in, including without limitation, the profits, losses, capital, property and distributions of, the New Property Owner and all other right, title and interest in and to the New Property Owner of Assignor (the “Interest”). From and after the date hereof, Assignor shall have no right, title or interest in or to the New Property Owner or to the membership interests in, or the profits, losses, capital, property and distributions of, the New Property Owner, whether arising on, prior to or after the date hereof.
2.Assumption. Assignee hereby expressly accepts the assignment, transfer and conveyance to it of all of Assignor’s right, title and interest to the Interest, and notwithstanding any provision in the Operating Agreement to the contrary, contemporaneously with the assignment described in paragraph 1 above, Assignee shall be admitted to the New Property Owner as a member of the New Property Owner.
3.Books and Records. Assignee shall take all actions necessary under applicable laws and the Operating Agreement, including causing the amendment of the Operating Agreement, to evidence the cessation of Assignor as a member the New Property Owner and the admission of Assignee to the New Property Owner as a member of the New Property Owner.
4.Future Cooperation. Assignor and Assignee shall cooperate with one another from and after the date hereof to execute such further assignments, releases, assumptions, amendments of the Operating Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.

5.Entire Agreement. This Assignment, together with those provisions of the PSA which expressly survive the Closing (as defined in the PSA) and the delivery of this Assignment, collectively, represent the entire agreement between the parties hereto and supersede all prior understandings, oral and written, between Assignor and Assignee and may not be amended except in a writing executed and delivered by Assignor and Assignee.
6.Miscellaneous.
(a)    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, grantees and assigns.
(b)    This Assignment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same document.
(c)    This Assignment shall be construed and interpreted in accordance with, and governed by, the substantive law of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
(d)    Except as hereby amended, the Operating Agreement shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written.
ASSIGNOR:

HARRAH’S LAS VEGAS, LLC a Nevada limited liability company
By:
Name:
Title:

ASSIGNEE:

CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

EXHIBIT M

NOTICE TO TENANTS

[________], 2017

Re:    Notice of Change of Ownership of
Harrah’s Las Vegas Hotel & Casino
3475 South Las Vegas Boulevard
Las Vegas, NV 89109

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, HARRAH’S LAS VEGAS, LLC a Nevada limited liability company has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to [________], a Delaware limited liability company (the “New Owner”).
Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
____________________________
____________________________
____________________________
____________________________
Commencing as of [________], all rental payments under your lease shall be paid to New Owner or as New Owner shall direct. Please make your rent checks payable to New Owner at the following address: ________________________________________________.
We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.
Sincerely,

[________], a Delaware limited liability company

By:
Name:
Title:

EXHIBIT N

CERTIFICATE OF NON-FOREIGN STATUS

GRANTOR:    HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company

GRANTEE:	CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company
PROPERTY:    3475 South Las Vegas Boulevard, Las Vegas, Nevada

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest (“USRPI”) must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Grantee that withholding of tax is not required upon the disposition of an ownership interest in U.S. real property by Grantor, which is a disregarded entity that is owned 100% by Caesars Entertainment Resort Properties, LLC (“Member”), the undersigned hereby certifies the following:

Member, a Delaware limited liability company, is the sole member of Grantor and is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations);
Member is not a disregarded entity;
Member’s U.S. employer identification number is 46-3675913;
Member’s office address is:
One Caesars Palace Drive
Las Vegas, NV 89109

Member understands that this certification may be disclosed to the Internal Revenue Service by Grantee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Grantor in the capacity set forth below.

[Signature on following page]

Dated: [__________], 2017.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT O-1

OWNER’S CERTIFICATE

With respect to that certain real property located in Clark County, Nevada (the “Subject Property”) described in the Commitment for Title Insurance issued by FIDELITY NATIONAL INSURANCE COMPANY (“Fidelity”) under Commitment Number ________ (the “Title Commitment”), the undersigned, ______________________, which is the sole member of ________________________(“Owner”), hereby certifies to his or her actual current knowledge, without the duty to investigate or inquire, as of _______, 2017 (the “Effective Date”), as follows:

1.
There are no third parties in possession of any material portion of the Subject Property, except as disclosed by the Title Commitment and/or those tenants set forth on Schedule A attached hereto, which tenants have no options or other rights to purchase the Subject Property;

2.	Except as shown on the Title Commitment, to the best of Owner’s knowledge, there are no unrecorded mortgages, security agreements or fixture filings, which affect the Subject Property;

3.	Except as shown on the Title Commitment to the best of Owner’s knowledge, there are no judgment or tax liens which name Owner as a judgment debtor or taxpayer; and

4.	To the best of Owner’s knowledge, there are no present violations of any covenants, conditions or restrictions that are shown on the Title Commitment; and

5.	The undersigned is authorized to make this affidavit and has knowledge of the facts set forth herein.
Neither any present nor future manager, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, direct or indirect partner or agent of Owner, shall have any personal liability, directly or indirectly, under or in connection with this Owner’s Affidavit; and Fidelity hereby waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any applicable limitation on liability provided by law or by any other contract, agreement or instrument.
The undersigned makes this Owner’s Affidavit for the purpose of inducing Fidelity to issue the policy or policies of title insurance on or about the date hereof insuring an interest in the Subject Property (the “Policies”) and which Policies may provide coverage as to the matters listed above. Owner agrees to indemnify and hold harmless each of the Fidelity against actual, out-of-pocket losses it incurs due to valid claims made by the insureds under the Policies arising from the failure of any of the foregoing certifications, to the best of Owner’s knowledge, to be true and correct in any material respect.

[Signature appears on the following page.]

This Owner’s Certificate was executed by Owner as of the date first set forth above.
OWNER:
_____________________________

By:
Name:
Title:

SCHEDULE A

LIST OF TENANTS

[]

EXHIBIT O-2
AFFIDAVIT AND INDEMNITY

The undersigned, being first duly sworn, on oath, deposes and says the following, with respect to that certain real property located in Clark County, Nevada (the “Subject Property”) described in the Commitment for Title Insurance issued by FIDELITY NATIONAL TITLE INSURANCE COMPANY ( “Fidelity”) under Commitment Number ______ (the “Title Commitment”):

1.	The undersigned is the _________, which is the sole member of _____ (“Owner”).

2.
Fidelity has been requested to include a non-imputation endorsement, substantially in the form of Exhibit “A” attached hereto and incorporated herein by this reference, as part of a title insurance policy (the “Policy”). The purpose of the non-imputation endorsement is to assure Claudine Property Owner LLC, a Delaware limited liability company, that Fidelity will not deny liability under the Policy on the grounds that Owner (a) created, suffered, assumed or agreed to any matter giving rise to a claim under the Policy, (b) had Knowledge (as that term is defined in the Policy) of any matter giving rise to a claim under the Policy, or (c) failed to pay value for the Title (as that term is defined in the Policy) resulting in loss or damage that would not have been sustained had value been paid, solely by reason of action or inaction or Knowledge of the Owner.

3.	The undersigned hereby certifies to his or her actual, current knowledge, without investigation or inquiry, as of ______, 2017, that there are no third parties in possession of any material portion of the Subject Property, except as disclosed by the Title Commitment and/or those tenants set forth on Schedule A attached hereto, which tenants have no options or other rights to purchase the Subject Property.

4.
Owner hereby agrees to indemnify and hold harmless Fidelity against any actual, out-of-pocket losses which it suffers by virtue of any valid claim made under the endorsement attached hereto as Exhibit “A” arising from the failure of any of the foregoing certifications, to the best of Owner’s knowledge, to be true and correct in any material respect. Owner understands that such losses may include court costs and reasonable attorney’s fees expended by Fidelity in defending the title or interest of the insured against such claim.

5.	Owner makes these statements and gives the aforesaid indemnity for the purpose of inducing Fidelity to issue the Endorsement to the owner’s policy or policies issued pursuant to the Title Commitment.

6.
Each individual signing this Affidavit makes such statement in his or her capacity as an officer or employee of [________________         ] and not in his or her individual capacity and shall not have any personal liability to Fidelity by reason of this Affidavit.

[Signature appears on following page.]

This Affidavit and Indemnity was executed by Owner as of the date set forth above.

OWNER:

________________________

By:
Name:
Title:

STATE OF NEVADA     )
) ss.
COUNTY OF CLARK     )
On this
appeared before me, a Notary Public,

personally known or proven to me to be the person(s) whose name(s) is/are subscribed to the above instrument, who acknowledged that he/she/they executed the instrument for the purposes therein contained.

Notary Public
My commission expires:

SCHEDULE A

LIST OF TENANTS

EXHIBIT A

FORM OF ENDORSEMENT

(See attached.)

EXHIBIT P

MEMORANDUM OF LEASE

This Memorandum of Lease, hereinafter “Memorandum”, is dated ____________, 2017, by and between [ ], a [ ], (together with permitted successors and assigns “Landlord”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (together with permitted successors and assigns, “Tenant”), concerning that certain real property described in Exhibit A, attached hereto and by this reference made a part hereof (the “Leased Property”).
For good and adequate consideration, Landlord leases the Leased Property to Tenant, and Tenant leases the Leased Property from Landlord, for the term and on the provisions contained in that certain Amended and Restated Lease of even date herewith by and between Landlord and Tenant (the “Lease”), which said Lease is incorporated in this Memorandum by this reference.
The Lease has an initial term of fifteen (15) years commencing on the date hereof, and expiring on December 31, 2032. Tenant has options to renew the term of the Lease for four (4) terms of five (5) years each.
Section 18.2 of the Lease contains a purchase option in favor of Tenant.
Provisions for rent and other terms, covenants and conditions of said letting are set forth at length in the Lease and all of said provisions, terms, covenants and conditions are, by reference thereto, hereby incorporated in and made a part of this Memorandum.
This instrument shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties, and all covenants, conditions and agreements herein contained shall be construed as covenants running with the land. Capitalized terms used in this Memorandum but not defined herein shall have the meaning ascribed to such terms in the Lease. Exhibits attached to this Memorandum are hereby incorporated in and made a part hereof.
This Memorandum is made and executed by the parties hereto for the purpose of giving notice of such Lease and recording same pursuant to the laws of the State of Nevada.
Nothing contained in this Memorandum shall be construed to change, modify, amend, or otherwise affect the provisions of the Lease. In the event of any discrepancy or conflict between the Lease and this Memorandum, the terms of the Lease shall control.

This Memorandum may be executed in one or more counterparts or using counterpart signature and acknowledgement pages, all of which, when taken together shall constitute one instrument.
[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date first set forth above.

LANDLORD:

[________________________]
By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF _________________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2017, by

__________________________ as ______________________ of .

_______________________________

(Seal, if any)	(Signature of Notarial Officer)

TENANT:
HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF _________________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2017, by

__________________________ as ______________________________ of HARRAH’S LAS VEGAS, LLC

_______________________________

(Seal, if any)	(Signature of Notarial Officer)

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF LEASED PROPERTY

(To be attached prior to execution.)

EXHIBIT Q
CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES
Reference is made to that certain Purchase and Sale Agreement dated as of November [__], 2017 (the “PSA”) by and between HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company (“Seller”) and CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA.

In accordance with Section 6.2[(r)] of the PSA, Seller hereby certifies that the representations and warranties of Seller contained in Section 7.2 of the PSA are true, correct and complete in all material respects as of the date hereof.

[update reps here before Closing as applicable]

Seller has executed this certificate as of the [__] day of [________], 2017.

SELLER:
HARRAH’S LAS VEGAS, LLC a Nevada limited liability company
By:
Name:
Title:

EXHIBIT R
CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES
Reference is made to that certain Purchase and Sale Agreement dated as of November [__], 2017 (the “PSA”) by and between HARRAH’S LAS VEGAS, LLC, a Nevada limited liability company (“Seller”) and CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PSA.

In accordance with Section 6.3[(e)] of the PSA, Buyer hereby certifies that the representations and warranties of Buyer contained in Section 7.1 of the PSA are true, correct and complete in all material respects as of the date hereof.

[update reps here before Closing as applicable]

Seller has executed this certificate as of the [__] day of [________], 2017.

BUYER:
CLAUDINE PROPERTY OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

EXHIBIT U

LEASE

This Lease, hereinafter “Lease,” is dated as of December, [___], 2017 (the “Effective Date”), by and between [ ], a [ ], (together with permitted successors and assigns “Landlord”), and Harrah’s Las Vegas, LLC, a Nevada limited liability company (together with permitted successors and assigns, “Tenant”), concerning that certain real property described in that certain Purchase and Sale Agreement by and between Harrah’s Las Vegas, LLC, a Nevada limited liability company, and Claudine Property Owner LLC, a Delaware limited liability company, dated as of November __, 2017 (the “Leased Property”).

W I T N E S S E T H:

    WHEREAS, on December [___], 2017, Tenant formed Landlord as a wholly owned subsidiary of Tenant.
WHEREAS, on December [___], 2017, Landlord acquired from Tenant all of the real estate comprising the Leased Property commonly known as Harrah’s Las Vegas Hotel & Casino which is covered by this Lease and more particularly described on Exhibit A.
WHEREAS, Landlord desires to lease the Leased Property to Tenant, and Tenant desires to lease the Leased Property from Landlord, for the term and on the conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Demise. Landlord does hereby lease the Leased Property to Tenant, and Tenant does hereby lease the Leased Property from Landlord, all on and subject to the provisions contained herein.

2. Term. The term of this Lease (“Lease Term”) is seven (7) days, and shall commence on the Effective Date.

3. Rent. The amount of rent due and payable by Tenant to Landlord for the entirety of the Lease Term is One and No/100 Dollars ($1.00).

4. Termination. This Lease shall terminate upon the termination of the Lease Term, as described in Section 2 above (“Lease Termination Date”).

5. Integration; Waiver. This Lease embodies and constitutes the entire understanding between the parties and all prior agreements, understandings, representations and statements, oral or written, are merged into this Lease. Neither this Lease nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

6. Governing Law. This Lease shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the principles of conflicts of laws.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD:
[________________________]
By:
Name:
Title:

TENANT:
HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

By:
Name:
Title:

EXHIBIT X

APN(s): 162-16-312-002

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO, AND
MAIL TAX STATEMENTS TO:
__________________________
__________________________
__________________________
__________________________

JOINDER AND CONSENT TO THE
DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS

The undersigned has duly executed this Joinder and Consent to the Declaration of Covenants, Restrictions and Easements on this day of December, 2017, to evidence its joinder and consent to, and agreement to be bound by, the terms, covenants, conditions, and restrictions, of the Declaration of Covenants, Restrictions, and Easements recorded at Instrument Number 201108100001475, in the Office of the County Recorder of Clark County, State of Nevada (the “Recorder’s Office”), as amended by that certain First Amendment to the Declaration of Covenants, Restrictions and Easements, recorded at Instrument Number 201209120002364, in the Recorder’s Office, as further amended by that certain Second Amendment to the Declaration of Covenants, Restrictions and Easements, recorded at Instrument Number 201310110004747 in the Recorder’s Office, and as further amended by that certain Joinder and Consent to the Declaration of Covenants, Restrictions and Easements, recorded at Instrument Number [_____________] in the Recorder’s Office.

[Signature and acknowledgement appear on following pages.]

DATED effective as of the ___ day of ________, 2017.

______________________________
a _____________________________
By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF _________________

COUNTY OF _______________

This instrument was acknowledged before me on _________________, 2017, by

__________________________ as ________________________ of .

_______________________________

(Seal, if any)	(Signature of Notarial Officer)

SIGNATURE PAGE TO DECLARATION OF VALUE

GRANTOR:

HARRAH’S LAS VEGAS, LLC,
a Nevada limited liability company

By:
Name:
Title:

GRANTEE:

[_____________],
a Delaware limited liability company

By:
Name:
Title: